   As filed with the Securities and Exchange Commission on September 20, 1999

                            Registration No.  333-
                            ======================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            V.I. TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware        2836                  11-328476
        (State or Other    (Primary Standard         (I.R.S. Employer
        Jurisdiction of        Industrial            Identification Number)
       Incorporation or    Classification Code
          Organization)        Number)

                                155 Duryea Road
                           Melville, New York 11747
                                (516) 752-7314

   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                                 John R. Barr
                     President and Chief Executive Officer
                            V.I. Technologies, Inc.
                                155 Duryea Road
                           Melville, New York 11747
                                (516) 752-7314
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                                      copies to:

William T. Whelan, Esq.                                Dr. Samuel K. Ackerman         Lynnette C. Fallon, Esq.
R. Mark Chamberlin, Esq.                               Pentose Pharmaceuticals, Inc.  Palmer & Dodge, LLP
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.    45 Moulton Street              One Beacon Street
One Financial Center                                   Cambridge, MA 02138            Boston, MA 02108
Boston, MA 02111                                       (617) 864-4800                 (617) 573-0100
(617) 542-6000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of Pentose Pharmaceuticals, Inc. with and into the Registrant as described in the Agreement and Plan of Merger and Reorganization dated as of July 28, 1999.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]



                        CALCULATION OF REGISTRATION FEE

                                                               Proposed Maximum     Proposed Maximum       Amount of
Title of each Class of                      Amount to be       Offering Price Per   Aggregate Offering    Registration
Securities to be Registered                  Registered (1)           Unit               Price (2)           Fee(3)
                                             --------------           -----              ---------           ------
 Common Stock, $.01 par value.............    6,705,686               N/A                $3,935.54           $1.10

     (1) The maximum number of shares of V.I. Technologies, Inc. common stock issuable in connection with the merger in exchange for shares of Pentose Pharmaceuticals, Inc. common and preferred stock, based on (i) the number of shares of V.I. Technologies, Inc. common stock outstanding prior to the merger (13,016,920 shares, assuming, solely for purposes of this calculation, the exercise prior to the closing of the merger of outstanding options to purchase 566,000 shares of V.I. Technologies, Inc. common stock, which is the number of outstanding options having exercise prices per share equal to or lower than $5.375, the closing price of V.I. Technologies, Inc. common stock on August 27, 1999), and (ii) the agreed percentage of 34% of outstanding V.I. Technologies, Inc. common stock post-merger to be issued in the merger.

     (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f)(2), based on the sum of one-third of the par value of the securities the Registrant will receive in the merger due to the fact that Pentose Pharmaceuticals, Inc. has an accumulated capital deficit, calculated as the sum of (a) $1,649.91, which is one-third of (x) $0.001, the per share par value of the Pentose Pharmaceuticals, Inc. common stock multiplied by (y) 4,949,736, the total number of shares of Pentose Pharmaceuticals, Inc. common stock issued and outstanding as of September 10, 1999 and (b) $1,500 which is one-third of (x) $0.001, the per share par value of the Pentose Pharmaceuticals, Inc. Series A Preferred Stock multiplied by (y) 4,500,000, the total number of shares of Pentose Pharmaceuticals, Inc. Series A Preferred Stock issued and outstanding as of September 10, 1999 and (c) $785.63, which is one-third of (x) $0.001, the per share par value of Pentose Pharmaceuticals, Inc. Series B Preferred Stock multiplied by (y) 2,356,903, the total number of shares of Pentose Pharmaceuticals, Inc. Series B Preferred Stock issued and outstanding as of September 10, 1999.

     (3) This fee has been calculated pursuant to Section 6(b) of the Securities Act of 1993, as amended, as .0278 of one percent of $3,935.54.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      [PRELIMINARY DRAFT DATED SEPTEMBER 20, 1999, SUBJECT TO COMPLETION]

     The information in this Joint Proxy Statement/Prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Joint Proxy Statement/Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       V.I. Technologies, Inc.             Pentose Pharmaceuticals, Inc.
       155 Duryea Road                     45 Moulton Street
       Melville, New York 11747            Cambridge, MA 02138

                 MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT
                 ---------------------------------------------

     The Boards of Directors of V.I. Technologies, Inc. ("VITEX") and Pentose Pharmaceuticals, Inc. ("Pentose") have agreed to a merger in which VITEX will acquire Pentose. We believe the combined company will be able to create substantially more stockholder value than could be achieved by the companies individually.

     If the merger is completed, holders of Pentose common and preferred stock will receive, for each Pentose share, approximately .5965 of a share of VITEX common stock, estimated based upon the number of outstanding shares of VITEX common stock and Pentose common and preferred stock as of the date hereof. VITEX stockholders will continue to own their existing shares after the merger. VITEX common stock is listed on the Nasdaq National Market under the symbol "VITX."

     VITEX will issue, based on the estimated exchange ratio, approximately 6,414,110 shares of VITEX common stock to Pentose stockholders in the merger, based on outstanding shares on September 1, 1999. These shares will represent 34% of the outstanding VITEX common stock after the merger. VITEX shares held by VITEX stockholders before the merger will represent approximately 66% of the outstanding VITEX shares after the merger.

     We are asking stockholders of VITEX to approve the merger agreement, the merger, the issuance of shares of VITEX common stock and related matters and to approve the increase in the number of authorized shares of VITEX common stock.

     We are asking stockholders of Pentose to approve the merger agreement and the merger.

     We cannot complete the merger unless stockholders of both companies approve it. Approval of the other VITEX special meeting matters is not a condition of the merger.

     This Joint Proxy Statement/Prospectus provides you with detailed information concerning VITEX and the merger. Please give all of the information contained in the Joint Proxy Statement/Prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" beginning on page I-11 of this Joint Proxy Statement/Prospectus.

     The dates, times and places of the meetings are:

     For VITEX stockholders:

     __________________, 1999
     10:00 a.m., Eastern Time
     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
     One Financial Center
     Boston, Massachusetts

     For Pentose stockholders:

     __________________, 1999
     10:00 a.m., Eastern Time
     Palmer & Dodge LLP
     One Beacon Street
     Boston, Massachusetts

          /s/ __________________                   /s/ ______________________
          John R. Barr                             Samuel K. Ackerman, M.D.
          President and Chief Executive Officer    President and Chief Executive
          V.I. Technologies, Inc.                  Officer
                                                   Pentose Pharmaceuticals, Inc.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities regulators have approved the VITEX stock to be issued under this Joint Proxy Statement/Prospectus or determined if this Joint Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

     Joint Proxy Statement/Prospectus dated _____________________, 1999 and first mailed to stockholders on _______________, 1999.
[Note: Page for VITEX Booklet only.]

                            V.I. Technologies, Inc.
                                155 Duryea Road
                           Melville, New York 11747

     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF V.I. TECHNOLOGIES, INC.
                       TO BE HELD ON ____________, 1999


To the Stockholders of V.I. Technologies, Inc.:

     A special meeting of V.I. Technologies, Inc. ("VITEX") will be held on __________________________, 1999, at 10:00 a.m., Eastern Time, at the offices of
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of July 28, 1999, by and among VITEX, Pentose Pharmaceuticals, Inc. ("Pentose"), and certain stockholders of Pentose, and the merger, including the issuance of up to 6,414,110 shares of VITEX common stock, as described in the attached Joint Proxy Statement/Prospectus;

     2. To adopt the 1999 Supplemental Stock Option Plan as described in the attached Joint Proxy Statement/Prospectus;

     3. To amend VITEX's Certificate of Incorporation to increase the number of authorized shares of common stock, as described in the attached Joint Proxy Statement/Prospectus;

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement.

     Only stockholders of record on Thursday, September 23, 1999 may vote at the meeting. Only stockholders or their proxy holders and VITEX guests may attend the meeting. A list of stockholders entitled to vote will be kept at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts for ten days before the meeting.

     Your vote is important. Whether or not you plan to attend the VITEX meeting, please complete, date and return your proxy card in the enclosed envelope promptly.



                                    /s/ Thomas T. Higgins
                                        -----------------
                                    Thomas T. Higgins
                                    Assistant Secretary

                                    __________________, 1999

[Note: Page for Pentose Booklet only.]

                         Pentose Pharmaceuticals, Inc.
                               45 Moulton Street
                              Cambridge, MA 02138

           NOTICE OF SPECIAL MEETING OF PENTOSE PHARMACEUTICALS, INC.
                        TO BE HELD ON ____________, 1999


To the Stockholders of Pentose Pharmaceuticals, Inc.:

     The special meeting of stockholders of Pentose Pharmaceuticals, Inc. ("Pentose") will be held on ______________________, 1999, at 10:00 a.m., Eastern
Time, at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of July 28, 1999, among Pentose, V.I. Technologies, Inc. and certain stockholders of Pentose, and the merger, as described in the attached Joint Proxy
         Statement/Prospectus; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement.

     Holders of record of Pentose common stock and of Pentose preferred stock at the close of business on __________________, 1999 will be entitled to vote at the Pentose meeting or any adjournment or postponement. A list of stockholders entitled to vote will be kept at Pentose Pharmaceuticals, Inc., 45 Moulton Street, Cambridge, MA 02138, for ten days before the meeting.

     Please do not send any certificates for your stock at this time.


                                    /s/ Lynnette C. Fallon
                                        ------------------
                                    Lynnette C. Fallon
                                    Secretary

                                    __________________, 1999


Your vote is important. Whether or not you plan to attend the Pentose meeting, please complete, date and return your proxy in the enclosed envelope promptly.

                               TABLE OF CONTENTS

CHAPTER ONE--THE MERGER.................................................................................................I-1


         QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................................................I-1

         SUMMARY........................................................................................................I-2
                  The Companies.........................................................................................I-2
                  Reasons for the Merger................................................................................I-2
                  Merger Recommendations to Stockholders................................................................I-2
                  The Merger............................................................................................I-2
                  Other VITEX Special Meeting Matters...................................................................I-5
                  Other Pentose Special Meeting Matters.................................................................I-5

         SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA...............................................................I-6
                  How We Prepared the Financial Statements..............................................................I-6
                  Accounting Treatment..................................................................................I-6
                  Merger-Related Expenses...............................................................................I-6
                  Integration-Related Expenses..........................................................................I-6
                  Periods Covered.......................................................................................I-6

         SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA...............................................................I-7
                  Selected Historical and Pro Forma Financial Data of VITEX.............................................I-7
                  Selected Historical Financial Data of Pentose.........................................................I-9
                  Comparative Per Share Data...........................................................................I-10

         RISK FACTORS..................................................................................................I-11
                  Risks Relating to the Merger.........................................................................I-11
                  Risks Relating to VITEX and Pentose as a Combined Company............................................I-12

         FORWARD LOOKING STATEMENTS....................................................................................I-17

         THE MERGER TRANSACTION........................................................................................I-18
                  General..............................................................................................I-18
                  Background of the Merger.............................................................................I-19
                  Joint Reasons for the Merger.........................................................................I-20
                  VITEX's Senior Management Team.......................................................................I-21
                  Factors Considered by, and Recommendation of, the VITEX Board........................................I-21
                  Factors Considered by, and Recommendation of, the Pentose Board......................................I-22
                  Accounting Treatment.................................................................................I-24
                  Material Federal Income Tax Consequences of the Merger...............................................I-24
                  Regulatory Approvals.................................................................................I-25
                  Appraisal Rights.....................................................................................I-25
                  Federal Securities Laws Consequences; Stock Transfer Restriction Agreements..........................I-25

         COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION...................................................I-26

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...................................................I-27

         OPINION OF FINANCIAL ADVISOR..................................................................................I-33

         EXISTING RELATIONSHIP BETWEEN VITEX AND PENTOSE...............................................................I-37

         INTERESTS OF CERTAIN PERSONS IN THE MERGER....................................................................I-38
                  Ampersand Ventures...................................................................................I-38
                  Board of Directors and Management....................................................................I-38
                  Indemnification; Directors' and Officers' Insurance..................................................I-39
                  Incentive Compensation and Stock Ownership Plans.....................................................I-39
                  Other Agreements.....................................................................................I-39

         TRANSACTIONS BETWEEN VITEX AND ITS DIRECTORS, OFFICERS OR PRINCIPAL SHAREHOLDERS..............................I-40

         THE MERGER AGREEMENT..........................................................................................I-41
                  Structure of the Merger..............................................................................I-41

                  Timing of Closing....................................................................................I-41
                  Merger Consideration.................................................................................I-41
                  Treatment of Pentose Stock Options and Warrants; Other Pentose Stock-Based Awards....................I-41
                  Exchange of Shares...................................................................................I-41
                  VITEX Board and Related Matters......................................................................I-41
                  Certain Covenants....................................................................................I-42
                  Representations and Warranties.......................................................................I-43
                  Conditions to the Completion of the Merger...........................................................I-44
                  Termination of the Merger Agreement..................................................................I-45
                  Investment Upon Termination..........................................................................I-46
                  Other Expenses.......................................................................................I-46
                  Amendments; Waivers..................................................................................I-46
                  Appraisal Rights.....................................................................................I-47

CHAPTER TWO--INFORMATION ABOUT THE MEETINGS AND VOTING.................................................................II-1

                  Matters Relating to the Meetings.....................................................................II-1
                  Vote Necessary to Approve VITEX and Pentose Proposals................................................II-3
                  Proxies..............................................................................................II-4
                  Other Business; Adjournments.........................................................................II-5

CHAPTER THREE--OTHER INFORMATION REGARDING VITEX......................................................................III-1


         BUSINESS OF VITEX............................................................................................III-1
                  Overview............................................................................................III-1
                  Background..........................................................................................III-2
                  The Blood Components Market.........................................................................III-2
                  Strategic Collaborations............................................................................III-9
                  Manufacturing and Supply...........................................................................III-11
                  Sales, Marketing and Distribution..................................................................III-12
                  Patents, Licenses and Proprietary Rights...........................................................III-13
                  Competition........................................................................................III-14
                  Government Regulation..............................................................................III-15
                  Health Care Reimbursement..........................................................................III-17
                  Research and Development...........................................................................III-17
                  Environmental Regulation; Use of Hazardous Substances..............................................III-18
                  Customers..........................................................................................III-18
                  Employees..........................................................................................III-18
                  Properties.........................................................................................III-18
                  Legal Proceedings..................................................................................III-18

         VITEX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............III-20

         MANAGEMENT..................................................................................................III-28
                  Directors And Executive Officers...................................................................III-28
                  New Director and Officer Following the Merger......................................................III-30
                  Board Committees and Meetings......................................................................III-31
                  Compensation of Directors..........................................................................III-31
                  Executive Compensation.............................................................................III-32
                  Summary Compensation Table.........................................................................III-32
                  Stock Option Grants in Fiscal Year 1998............................................................III-33
                  1998 Aggregated Option Exercises and Fiscal Year End Option Values.................................III-34
                  Employment Agreements and Severance and Change of Control Arrangements.............................III-34
                  Compensation Committee Interlocks and Insider Participation........................................III-35

         PRINCIPAL STOCKHOLDERS OF VITEX.............................................................................III-36

CHAPTER FOUR--OTHER INFORMATION REGARDING PENTOSE......................................................................IV-1


         BUSINESS OF PENTOSE...........................................................................................IV-1

         PENTOSE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION................IV-1

         PRINCIPAL STOCKHOLDERS OF PENTOSE.............................................................................IV-5

CHAPTER FIVE--CERTAIN LEGAL INFORMATION.................................................................................V-1


         COMPARISON OF STOCKHOLDER RIGHTS...............................................................................V-1

         DESCRIPTION OF VITEX CAPITAL STOCK.............................................................................V-5
                  Authorized Capital Stock..............................................................................V-5
                  VITEX Common Stock....................................................................................V-5
                  VITEX Preferred Stock.................................................................................V-5
                  Stock Purchase Warrant................................................................................V-5
                  Anti-Takeover Measures................................................................................V-6
                  Transfer Agent........................................................................................V-6
                  Nasdaq National Market Listing........................................................................V-7

TRADEMARK MATTERS.......................................................................................................V-7


         LEGAL MATTERS..................................................................................................V-7

         EXPERTS........................................................................................................V-7

CHAPTER SIX--VITEX SPECIAL MEETING PROPOSALS...........................................................................VI-1


         ITEM 1 -- VITEX MERGER PROPOSAL...............................................................................VI-1

         ITEM 2 -- ADOPTION OF SUPPLEMENTAL STOCK OPTION PLAN..........................................................VI-1

         ITEM 3 -- AMENDMENT OF VITEX'S CERTIFICATE OF INCORPORATION...................................................VI-3

CHAPTER SEVEN -- PENTOSE SPECIAL MEETING PROPOSAL.....................................................................VII-1


         ITEM 1 --PENTOSE MERGER PROPOSAL.............................................................................VII-1

CHAPTER EIGHT --ADDITIONAL INFORMATION FOR STOCKHOLDERS..............................................................VIII-1


         FUTURE STOCKHOLDER PROPOSALS................................................................................VIII-1

         WHERE YOU CAN FIND MORE INFORMATION.........................................................................VIII-1


INDEX TO FINANCIAL STATEMENTS...........................................................................................F-1

ANNEXES
     Annex A      Agreement and Plan of Merger and Reorganization
     Annex B      Opinion of Warburg Dillon Read LLC
     Annex C      1999 Supplemental Option Plan
     Annex D      Delaware General Corporation Law Section 262

Chapter One - The Merger

                                 CHAPTER ONE--
                                  THE MERGER

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When and where are the stockholder meetings?

A: The VITEX meeting will take place on _____________, 1999 at 10:00 a.m., Eastern Time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in Boston, Massachusetts. The address of the meeting is on page II-1.

   The Pentose meeting will take place on ____________________, 1999 at 10:00 a.m., Eastern Time, at the offices of Palmer & Dodge LLP in Boston, Massachusetts. The address of the meeting is on page II-1.

Q: What do I need to do now?

A: Just mail your signed proxy or proxy card in the enclosed return envelope, as soon as possible, so that your shares may be represented at your meeting. In order to assure that your vote is obtained, please give your proxy as instructed on your proxy or proxy card even if you currently plan to attend a meeting in person. The Board of Directors of each of VITEX and Pentose recommends that its stockholders vote in favor of the merger.

Q: What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy or proxy card to your company's Secretary (for Pentose stockholders) or Assistant Secretary (for VITEX stockholders) before your meeting. Or, you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's Secretary or Assistant Secretary, as the case may be, at the address under "The Companies" on page I-2.

Q: If my VITEX shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares.

If you are a VITEX stockholder and do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the VITEX meeting and vote in favor of the merger.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, we will send Pentose stockholders written instructions for exchanging their stock certificates. VITEX stockholders will keep their existing certificates.

Q: What happens to my future dividends?

A: We expect no changes in VITEX's or Pentose's dividend policies before the merger. The payment of dividends by VITEX in the future will depend on business conditions, VITEX's financial condition and earnings, and other factors.
Neither VITEX nor Pentose has paid dividends in the past and VITEX does not anticipate paying dividends to stockholders in the foreseeable future.

Q: When do you expect the merger to be completed?

A: We are working towards completing the merger as quickly as possible. We hope to complete the merger by November 1, 1999.

Q: Who do I call if I have questions about the meetings or the merger?

A: VITEX stockholders may call VITEX Investor Relations at (516) 752-7314. Pentose stockholders may call Dr. Samuel K. Ackerman at (617)-864-4800 or Lynnette C. Fallon, Esq. at (617) 573-0220.

                                    SUMMARY

     This summary highlights selected information from this Joint Proxy Statement/Prospectus and may not contain all of the information that is
important to you.   To understand the merger fully and for a more complete
description of the legal terms of the merger, you should read this document and the documents we have referred you to carefully. See "Chapter Eight - Additional Information for Stockholders -- Where You Can Find More Information."

The Companies

V.I. Technologies, Inc. (see Chapter Three)
155 Duryea Road
Melville, New York 11747
(516) 752-7314

VITEX's principal business is the development and manufacture of blood products that utilize patented viral inactivation technologies designed to ensure safe blood products. VITEX's technologies are designed for all blood component applications and other blood-derived products, including plasma, plasma derivatives, red blood cells and platelets. VITEX's first virally-inactivated product, PLAS+SD, is the only FDA-approved method for the viral inactivation of plasma.

Pentose Pharmaceuticals, Inc. (see Chapter Four)
45 Moulton Street
Cambridge, MA 02138
(617) 864-4800

Pentose's principal business involves the development for commercialization of novel antiviral products for medical use based on innovative applications of nucleic acid chemistry. Pentose has developed the INACTINE(TM) technology platform for the inactivation of viral pathogens in blood components for transfusion, plasma derivatives and biopharmaceuticals.

Reasons for the Merger

We believe the merger combines complementary technologies and scientific and product development expertise into a single company in the emerging field of blood product viral inactivation. As a result, we believe the merger will create substantial long-term value for the stockholders of both companies. Of course, these benefits depend on our ability to obtain the necessary approvals for the merger, to integrate the businesses of VITEX and Pentose successfully after the merger, and on other uncertainties described on page I-12.

To review the reasons for the merger in greater detail, see pages I-19 through I-30.

Merger Recommendations to Stockholders

To VITEX Stockholders:

The VITEX Board believes that the merger is fair to you and in your best interest and recommends that you vote FOR the merger and the related amendments to VITEX's charter described on page VI-2.

To Pentose Stockholders:

The Pentose Board believes that the merger is fair to you and in your best interest and recommends that you vote FOR the approval of the merger agreement and the merger.

The Merger

The merger agreement is attached as Annex A to this Joint Proxy
Statement/Prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger.

What Pentose Stockholders Will Receive (see page I-37).

As a result of the merger, Pentose stockholders will receive approximately 34% of the outstanding shares of VITEX common stock after giving effect to the merger. Based on the current number of VITEX and Pentose shares outstanding, Pentose stockholders will receive, for each share of Pentose common or preferred stock, approximately 0.5965 of a share of VITEX common stock. The actual exchange ratio for shares of VITEX common stock for Pentose shares will be determined at closing by dividing (1) the number of shares of VITEX common stock which will equal 34% of the outstanding shares of VITEX common stock giving effect to the shares issued in the merger by (2) the number of outstanding shares of Pentose common and preferred stock at that time. For purposes of this Joint Proxy Statement/Prospectus we have estimated the exchange ratio and the number of shares of VITEX common stock to be issued in the merger based on the number of VITEX and Pentose shares outstanding as of the date hereof. Such share amounts will vary between now and closing primarily due to the exercise of outstanding options issued by both companies.

VITEX will not issue any fractional shares. Pentose stockholders will receive a check in the amount of the fractional share amount multiplied by the average closing price of a share of VITEX common stock for the ten (10) most recent trading days ending on the second trading day immediately prior to the effective time, as reported on the Nasdaq Stock Market as reported in the Wall Street Journal.

     Example:

     . If you currently own 1,000 shares of Pentose common and/or preferred stock, then after the merger, based upon the estimated exchange ratio, you would receive 596 shares of VITEX common stock and a check for the sale proceeds for .5 of one share of VITEX common stock, rounded to the nearest one cent. The value of the stock that you will receive will fluctuate as the price of VITEX common stock changes prior to the merger.

     .    On         , 1999, the closing price of VITEX common stock on the
          Nasdaq Stock Market was $     . Applying the estimated exchange ratio
          to the VITEX closing price on that date, each holder of Pentose common stock would be entitled to receive VITEX common stock with a market value of approximately $ for each share of Pentose common stock. However, the market price for VITEX common stock is likely to change between now and the merger. You are urged to obtain current price quotes for VITEX common stock.

Comparative Per Share Market Price Information.

VITEX common stock is listed on the Nasdaq National Market. On July 27, 1999, the last full trading day before VITEX and Pentose issued a joint release announcing the proposed merger, VITEX common stock closed at $6.375. On
___________, 1999, VITEX common stock closed at $          .

Listing of VITEX Common Stock.

The shares of VITEX common stock to be issued in the merger will be listed on the Nasdaq National Market under the symbol "VITX".

Ownership of VITEX After the Merger.

VITEX will issue, based on the assumed exchange ratio, approximately 6,414,110 shares of VITEX common stock to Pentose stockholders in the merger. The shares of VITEX common stock to be issued to Pentose stockholders in the merger will represent approximately 34% of the outstanding VITEX common stock after the merger. This information is based on the number of VITEX and Pentose shares
outstanding on         , 1999 and does not take into account the shares of
common stock of VITEX issued after that date.

Stockholder Vote Required to Approve the Merger.

For VITEX stockholders: Approval of the merger and related issuance of common stock requires two-thirds of the total votes represented by the outstanding shares of VITEX common stock, voting as a single class.

For Pentose stockholders: Approval of the merger requires a majority of the total votes represented by the outstanding shares of Pentose common stock and Pentose preferred stock, voting as a single class.

Appraisal Rights.

The holders of VITEX common stock do not have any right to an appraisal of the value of their shares in connection with the merger. The holders of Pentose common stock do have a right to an appraisal of the value of their shares in connection with the merger if they do not vote for the merger and follow certain procedures outlined on page I-49.

Board of Directors and Management of VITEX and Related Matters After the Merger (see page III-28).

Following the merger, the board of directors of VITEX will have 9 members, including the 8 current VITEX directors plus Dr. Samuel K. Ackerman, currently the Chief Executive Officer of Pentose. Following the merger, Dr. Ackerman will also serve as Executive Vice President of VITEX.

Interest of Officers and Directors in the Merger.

When you consider the recommendations of the Pentose Board and VITEX Board that Pentose and VITEX stockholders vote in favor of the merger, you should be aware that a number of Pentose officers and directors and some VITEX directors may have interests in the merger that may be different from, or in addition to, yours (see page I-38).

As of July 30, 1999, all executive officers and directors of VITEX, together with their affiliates, own as a group approximately 65% of the shares of VITEX common stock entitled to vote at the VITEX special meeting. A vote of two-thirds of the total votes represented by the outstanding shares of VITEX common stock is required to approve the merger.

As of July 31, 1999, all executive officers and directors of Pentose, together with their affiliates, own as a group approximately 44% of the shares of Pentose common stock, 94% of the Pentose Series A Preferred Stock, 57% of the Pentose Series B Preferred Stock and 68% of all stock (assuming conversion of all preferred stock to common stock) entitled to vote at the Pentose special meeting. A vote of the majority of the total votes represented by the outstanding shares of Pentose common stock and Pentose preferred stock is required to approve the merger.

Entities affiliated with the venture capital firm, Ampersand Ventures, own approximately 52% of all Pentose common stock (assuming conversion of all preferred stock to common stock), and approximately 21% of VITEX common stock.

Accounting Treatment.

The merger will be accounted for by VITEX under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by VITEX in connection with the merger, together with the direct costs of acquisition, will be allocated to Pentose's tangible and intangible assets and liabilities based on their fair market values and the fair value of in-process research and development acquired. The results of operations of Pentose will be consolidated into the results of operations of VITEX as of the effective date of the merger.

Material Federal Income Tax Consequences of the Merger (see page I-25).

The merger has been structured as a "tax-free reorganization" for federal income tax purposes. Accordingly, holders of Pentose common stock or Pentose preferred stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of their Pentose stock for VITEX stock in the merger, except for any gain or loss recognized in connection with the receipt of cash instead of a fractional share of VITEX common stock. The companies themselves, as well as holders of VITEX stock, will not recognize gain or loss as a result of the merger. It is a condition to the obligations of Pentose and VITEX to complete the merger that each receive a legal opinion from its outside counsel that the merger will be a tax-free reorganization for federal income tax purposes.

The federal income tax consequences described above may not apply to all holders of Pentose stock. Your tax consequences will depend upon your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Conditions to the Completion of the Merger (see page I-44).

The completion of the merger depends upon meeting a number of conditions, including the following:

     . declaration by the SEC of the effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part;

     .    approval of the stockholders of VITEX and Pentose;

     .    absence of any law or court order prohibiting the merger;

     . receipt of opinions of VITEX's and Pentose's counsel that the merger will qualify as a tax-free reorganization;

     . absence of a material adverse effect on VITEX or Pentose during the period from July 28, 1999 until the closing of the merger;

     . material accuracy as of closing of the representations and warranties made by the other party; and

     . filing of a Notification Form for Listing of Additional Shares with Nasdaq and the payment of applicable fees of VITEX.

In addition, VITEX's obligation to complete the merger is subject to

     . receipt of agreements executed by affiliates of Pentose regarding compliance with securities laws;

     . receipt of lock-up agreements from affiliates of Ampersand Ventures and from Dr. Samuel K. Ackerman providing for restrictions on transfer of shares of VITEX common stock received in the merger;

     . receipt of a fairness opinion dated the effective date of this Joint Proxy Statement/Prospectus that the merger consideration is fair to VITEX from a financial point of view;

     . receipt of all required consents to the transfer of all material agreements;

     . dissenting stockholders shall have not exercised dissenters' rights with respect to more than 5% of the Pentose capital stock; and

     . VITEX shall receive an amendment to a tax indemnity agreement in favor of certain Pentose stockholders limiting Pentose's liability thereunder to $50,000.

Regulatory Approvals.

Neither VITEX nor Pentose is aware of any government regulatory approvals required to be obtained with respect to the consummation of the merger, except for the filing of a certificate of merger with the office of the Secretary of State of the State of Delaware, the filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 registering the merger shares and of this Joint Proxy Statement/Prospectus which constitutes a part thereof, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

Termination of the Merger Agreement (see page I-44).

(a) The merger agreement may be terminated by mutual written consent of VITEX and Pentose.

(b) The merger agreement may be terminated by either VITEX or Pentose if:

    (1) the merger has not been completed by January 31, 2000, provided the party terminating may not be the party whose conduct was responsible for not closing;

    (2) VITEX or Pentose stockholders fail to give the necessary approval at a duly held meeting, provided the party terminating may not be the party whose conduct was responsible for the failure to receive such vote;

    (3)  there is a permanent legal prohibition to closing the merger;

    (4) by either party if the Board of Directors of the other party shall have withheld, withdrawn or modified in any way adverse to such party its recommendation in favor of the merger;

    (5) by either party upon the breach of any covenant or agreement in the merger agreement by the other party which is not cured as provided for in such agreement;

    (6) by either party, if there shall have occurred any material adverse change with respect to the other party; or

    (7) by either party if any representation or warranty on the part of the other party proves to be untrue on July 28, 1999, if such failure is reasonably likely to have a material adverse effect.

Termination Fees and Investment Upon Termination (see page I-46)

Pentose must pay VITEX a termination fee of $1 million in cash if:

    (a) the merger agreement is terminated by VITEX as described in item (7) above.

    (b)  the merger agreement is terminated in circumstances where

         .  Pentose's stockholders do not vote in favor of the merger, and

         . within six months of the termination of the merger agreement Pentose enters into an agreement for an alternative transaction with a third party.

VITEX must pay Pentose a termination fee of $1 million in cash if the merger agreement is terminated by Pentose because a representation or warranty of VITEX is untrue as of July 28, 1999, if such failure is reasonably likely to have a material adverse effect.

In the event that the merger agreement is terminated in any situation not involving payment of a termination fee or the mutual consent of VITEX and Pentose, within 30 days VITEX shall, if requested by Pentose, purchase a $2,000,000 promissory note convertible into shares of Pentose stock sold in its next equity financing at the price at which Pentose stock is sold in such financing or, if that financing is not closed within nine months from the date of termination of the merger agreement, Series B Preferred Stock of Pentose at the price of $2.97 per share. Such obligation is conditioned upon affiliates of Ampersand Ventures investing an equal amount in Pentose on the same terms and conditions.

Opinions of Financial Advisor (see pages I-33).

In deciding to approve the merger, the VITEX Board considered the opinion of its financial advisor. VITEX received an opinion from Warburg Dillon Read LLC as to the fairness from a financial point of view of the exchange ratio in the merger to the holders of VITEX common stock as of July 28, 1999. This opinion was
confirmed as of          , 1999 and such confirmation is attached as Annex B. We
encourage you to rea d this opinion.

Other VITEX Special Meeting Matters

At the VITEX meeting, VITEX is also asking its stockholders to:

    .   adopt a supplemental option plan;

    . approve a charter amendment to increase the number of authorized shares of common stock from 29,000,000 to 35,000,000; and

    .   conduct other business if properly presented.

Approval by VITEX stockholders of the supplemental option plan and charter amendment is not a condition to completion of the merger. Approval of the merger is a condition to approval of these other special meeting proposals.

The VITEX Board recommends that you vote FOR the adoption of the new option plan and the charter amendment.

Other Pentose Special Meeting Matters

At the Pentose meeting, Pentose is also asking its stockholders to conduct other business if properly presented.

By written consent dated September 14, 1999, holders of a majority of the outstanding shares of Pentose preferred stock:

    . elected not to treat the merger of Pentose with and into VITEX as a liquidation of Pentose; and

    . agreed to amend the First Amended and Restated Investor Rights Agreement among Pentose and the holders of Series A and Series B Convertible Preferred Stock of Pentose dated July 15, 1998 so that the agreement terminates immediately prior to the closing of the merger.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

How We Prepared the Financial Statements

     We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited financial statements of VITEX for the years 1995 through 1998 and from the audited financial statements of Pentose for the years 1995 through 1998. The information is only a summary and you should read it together with our historical financial statements and related notes contained elsewhere in this Joint Proxy Statement/Prospectus. See "Chapter Eight - Additional Information for Stockholders -- Where You Can Find More Information."

Accounting Treatment

     We prepared the pro forma condensed combined statements of income and pro forma condensed combined balance sheet by adding or combining the historical amounts of each company. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that we would have had or the future results that we will experience after the merger. See "Unaudited Pro Forma Condensed Combined Financial Statements" on page I-28.

Merger-Related Expenses

     We estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will be approximately $1,500,000. See note A on page I-32.

Integration-Related Expenses

     We estimate that costs of approximately $2,500,000 will be incurred for severance and other integration-related expenses, including the elimination of duplicate facilities and excess capacity, operational realignment and related workforce reductions. These expenditures are necessary to reduce costs and operate efficiently. These costs will be charged to operations in the relevant period and therefore are not reflected in the unaudited pro forma condensed combined financial statements.

Periods Covered

     The unaudited pro forma condensed combined statements of operations combine VITEX's results for the year ended January 2, 1999 and the twenty-six weeks ended July 3, 1999 with Pentose's results for the year ended December 31, 1998 and the six months ended June 30, 1999, giving effect to the merger as if it had occurred on January 1, 1998. The unaudited pro forma condensed combined balance sheet combines the balance sheets of VITEX as of July 3, 1999 and Pentose as of June 30, 1999, giving effect to the merger as if it had occurred on July 3, 1999.

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical and Pro Forma Financial Data of VITEX

     The following selected historical financial data as of and for each of the years ended December 31, 1995 through 1997 and as of and for the year ended January 2, 1999 has been derived from VITEX's audited financial statements. Financial data for the year ended 1994 is not included as VITEX commenced operations on January 1, 1995. This information is only a summary and you should read it together with VITEX's historical financial statements and related notes contained elsewhere in this Joint Proxy Statement/Prospectus. See "Chapter
Eight --Additional Information for Stockholders -- Where Can You Find More Information." The unaudited pro forma combined financial data has been derived from and should be read with the "Unaudited Pro Forma Condensed Combined Financial Statements" and related notes on page I-28 through page I-32. This information is based on the historical balance sheets and related historical statements of operations of VITEX and Pentose giving effect to the merger using the purchase method of accounting for business combinations. This information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the selected unaudited pro forma combined financial data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                                                                             Pro Forma
                                                                                              Combined
                                                                                 Year Ended  Year Ended
                                                 Year Ended December 31,         January 2,  January 2,    Twenty six Weeks Ended
                                               1995         1996       1997        1999         1999     July 4, 1998   July 3, 1999
                                               ----         ----       ----        ----         ----     ------------   ------------
                                                                                           (Unaudited)    (Unaudited)    (Unaudited)
                                                                            (In thousands, except per share data)
Statement of Operations Data:

Revenues:
   Product sales                               $    438     $ 14,899   $ 15,843  $ 33,755    $ 33,930    $ 12,067       $  20,494
   Licensing fee                                      -        3,000          -         -           -           -               -
                                               --------     --------   --------  --------    --------    --------       ---------
        Total revenue                               438       17,899     15,843    33,755    $ 33,930      12,067          20,494
                                               --------     --------   --------  --------    --------    --------       ---------

 Costs and expenses:
   Cost of sales                                  7,024       10,588     16,326    23,860      23,860      10,105          11,386
   Research and development, net                  2,777        4,367      5,912     7,507       9,405       3,395           4,115
   Selling, general and administrative            1,330        2,478      4,353     6,951       8,114       3,538           4,989
   Charge related to products                         -        4,100          -         -           -
   Charge related to research collaboration           -            -          -     2,202       2,202       2,202               -
   Charge related to product recall                   -            -          -         -           -           -           2,645
                                               --------     --------   --------  --------    --------    --------       ---------
        Total operating costs and expenses       11,131       21,533     26,591    40,520      43,581      19,240          23,135
                                               --------     --------   --------  --------    --------    --------       ---------

 Loss from operations                           (10,693)      (3,634)   (10,748)   (6,765)     (9,651)     (7,173)         (2,641)

 Interest income (expense), net                    (146)        (491)      (952)     (279)       (151)       (738)            228
 Discount on customer advance, net                    -            -          -       644         644           -            (140)
                                               --------     --------   --------  --------    --------    --------       ---------
   Total interest, net                             (146)        (491)      (952)      365         493        (738)             88
                                               --------     --------   --------  --------    --------    --------       ---------

 Net loss                                      $(10,839)    $ (4,125)  $(11,700) $ (6,400)   $ (9,158)   $ (7,911)      $  (2,553)
                                               ========     ========   ========  ========    ========    ========       =========

 Basic and diluted net loss per share          $  (3.63)    $  (0.84)  $  (1.62) $  (0.61)   $  (0.54)   $  (0.91)      $   (0.21)
                                               ========     ========   ========  ========    ========    ========       =========

 Weighted average shares used in
   calculation of basic and
   diluted net loss per share                     2,982        4,897      7,241    10,454      16,867       8,738          12,421
                                                    Pro Forma
                                                     Combined
                                                   Twenty-Six
                                                     weeks
                                                     Ended
                                                  July 3, 1999
                                                  ------------
                                                  (Unaudited)
Statement of Operations Data:

Revenues:
   Product sales                                  $   20,544
   Licensing fee                                           -
                                                  ----------
        Total revenue                                 20,544
                                                  ----------

 Costs and expenses:
   Cost of sales                                      11,386
   Research and development, net                       5,517
   Selling, general and administrative                 5,662
   Charge related to products                              -
   Charge related to research collaboration                -
   Charge related to related to all                    2,645
                                                  ----------
        Total operating costs and expenses            25,210
                                                  ----------

 Loss from operations                                 (4,666)

 Interest income (expense), net                          228
 Discount on customer advance, net                      (140)
                                                  ----------
   Total interest, net                                   148
                                                  ----------

 Net loss                                         $   (4,518)
                                                  ==========

 Basic and diluted net loss per share             $    (0.24)
                                                  ==========

 Weighted average shares used in
   calculation of basic and
   diluted net loss per share                         18,834



                                                                                                                  Pro Forma
                                                                                                                   Combined
                                                              December 31,             January 2,   July 3,        July 3,
                                                    1995         1996        1997         1999       1999           1999
                                                  --------     --------    --------     --------    --------      ---------
                                                                                                   (Unaudited)   (Unaudited)
                                                                               (In thousands)
Balance Sheet Data:

Cash and cash equivalents                         $  3,310    $  4,752     $  5,250    $ 35,265    $ 27,470      $ 28,127
Working capital (deficit)                           (1,594)     (4,314)      (2,775)     33,102      25,680        26,462
Total assets                                        23,242      37,626       38,167      75,225      72,535        80,084
Long-term obligations, less current portion          8,488      12,681       15,318      11,055       8,339         8,719
Stockholders' equity                                 8,632       8,905       11,678      53,635      51,348        56,590

Selected Historical Financial Data of Pentose

     The following statement of operations data for the period from June 8, 1995 (date of inception) through December 31, 1995 and for each of the years ended December 31, 1996 through December 31, 1998 and the selected balance sheet data as of December 31, 1996, 1997 and 1998 has been derived from Pentose's audited financial statements. This information is only a summary and you should read it together with Pentose's historical financial statements and related notes contained elsewhere in this Joint Proxy Statement/Prospectus.

                                       June 8, 1995
                                         (date of                                                                      Cumulative
                                        inception)                                                                   from inception
                                         through                                        Six Months     Six Months    (June 8, 1995)
                                       December 31,    Years Ended December 31,            Ended          Ended          through
                                           1995          1996      1997      1998     June 30, 1998  June 30, 1999   June 30, 1999
                                           ----        -------   -------   -------    -------------  -------------   -------------
                                                                                       (Unaudited)     (Unaudited)     (Unaudited)
                                                (In thousands, except per share data)
Statement of Operations Data:

Revenues                                 $    -         $    -   $     -   $   425        $      75      $   300         $   725
                                         ------         ------   -------   -------        ---------      -------         -------

Costs and expenses:
 Research and development                    10            189     1,285     3,336            1,286        2,143           6,963
 Selling, general and administrative         40            150       849     1,163              502          673           2,875
                                         ------         ------   -------   -------        ---------      -------         -------
   Total operating costs and expenses        50            339     2,134     4,499            1,788        2,816           9,838
                                         ------         ------   -------   -------        ---------      -------         -------

Loss from operations                        (50)          (339)   (2,134)   (4,074)          (1,713)      (2,516)         (9,113)

Interest income (expense), net               (2)            60       111       133               14           64             366
Other                                         -              -       (10)       (4)              (2)          (4)            (18)
                                         ------         ------   -------   -------        ---------      -------         -------
 Total other income, net                     (2)            60       101       129               12           60             348
                                         ------         ------   -------   -------        ---------      -------         -------

Net loss                                 $  (52)        $ (279)  $(2,033)  $(3,945)       $  (1,701)     $(2,456)        $(8,765)
                                         ======         ======   =======   =======        =========      =======         =======

Basic and diluted net loss per share     $(0.01)        $(0.07)  $ (0.52)  $ (1.01)       $   (0.44)     $ (0.63)
                                         ======         ======   =======   =======        =========      =======

Weighted average shares used in
 calculation of basic and diluted
 net loss per share                       4,363          4,128     3,896     3,896            3,896        3,896

                                                      December 31,                       June 30,
                                                      ------------
                                               1995      1996      1997        1998       1999
                                               ----      ----      ----        ----       ----
                                                                                       (Unaudited)
                                                                   (In thousands)
Balance Sheet Data:

Cash, cash equivalents and
 marketable securities                         $134      $4,202    $ 2,265   $ 5,276      $ 2,575
Working capital (deficit)                       (47)      4,121      1,891     4,835        2,282
Total assets                                    141       4,208      2,776     5,942        3,464
Long-term obligations, less current portion       -           -        260       345          380
Redeemable convertible preferred stock            -       4,451      4,459    11,500       11,500
Stockholders' equity (deficit)                  (47)       (330)    (2,372)   (6,387)      (8,843)

Comparative Per Share Data

     We are providing the following comparative per share information to aid you in your analysis of the financial aspects of the merger. You should read this information in conjunction with the historical financial statements and pro forma combined financial statements of VITEX and Pentose and the related notes that are included elsewhere in this Joint Proxy Statement/Prospectus. The pro forma combined per share data presented below reflects the purchase method of accounting for business combinations. The results may have been different if the companies had always been combined. VITEX has a fiscal year ending on the Saturday closest to December 31, and Pentose has a fiscal year ending December
31. The Pentose pro forma equivalent per share data equals an estimated exchange ratio of .5965 multiplied by the VITEX pro forma combined per share data (the final exchange ratio will be determined by dividing (1) the number of shares of VITEX Common Stock which will equal 34% of the outstanding shares of VITEX common stock (giving effect to the issuance of shares of such stock pursuant to the merger) by (2) the number of issued and outstanding shares of Pentose capital stock as of the effective date). For purposes of providing the information in this Joint Proxy Statement/Prospectus the exchange ratio of .5965 was calculated based on the number of shares of VITEX common stock as of September 1, 1999. The Pentose historical book value per share set forth below assumes the conversion of 6,856,903 shares of redeemable convertible preferred stock into 6,856,903 shares of Pentose common stock. The pro forma per share data are not necessarily indicative of the results that would have occurred, your financial interest in such results, or the future results that will occur after the merger. See "VITEX Selected Pro Forma Combined Financial Data."

                                                                                                                         Pro Forma
                                                       VITEX        Pentose      Pro Forma      VITEX        Pentose      Combined
                                                        Year          Year        Combined     Twenty-six   Six Months   Twenty-six
                                                       Ended         Ended      Year Ended   Weeks Ended      Ended     Weeks Ended
                                                     January 2,   December 31,   January 2,     July 3,      June 30,      July 3,
                                                        1999          1998          1999          1999         1999         1999
                                                    -----------  -------------  -----------  ------------  -----------  ------------
Net loss per common share - basic and diluted          $(0.61)        $(1.01)      $(0.54)       $(0.21)      $(0.63)       $(0.24)

Book value per share                                   $ 4.33         $ 1.64                     $ 4.13       $(2.26)       $ 3.00

Pentose pro forma equivalent - net loss
   per common share - basic and diluted                                            $(0.32)                                  $(0.14)

Pentose pro forma equivalent - book value per share                                                                         $ 1.79

Chapter One - The Merger
                                  RISK FACTORS

You should consider the following risk factors in determining how to vote at the your stockholders' meeting.

THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS.
THESE STATEMENTS RELATE TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF VITEX. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY", "WILL", "SHOULD", "EXPECTS", "PLANS", "ANTICIPATES", "BELIEVES", "ESTIMATED", "PREDICTS", "POTENTIAL", OR "CONTINUE" OR THE NEGATIVE OF SUCH TERMS AND OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ONLY REFLECT MANAGEMENT'S EXPECTATIONS AND ESTIMATES. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING THESE STATEMENTS, YOU SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS, INCLUDING THE RISKS OUTLINED BELOW. THESE FACTORS MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENTS. WE ARE NOT UNDERTAKING ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO REFLECT ANY FUTURE EVENTS OR DEVELOPMENTS.

THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY THE PENTOSE STOCKHOLDERS AND VITEX STOCKHOLDERS IN EVALUATING WHETHER TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. THESE FACTORS SHOULD BE CONSIDERED IN CONJUNCTION WITH ANY OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE HEREIN, INCLUDING IN CONJUNCTION WITH FORWARD-LOOKING STATEMENTS MADE HEREIN. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE VIII-1.


                         RISKS RELATING TO THE MERGER

The ability of VITEX and Pentose to successfully integrate their businesses is uncertain

     After the merger, VITEX and Pentose, each of which previously operated independently, will have to integrate their operations. The integration will require significant efforts from each company, including the coordination of their research and development. VITEX may find it difficult to integrate the operations of Pentose. The expected efficiencies and cost savings of consolidating of research and development, marketing and development personnel and for research facilities may not be realized. The combination of VITEX and Pentose research and development organizations may result in greater competition for resources and elimination of development programs that might otherwise be successfully completed. VITEX management may have their attention diverted while trying to integrate the two companies, one of which is located in Melville, New York and one of which is located in Cambridge, Massachusetts.
Such diversion of management's attention or difficulties in the transition process could have an adverse impact on VITEX. If VITEX is not able to successfully integrate the operations of Pentose, VITEX's expectations of its future results of operations may not be met.

Failure to achieve beneficial synergies could result in decreased income and increased operating costs

     VITEX and Pentose have entered into the merger agreement with the expectation that the merger will result in beneficial synergies. Achieving these anticipated synergies and the potential benefits underlying the two companies' reasons for the merger will depend on a number of factors, some of which include:

     .  integration of research and development efforts;

     .  retention of scientific staff;

     .  reduction of operating expenses due to consolidation of operations;

     . the ability of the combined company to increase sales of VITEX's products including those developed from the Pentose technology;

     . competitive factors, including technological advances attained by competitors and patents granted to or contested by competitors, which would result in competitors' ability to compete against the combined companies more effectively;

     . significant litigation adverse to Pentose and VITEX, including, particularly, product liability litigation and patent and trademark litigation; and

     . the ability of the combined company to continue development of VITEX and Pentose products.

     Even if the two companies are able to integrate operations, there can be no assurance that the anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations and financial condition of the combined company.

The value of the shares of VITEX common stock to be received is not fixed and may decline from its current value

     The number of shares of VITEX common stock to be issued in the merger is fixed and each stockholder of Pentose will receive a fixed number of shares of VITEX common stock in exchange for their Pentose common stock and preferred stock in the merger. However, because VITEX common stock is publicly traded, the value of a share of VITEX common stock may change on a daily basis. Therefore, the value of the shares of VITEX common stock each Pentose stockholder is to receive in the merger may decline from the value as of the date of the Joint Proxy Statement/Prospectus. Consequently, at the time of your stockholders' meeting, you will not know the exact value of the VITEX common stock Pentose stockholders will receive when the merger is completed.

Pentose stockholders will have reduced ownership and voting interests after the merger

     After the merger's completion, Pentose stockholders will own a significantly smaller percentage of VITEX than they currently hold of Pentose. Consequently, they may be able to exercise less influence over the management and policies of VITEX than they currently exercise over Pentose.

Substantial sales of VITEX common stock could adversely affect its market price

     VITEX cannot predict the effect, if any, that future sales of shares of VITEX common stock or the availability of such shares for future sale will have on its market price from time to time. Although certain of Pentose's stockholders will enter into agreements restricting sales of VITEX common stock for a period of one year following the merger, sales of substantial amounts of VITEX common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the stock.


           RISKS RELATING TO VITEX AND PENTOSE AS A COMBINED COMPANY

Failure to develop new products and systems could impair VITEX's business

     The success of VITEX's business following the merger will depend on the development and commercialization of its virally inactivated product candidates and viral inactivation systems, including products based on Pentose's INACTINE technology. At the time of the merger, Pentose will have no FDA-approved products and will not have generated any revenues from the sale of products. On May 6, 1998, VITEX received FDA approval to market its pooled virally inactivated transfusion plasma product, PLAS+SD. Although end-customer sales of PLAS+SD by the American National Red Cross (the "Red Cross") have increased since the product was introduced, end-user market penetration has increased at a slower rate than anticipated. See " - VITEX's market share depends on new product introductions and acceptance." VITEX's other virally inactivated blood product candidates are under development and have not been approved by the FDA for marketing in the United States or by regulatory authorities for marketing in other countries. VITEX's product candidates and systems may not be successfully developed and, if developed, they may not generate revenues and profits. Due to uncertainties that are part of the development process, many of the product candidates that VITEX tries to develop will not be completed. VITEX may choose product candidates that will not be successful, VITEX may not be able to execute development in a timely manner and VITEX may not be able to fully fund programs necessary to complete development. Successful commercialization of VITEX's product candidates and systems under development depends, in significant part, on VITEX's ability to:

     .  complete their development in a timely fashion;

     .  obtain and maintain patents or other proprietary protections;

     .  obtain required regulatory approvals;

     . implement and maintain efficient, commercial-scale manufacturing processes;

     .  gain early entry into relevant markets;

     .  obtain reimbursement for sales of its products;

     . establish and maintain sales, marketing, distribution and development collaborations; and

     .  demonstrate the competitiveness of VITEX's products and systems.

Failure to receive government approvals for new products could impair growth

     All of VITEX's product candidates are subject to extensive regulation by the federal government, principally the FDA, and state, local and non-U.S. governments. Such regulation governs, among other things, the development, testing, manufacturing, labeling, storage, marketing approval, advertising, promotion, sale and distribution of such products. The process of obtaining regulatory approvals is generally lengthy, expensive and uncertain. Satisfaction of regulatory requirements of the FDA, or similar requirements of non-U.S. regulatory agencies, typically takes several years, depending upon the type, complexity, novelty and intended purpose of the product.

     The effect of this governmental regulation on the development of products includes:

     . The regulatory process includes pre-clinical studies and clinical trials of each product to establish its safety and efficacy, and may include post-marketing studies that require expenditure of substantial resources.

     . The results from pre-clinical studies and early clinical trials conducted by VITEX may not be predictive of results obtained in later clinical trials, and there can be no assurance that clinical trials conducted by VITEX will demonstrate sufficient safety and efficacy to obtain marketing approvals.

     . The rate of completion of VITEX's clinical trials may be delayed by many factors, including slower than anticipated patient enrollment or adverse events occurring during the clinical trials.

     . Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, delays or rejections may be encountered based upon many factors, including changes in regulatory policy during the period of product development.

     . VITEX's clinical development plan for its cellular products assumes that only data from in vitro studies, not from clinical trials, will be required to demonstrate efficacy in inactivating viruses and that clinical trials for these products will instead focus on demonstrating therapeutic efficacy, safety and tolerability of blood components treated with the system.

     . Although VITEX has had discussions with the FDA concerning VITEX's proposed clinical plan for its product candidates, there can be no assurance that this plan of demonstrating safety and efficacy will ultimately be acceptable to the FDA or that the FDA will continue to believe that this clinical plan is appropriate.

     . No assurance can be given that any of VITEX's development programs will be successfully completed or that the proposed schedules for filing investigational new drug applications with the FDA and initiating and completing clinical studies will be maintained, or that required United States or non-U.S. regulatory approvals will be obtained on a timely basis, if at all, or that any products for which approval is obtained will be commercially successful. See "- VITEX's market share depends on new product introductions and acceptance."

VITEX's market share depends on new product introductions and acceptance

     Market acceptance of VITEX's products and systems will largely depend on VITEX's ability to convincingly demonstrate their safety, efficacy and cost-effectiveness. VITEX will need to convince patients, doctors, health care providers, blood centers and other participants in the blood products market that the increased cost of VITEX's virally inactivated plasma and, if successfully developed and approved for marketing, VITEX's other virally inactivated blood products, as compared to widely used, lower priced, corresponding blood products that have not been virally inactivated, is justified. Although end-customer sales of PLAS+SD by the Red Cross have increased since the product was introduced, end-user market penetration has increased at a slower rate than anticipated.

     During Phase IV safety studies following the commercial introduction of PLAS+SD, VITEX observed several seroconversions to parvovirus B19 in healthy volunteers who received the product from two production lots which were found to contain high concentrations of the virus. Although there was no evidence of clinical disease typical of parvovirus B19 associated with these seroconversions, on April 16, 1999, VITEX initiated a voluntary recall of 37 lots of PLAS+SD which were found to contain moderate to high levels of parvovirus B19 DNA. The recall was completed on May 12, 1999.

VITEX depends on strategic collaborators and distribution agreements for sales of products

     VITEX is dependent on strategic collaborators for sales, marketing and distribution support as well as the development of products and product candidates. VITEX entered into:

     . an agreement with Bayer Corporation ("Bayer") to process plasma fractions from plasma supplied by Bayer;

     . an agreement with the Red Cross for the distribution of VITEX's virally inactivated plasma;

     . an agreement with United States Surgical Corporation ("U.S. Surgical") for the sale, marketing and distribution of VITEX's virally inactivated fibrin sealant, if and when approved for marketing; and

     . an agreement with Pall Corporation ("Pall") for the development, sale, marketing and distribution of any system incorporating VITEX's viral inactivation technology for red blood cell concentrates and platelets.

In addition, as part of the merger, VITEX will assume all of Pentose's rights and obligations under Pentose's agreements with Cangene Corporation to assess and develop the use of INACTINE compounds in viral inactivation used in the manufacture of Cangene's hyperimmune products. Although VITEX established its own national sales force in December of 1998 to support the efforts of its partners, the success of VITEX depends, to a large extent, upon its ability to develop and deliver products to Bayer, the Red Cross, U.S. Surgical, Pall and, other potential strategic collaborators.

     Reliance on such collaborators subjects VITEX to the following risks:

     . Collaborators may be unable to satisfy minimum purchase requirements or achieve projected sales levels under VITEX's collaborative agreements. This could result in the termination of such agreements, causing a material adverse effect on VITEX's business, financial condition and results of operations.

     . VITEX may need to seek new collaborators or alliances to sell and distribute future products or to establish its own direct commercialization capabilities, which is a costly and time-consuming process. There is no guarantee that any agreements with new collaborators will be favorable to VITEX or that such collaborations will be successful.

     . Most collaborative agreements require VITEX to meet certain research and development and commercialization milestones. The failure to meet milestones could have a material adverse effect on VITEX's receipt of funding and revenues under the agreement and the continuation of the agreement. The failure to maintain existing strategic alliances for whatever reason and to secure new alliances would delay the commercialization of existing and future products.

Manufacturing failures could seriously disrupt VITEX's business

     Following the merger, VITEX will continue to operate a single manufacturing facility. Any catastrophic event that interrupts production at this facility would reduce revenues and would harm VITEX's collaborations. In August 1996, VITEX experienced a malfunction in its fractionation equipment that resulted in VITEX incurring expenses of $5.1 million, consisting of $4.1 million in replacement costs of Bayer's plasma and $1.0 million of unrecoverable processing costs. There can be no assurance that VITEX's fractionation equipment will not malfunction in the future, resulting in additional unanticipated costs. In addition, to achieve the level of production of PLAS+SD required under VITEX's agreement with the Red Cross, VITEX must operate its single, highly customized filling machine for extended periods without interruption.

Any significant damage to, or malfunction of, this filling machine that cannot be repaired would require VITEX to replace the machine. The construction of a replacement machine could take as long as 18 months.

VITEX's industry is highly competitive and subject to rapid technological change

     The fields of transfusion medicine and therapeutic use of blood products are characterized by rapid technological change. Accordingly, VITEX's success will depend, in part, on its ability to respond quickly to such change through the development and introduction of new products and systems. Product and system development involves a high degree of risk, and there can be no assurance that VITEX's product and system development efforts will result in any commercial successes.

     Technological developments by others may result in VITEX's products becoming obsolete or non-competitive before VITEX is able to generate any significant revenue.

     VITEX expects that all of its products and systems will encounter significant competition. Any such product or system will compete with current approaches to blood safety, including screening, donor retesting and autologous (i.e., self) donations, as well as with future products and systems developed by medical technology, biopharmaceutical and hospital supply companies, national and regional blood centers, or certain governmental organizations and agencies. Many companies and organizations that may be competitors or potential competitors have substantially greater financial and other resources than VITEX and may have more experience in conducting pre-clinical studies and clinical trials and obtaining regulatory approvals.

Potential product liability claims could adversely affect VITEX's earnings and financial condition

     VITEX's operations will expose it to the risk of product liability claims which may result in losses due to any such claims. VITEX maintains product liability insurance coverage, but there can be no assurance that VITEX's product liability insurance will continue to be available to VITEX on a cost-effective basis and that such insurance will be adequate to cover any or all potential claims. In the event that a claim is brought against VITEX, liability for damages beyond the extent of coverage under the insurance policy combined with the expense of litigating such claim could have a material adverse effect upon VITEX's business, financial condition and results of operations.

VITEX's failure to continue to hire and retain qualified technical personnel could hurt its business

     VITEX's success and competitive position is dependent upon its ability to recruit and retain its scientific, managerial and technical staff. Dr. Samuel
K. Ackerman, the President, Chief Executive Officer and founder of Pentose, will serve as Executive Vice President of VITEX following the merger and will be responsible for directing VITEX's research and development activities. Dr. John Chapman, currently Vice President, Blood Products Research of Pentose, will serve as Vice President, Blood Products Research for the combined company. The loss of the services of either of these individuals could have a material adverse effect on VITEX's business, financial condition and results of operations.

VITEX's proprietary technologies and patents could affect its ability to compete

     VITEX's success depends, in part, on its ability to develop proprietary products and technologies, to obtain and maintain patents, to protect its trade secrets, to operate without infringing upon the proprietary rights of others and to prevent others from infringing on the proprietary rights of VITEX.

     VITEX has exclusive licenses to patents and patent applications covering critical components of its viral inactivation technologies. There can be no assurance that any patents owned by or licensed to VITEX will afford protection against competitors or that any pending patent applications now or hereafter filed by or licensed to VITEX will result in patents being issued.

     The laws of certain non-U.S. countries do not protect VITEX's intellectual property rights to the same extent as do the laws of the United States. Medical technology patents involve complex legal and factual questions and, therefore, their enforceability cannot be predicted with certainty.

     VITEX's patents or patent applications, if issued, may be challenged, invalidated or circumvented, and the rights granted thereunder may not provide proprietary protection or competitive advantages to VITEX against competitors with similar technology. VITEX's competitors may obtain patent protection or other intellectual property rights that would limit VITEX's ability to use its technology or commercialize products that may be developed. VITEX's planned or potential products may be covered by third-party patents or other intellectual property rights, in which case continued development and marketing of such products would require a license under such patents or other intellectual property rights. There can be no assurance that such required licenses will be available to VITEX on acceptable terms, if at all. Litigation may be necessary to defend against or assert such claims of infringement, to enforce patents issued to VITEX, to protect trade secrets or know-how owned by VITEX or to determine the scope and validity of the proprietary rights of others. Litigation or interference proceedings could result in substantial costs and diversion of management focus.

Third-party reimbursement policies may limit reimbursement for use of VITEX's products and thus may limit demand for such products

     Successful commercialization of VITEX's products is, in part, dependent on the reimbursement policies of third-party payers for the costs of VITEX's products. Failure by doctors, hospitals and other users of VITEX's products or systems to obtain reimbursement from managed care organizations, private health insurers, government authorities and other medical cost reimbursement channels could adversely affect VITEX's ability to sell its products and systems.

Certain existing stockholders of VITEX will continue to control VITEX's common stock

     Prior to the merger, VITEX's directors and executive officers and their respective affiliates controlled a majority of the outstanding common stock of VITEX. Certain affiliates of VITEX also controlled a majority of the outstanding common stock of Pentose prior to the merger. See "-- Interests of certain persons in the merger." As a result of these relationships, the directors and executive officers and their respective affiliates will continue to control a majority of the outstanding common stock of VITEX following the merger. Accordingly, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of VITEX.

VITEX's stock price is very volatile

     VITEX's stock price, like that of other companies in its industry, is subject to significant volatility. The stock price may be affected by, among other things, clinical trial results and other product development related announcements by VITEX or its competitors, regulatory matters, announcements in the scientific and research community, intellectual property and legal matters, changes in reimbursement policies or medical practices or broader industry and market trends unrelated to VITEX's performance. In addition, if revenues or earnings in any period fail to meet the investment community's expectations, there could be an immediate adverse impact on VITEX's stock price.

Year 2000 complications may disrupt VITEX's operations and harm its business

     Many currently installed computer systems are not capable of distinguishing 21/st/ century dates from 20/th/ century dates. As a result, in a few months computer systems and software used by many companies will experience operating difficulties unless they are modified or upgraded to adequately process information involving the century change. VITEX is heavily dependent upon the proper functioning of its own computer and data-dependent systems. VITEX cannot assure you that VITEX will successfully identify and address all Year 2000 issues. Even if VITEX acts in a timely manner to complete all of its assessments and identify, develop and implement remediation plans believed to be adequate, some problems may not be identified or corrected in time to prevent material adverse consequences to VITEX's business. See "Chapter Three - Other Information Regarding VITEX - VITEX's Management's Discussion and Analysis of Financial Condition and Results of Operations."

                           FORWARD LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. All statements other than statements of historical information provided herein are forward-looking statements and may contain information about financial results, economic conditions, trends and known uncertainties. These forward-looking statements are subject to risks and uncertainties, including, without limitation, quarterly fluctuations in operating results, the timely availability of new products, market acceptance of VITEX's products, and the impacts of competitive products and pricing and other factors set forth above under the heading, "Risk Factors." These risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. VITEX undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

                            THE MERGER TRANSACTION

General

     VITEX's Board is using this Joint Proxy Statement/Prospectus to solicit proxies from the holders of VITEX common stock for use at the VITEX meeting. Pentose's Board is also using this document to solicit proxies from the holders of Pentose common stock and Pentose preferred stock for use at the Pentose meeting.

     VITEX Proposals

     At the VITEX meeting, holders of VITEX common stock will be asked to vote upon:

          (1) approval of the Agreement and Plan of Merger and Reorganization dated as of July 28, 1999 among VITEX, Pentose and certain Pentose stockholders, including the related issuance of VITEX common stock;

          (2) adoption of the 1999 Supplemental Stock Option Plan as described under "Other VITEX Special Meeting Proposals" in Chapter Six of this booklet; and

          (3) approval of the amendment of VITEX's certificate of incorporation to increase the number of authorized shares of VITEX common stock from 29,000,000 to 35,000,000.

     Pentose Proposal

     At the Pentose meeting, holders of Pentose common stock and Pentose preferred stock will be asked to vote upon the approval and adoption of the aforementioned merger agreement and the merger.

Background of the Merger

     Beginning in February of 1998, VITEX and Pentose began a series of discussions on potential technical and business collaborations. A joint decision at that time was made to focus on the use of the Pentose INACTINE technology as a complementary viral inactivation step for use in PLAS+SD, VITEX's FDA-approved virally inactivated plasma blood product. A series of discussions in March and April of 1998 led to agreement on a basic set of terms and conditions for an agreement for the development and commercialization of INACTINEs as a second viral inactivation step.

     Informal discussions on a potential merger with Pentose were briefly held by the VITEX Board of Directors at its July 26, 1998 Board meeting but such a transaction was not pursued at that time due to the ongoing plasma collaboration discussions as well as to allow VITEX's scientific and technical personnel to evaluate the technical merits of the Pentose technology for other transfusion products such as red cells and platelets.

     On October 2, 1998, VITEX and Pentose signed the agreement for the development and commercialization of INACTINEs as a second viral inactivation step. That agreement was structured as an option agreement to license certain technology and required a series of payments by VITEX tied to progress through the various stages of commercialization.

     Beginning in October 1998, Pentose and VITEX scientists initiated a series of monthly meetings to review progress in jointly developing INACTINEs for use in transfusion plasma.

     Between October 19, 1998 and December 13,1998, various proposals were developed by Pentose for a licensing and development agreement for red cells and platelets similar to the agreement in place for plasma. The terms were not thought to be attractive by VITEX management and no immediate follow-up occurred.

     Pentose throughout this time continued to make progress with their red cell program. In November 1998, Pentose had a promising meeting with the FDA in preparation for the filing of an IND for use of INACTINEs in the viral inactivation of red blood cells. The FDA agreed on the Pentose approach to the design of the clinical trial, the testing required prior to entering clinical trials and the information needed by the FDA to approve the commencement of clinical trials.

     In parallel, VITEX scientists, through the plasma collaboration with Pentose, developed a better understanding of the potential of Pentose's INACTINE technology for viral inactivation of plasma and red cells.

     On February 5, 1999, at a regularly scheduled VITEX Board meeting, the Board reviewed a memorandum prepared by John R. Barr, President and Chief Executive Officer of VITEX. That memorandum recommended initiating formal discussions with Pentose regarding a possible combination of VITEX and Pentose. Damion E. Wicker, M.D., aVITEX Director and partner at Chase Capital Partners, a VITEX stockholder, was directed by the Board to advise Mr. Barr and Thomas T. Higgins, Chief Financial Officer and Executive Vice President of VITEX, on potential deal terms. Messrs. Richard A. Charpie and Peter D. Parker, the VITEX Board members representing Ampersand Ventures, a venture capital firm, the affiliates of which own a majority equity interest in Pentose (the "Ampersand Directors"), were recused from the discussions relating to the possible combination.

     On February 12, 23 and 24, 1999, proposals were exchanged between the two companies on an alternative licensing arrangement for red cells and platelets. The proposals were judged by the VITEX Board not to be economically attractive as compared to a direct combination of the businesses, particularly in combination with the plasma agreement already in place between the two organizations.

     On February 25, 1999, after extensive discussions among Messrs. Barr, Higgins and Wicker, a formal offer to combine the two businesses was forwarded to Pentose.

     On March 5, 1999, Pentose responded via letter to the VITEX proposal. Pentose indicated that although the VITEX offer merited serious discussion, Pentose's position was that on the basis of the proposed terms the offer would have to reward Pentose stockholders with a higher premium than indicated in the VITEX proposal.

     On March 10, 1999, VITEX responded via letter supporting its position that existing capital market conditions would not support the Pentose view of agreement terms, including pricing.

     On March 13, 1999, Pentose responded to the VITEX letter and presented counterarguments to support its position.

     On March 16, 1999, Mr. Barr and Dr. Samuel K. Ackerman, President and Chief Executive Officer of Pentose, met for dinner in Boston. Discussions continued on potential deal structures and progress was made in moving both companies closer to a common view on terms. Both Mr. Barr and Dr. Ackerman reaffirmed the strategic advantages of combining the two companies.

     On March 20, 1999, Pentose forwarded a counter proposal that addressed some of the issues discussed at the March 16th dinner.

     On March 24, 1999, VITEX formally responded with a revised proposal.

     On March 25 through 27, 1999, VITEX reviewed with its accountants potential deal structures. Based on a comprehensive analysis of financial, tax and accounting considerations applicable to both VITEX and Pentose, it was determined that a deal could not be structured so as to qualify as a pooling of interests for accounting purposes.

     From April 1 to April 8, 1999, representatives of VITEX and Pentose had numerous phone discussions. The outcome of those discussions was a simplified deal structure.

     On April 9, 1999, the VITEX Board authorized Mr. Barr to negotiate and execute a non-binding letter of intent with Pentose. The VITEX Directors affiliated with Ampersand Ventures recused themselves from the discussion and vote by the VITEX Board.

     From April 9 to April 24, 1999, there were numerous phone conversations between Pentose and VITEX to negotiate the terms of the non-binding letter of intent. The letter of intent was signed by both parties on April 24, 1999.

     From May 3 to May 20, 1999, both companies conducted extensive technical and financial due diligence on the other. The due diligence included visits to all Pentose and VITEX facilities, extensive documentation review, consultation with outside technical experts and consultants and direct questioning of management.

     On May 21, 1999, at a regularly scheduled VITEX Board meeting, the Board was briefed on the status of the due diligence and requested follow-up on several items. The Ampersand Directors recused themselves from the discussion.

     From May 22 to June 6, 1999, Messrs. Higgins and Barr prepared multiple analyses of alternative deal structures.

     On June 7, 1999, a special VITEX Board meeting was held at the offices of Chase Capital Partners. The Board agreed that the deal structure in the signed letter of intent continued to represent the best alternative for VITEX. The Board was updated on several technical issues from the due diligence on Pentose. The Ampersand Directors recused themselves from the discussion.

     On June 10, 1999, the VITEX Board conducted a conference call with members of VITEX management to receive an update on the due diligence follow-up. The Ampersand Directors recused themselves from the discussion.

     On June 21, 1999, the VITEX Board conducted a conference call to receive an update on the due diligence follow-up. Mr. Barr was authorized to begin discussions with investment banks to provide a fairness opinion on the transaction. The Ampersand Directors recused themselves from the discussion.

     On June 28, 1999, the VITEX Board met by conference call. After an update and review of the remaining due diligence issues, the Board voted to authorize Mr. Barr to negotiate a definitive agreement with Pentose and report back on progress. The Board authorized Mr. Barr to engage Warburg Dillon Read LLC for purposes of obtaining an opinion that the financial terms of the proposed transaction were fair to the VITEX stockholders. The Ampersand Directors were recused from the discussion.

     From June 28 until July 26, 1999, numerous discussions were held by and among representatives of Pentose and VITEX, and their respective advisors and legal counsel, to reach agreement on terms of the merger. VITEX and Pentose provided information to Warburg Dillon Read LLC required for the fairness opinion. VITEX continued its due diligence review of Pentose.

     On July 26, 1999, VITEX held a Board meeting to consider and vote on the proposed merger agreement and related transactions. At this meeting, representatives of Warburg Dillon Read LLC presented to the VITEX Board their opinion on the fairness of the exchange ratio, from a financial point of view, to VITEX. VITEX management reported on the results of the due diligence of Pentose. Additionally, VITEX's outside counsel reviewed the VITEX board's responsibilities in considering the proposed transaction, the significant terms of the merger agreement and the results of legal due diligence. Following such presentations and further discussion, the execution of such documents and related matters were approved by the VITEX Board.

     The Pentose Board members generally considered the merger and related issues in informal discussions throughout the period described above and approved the merger by written consent dated July 28, 1999.

     Following the respective Board approvals, the merger agreement was finalized and executed by each of the parties. The terms of the merger were announced in a joint press release that was issued after the close of the Nasdaq Stock Market on July 28, 1999.

Joint Reasons for the Merger

     The VITEX board and Pentose board each believe the combined company after the merger will have the potential for greater financial strength, research and development productivity, product development and subsequent earning power and financial growth than either VITEX or Pentose would have on its own. The VITEX board and Pentose board identified a number of potential benefits to the merger which they believe could contribute to the success of the combined company and thus inure to the benefit of stockholders of VITEX, including the following:

     . The addition of a platform technology - INACTINEs - that has demonstrated compatibility with red cells in pre-clinical studies accompanied with a broad spectrum of viral inactivation. When combined with VITEX's solvent detergent technology the combined company will have viral technologies that address all key blood components.

     . A more rapid path to commercialization for the red cell viral inactivation technology than VITEX's current approach for viral inactivation of red cells. Analysts have identified red cell viral inactivation as the largest potential market for the technology.

     . A simpler path to red cell inactivation. The Pentose technology uses a chemistry that will be easier to package for VITEX and easier for customers to adopt than VITEX's current approach for viral inactivation of red cells. The simplicity could result in lower costs for VITEX.

     . A technology platform for viral inactivation of other blood components. This includes the use of INACTINEs with VITEX's solvent detergent method for plasma. The INACTINE technology could also be used as a viral inactivation technology for platelets. With success in plasma, additional licensing and revenue opportunities may be available for VITEX for the use of INACTINEs as a viral inactivation step in the manufacture of plasma derivatives.

     . A stronger research and development team in the combined company and the ability to create operational efficiencies as the two organizations combine and scale back research efforts in non-core technologies.

     . VITEX believes it can increase economic benefits from collaborations already in place with the American National Red Cross and Pall Corporation. VITEX management believes that successful commercialization of the INACTINE technology for red cells and platelets will potentially provide additional products for Pall Corporation and the American National Red Cross to sell on behalf of VITEX and that the availability of virally-inactivated versions of all three blood components will establish viral inactivation as a standard of care and increase the rate of conversion from untreated products. VITEX also expects that because INACTINEs are easier to manufacture than VITEX's current red cell and platelet product candidates, use of this technology will reduce the manufacturing cost of goods and improve the profitability of VITEX's red cell and platelet products.

     . The broadening of the VITEX product line resulting in avoiding excessive dependence on any particular product or technology platform.

VITEX's Senior Management Team

     The VITEX senior management team is expected to consist of the three individuals named below after the merger.

               John R. Barr             Chief Executive Officer and President
               Thomas T. Higgins        Chief Financial Officer and Executive
                                        Vice President, Operations
               Dr. Samuel K. Ackerman   Executive Vice President

     Mr. Barr and Dr. Ackerman will also serve on the Board of Directors of VITEX.

Factors Considered by, and Recommendation of, the VITEX Board:

     At a meeting of the VITEX Board held on July 26, 1999, after due consideration, the VITEX Board:

     (1) determined that the merger agreement, the merger, the amendment to VITEX's charter and the related transactions are fair to and in the best interests of VITEX and its stockholders,

     (2) approved the merger agreement, the merger, the charter amendment and the related transactions, and

     (3) determined to recommend that the stockholders of VITEX approve the merger, including the issuance of VITEX common stock in the merger, and the charter amendment. Accordingly, the VITEX Board recommends that the VITEX stockholders vote "FOR" the approval of the merger, including the issuance of VITEX common stock in the merger, and the charter amendment.

     In approving the transaction and making these recommendations considered at Board meetings held between February 5 and July 26, 1999, the VITEX Board consulted with VITEX's management as well as its outside legal counsel and financial advisor, and considered the following material factors:

     (1)  all the reasons described in "Joint Reasons for the Merger" above;

     (2) the possibility, as alternatives to the merger, of pursuing an acquisition of or a business combination or joint venture with an entity other than Pentose and the VITEX Board's conclusion that a transaction with Pentose is more feasible, and is expected to yield greater benefits, than the likely alternatives. The VITEX Board reached this conclusion for reasons including Pentose's interest in pursuing a transaction with VITEX, VITEX's view that the transaction could be acceptably completed from a timing and regulatory standpoint, and VITEX management's assessment of the alternatives and the expected benefits of the merger and compatibility of the companies as described above and VITEX's Board's favorable conclusion regarding the strengths of the INACTINE technology in inactivating viruses in red blood cells and how it could enable VITEX to achieve its strategic objective of developing into the market leader in viral inactivation technology;

     (3) the fact that VITEX stockholders would participate in the potential growth of the combined company as a result of their holding approximately 66% of the outstanding stock of the combined company after the merger;

     (4) current industry, economic and market conditions, including the difficulties which biomedical companies currently face in raising capital in the public markets and trends toward consolidation among companies having market capitalizations comparable to that of VITEX;

     (5) comparisons of historical information concerning Pentose's business, technology, financial performance and condition, management and competitive position;

     (6) the ability to complete the merger as a tax-free reorganization for U.S. federal income tax purposes;

     (7) the terms and conditions of the merger agreement, including the conditions to closing and the termination fees payable under certain circumstances (see " - The Merger Agreement - Conditions to the Completion of the Merger" and "Termination of the Merger Agreement");

     (8) the presentation of Warburg Dillon Read LLC, and Warburg Dillon Read LLC's written opinion to the effect that, as of July 26, 1999, and based upon and subject to the various considerations set forth in its opinion, the consideration to be paid by VITEX in the merger was fair from a financial point of view to VITEX;

     (9) the role that VITEX's current management would play in the management of the combined company and the composition of the combined company's Board of Directors;

     (10) the challenges of combining the businesses of the two corporations and the risk of not achieving developmental synergies or expected cost servings and other benefits and of directing management focus from other strategic and operational matters; and

     (11) that while the merger is likely to be completed, there are risks associated with obtaining necessary approvals, and as a result of certain conditions to the completion of the merger, it is possible that the merger may not be completed (see " - The Merger Agreement - Conditions to the Completion of the Merger").

     In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the VITEX Board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the VITEX Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the VITEX Board's ultimate determination, but rather the VITEX Board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of VITEX's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the VITEX Board may have given different weight to different factors.

Factors Considered by, and Recommendation of, the Pentose Board

     By a written consent dated July 28, 1999, the Pentose Board determined that the merger agreement and the related transactions, including the merger, are fair to and in the best interests of Pentose and Pentose's stockholders. Accordingly, the Pentose Board has adopted the merger agreement, and recommends that Pentose's stockholders vote "FOR" approval of the merger agreement and the merger.

     In the course of reaching its decision to adopt the merger agreement, the Pentose Board consulted with Pentose's management, as well as its outside legal counsel, and considered the following material factors:

     (1) the risks and potential rewards associated with, as an alternative to the merger, continuing to execute Pentose's strategic plan as an independent entity. Such risks include, among others, the risks associated with remaining independent amidst industry-wide consolidation, and such rewards include, among others, the ability of existing Pentose stockholders to partake in the potential future growth and profitability of Pentose;

     (2) the possibility, as alternatives to the merger, of seeking to be acquired by another company, seeking to engage in one or more joint ventures or seeking to engage in a combination with a company other than VITEX and the Pentose Board's conclusion that a transaction with VITEX is more feasible, and is expected to yield greater benefits, than the likely alternatives. The Pentose Board concluded that a combination with VITEX was more feasible than the other alternatives it reviewed for reasons including the fact that VITEX was interested in pursuing a transaction with Pentose, and Pentose's view that the transaction could be acceptably completed from a timing and regulatory standpoint, and would yield greater benefits than the alternatives given VITEX's financial strength, and the ability of a combined company to fund a greater number of long-term growth projects and to compete effectively;

     (3) the value of the exchange ratio provided for in the merger agreement based on the then-current market price and historical trading price of VITEX shares over the past year and relative to the stock price premiums paid in mergers of comparable size that the premium offered in the merger was within the range of premiums paid in comparable transactions, and that Pentose's stockholders would hold approximately 34% of the outstanding stock of the combined company after the merger;

     (4) the prospects of Pentose to compete effectively in the future, the prospects of VITEX based on its analysis of publicly available information, and Pentose management's view, based on its due diligence, of VITEX's prospects to compete effectively in the future;

     (5) the ability to complete the merger as a tax-free reorganization for U.S. federal income tax purposes;

     (6) the terms and conditions of the merger agreement, which permit Pentose generally to conduct its business in the ordinary course during that period (see " - The Merger Agreement");

     (7) that one of the Pentose Board's members would become as executive officer and a director of VITEX, as described under "The Merger Agreement - VITEX Board and Related Matters";

     (8) the fact that while VITEX's corporate headquarters will remain in Melville, New York, VITEX will maintain a research and development facility in Cambridge, Massachusetts;

     (9) that while the merger is likely to be completed, there are risks associated with obtaining necessary approvals, and as a result of certain conditions to the completion of the merger, it is possible that the merger may not be completed (see " - The Merger Agreement - Conditions to the Completion of the Merger");

     (10) the interests that certain executive officers and directors of Pentose may have with respect to the merger in addition to their interests as stockholders of Pentose generally (see " - Interests of Certain Persons in the Merger");

     (11) the merger will enable Pentose stockholders to participate in, and benefit from the future growth potential of, an integrated company with a greater depth of technologies, marketing opportunities and financial and operating resources which should enhance the ability to bring the INACTINE technology to market;

     (12) the public market for VITEX common stock will offer the Pentose stockholders liquidity while avoiding the risk and investment in time and expense of an initial public offering;

     (13) the availability of stock options for the publicly traded VITEX stock will enable the combined companies to attract high caliber employees and consultants to continue the development of the INACTINE technology; and

     (14) after the merger, the combined companies will be able to pursue further acquisitions to strengthen their technology offerings using the publicly traded VITEX common stock as all or part of the consideration.

     In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Pentose Board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, the Pentose Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the Pentose Board's ultimate determination, but rather the Pentose Board conducted an overall analysis of the factors described above, including thorough discussions with and questioning of Pentose's management and legal, financial and accounting advisors. In considering the factors described above, individual members of the Pentose Board may have given different weight to different factors.

Accounting Treatment

     The merger will be accounted for by VITEX under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by VITEX in connection with the merger, together with the direct costs of acquisition, will be allocated to Pentose's tangible and intangible assets and liabilities based on their fair market values and the fair value of in-process research and development acquired. The results of operations of Pentose will be consolidated into the results of operations of VITEX as of the effective date of the merger.

Material Federal Income Tax Consequences of the Merger

     The following is a summary of the material federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, the regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of federal income taxation that may be relevant to a stockholder in light of the stockholder's particular circumstances or to those Pentose stockholders subject to special rules, such as stockholders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, stockholders who acquired their Pentose stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or stockholders who hold their Pentose stock as part of a straddle or conversion transaction. This discussion assumes that Pentose stockholders hold their respective shares of Pentose stock as capital assets within the meaning of Section 1221 of the Code.

     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to VITEX, and Palmer & Dodge, LLP, counsel to Pentose, have each delivered an opinion that the description of the federal income tax consequences of the merger contained in this section fairly and accurately summarizes the material federal income tax consequences of the merger. These tax opinions, which are attached as Exhibits
8.1 and 8.2 to the Registration Statement in which this Joint Proxy Statement/Prospectus is included, are based on certain assumptions and subject to certain limitations and qualifications, including the assumptions that the merger will be consummated as described in this Joint Proxy Statement/Prospectus and the merger agreement and that the factual representations contained in letters delivered to counsel by VITEX and Pentose in connection with the tax opinions are true, correct and complete as of the date of the tax opinions and will remain true, correct and complete through the effective time of the merger. An opinion of counsel only represents counsel's best judgment, and has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the IRS or a court considering the issues. Neither VITEX nor Pentose has requested or will request a ruling from the IRS with regard to any of the federal income tax consequences of the merger.

     It is a condition to the obligations of Pentose and VITEX to complete the merger that each receive a legal opinion from its counsel that the merger constitutes a tax-free reorganization, within the meaning of Section 368 of the Code, for federal income tax purposes. These legal opinions will assume the absence of certain changes in the existing facts and may rely on assumptions, representations and covenants made by Pentose, VITEX and others similar to those set forth above with respect to the tax opinions attached as exhibits 8.1 and
8.2 to the Registration Statement.

     Federal Income Tax Consequences to VITEX Stockholders. Holders of VITEX stock will not recognize any gain or loss for federal income tax purposes as a result of the merger.

     Federal Income Tax Consequences to Pentose Stockholders. Except as provided below, holders of shares of Pentose stock will (1) not recognize any gain or loss for federal income tax purposes by reason of the exchange of their shares of Pentose stock for VITEX stock in the merger except with respect to cash received instead of a fractional share of VITEX common stock and (2) have a tax basis in the VITEX stock received in the merger equal to the tax basis of the Pentose stock surrendered in the merger less any tax basis of the Pentose stock surrendered that is allocable to a fractional share of VITEX common stock for which cash is received. The Pentose stockholders' holding period with respect to the VITEX stock received in the merger will include the holding period of the Pentose stock surrendered in the merger.

     To the extent that a holder of shares of Pentose common stock receives cash instead of a fractional share of VITEX common stock, the holder will be required to recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the holder's shares of Pentose common stock allocable to such fractional share of VITEX common stock. This gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the share of Pentose common stock exchanged for the fractional share of VITEX common stock was held for more than one year at the effective time of the merger.

     Federal Income Tax Consequences to Pentose and VITEX. Neither VITEX nor Pentose will recognize gain or loss for federal income tax purposes as a result by reason of the merger.

     WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, WE DO NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, WITH RESPECT TO YOUR INDIVIDUAL CIRCUMSTANCES.

Regulatory Approvals

     Neither VITEX nor Pentose is aware of any government regulatory approvals required to be obtained with respect to the consummation of the merger, except for the filing of a certificate of merger with the office of the Secretary of State of the State of Delaware, the filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 registering the merger shares and of this Joint Proxy Statement/Prospectus which constitutes a part thereof, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

Appraisal Rights

     Holders of VITEX common stock are not entitled to dissenters' appraisal rights under Delaware law in connection with the merger. Holders of Pentose common stock do have dissenters' appraisal rights under Delaware law in connection with the merger. In order to validly exercise their dissenters' appraisal rights under Delaware law, Pentose stockholders shall (1) file written notice with Pentose prior to the Pentose special meeting of the stockholder's intent to demand payment for fair value for such holder's shares and (2) not vote such shares in favor of adoption of the merger, as more fully described in "The Merger Agreement -- Appraisal Rights." See "Chapter Five - Comparison of Stockholder Rights - Appraisal Rights".

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

     This Joint Proxy Statement/Prospectus does not cover any resales of the VITEX common stock to be received by the stockholders of Pentose upon completion of the merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

     All shares of VITEX common stock received by Pentose stockholders in the merger will be freely transferable, except that shares of VITEX common stock received by persons who are deemed to be "affiliates" of Pentose under the Securities Act of 1933, as amended, at the time of the Pentose meeting may be resold by them only in transactions permitted by Rule 145 under the 1933 Act or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of Pentose for such purposes generally include individuals or entities that control, are controlled by or are under common control with Pentose and include directors and executive officers of Pentose. The merger agreement requires Pentose to use its reasonable best efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not offer, sell or otherwise dispose of any of the shares of VITEX common stock issued to them in the merger in violation of the 1933 Act or the related SEC rules. In addition, the merger agreement provides that a condition to closing is the receipt by VITEX of such agreements with Dr. Ackerman and affiliates of Ampersand Ventures that will additionally provide that such persons will not sell or transfer any shares of VITEX common stock received in the merger until the earlier of (1) the first anniversary of the merger or (2) the date upon which the closing price of VITEX common stock as quoted on the Nasdaq National Market as reported in the Wall Street Journal for the prior 20 consecutive trading days has been greater than $12. Dr. Ackerman's agreement will allow for the transfer to affiliates of Ampersand Ventures of approximately 40% of the VITEX common stock received by Dr. Ackerman in the merger. Any shares so transferred will be subject to the restrictions on tranfers of shares by affiliates of Ampersand Ventures described above.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     VITEX common stock began trading on the Nasdaq National Market under the symbol "VITX" on June 11, 1998. The following table shows, for the periods indicated, the high and low sales prices per share of VITEX common stock, as reported on the Nasdaq National Market.

                                     VITEX Common Stock
                                     ------------------

                                         High       Low
                                         ----       ---
June 11, 1998 - July 4, 1998         $  12-1/8  $ 10-1/2
July 5, 1998 - October 3, 1998          17-5/8    4-17/32
October 4, 1998 - January 2, 1999       11-5/8    3-1/8
January 3, 1999 - March 27, 1999        11-3/4    8
March 28, 1999 - July 3, 1999           12.125    4.375
July 4, 1999 - October 2, 1999          [    ]    [   ]

     As of September 1, 1999, VITEX had 43 shareholders of record.

     On July 27, 1999, the last full trading day before VITEX and Pentose issued a joint press release announcing that they had reached an agreement concerning the proposed merger, the closing price of VITEX Common Stock as reported on the Nasdaq National Market was $6.375 per share. On September __, 1999, the most recent practicable date prior to the printing of this Joint Proxy Statement/Prospectus, the closing price as reported on the Nasdaq National Market was $_______ per share.

     Because the market price of VITEX common stock is subject to fluctuation, the market value of the shares of VITEX common stock that holders of Pentose common and preferred stock will receive in the merger may increase or decrease. Pentose stockholders are urged to obtain a current market quotation for VITEX common stock.

     VITEX and Pentose have never paid cash dividends. If the merger is not consummated, the board of directors of Pentose presently intends to continue a policy of retaining all earnings to finance the expansion of its business. Following the merger, it is expected that the board of directors of VITEX will continue the policy of not paying cash dividends in order to retain earnings for reinvestment in the business of the combined company.

     Pentose common stock and preferred stock are not traded in any public market.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements combine the historical balance sheets and statements of operations of VITEX and Pentose giving effect to the merger using the purchase method of accounting for a business combination and also reflects the transfer by Pentose of its Papirine technology by Pentose to Pentose Development Corporation in June 1999. See "Chapter Four - Other Information Regarding Pentose - Pentose's Management's Discussion and Analysis of Financial Condition and Results of Operations." Pentose Development Corporation is not a party to the merger agreement between VITEX and Pentose.

     We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited financial statements of VITEX for the year ended January 2, 1998 and the unaudited financial statements as of and for the twenty-six weeks ended July 3, 1999 and from the audited financial statements of Pentose for the year ended December 31, 1998 and the unaudited financial statements as of and for the six months ended June 30, 1999. The information is only a summary and you should read it in conjunction with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC. See "Chapter Eight -- Additional Information for Stockholders -- Where Can You Find More Information."

     The unaudited pro forma condensed combined statements of operations for the fiscal year ended January 2, 1999 and the twenty-six weeks ended July 3, 1999 assume the merger was effected on January 1, 1998. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on July 3, 1999.

     The estimated charge of $34.3 million resulting from purchased in-process research and development costs has been reflected as a reduction of stockholders' equity in the pro forma condensed balance sheet as of July 3, 1999. This same charge has been excluded from the pro forma condensed statement of operations for the year ended January 2, 1999 since the charge is non-recurring and directly related to the acquisition.

     The unaudited pro forma combined financial information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                  Pro Forma Combined Condensed Balance Sheet
                              As of July 3, 1999
                                  (Unaudited)

                                (In thousands)

                                                 Historical             Historical              Pro Forma               Pro Forma
                                                   VITEX                 Pentose               Adjustments              Combined
                                               --------------       ------------------       ---------------         --------------
ASSETS

Current assets:
Cash and cash equivalents                            $ 27,470                  $   657               $                 $ 28,127
Marketable securities                                                            1,918                                    1,918
Trade receivables                                       5,980                                                             5,980
Other receivables                                         838                                                               838
Due from related parties                                   92                                                                92
Inventory                                               3,098                                                             3,098
Prepaid expenses and other                              1,050                      134                                    1,184
                                               ------------------------------------------------------------------------------------
           Total current assets                        38,528                    2,709                                   41,237
                                               ------------------------------------------------------------------------------------


Property, plant and equipment, net                     33,504                      618                                   34,122
Intangible assets                                                                                       4,085(B)          4,085
Other assets                                              503                      137                                      640
                                               ------------------------------------------------------------------------------------
           Total assets                              $ 72,535                  $ 3,464               $  4,085          $ 80,084
                                               ====================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt                    $  3,587                  $                     $                 $  3,587
Current portion of capital lease obligations            1,272                      150                                    1,422
Accounts payable and accrued expenses                   7,989                      277                  1,500(A)          9,766
                                               ------------------------------------------------------------------------------------
           Total current liabilities                   12,848                      427                  1,500          $ 14,775
                                               ------------------------------------------------------------------------------------

Long-term debt, net of current portion                  5,627                                                             5,627
Capital lease obligations,
     net of current portion                             2,712                      380                                    3,092
                                               ------------------------------------------------------------------------------------
           Total liabilities                           21,187                      807                  1,500            23,494
                                               ------------------------------------------------------------------------------------

Redeemable convertible preferred stock                                          11,500                (11,500) (C)            -
Stockholders' equity:
     Common stock                                         125                        4                     60  (C)          189
     Additional paid-in capital                        86,840                                          39,478  (C)      126,318
     Less: treasury stock                                                           (1)                     1  (C)            -
     Accumulated deficit                              (35,617)                  (8,846)               (25,454) (C)(D)   (69,917)
                                               ------------------------------------------------------------------------------------

           Total stockholders' equity                  51,348                   (8,843)                14,085            56,590
                                               ------------------------------------------------------------------------------------

Total liabilities and stockholders' equity           $ 72,535                  $ 3,464               $  4,085          $ 80,084
                                               ====================================================================================

 See accompanying notes to pro forma combined condensed financial statements.

             Pro Forma Combined Condensed Statement of Operations
                  For the twenty-six weeks ended July 3, 1999
                                  (Unaudited)

              (In thousands, except per share and share amounts)

                                                 Historical             Historical              Pro Forma           Pro Forma
                                                   VITEX                 Pentose               Adjustments          Combined
                                               --------------       ------------------       ---------------     ---------------
Revenue                                            $20,494               $   300           $  (250) (E)                  $20,544

      Costs and expenses:
      Cost of sales                                 11,386                                                                11,386
      Research and development, net                  4,115                 2,143              (250) (E)                    5,347
                                                                                              (661) (F)
      Amortization of intangibles                                                              170  (G)                      170
      Selling, general and administrative            4,989                   673                                           5,662
      Charge related to product recall               2,645                                                                 2,645
                                                --------------------------------------------------------------------------------

           Total costs and expenses                 23,135                 2,816              (741)                       25,210
                                                --------------------------------------------------------------------------------


Loss from operations                                (2,641)               (2,516)           $  491                        (4,666)

Interest and other income, net                          88                    60                                             148
                                                --------------------------------------------------------------------------------

Net loss                                           $(2,553)              $(2,456)           $  491                       $(4,518)
                                                ================================================================================

Basic and diluted loss per share                   $ (0.21)              $ (0.63)                                        $ (0.24)
                                                ================================================================================

Weighted average shares used in computation         12,421                 3,896                                          18,834 (H)

 See accompanying notes to pro forma combined condensed financial statements.

             Pro Forma Condensed Combined Statement of Operations
                   For the fiscal year ended January 2, 1999
                                  (Unaudited)

               (In thousands, except per share and share amounts)

                                                 Historical             Historical              Pro Forma           Pro Forma
                                                   VITEX                 Pentose               Adjustments          Combined
                                               --------------       ------------------       ---------------     --------------
Revenue                                            $33,755                $   425              $  (250) (E)          $33,930

   Costs and expenses:
   Cost of sales                                    23,860                                                            23,860
   Research and development, net                     7,507                  3,336                 (250) (E)            9,065
                                                                                                (1,528) (F)
   Amortization of intangibles                                                                     340  (G)              340
   Selling, general and administrative               6,951                  1,163                                      8,114
   Charge related to research collaboration          2,202                                                             2,202
                                                ----------------------------------------------------------------------------

Total costs and expenses                            40,520                  4,499               (1,438)               43,581
                                                ----------------------------------------------------------------------------

Loss from operations                                (6,765)                (4,074)               1,188                (9,651)

Interest and other income, net                         365                    129                                        493
                                                ----------------------------------------------------------------------------

Net loss                                           $(6,400)               $(3,945)             $ 1,188               $(9,158)
                                                ============================================================================

Basic and diluted loss per share                   $ (0.61)               $ (1.01)                                   $ (0.54)
                                                ============================================================================

Weighted average shares used in computation         10,454                  3,896                                     16,867 (H)

  See accompanying notes to pro forma combined condensed financial statements.

          Notes to Pro Forma Combined Condensed Financial Statements
                                  (Unaudited)

                   (In thousands, except per share amounts)


(A) Estimated transaction expenses of VITEX associated with acquisition of Pentose.

(B) Reflects acquisition of Pentose in exchange for an estimated 6,414,110 shares of VITEX with a fair value of $5.75 per share based on the average of the closing price of VITEX's common stock before and after the announcement of the merger agreement with Pentose. The estimated purchase price and preliminary purchase price allocation are summarized as follows:

     Fair value of VITEX shares issued in exchange
     for all outstanding shares of Pentose                          $36,895
     Fair value of VITEX stock options issued in
      exchange for all outstanding stock options
      of Pentose                                                      2,647
     Estimated transaction expenses                                   1,500
                                                                    -------

     Estimated purchase price                                        41,042
                                                                    =======

     The estimated purchase price has been allocated as follows:

     Estimated fair value of in-process research
      and development costs                                         $34,300
     Estimated fair value of intangible assets - core
      developed technology and assembled work force                   4,085
     Estimated fair value of other Pentose net assets                 2,657

                                                                    $41,042
                                                                    =======

(C) Represents the elimination of Pentose's stockholders' equity accounts and the recording of the issuance of VITEX common stock and stock options with total estimated fair value of $39,542.

(D) Includes charge of $34,300 for acquired in-process research and development costs. The value of the purchased in-process research and development from the acquisition was determined by estimating the projected net cash flows related to such products, based upon the future revenues to be earned upon commercialization of the products. The percentage of the cash flow allocated to purchased in-process research and development was based upon the estimated percentage complete for each of the projects. These cash flows were discounted back to their net present value. The resulting projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such projects. No tax benefit has been reflected in connection with this charge in recognition of the uncertainty that any such tax benefits will be realized by VITEX based on its history of operating losses since inception.

(E) Elimination of license fees paid by VITEX to Pentose totaling $250 in both the year ended January 2, 1999 and the twenty-six weeks ended July 3, 1999.

(F) Elimination of research and development costs associated with Pentose's Papirine technology that was spun off from Pentose to Pentose Development Corporation in June 1999 prior to the proposed merger with VITEX.

(G) Represents the amortization of intangible assets acquired on a straight-line basis computed as follows:

     . Core/developed technology, totaling $3,600, amortized over fifteen years.

     .  Assembled work force, totaling $485, amortized over five years.

(H) The pro forma weighted average number of shares outstanding is based on the weighted average shares outstanding of VITEX during the period adjusted to give effect to shares assumed to be issued had the merger taken place as of January 1, 1998.

                         OPINION OF FINANCIAL ADVISOR

     The Board of Directors of VITEX retained Warburg Dillon Read LLC ("Warburg Dillon Read"), based upon Warburg Dillon Read's experience, expertise and knowledge of VITEX from prior interactions, to provide an opinion as to the fairness, from a financial point of view, of the exchange ratio to the holders of VITEX common stock. VITEX and Pentose arrived at the exchange ratio through arm's length negotiations. Warburg Dillon Read delivered a written opinion, dated July 26, 1999, and an updated confirmation of that opinion dated September __, 1999, to the Board of Directors of VITEX, to the effect that, and based upon and subject to the limitations, assumptions and qualifications set forth therein, as of the date of each opinion, the exchange ratio is fair to the holders of VITEX Common Stock, from a financial point of view. The full text of Warburg Dillon Read's opinion dated September __, 1999, which sets forth a description of the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, is set out in Appendix B and is incorporated herein by reference. Holders of VITEX Common Stock are urged to read the opinion carefully in its entirety, especially with regard to the assumptions made and matters considered by Warburg Dillon Read. The summary of opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

     In arriving at its opinion, Warburg Dillon Read, among other things:

     . reviewed certain publicly available business and historical financial information relating VITEX;

     . reviewed certain internal financial information and other data relating to the business and financial prospects of VITEX, including estimates and financial forecasts prepared by VITEX management, that were provided to Warburg Dillon Read by VITEX and not publicly available;

     . reviewed certain internal financial information and other data relating to the business and financial prospects of Pentose, including estimates and financial forecasts prepared by the managements of VITEX and Pentose and not publicly available;

     . conducted discussions with members of the senior managements of VITEX and Pentose;

     . reviewed publicly available financial and stock market data with respect to certain other companies in lines of business Warburg Dillon Read believes to be generally comparable to those of VITEX;

     . compared the financial terms of the merger with the publicly available financial terms of certain other transactions which Warburg Dillon Read believes to be generally relevant;

     . considered certain pro forma effects of the transaction on VITEX's financial statements and reviewed certain estimates of synergies prepared by VITEX management;

     .    reviewed drafts of the merger agreement; and

     . conducted such other financial studies, analyses, and investigations, and considered such other information as Warburg Dillon Read deemed necessary or appropriate.

     Warburg Dillon Read's opinion was necessarily based upon economic, monetary, market and other conditions as in effect on, and the information made available to Warburg Dillon Read as of, the date thereof.

     In connection with its review, Warburg Dillon Read, with VITEX's consent, did not assume any responsibility for independent verification of any of the foregoing information and, with VITEX's consent, relied on such information as being complete and accurate in all material respects. In addition, with VITEX's consent, Warburg Dillon Read did not make or receive any evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of VITEX or Pentose nor was Warburg Dillon Read furnished with such appraisal or evaluations. With respect to the financial forecasts, estimates, pro forma effects and estimates of merger savings, Warburg Dillon Read assumed, at VITEX's direction, that the VITEX and Pentose financial forecasts, estimates, pro forma information and estimates of merger savings or synergies provided to or otherwise reviewed by or discussed by it had been prepared reasonably on a basis reflecting the best currently available estimates and judgments of the respective managements as to the future financial performance of their respective companies and would be realized in the amounts and at the times contemplated thereby. With respect to the business and financial information relating to Pentose pro forma for the merger, Warburg Dillon Read did not, with VITEX's consent, hold any independent discussion with Pentose's management as to any specific aspect of the information provided to Warburg Dillon

Read. In rendering the opinion expressed herein, at VITEX's direction, WDR has relied upon VITEX and the assurances of its management and advisors concerning the accounting treatment to be given to purchased research and development and the amortization of goodwill.

     Warburg Dillon Read's opinion does not address VITEX's underlying business decision to effect the merger. In rendering its opinion, Warburg Dillon Read did not render any opinion as to the value of Pentose or make any recommendation to the holders of Pentose common or preferred stock with respect to the advisability of disposing of or retaining VITEX Common Stock received in the merger. In addition, Warburg Dillon Read did not make any recommendation regarding whether or not it is advisable for holders of VITEX Common Stock to vote in favor of the merger.

     For the purposes of the opinion, with the consent of VITEX, Warburg Dillon Read assumed that the representations and warranties of each party contained in the merger agreement were true and accurate, that each party thereto would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver thereof. VITEX did not place any limitations upon Warburg Dillon Read regarding the procedures to be followed or the factors to be considered in rendering its opinion.

     In arriving at its opinion, Warburg Dillon Read did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based on its experience in rendering such opinions and on then existing economic, monetary and market conditions as to the significance and relevance of each analysis and factor. Accordingly, Warburg Dillon Read believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Warburg Dillon Read made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond VITEX's or Pentose's control. Any estimates contained in Warburg Dillon Read's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of a business or securities do not purport to be appraisals or to reflect the actual prices at which businesses or securities might be sold.

     In connection with rendering its opinion, Warburg Dillon Read employed a variety of valuation methods. The material valuation methods are summarized below.

Analyses Related to Pentose

     Analysis of Selected Comparable Companies. Using publicly available information, Warburg Dillon Read analyzed, based upon market trading values, selected financial criteria of companies which, in Warburg Dillon Read's judgment, were generally comparable to Pentose for the purpose of this analysis. The companies selected were as follows: Cerus Corporation, Cubist
Pharmaceuticals, Microcide Pharmaceuticals, Pharmacopeia Inc. and Trega Biosciences (the "Pentose Generally Comparable Companies"). The analysis considered, among other things:

     .    the market value of the total outstanding common equity;

     . the "technology value" (defined as equity market value plus the book value of debt and preferred stock less cash and cash equivalents);

     . the latest twelve month ("LTM") net burn rate (defined as net loss plus depreciation and amortization expense, less capital expenditures); and

     . the years of cash remaining (defined as cash and cash equivalents divided by the LTM net burn rate).

     Warburg Dillon Read noted that at the proposed consideration based on VITEX's average stock price before and after the transaction announcement, the market value of Pentose of $39.5 million was at the low end of the range of $23.7 million to $321.8 million, and was below the mean and median of $162.0 million and $157.6 million, respectively, for the Pentose Generally Comparable Companies. Warburg Dillon Read also noted that the technology value of Pentose of $35.8 million was at the low end of the range of $18.8 million to $268.5 million, and was below the mean and median of $131.7 million and $148.3 million, respectively, for the Pentose Generally Comparable Companies. Finally, Warburg Dillon Read considered Pentose's years of cash available based on the LTM net burn rate of $4.7 million, which at 0.8 years was at the low end of the range of 0.4 years to 2.4 years and below the mean and median of
1.4 years and 1.4 years, respectively, for the Pentose Generally Comparable Companies.

     Analysis of Selected Comparable Transactions. Using publicly available information, Warburg Dillon Read analyzed the financial terms of certain recent merger transactions which, in Warburg Dillon Read's judgment, were considered relevant for the purpose of this analysis. The transactions that Warburg Dillon Read considered comparable to the merger included 10 merger transactions that occurred in the biotechnology industry since 1996 (the "Pentose Generally Comparable Transactions"). The Pentose Generally Comparable Transactions are:
Geron/Roslin Bio-Med, LeukoSite/CytoMed, MagaBios/GeneMedicine, Incyte Pharmaceuticals/Hexagen, T Cell Sciences/Virus Research Institute, Intercardia/Transcell Technologies, Triangle Pharmaceuticals/Avid Therapeutics, Medarex/GenPharm International, Cell Genesys/Somatix Therapy and Chiroscience/Darwin Molecular. The analysis considered, among other things:

     .    the equity purchase price of the total common equity;

     . the "technology value" (defined as the purchase price of the equity plus the book value of debt and preferred stock less cash and cash equivalents);

     . the LTM net burn rate (defined as net loss plus depreciation and amortization expense, less capital expenditures); and

     . the years of cash remaining (defined as cash and cash equivalents divided by the LTM net burn rate).

     Warburg Dillon Read noted that at the proposed consideration based on VITEX's average stock price before and after the transaction announcement, the market value of Pentose of $39.5 million was within the range of $15.0 million to $114.6 million, was below the mean and median of $53.6 million and $46.4 million, respectively, for the Pentose Generally Comparable Transactions, and was below the mean of $49.9 million and above the median of $2.1 million for the Pentose Generally Comparable Transactions with a private target only. Warburg Dillon Read also noted that the technology value of Pentose of $35.8 million was within the range of $16.5 million to $77.9 million, was below the mean and median of $43.6 million and $48.2 million, respectively, for the Pentose Generally Comparable Transactions, and was below the mean and median of $37.1 million for the Pentose Generally Comparable Transactions with a private target only. Finally, Warburg Dillon Read considered Pentose's years of cash available based on the LTM net burn rate of $4.7 million, which at 0.8 years was at the low end of the range of 0.6 years to 2.4 years, was below the mean and median of
1.4 years and 1.3 years, respectively, for the Pentose Generally Comparable Transactions, and was slightly above the mean and median of 0.7 years for the Pentose Generally Comparable Transactions with a private target only.

     No company, transaction or business used in the analysis described under "Analysis of Selected Comparable Companies" and "Analysis of Selected Comparable Transactions" is identical to Pentose. Accordingly, an analysis of the results thereof necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors which could effect the transaction or the public trading or other values of VITEX or companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using generally comparable acquisition or company data.

     Discounted Cash Flow Analysis. Warburg Dillon Read performed discounted cash flow analyses based on the stand alone projections provided by VITEX's management. Utilizing these projections, Warburg Dillon Read calculated the theoretical discounted present value of equity for Pentose by adding together the present value of (1) the future stream of cash flow through the year ended December 31, 2009, (2) the future value of Pentose at the end of the year ended December 31, 2009, and (3) the net debt as of March 31, 1999. The terminal value was calculated based on terminal EBIT (defined as earnings before interest and taxes) multiples of 9.0x to 13.0x. The cash flow streams and terminal values were then discounted to present values using a range of discount rates from 40% to 50%. These assumptions yielded equity values of $57 million to $139 million.

Analyses Related to VITEX

     Discounted Cash Flow Analysis. Warburg Dillon Read performed discounted cash flow analyses based on two assumed economic projections - a base case and lower, downside case - stand alone and pro forma for the merger with Pentose, provided by VITEX's management. The two sets of projections were developed by VITEX management based on different assumptions with respect to the timing of the market acceptance of VITEX's virally inactivated plasma products. Utilizing these projections, Warburg Dillon Read calculated the theoretical discounted present value of equity for VITEX by adding together the present value of (1) the future stream of cash flow through the year ended December 31, 2009, (2) the future value of VITEX at the end of the year ended December 31, 2009, and (3) the net debt as of March 31, 1999. The terminal value was calculated based on terminal EBIT multiples of 9.0x to 13.0x. The cash flow streams and terminal values were then discounted to present values using a range of discount rates from 30% to 35% for the stand alone analysis and from 35% to 45% for the analysis pro forma for the merger with Pentose. These assumptions yielded per share equity values of $7.13 to $11.56 under the VITEX stand-alone and $7.27 to $16.53 under the pro forma merger projections for the Base Case; $3.01 and $5.58 under the VITEX stand-alone and $5.49 to $13.58 under the pro forma merger projections for the Downside Case.

     Pro Forma Merger Analysis. Warburg Dillon Read examined the impact of the merger on VITEX's net income per share by preparing a pro forma analysis of the impact of the merger using the projections provided by the VITEX management. Using the Base Case projections for VITEX, the impact on VITEX's pro forma earnings per share was dilutive in the years ending December 31, 2000 through December 31, 2003 and accretive thereafter. Using the Downside Case projections for VITEX, the impact on VITEX's pro forma earnings per share was accretive throughout the forecasted period.

     Warburg Dillon Read is an internationally recognized investment banking firm which, as a part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the past, Warburg Dillon Read and its predecessors have provided investment banking services to VITEX and have received customary compensation for the rendering of such services. In the ordinary course of business, Warburg Dillon Read, its predecessors and affiliates, may have traded the securities of VITEX and Pentose for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to the engagement letter between VITEX and Warburg Dillon Read, VITEX has paid to Warburg Dillon Read a fee of $450,000 for the rendering of its opinion. VITEX has also agreed to reimburse Warburg Dillon Read for the expenses reasonably incurred by it in connection with its engagement (including reasonable counsel fees) and to indemnify Warburg Dillon Read and its officers, directors, employees, agents and controlling persons against certain expenses, losses, claims, damages or liabilities in connection with its services, including those arising under the federal securities laws.

                EXISTING RELATIONSHIP BETWEEN VITEX AND PENTOSE

     In October 1998, VITEX entered into an Option, Development, Manufacture and License Agreement (the "Pentose Agreement") with Pentose whereby VITEX has contracted to perform an initial evaluation relating to a possible collaboration using the parties' respective technologies and to further develop and commercialize virally inactivated blood products. In 1998 and 1999, VITEX paid a total of $500,000 to Pentose to review and examine Pentose's viral inactivation technology for a stated period. Upon expiration of the evaluation period, VITEX has the option to acquire the exclusive right and license to the Pentose technology for a stated amount, subject to certain terms and conditions. If the proposed merger is consummated, the option will not be exercised and the Pentose Agreement will terminate.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Pentose Board and of the VITEX Board with respect to the merger agreement, stockholders should be aware that certain members of the management and Board of Directors of Pentose, and certain members of the Board of Directors of VITEX have interests in the merger that may be different from, or in addition to, the interests of the other stockholders generally.

Ampersand Ventures

     Ampersand Ventures (as defined below) owns approximately 52% of the Pentose common stock on an as converted to common stock basis. See "Chapter Four -Other Information Regarding Pentose - Principal Stockholders of Pentose." In addition it owns approximately 21% of the issued and outstanding common stock of VITEX. Accordingly, Ampersand Ventures has an interest in the merger as a VITEX stockholder as well as a Pentose stockholder. After the closing of the merger as contemplated hereby, based on the estimated exchange ratio, Ampersand Ventures will own approximately 32% of the common stock of VITEX and certain individuals affiliated with Ampersand Ventures who are VITEX Directors will hold options to acquire shares of VITEX common stock and may receive additional options to acquire VITEX common stock in the future. In the event the ownership of VITEX common stock by Ampersand Ventures increases above 33.3%, Ampersand Ventures would be able to effectively block any action, such as the merger contemplated hereby, requiring a vote of two-thirds of the shares eligible to vote. See "Chapter Five - Certain Legal Information - Comparison of Stockholder Rights." Ampersand Ventures will enter into an agreement prior to closing pursuant to which it will agree not to sell or transfer any shares of VITEX common stock received in the merger until the earlier of (1) the first anniversary of the merger or (2) the date upon which the closing price of VITEX common stock on the Nasdaq National Market as reported in the Wall Street Journal for the prior 20 consecutive trading days has been greater than $12. See "Chapter Five - Certain Legal Information - Comparison of Stockholder Rights," and "Description of VITEX Capital Stock".

     In addition, two of the three Pentose directors Peter D. Parker and Richard A. Charpie, both representatives of Ampersand Ventures are also directors of VITEX.

     In fiscal years 1997 and 1998, Ampersand Venture Management Corporation, an affiliate of Ampersand Ventures ("AVMC"), provided management advisory services to VITEX for which VITEX paid a total of $156,000. This amount includes $100,000 paid to AVMC for services rendered by Dr. Richard A. Charpie, a Director of VITEX and the managing general partner of Ampersand Ventures, who served as Chief Executive Officer of VITEX from August 1997 through November 23, 1997 and as a Vice President of VITEX from November 24, 1997 through January 23, 1998. An additional $50,000 of the fee paid to AVMC was for the services of other AVMC employees made available to VITEX during the period when Mr. Charpie served as Chief Executive Officer and Vice President of VITEX. Dr. Charpie and Mr. Parker, Directors of VITEX, are directors of AVMC and Dr. Charpie is the president and sole stockholder of AVMC.

     Dr. Charpie is the managing general partner, and Mr. Parker is a general partner, of each of ASMC-II MCLP LLP, ASMC-III MCLP LLP and Ampersand Lab Partners MCLP LLP (such entities, and the entities of which such entities are directly or indirectly partners, are collectively referred to as "Ampersand Ventures"). ASMC-III MCLP LLP is the general partner of ASMC-III Management Company Limited Partnership, which itself is the general partner of both Ampersand Specialty Materials and Chemicals III Limited Partnership ("ASMC III") and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership ("ASMC III CF"). ASMC-II MCLP LLP is the general partner of ASMC-II Management Company Limited Partnership, which itself is the general partner of Ampersand Specialty Materials and Chemicals II Limited Partnership ("ASMC II"). Ampersand Lab Partners MCLP LLP is the general partner of Ampersand Lab Partners Management Company Limited Partnership, which itself is the general partner of both Laboratory Partners I Limited Partnership ("Lab Partners") and Laboratory Partners Companion Fund Limited Partnership ("Lab Partners CF"). ASMC-II, ASMC-III, ASMC-III CF, Lab Partners and Lab Partners CF collectively own 21.3% of VITEX's common stock. See Note 3 under "Principal Stockholders of VITEX" in Chapter Four.

Board of Directors and Management

     VITEX has agreed that, as of the closing of the merger, it will cause Dr. Ackerman, the Chief Executive Officer and Director of Pentose, to be appointed to the VITEX Board. See "-- The Merger Agreement - VITEX Board and Related Matters." VITEX expects to enter into an employment agreement with Dr. Ackerman providing for salary and benefits. For information about the benefits received by VITEX directors, see "Chapter Three - Other Information Regarding VITEX - Management - Compensation of Directors." Dr. Charpie and Mr. Parker are expected to continue as directors of VITEX after the merger.

     VITEX has also agreed that Dr. Ackerman will serve as Executive Vice President and that John Chapman, currently the Vice President, Blood Products Research of Pentose, will serve as Vice President, Blood Products Research of VITEX after the merger. Mr. Chapman's Employment Letter Agreement with Pentose will be assumed by VITEX if the merger is completed.

Indemnification; Directors' and Officers' Insurance

     For one year after the closing, VITEX has agreed to indemnify, to the extent provided under Pentose's charter and by-laws in effect prior to closing, the individuals who on or before the closing were officers, directors and employees of Pentose or its subsidiaries with respect to all acts or omissions before the closing by these individuals in these capacities. VITEX has further agreed to cause Pentose to honor all its existing indemnification agreements, including under Pentose's by-laws, prior to closing.

Incentive Compensation and Stock Ownership Plans

     At the effective time, each outstanding option granted by Pentose to purchase shares of Pentose common stock will be assumed by VITEX and will, after the effective time, constitute an option to acquire, on the same terms and conditions as applied to the Pentose stock option prior to the effective time, the number, rounded down to the nearest whole number, of shares of VITEX common stock determined by multiplying:

     . the number of shares of Pentose common stock subject to the option immediately before the effective time by

     .    the exchange ratio.

     The exercise price of each of these options will be a price per share of VITEX common stock, rounded up to the nearest cent, equal to:

     . the per share exercise price for Pentose common stock that otherwise could have been purchased under the Pentose stock option divided by

     .    the exchange ratio.

     The vesting of Pentose common stock options does not generally accelerate upon the merger. The exercisability of Pentose common stock options will accelerate as to an aggregate of 400,000 shares held by former and current officers of Pentose (not including options held by Dr. Samuel K. Ackerman and Dr. John Chapman) upon the consummation of the merger.

Other Agreements

     Dr. Edward Budowsky, who owns approximately 13% of the outstanding capital stock of Pentose, is a party to a Consulting/Employment Letter with Pentose dated December 8, 1995, as amended by an Amendment Letter dated July 28, 1996. Dr. Budowsky's amended agreement will be assumed by VITEX if the merger is completed.

     Certain directors and officers of Pentose and their affiliates own substantially all of the outstanding capital stock of Pentose Development Corporation ("PDC"), a company recently formed to acquire certain assets of Pentose in June 1999. Under a Services Agreement between Pentose and PDC dated June 16, 1999, Pentose is obligated to provide certain administrative services to PDC and it is intended that Pentose will also make available to PDC a portion of its leased facility in Watertown, Massachusetts on terms and conditions to be negotiated. Assuming the completion of the merger contemplated hereby, VITEX will assume the Pentose lease and Pentose's rights and obligations with respect to PDC. Peter D. Parker is a director of VITEX, Pentose and PDC. Ampersand Ventures, of which Mr. Parker and Dr. Charpie are representatives, holds a majority of the capital stock of PDC.

TRANSACTIONS BETWEEN VITEX AND ITS DIRECTORS, OFFICERS OR PRINCIPAL SHAREHOLDERS

     In February 1998, VITEX and Pall Corporation ("Pall") entered into a series of agreements (the "Pall Agreements") providing for, among other things, a collaboration on the development and marketing of systems employing VITEX's viral inactivation technologies for red blood cell concentrates. Pall is a leading manufacturer and supplier of filtration products, including those relating to the collection, preservation, processing, manipulation, storage and treatment of blood and blood components. Under the Pall Agreements, Pall receives exclusive worldwide distribution rights to any system incorporating any of VITEX's viral inactivation technologies for red blood cells and platelets. The parties have also agreed to share research, development, clinical and regulatory responsibilities and will equally share profits and joint expenses from operations after each party is reimbursed for its cost of goods. Upon execution of the Pall Agreements in February 1998, Pall acquired 477,042 shares of common stock for $4.0 million or $8.39 per share. Pursuant to the terms of the Pall Agreements, Pall acquired 448,028 shares of VITEX's common stock in a private placement, which closed contemporaneously with, and at the same price, terms, and conditions as the initial public offering of VITEX's common stock in June 1998. In addition, the Pall Agreements provide that Pall will purchase up to $17.0 million worth of common stock at the prevailing market price per share in installments tied to the achievement of specified development milestones in the development of VITEX's red blood cell concentrates. No such purchases occurred in fiscal year 1998. In fiscal year 1998, VITEX purchased approximately $1,076,000 of production related materials from Pall. Mr. Hayward-Surry, a Director of VITEX, is the President and a member of the board of directors of Pall Corporation.

     In April 1997, VITEX sold 1,797,893 shares of common stock at a purchase price of $8.39 per share to CB Capital Investors, L.P. In December 1997, the Chase Manhattan Bank, an affiliate of CB Capital Investors, L.P. made a term loan in the principal amount of $10,750,000 to VITEX. The principal of this loan is repayable in 16 consecutive quarterly installments commencing on March 31, 1998. The unpaid principal on the loan accrues interest, at VITEX's option at either LIBOR plus 2.75% to 1.75% or the base rate of the bank, as defined, plus margins of up to 0.5%. See note 6 to VITEX's financial statements included herein. Dr. Wicker, a member of VITEX's Board of Directors, is a general partner of Chase Capital Partners, an affiliate of CB Capital Investors, L.P. and the Chase Manhattan Bank.

     VITEX has entered into various license agreements with the New York Blood Center ("NYBC"). Under these agreements, VITEX has been granted exclusive and non-exclusive worldwide licenses under the NYBC patents relating to viral inactivation and other technologies. VITEX also has rights of first negotiation for the license to any NYBC improvements not otherwise exclusively licensed in the field of viral inactivation for use with certain products, as defined.
Under the license agreements, VITEX is required to pay royalties to the NYBC on VITEX's revenues derived from the use of these licenses, as defined. VITEX and the NYBC have also entered into an Omnibus Agreement which allocates various rights and obligations under license agreements that the NYBC has entered into with third parties relating to blood fractionation and other technology. VITEX is required to pay aggregate minimum royalties to maintain its exclusive licenses of $1,500,000 in fiscal 1999, $2,200,000 in fiscal 2000, $2,400,000 in fiscal 2001 and $2,800,000 in each year thereafter. Royalty and milestone payments in the amount of $1,037,000 were payable to the NYBC during fiscal year 1998. VITEX also is required to meet certain research and development milestones, as defined, to maintain its exclusive licenses. Further, VITEX is required to spend a minimum annual amounts towards the further development, evaluation and registration of products, as defined. If minimum royalties are not paid or if any milestone is not met, as defined for a given country, the NYBC may terminate the license for that country and may terminate other such licenses if the licenses in all covered countries have been individually terminated. The NYBC may terminate any license by reasonable notice if VITEX fails to cure a breach, conform to government regulations, or sell products within a specified number of years, as defined. Upon termination, all rights revert to the NYBC. VITEX is currently in compliance with all such obligations and covenants. The NYBC sponsors certain scientific research at VITEX. NYBC made payments of $96,000 to VITEX for fiscal year 1998. Mr. Tendler, a Director of VITEX, is a member of the Board of Trustees and the Executive Committee of the NYBC.

     Dr. Bernard Horowitz, VITEX's former Executive Vice President and Chief Scientific Officer and a current Director of VITEX, is one of the inventors named in the patents covering viral inactivation technologies owned by the NYBC and licensed to VITEX. Under the terms of arrangements with the NYBC, Dr. Horowitz will receive a percentage of the royalty payments made by VITEX to the NYBC based on sales of VITEX's products and systems employing the licensed S/D, UVC or LAC technologies.

     See also " - Existing Relationship between VITEX and Pentose" and "Interests of Certain Persons in the Merger."

                             THE MERGER AGREEMENT

     The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A.

Structure of the Merger

     Under the merger agreement, Pentose will merge into VITEX so that VITEX becomes the surviving corporation.

Timing of Closing

     The closing will occur within two business days after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived, unless VITEX and Pentose agree to a different date. We expect that, immediately upon the closing of the merger, we will file a merger certificate with the Secretary of State of the State of Delaware, at which time the merger will be effective.

Merger Consideration

     The merger agreement provides that each share of Pentose capital stock outstanding immediately prior to the effective time will, at the effective time, be converted into the right to receive a percentage of a share of VITEX common stock equal to the quotient of (1) the number of shares as will equal thirty-four percent (34%) of the issued and outstanding shares of VITEX common stock as of the effective time (giving effect to the issuance of shares of such stock in the merger) divided by (2) the number of issued and outstanding shares of Pentose capital stock as of the effective time. However, any shares of Pentose common stock held by Pentose as treasury stock or owned by VITEX or any subsidiary of VITEX will be canceled without any payment for those shares.

Treatment of Pentose Stock Options and Warrants; Other Pentose Stock-Based
Awards

     At the effective time, each outstanding option and warrant granted by Pentose to purchase shares of Pentose common stock will be converted into an option or warrant to acquire VITEX common stock having the same terms and conditions as the Pentose stock option or warrant had before the effective time. The number of shares that the new VITEX option or warrant will be exercisable for and the exercise price of the new VITEX option or warrant will reflect the exchange ratio in the merger.

Exchange of Shares

     Immediately prior to the closing, VITEX will provide to each holder of Pentose stock instructions explaining how to surrender Pentose stock certificates to VITEX. Holders of Pentose stock that surrender their certificates to VITEX, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of Pentose stock will not be entitled to receive any dividends or other distributions payable by VITEX after the closing until their certificates are surrendered.

     VITEX will not issue any fractional shares in the merger. Holders of Pentose stock will receive a cash payment in the amount of the fractional share amount multiplied by the average closing price of a share of VITEX common stock for the ten (10) most recent trading days ending on the second trading day immediately prior to the effective time, as reported on the Nasdaq Stock Market in the Wall Street Journal.

VITEX Board and Related Matters

     VITEX has agreed to take the necessary corporate action so that, as of the closing:

     .  The VITEX Board size will be increased from 8 to 9.

     . One director of Pentose, Dr. Samuel K. Ackerman, will become a director of VITEX. The other Pentose directors Dr. Charpie and Mr. Parker are already directors of VITEX.

Certain Covenants

     Each of VITEX and Pentose has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

     No Solicitation by Pentose. Pentose has agreed that it and its subsidiaries and their officers, directors, employees and advisers will not take action to solicit or encourage an offer for an alternative acquisition transaction involving Pentose of a nature defined in the merger agreement.

     Restricted actions include engaging in discussions or negotiations with any potential bidder, or disclosing non-public information relating to Pentose. These actions are permitted in response to an unsolicited bona fide offer so long as prior to doing so the Pentose Board by a majority vote determines in its good faith judgment that it is necessary to do so to comply with its fiduciary duty to stockholders, after receiving the advice of outside legal counsel.

     Pentose must keep VITEX informed of the identity of any potential bidder and the terms and status of any offer.

     Pentose Board's Covenant to Recommend. The Pentose Board has agreed to recommend the approval and adoption of the merger agreement to Pentose's stockholders. However, the Pentose Board is permitted not to make, to withdraw or to modify in a manner adverse to VITEX this recommendation if the Pentose Board reasonably determines that such recommendation would constitute a breach of its fiduciary duty to stockholders under applicable law, after receiving the written advice of outside legal counsel, and Pentose and the senior officers and directors of Pentose have substantially complied with their obligations under the no-solicitation covenant described above under " - No Solicitation by Pentose."

     VITEX Board's Covenant to Recommend. The VITEX Board has agreed to recommend the approval of the VITEX merger proposal to VITEX's stockholders. However, the VITEX Board is permitted not to make, to withdraw or to modify in a manner adverse to Pentose this recommendation if the VITEX Board reasonably determines that such recommendation would constitute a breach of its fiduciary duty to stockholders under applicable law after receiving the written advice of outside legal counsel.

     Interim Operations of VITEX and Pentose. Each of VITEX and Pentose has undertaken a separate covenant that places restrictions on it until either the effective time or the merger agreement is terminated. In general, Pentose is required to conduct its business in the ordinary course consistent with past practice and to use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. VITEX has agreed to carry on its business diligently and in accordance with good commercial practice. The companies have also agreed to some specific restrictions which are subject to exceptions described in the merger agreement. The following table summarizes the more significant of these restrictions undertaken by each company:

               Restriction                                    Pentose   VITEX

amending its organizational documents                            *        *

entering into any merger, liquidation or other significant
transaction                                                      *        *

issuing or disposing of equity securities, options or other
securities convertible into or exercisable for equity
securities, except to a limited extent to employees or
directors                                                        *        *

splitting, combining or reclassifying its capital stock          *        *

declaring dividends                                              *        *

selling, transferring, licensing, or disposing of any
intellectual property rights                                     *        *

amending the terms of any outstanding stock options              *
making capital expenditures, subject to certain ordinary
course exceptions                                                *

increasing employee compensation or benefits except for
normal ordinary course increases consistent with past
practice                                                         *

acquiring or disposing of material assets                        *

changing its accounting policies                                 *

entering into any material joint venture or partnership          *

taking any other action that would make any representation
or warranty by it inaccurate in any material respect             *        *

     Best Efforts Covenant. VITEX and Pentose have agreed to cooperate with each other and use their reasonable best efforts to take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement.

     Certain Employee Benefits Matters. The merger agreement provides that VITEX will adopt an employee stock option plan upon substantially the same terms and conditions as Pentose's current employee stock option plan.

     Lock-up Agreement. Affiliates of Ampersand Ventures and Dr. Samuel K. Ackerman have agreed to enter into an agreement providing that they will not sell, assign or transfer any shares of VITEX common stock they receive in the merger until the earlier to occur of (1) the first anniversary date of the effective time or (2) the date upon which the closing price of VITEX common stock reported in the Wall Street Journal has been in excess of $12 per share for the previous 20 consecutive trading days, provided that, Dr. Ackerman may transfer approximately 40% of such shares to affiliates of Ampersand Ventures at any time, which shares will remain subject to the lock-up described therein.

     Please see " -- Interests of Certain Persons in the Merger," for additional information on employee benefits matters covered in the merger agreement.

     Indemnification and Insurance of Pentose Directors and Officers. VITEX has agreed that:

     . For one year after closing, it will indemnify former Pentose directors, officers and employees for liabilities from their acts or omissions in those capacities occurring prior to closing to the extent provided under Pentose's charter and by-laws as in effect just prior to the effective time.

     . It will cause Pentose to honor all indemnification agreements with its former directors, officers and employees in effect just prior to the effective time.

     Certain Other Covenants. The merger agreement contains mutual covenants of the parties, the most significant of which are that each party agrees:

     . not to jeopardize the intended tax or accounting treatment of the merger, and

     . to consult with the other before issuing any press release or otherwise making any public statement with respect to the merger.

Representations and Warranties

            The merger agreement contains representations and warranties made by VITEX and Pentose to each other. The most significant of these relate to:

     .   corporate authorization to enter into the contemplated transaction;

     .   the stockholder votes required to approve the contemplated transaction;

     . governmental approvals required in connection with the contemplated transaction;

     . absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction;

     .   capitalization;

     .   ownership of subsidiaries;

     .   filings with the SEC;

     . information provided by it for inclusion in this Joint Proxy Statement/Prospectus;

     .   financial statements;

     . absence of certain material changes since a specified balance sheet date;

     .   intellectual property;

     .   tax matters; and

     .   finders' or advisors' fees.

     In addition, Pentose represents and warrants to VITEX as to certain other matters, including

     .   absence of undisclosed material liabilities;

     .   compliance with laws;

     .   litigation;

     .   employee benefits matters;

     .   environmental matters;

     .   absence of liens on assets;

     .   material contracts; and

     .   the accuracy of the books and records.

     The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement except that claims based upon the untruth of a representation or warranty based on fraud or willful, intentional or reckless misrepresentation or willful omission shall survive in accordance with the applicable statute of limitations.

Conditions to the Completion of the Merger

     Mutual Closing Conditions. The obligations of VITEX and Pentose to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

     .   approval by the VITEX and Pentose stockholders;

     .   absence of legal prohibition on completion of the merger;

     . VITEX's registration statement on Form S-4, which includes this proxy statement/prospectus, being effective and not subject to any stop order by the SEC;

     . the filing of a Notification Form for Listing of Additional Shares with Nasdaq and the payment of the applicable fee by VITEX;

     . receipt of opinions of VITEX's and Pentose's counsel that the merger will qualify as a tax-free reorganization;

     . absence of a material adverse effect or any reasonable expectation of a material adverse effect on VITEX or Pentose during the period from July 28, 1999 until closing;

     . accuracy as of closing of the representations and warranties made by the other party to the extent specified in the merger agreement;

     . performance in all material respects by the other party of the obligations required to be performed by it at or prior to closing;

     . receipt of all material consents, waivers, approvals or orders required to be obtained;

     . absence of any action or proceeding by any governmental authority seeking to prohibit the waiver; and

     . receipt by each party of an opinion of counsel to the other party regarding the merger.

     Additional closing conditions for VITEX's Benefits. VITEX's obligations to complete the merger is subject to the following additional conditions:

     . receipt of agreements executed by affiliates of Pentose regarding compliance with securities laws;

     . receipt of lock-up agreements from affiliates of Ampersand Ventures and Dr. Samuel K. Ackerman providing for restrictions on transfer of shares of VITEX common stock received in the merger;

     . receipt of a fairness opinion dated July 26, 1999 and the effective date of this Joint Proxy Statement/Prospectus that the merger consideration is fair to VITEX from a financial point of view;

     .    receipt of all consents to the transfer of all material agreements;

     . dissenting stockholders shall have not exercised dissenters' rights with respect to more than 5% of the Pentose capital stock; and

     . VITEX shall receive an amendment to the tax indemnity agreement limiting the liability thereunder of Pentose to $50,000.

Termination of the Merger Agreement

     Right to Terminate. The merger agreement may be terminated at any time prior to the closing in any of the following ways:

     (a) By mutual written consent of VITEX and Pentose.

     (b) By either VITEX or Pentose if:

            (1) the merger has not been completed by January 31, 2000 provided the party terminating may not be the party whose conduct was responsible for not closing;

            (2) VITEX or Pentose stockholders fail to give the necessary approval at a duly held meeting provided the party terminating may not be the party whose conduct was responsible for the failure to receive such vote;

            (3)  there is a permanent legal prohibition to closing the merger;

            (4) if the Board of Directors of the other party shall have withheld, withdrawn or modified in any way adverse to such party its recommendation in favor of the merger;

            (5) upon the breach of any covenant or agreement in the merger agreement by the other party which is not cured as provided for in such agreement;

            (6) if there shall have occurred any material adverse change with respect to the other party; or

            (7) if any representation or warranty on the part of the other party proves to be untrue on July 28, 1999, if such failure is reasonably likely to have a material adverse effect.

     If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless such party is in willful breach thereof. However, the provisions of the merger agreement relating to termination fees will continue in effect notwithstanding termination of the merger agreement.

     Termination Fees Payable by Pentose. Pentose has agreed to pay VITEX a cash amount equal to $1 million in any of the following circumstances:

     (a) VITEX terminates the merger agreement due to a representation or warranty on the part of Pentose that is untrue on July 28, 1999, if such failure is reasonably likely to have a material adverse effect; or

     (b) either VITEX or Pentose terminates the merger agreement in circumstances where the following conditions are met:

         (1) Pentose's stockholders do not vote in favor of the merger; and

         (2) within six months of the termination of the merger agreement Pentose enters into an agreement for an alternative transaction with a third party.

     Termination Fees Payable by VITEX. VITEX has agreed to pay Pentose a cash amount equal to $1 million if Pentose terminates the merger agreement due to a representation or warranty on the part of VITEX that is untrue on July 28, 1999, if such failure is reasonably likely to have a material adverse effect.

Investment Upon Termination

     In the event that the merger agreement is terminated in any situation not involving payment of a termination fee or the mutual consent of VITEX and Pentose, within 30 days VITEX shall, if requested by Pentose, purchase a $2,000,000 promissory note convertible into shares of Pentose stock sold in its next equity financing at such price or, if such financing is not closed within nine months from the date of termination of the merger agreement, Series B preferred stock at the price of $2.97 per share. Such obligation is conditioned upon affiliates of Ampersand Ventures investing an equal amount in Pentose on the same terms and conditions.

Other Expenses

     Except as described above and subject to an exception relating to the payment of transfer taxes, all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses. We estimate that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will total approximately $1,500,000 assuming the merger is completed.

Amendments and Waivers

     Any provision of the merger agreement may be amended or waived prior to closing if the amendment or waiver is in writing and signed, in the case of an amendment, by Pentose and VITEX or, in the case of a waiver, by the party against whom the waiver is to be effective. After the approval of the merger agreement by the stockholders of Pentose, no amendment or waiver that by law requires further approval by stockholders may be made without the further approval of such stockholders.

Appraisal Rights

     By virtue of Section 262 of the Delaware General Corporation Law, or the DGCL, if holders of Pentose stock exercise appraisal rights in connection with the merger, any shares of Pentose stock as to which such appraisal rights are exercised will not be converted into the right to receive shares of VITEX common stock but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such dissenting shares pursuant to the DGCL.

     THE FOLLOWING SUMMARY OF THE PROVISIONS OF SECTION 262 IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 262, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE.

     If the merger is approved by the required vote of Pentose's stockholders, each holder of Pentose stock who (1) files written notice with Pentose of his intention to exercise his rights to appraisal of his shares prior to the Pentose special meeting and (2) does not vote in favor of the merger and who follows the procedures set forth in Section 262 will be entitled to have his, her or its Pentose stock purchased by the surviving corporation for cash at the fair market value of the shares of Pentose stock. The fair market value of shares of Pentose stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of Pentose stock with respect to which holders have perfected their appraisal demand in accordance with Section 262 and have not effectively withdrawn or lost such appraisal rights are referred to in this Joint Proxy Statement/Prospectus as the "dissenting shares."

     Within ten days after the effective date, Pentose must mail a notice to all stockholders who have complied with 1 and 2 above notifying such stockholders of the effective date. Within 120 days after the effective date such holders of stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, provided such holders may within 60 days of the effective date withdraw their demand for appraisal. Within 120 days of the effective time, the holders of dissenting shares may also, upon written request, receive from the surviving corporation a statement setting forth the aggregate number of shares with respect to which demands for appraisals have been received.

     If any holder of Pentose stock who demands the appraisal and purchase of his, her or its shares under Section 262 fails to perfect, or effectively withdraws or loses his or her right to such purchase, the shares of such holder will be converted into a right to receive a number of shares of VITEX common stock in accordance with the terms of the merger agreement. Dissenting shares lose their status as dissenting shares if

     .   the merger is abandoned;

     . the shares are transferred prior to their submission for the required endorsement;

     . the dissenting stockholder fails to make a timely written demand for appraisal;

     .   the dissenting shares are voted in favor of the merger;

     . neither VITEX nor the stockholder files a complaint or intervenes in a pending action within 120 days after mailing of the approval notice; or

     . the stockholder delivers to VITEX a written withdrawal of such stockholder's demand for appraisal of his, her or its shares.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, PENTOSE STOCKHOLDERS WHO ARE CONSIDERING OBJECTION TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

                                 CHAPTER TWO--
                   INFORMATION ABOUT THE MEETINGS AND VOTING

     VITEX's Board is using this Joint Proxy Statement/Prospectus to solicit proxies from the holders of VITEX common stock for use at the VITEX meeting. Pentose's Board is also using this document to solicit proxies from the holders of Pentose common stock and Pentose preferred stock for use at the Pentose meeting. We are first mailing this Joint Proxy Statement/Prospectus and accompanying form of proxy to VITEX and Pentose stockholders on or about ___________________________, 1999.

Matters Relating to the Meetings

---------------------------------------------------------------------------------------------------------------------
                           VITEX Meeting                                   Pentose Meeting
                           -------------                                   ---------------

---------------------------------------------------------------------------------------------------------------------
      Time and Place:      ___________, 1999                               ____________, 1999
                           10:00 a.m., Eastern Time                        10:00 a.m., Eastern Time
                           Mintz, Levin, Cohn, Ferris, Glovsky and         Palmer & Dodge LLP
                             Popeo, P.C.                                   One Beacon Street
                           One Financial Center                            Boston, MA 02108
                           Boston, MA  02111

---------------------------------------------------------------------------------------------------------------------
Purpose of Meeting is      1.  the merger agreement and the merger,        1.  the merger agreement and the merger as
       to Vote on the          including the related issuance of up to         described under " Chapter One - The
     Following Items:          ____ shares of VITEX common stock,              Merger - The Merger Transaction -
                               described under "Chapter One - The              General";
                               Merger - The Merger Transaction -
                               General";*

                           2.  the adoption of a new option plan, as      2.  such other matters as may properly
                               described under "Chapter Six - VITEX           come before the Pentose meeting,
                               Special Meeting Proposals - Item 1  -          including the approval of any
                               Adoption of Supplemental Stock Option          adjournment of the meeting.
                               Plan" beginning on page VI - 1.

                           3.  the amendment to the VITEX charter
                               described under "Chapter Six - VITEX
                               Special Meeting Proposals - Item 3 -
                               Amendment of VITEX's Certificate of
                               Incorporation" beginning on page VI-3.

                           4.   such other matters as may properly come
                                before the VITEX meeting, including the
                                approval of any adjournment of the
                                meeting.

                           *   The VITEX charter amendment will not be
                               effected and the adoption of the
                               Supplemental Stock Option Plan will not
                               occur unless the merger is approved by
                               VITEX stockholders.

---------------------------------------------------------------------------------------------------------------------
         Record Date:      The record date for shares entitled to vote    The record date for shares entitled to vote
                           is September 23, 1999.                         is ________________, 1999.

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                           VITEX Meeting                                 Pentose Meeting
                           -------------                                 ---------------

-----------------------------------------------------------------------------------------------------------------------
          Outstanding      As of September ____, 1999, there were        As of September 10, 1999, there were 4,949,736
       Shares Held on      ________ shares of VITEX common stock         shares of Pentose common stock, 4,500,000
         Record Date:      outstanding.                                  shares of Series A Preferred Stock, and
                                                                         2,356,903 shares of Series B Preferred Stock
                                                                         outstanding.



   Shares Entitled to      Shares entitled to vote are VITEX common      Shares entitled to vote are Pentose common
                Vote:      stock held at the close of business on the    stock and Pentose preferred stock held at
                           record date, September 23, 1999.              the close of business on the record date,
                                                                         __________, 1999.

                           Each share of VITEX common stock that you     Each share of Pentose common stock and
                           own entitles you to one vote.                 Pentose preferred stock that you own
                                                                         entitles you to one vote.  The Pentose
                                                                         preferred stock is entitled to vote on all
                                                                         matters submitted to a vote of holders of
                                                                         common stock, voting with the common stock
                                                                         as a single class.
                           Shares held by VITEX in its treasury are      Shares held by Pentose in its treasury are
                           not voted.                                    not voted.
-----------------------------------------------------------------------------------------------------------------------
               Quorum      A quorum of stockholders is necessary to      A quorum of stockholders is necessary to
          Requirement      hold a valid meeting.                         hold a valid meeting.

                           The presence in person or by proxy at the     The presence in person or by proxy at the
                           meeting of holders of shares representing a   meeting of holders of shares representing
                           majority of the votes of the VITEX common     at least a majority of the votes of the
                           stock entitled to vote at the Meeting is a    Pentose common stock and Pentose preferred
                           quorum. Abstentions and broker "non-votes"    stock entitled to vote at the meeting is a
                           count as present for establishing a quorum.   quorum. Abstentions count as present for
                           Shares held by VITEX in its treasury or       establishing a quorum.  Shares held by
                           held by another corporation where the         Pentose in its treasury do not count toward
                           majority of shares entitled to vote in the    a quorum.
                           election of directors of such other
                           corporation is held by VITEX do not count
                           toward a quorum.

                           A broker non-vote occurs on an item when a
                           broker is not permitted to vote on that
                           item without instruction from the
                           beneficial owner of the shares and no
                           instruction is given.
-----------------------------------------------------------------------------------------------------------------------
               Shares      8,244,763 shares of VITEX common stock,       7,296,669 shares of Pentose common stock
         Beneficially      including exercisable options.  These         and shares of Pentose preferred stock.
       Owned by VITEX      shares represent in total approximately 65%   These shares represent in total
          and Pentose      of the voting power of VITEX's common stock.  approximately 67.9% of the voting power of
        Directors and                                                    Pentose's voting securities, voting
   Executive Officers                                                    together as a single class.
 as of July 30, 1999:

-----------------------------------------------------------------------------------------------------------------------

Vote Necessary to Approve VITEX and Pentose Proposals

------------------------------------------------------------------------------------------------------------------
               Item                                                 Vote Necessary
------------------------------------------------------------------------------------------------------------------
I.  Merger Proposal                          VITEX:    Approval of the merger and merger agreement described in
                                                       "Chapter One -- The Merger" requires  an affirmative vote
                                                       of 66 2/3% of the issued and outstanding shares of VITEX
                                                       common stock.  A failure to vote or an abstention or a
                                                       broken non-vote has the same effect as a vote against.

                                             Pentose:  Approval of the merger and the merger agreement requires the affirmative vote of a majority of the issued and
                                                       outstanding shares of Pentose common stock and Pentose
                                                       preferred stock.  A failure to vote or an abstention has
                                                       the same effect as a vote against.

------------------------------------------------------------------------------------------------------------------
II.  Adoption of Supplemental Stock          VITEX:    The adoption of the 1999 Supplemental Stock Option Plan as
     Option Plan                                       described in "Chapter Six  VITEX Special Meeting Proposals
                                                       - Item 2 - Adoption of New Option Plan", requires the
                                                       affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting.  A
                                                       failure to vote or an abstention has the same effect as a
                                                       vote against; a broker non-vote has no effect on the vote.

                                             Pentose:  Not Applicable
------------------------------------------------------------------------------------------------------------------
III.  Amendment of VITEX Charter             VITEX:    The amendment of the VITEX charter as described in "Chapter
                                                       Six - VITEX Special Meeting Proposals - Item 3 - Amendment
                                                       of VITEX's Certificate of Incorporation" requires the
                                                       affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting.  A
                                                       failure to vote or an abstention or a broken non-vote has
                                                       the same effect as a vote against.

                                             Pentose:  Not Applicable

-----------------------------------------------------------------------------------------------------------------

Proxies

     Voting Your Proxy. You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

     Voting instructions are included on your proxy or proxy card. If you properly give your proxy and submit it to the address set forth on page I-1 in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may also vote for or against the other proposals or abstain from voting.

     How to Vote by Proxy

                              VITEX                                                  Pentose
                              -----                                                  -------
          Complete, sign, date and return your proxy card         Complete, sign, date and return your proxy
          in the enclosed envelope.                               in the enclosed envelope.

     If you submit your proxy but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:

                               VITEX                                                  Pentose
  .    "FOR" the VITEX merger proposal                        .    "FOR" the Pentose merger proposal

  . "FOR" adoption of the supplemental stock option plan (as described beginning on page VI-1)

  . "FOR" the amendment of VITEX's Certificate of Incorporation (as described beginning on page VI-3)

  .    "FOR" any proposal by the VITEX Board to adjourn the   .    "FOR" any proposal by the Pentose Board to
       meeting.                                                    adjourn the meeting.

  .    In its discretion as to any other business as may      .    In its discretion as to any other business as may
       properly come before the VITEX meeting                     properly come before the Pentose meeting.

     Revoking Your Proxy.  You may revoke your proxy before it is voted by:

     .    submitting a new proxy with a later date,

     . notifying your company's Secretary (in the case of Pentose) or Assistant Secretary (in the case of VITEX) in writing before the meeting that you have revoked your proxy, or

     .    voting in person at the meeting.

     Voting in person. If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on ___________, 1999, the record date for voting.

     People with disabilities. We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary or Assistant Secretary, as the case may be, of your company at least two weeks before your meeting at the number or address under "The Companies" on page I-2.

     Proxy solicitation. VITEX will pay its own costs, if any, of soliciting proxies. VITEX reserves the right to retain outside agencies for the purpose of soliciting proxies. Pentose will pay its own costs, if any, of soliciting proxies.

     In addition to this mailing, VITEX and Pentose employees may solicit proxies personally, electronically or by telephone.

     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     Do not send in any stock certificates with your proxy. VITEX will provide instructions for the surrender of stock certificates for Pentose common stock and Pentose preferred stock to Pentose stockholders immediately prior to the completion of the merger.

Other Business; Adjournments

     We are not currently aware of any other business to be acted upon at either meeting. Under the laws of Delaware, where VITEX and Pentose are incorporated, no business other than procedural matters may be raised at the VITEX meeting unless proper notice to the stockholders has been given. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Neither of us currently intends to seek an adjournment of our meeting.

Chapter Three - Other Information Regarding VITEX

                               CHAPTER THREE---
                       OTHER INFORMATION REGARDING VITEX

                               BUSINESS OF VITEX
OVERVIEW

     V.I. Technologies, Inc. ("VITEX") is a leading developer of a broad portfolio of blood products and systems which use its proprietary viral inactivation technologies. VITEX's technologies are intended to address the risks of viral contamination in blood products, including plasma, plasma derivatives, red blood cells and platelets. Viral inactivation processes have the potential to eliminate viruses that are enveloped by lipid membranes such as hepatitis B virus ("HBV"), hepatitis C virus ("HCV") and HIV, the virus that causes AIDS, and non-enveloped viruses such as hepatitis A virus ("HAV") and parvovirus and other known and unknown pathogens.

     VITEX currently manufactures two human therapeutic products:

     . PLAS+SD. VITEX has entered into a collaboration agreement with the American National Red Cross (the "Red Cross") whereby the Red Cross is the exclusive distributor of VITEX's PLAS+SD in North America. PLAS+SD, the first of VITEX's virally inactivated products, received marketing clearance from the FDA on May 6, 1998. Commercial scale production and sale of PLAS+SD, a pooled transfusion plasma which utilizes VITEX's solvent/detergent ("SD") viral inactivation technology to inactivate lipid enveloped viruses, began in June 1998. PLAS+SD is the only FDA-approved virally inactivated blood component available for use in the United States.

     . VITEX Plasma Fractions. VITEX supplies VITEX Plasma Fractions, primarily to Bayer Corporation ("Bayer"), under a collaboration arrangement. VITEX utilizes a combination of fractionation procedures to separate and purify the protein components of plasma. The plasma fractions are further processed by VITEX's customers into virally inactivated plasma derivatives for use in FDA-approved therapeutic applications.

  VITEX's other virally inactivated blood product candidates are all under development and include:

     . Universal PLAS+SD. Universal PLAS+SD is a product candidate which is intended to provide the same benefits as PLAS+SD without the need for matching donor and recipient blood types. Under VITEX's collaboration agreement with the Red Cross, the Red Cross has a right of first offer to distribute this product if it is approved by the FDA. VITEX filed an IND for Universal PLAS+SD on August 8, 1999.

     . Universal PLAS+SD II. Universal PLAS+SD II is intended to improve upon Universal PLAS+SD by adding additional methods of viral inactivation to inactivate both enveloped and non-enveloped viruses. Universal PLAS+SD II is at an early stage of development and, consequently, there can be no assurance that VITEX will be able to successfully develop, secure approval for or commercialize this product.

     . VITEX Fibrin Sealant. VITEX Fibrin Sealant, which is currently in Phase III clinical trials, is designed for use during surgical procedures for hemostasis and to augment or replace sutures or staples for wound closure. VITEX has collaborated with United States Surgical Corporation ("U.S. Surgical") to develop this product candidate and distribute it if it is approved by the FDA.

     . VITEX RBCC Systems. VITEX has entered into strategic collaboration agreements with Pall Corporation ("Pall") for the development and marketing, subject to FDA approval, of VITEX RBCC Systems which employ VITEX's technologies to broadly inactivate viruses and other pathogens in red blood cell concentrates. Upon consummation of the merger contemplated hereby, VITEX intends to incorporate Pentose's INACTINE technologies into this collaboration.

     VITEX's mission is to enable the global availability of safe blood products using its proprietary viral inactivation systems. To achieve this objective, VITEX intends to: (1) expand its technological leadership; (2) build a broad product portfolio; and (3) leverage existing manufacturing capabilities and regulatory expertise. VITEX believes that the sales, marketing and distribution agreements that have been established with its strategic collaborators can accelerate the commercialization of VITEX's products.

                                     III-1

     VITEX's predecessor, Melville Biologics, Inc., was formed more than 15 years ago by the New York Blood Center, Inc. ("NYBC"), a world leader in research and development in the fields of hematology and transfusion medicine, to process plasma fractions and derivatives, and to facilitate the NYBC's research efforts. VITEX was incorporated in Delaware in January 1993. Effective January 1, 1995, pursuant to a transfer agreement between VITEX and the NYBC, the NYBC transferred to VITEX substantially all of the assets of Melville Biologics, Inc., including a manufacturing facility used primarily to produce plasma fractions and related operating and product licenses and certain other specified tangible and intangible assets, as well as various contracts and the assumption of certain obligations of the NYBC related to such assets and contracts. As a result of its spin-off from the NYBC, VITEX became the licensee of a substantial portfolio of patents and patent applications held by the NYBC, including those related to the use of the SD viral inactivation technology. In exchange for these net assets, the NYBC received all of the then issued and outstanding common stock of VITEX.

Background

     Whole blood contains important therapeutic components, including red blood cells, platelets and plasma. Each of these components can be transfused directly into patients. Plasma may also be fractionated into plasma fractions, which in turn can be purified into protein products, referred to as plasma derivatives. The worldwide blood products market is comprised of the blood components market and the plasma derivatives market, as illustrated by the following diagram:

                                 -------------
                                  Therapeutic

                                     Blood

                                   Products
                                 -------------

                   ------------                 -------------
                      Blood                        Plasma

                    Components                   Derivatives
                   ------------                 -------------

--------   -----------   ------------    ---------    -----------  ------------
 Red

Blood       Platelets     Transfusion     Albumin      Clotting     Immuno-

Cells                      Plasma                       Factors    globulins
--------   -----------   ------------    ---------    -----------  ------------

The Blood Components Market

     Blood Components. Each of the components of blood serves specific functions. Red blood cells, which transport oxygen and carbon dioxide throughout the body, are frequently administered to patients who have anemia, trauma, surgical bleeding or genetic disorders and account for the majority of transfusions. Platelets, which initiate blood clotting and facilitate the repair of damaged blood vessels, are often used to treat cancer patients following chemotherapy and patients who lose large volumes of blood as a result of trauma or during surgery. Plasma is the liquid part of the blood that contains a large number of proteins, several of which have important therapeutic applications, including mediating and controlling blood clotting, providing immune protection, and treating several rare and life-threatening diseases such as thrombotic thrombocytopenic purpura ("TTP"). White blood cells, an additional component of blood, are comprised of many different types of cells that form part of the body's immune system and are active in wound repair. White blood cells are rarely transfused because of the potential for an adverse immune response by the recipient.

     Collection and Processing. The processors in the blood components market collect and process whole blood from donors at either mobile or fixed collection sites. Approximately 35 million whole blood donations occur in North America, Western Europe and Japan annually. In the United States, approximately 45% of donated blood is collected by the Red Cross, another 45% is collected by independent community blood centers and the remaining 10% is collected by hospitals.

     Whole blood is usually separated by blood banks into red blood cells, platelets and plasma to optimize transfusion therapy and to efficiently allocate the limited available blood supply. These blood components are then distributed by blood collection centers to hospitals for storage and subsequent transfusion. Red blood cells and platelets each have a very short shelf life, of 42 and 5 days, respectively. Plasma can be frozen and stored for up to one year in the form of fresh frozen plasma ("FFP") after being collected.

                                     III-2

     Transfusions. VITEX projects that approximately 30% to 40% of all people in the United States will receive a transfusion at some point in their lives. Transfusions containing one or more blood components are often required to treat diseases or disorders and to replace blood loss resulting from trauma or during surgery. In the United States, over 11.3 million units of red blood cells are transfused annually, while annual platelet and plasma transfusions account for approximately 8.0 million units and 2.8 million units, respectively. The average unit price paid by hospitals for red blood cells, platelets and plasma is estimated to be approximately $85, $50 and $50, respectively, and varies depending on geographic and other factors.

The Plasma Derivatives Market

     Plasma Derivatives. Plasma contains a large number of proteins, several of which are well characterized and have FDA-approved therapeutic applications. These proteins are separated and purified into plasma derivatives through a combination of fractionation procedures and modern chromatographic techniques.

     Collection and Processing. Approximately 80% of plasma used for fractionation in North America is collected from paid donors by plasmapheresis --the removal of blood plasma from the body by the withdrawal of blood, its separation into plasma and blood cells and the reintroduction of the blood cells into the body. After plasma is collected from donors, it is frozen and shipped to large processing facilities where fractionators purify, virally inactivate, sterile fill and package protein products. Plasma derivatives are then sold to hospitals where they are administered to patients. Four plasma fractionators, Bayer, Centeon L.L.C., Alpha Therapeutics, and Baxter Corporation, currently account for almost 50% of the worldwide plasma derivatives market. These plasma fractionators are currently operating at or near manufacturing capacity. The large capital costs involved in establishing fractionation capacity and the regulatory approvals necessary to manufacture and sell fractionated products may tend to restrict the entry of new participants into the market.

     Applications. Plasma derivatives have widespread therapeutic applications. Albumin is frequently used as a volume expander to treat high volume blood loss, which occurs during surgical procedures. Factor VIII and Factor IX concentrates are routinely administered to patients with hemophilia. Immunoglobulins, including formulations for intravenous administration, have been embraced for the prevention and treatment of viral infections in immunocompromised patients and in treating certain autoimmune disorders. The market for plasma derivatives delivered to hospitals in 1994 was approximately $1.1 billion in the United States and approximately $4.6 billion worldwide.

Challenges Facing the Blood Products Market

     The use of plasma and plasma derivatives has increased dramatically in the United States over the past two decades. In its July 1998 issue, the periodical "Transfusion" reported that fresh frozen plasma usage increased by over 16% between 1992 and 1994. While plasma and its derivatives represent a valuable and lifesaving resource, these products have transmitted infectious agents to recipients, most notably HIV, HBV and HCV. The viral safety of transfused blood products relies on the dual safeguards of careful donor screening and rigorous viral testing of donations.

     Safety of the Blood Supply. Despite the many benefits that blood products provide, and recent improvements in testing and processing of blood, concerns remain over the presence of viruses, bacteria and parasites in donated blood. Viruses such as HBV, HCV, HIV, cytomegalovirus ("CMV") and human T-cell lymphotropic virus ("HTLV") can present life-threatening risks. In addition, bacteria and many other agents can transmit disease during transfusion, including the bacteria which can cause sepsis or other systemic infections which can result in serious illness or even death. The parasites that cause malaria and Chagas' disease may also be transmitted by transfusions.

     The risk of transmission of any of these pathogens from an infected donor is compounded by a number of factors, including:

     . dividing a unit of infected blood into its components which may expose several patients to the pathogen;

     . deriving therapeutic quantities of blood components from typically two to eight donor units, any one of which may contain pathogens; and

     . administering frequent transfusions to certain patient populations, such as patients with cancer, suppressed immune systems, congenital anemia and kidney and liver disorders, resulting in a heightened risk of infection

                                     III-3
          due to multiple transfusions. The following table illustrates the current risks of exposure to the major, identified pathogenic viruses in transfused blood.

               Risks of Viral Infection from Blood Transfusions

                                                                   Average               Multiple
                                                                  ---------              --------

                                                            Single Transfusion(1)    Transfusions(2)
                                                            ---------------------    ---------------

Virus                                                            (5 donors)           (100 donors)
                                                                 ----------           ------------
HBV........................................................        1:12,600                 1:630
HCV........................................................        1:20,600               1:1,030
HIV........................................................        1:98,600               1:4,930
HTLV (I&II)................................................       1:128,200               1:6,410

Aggregate Risk.............................................         1:6,800                 1:340

     (1)  Such as patients who have had surgery or trauma.

     (2) Such as patients who have cancer, liver disease and sickle cell anemia.

     Emerging and unidentified pathogens also present a threat to the blood supply, illustrated by the recent history of HIV contamination. It is estimated that HIV was present in the blood supply for at least seven years before it was identified as the causative agent of AIDS and at least eight years before a test was commercially available to detect the presence of HIV antibodies in donated blood. During those years, many transfusion recipients were infected with HIV, including approximately 70% of patients with severe hemophilia. In addition, approximately 2.7 million Americans are infected with HCV. Eighty-five percent of those infected develop chronic liver disease and approximately 10-20% develop cirrhosis of the liver. Of these 4 million people, more than one million have received potentially HCV infected blood or blood products. Moreover, most tests to detect viruses are antibody tests, which detect an immune response to the virus, rather than the virus itself. As a result, these tests fail to detect viruses when performed during the "infectivity window" early in the course of an infection before antibodies appear in detectable quantities.

     Product Consistency. Unlike pharmaceutical products, blood components vary in their consistency, creating uncertainty as to proper dosing. This occurs as a result of:

     .    the variability of component concentrations among donors;

     . the impracticality of selecting donors with the optimal blood component profile; and

     . the imprecision in the processes for collecting and separating red blood cells, platelets and plasma.

Large plasma fractionators achieve high consistency by processing plasma from multiple donors in a single batch and through processing under controlled conditions.

Approaches to the Safety of the Blood Supply

     There are several approaches to improving blood safety currently available and under development, including the following:

     Screening. The screening of blood and blood components for known pathogens is universally accepted. However, there are many reasons why screening cannot ensure a safe blood supply, including the following:

     .    failure of tests during the infectivity window;

     . limitations of test sensitivity where tests cannot detect a small quantity of virus or antibody;

     . limitations of test specificity where tests fail to detect certain viral variants;

                                     III-4

     . the presence of new viruses that have not been identified and for which no test exists; (v) the presence of identified viruses for which no test is available; and

     .    human error.

     Donation Strategies. Autologous (self) donation avoids the risk of receiving contaminated donor blood, but is impractical for most patients. Quarantining of blood seeks to address the problems associated with the infectivity window by storing a donor's blood for three to six months after which time the donor must return for additional testing. However, quarantining depends on the donor's timely return for additional testing, cannot be applied to red blood cells or platelets because of their limited shelf life and is subject to limitations associated with blood screening.

     Blood Substitutes. Several companies are developing synthetic blood substitutes. However, blood substitutes may be less effective in certain indications than the blood components they are intended to replace, and may be missing important blood factors, including those utilized for blood clotting, immune surveillance and wound healing.

     Viral Inactivation. Viral inactivation has been used successfully for plasma derivatives worldwide since the mid-1980's and for the treatment of transfusion plasma in Europe since the early 1990's. Viral inactivation has the potential to inactivate both known and unknown viruses. Viral inactivation for cellular blood components, such as red blood cells, is still under development.

Products and Product Development

     VITEX has developed and is further developing a comprehensive portfolio of blood products and systems using its proprietary viral inactivation technologies. In addition to SD technology, which inactivates lipid-enveloped viruses in protein solutions, VITEX is developing several other viral inactivation technologies, including, through a collaboration with Pentose, INACTINE technology, which it expects to acquire from Pentose as a part of the merger transaction. These additional technologies include an irradiation technology that uses short wavelength ultraviolet light ("UVC") to inactivate both enveloped and non-enveloped viruses in protein solutions and affinity chromatography technology in which ligands are used to develop specific bonds to targeted proteins for the removal of viruses and other pathogens. Additionally, VITEX expects to further develop INACTINE compounds to inactivate both enveloped and non-enveloped viruses in plasma. After the merger, Pentose's INACTINE compounds will be incorporated into VITEX's existing red cell programs. The following table identifies VITEX's principal product candidates and product development programs:

-----------------------------------------------------------------------------------------------------------------------------------
                                                     Viral
                                 VITEX            Inactivation           Therapeutic                                Development
       Market                   Product            Technology            Indication            Collaborator            Status
-----------------------------------------------------------------------------------------------------------------------------------
Plasma Derivatives        VITEX Plasma                SD(1)       Expanding blood               Bayer           Commercialization
                          Fractions                               volume, treating                              commenced November
                                                                  infections and diseases                       1995
-----------------------------------------------------------------------------------------------------------------------------------
Transfusion Plasma        PLAS+SD                     SD          Controlling bleeding          Red Cross       PLA and ELA
                                                                                                                approved by FDA on
                                                                                                                May 6, 1998.
                                                                                                                Commercialization
                                                                                                                commenced in June
                                                                                                                1998

                          Universal PLAS+SD           SD          Controlling bleeding,         Red Cross(2)    Research and
                                                                  without need for blood                        development; IND
                                                                  typing                                        filed in August
                                                                                                                1999

                          Universal PLAS+SD II        SD; UVC;    Controlling bleeding,         Red Cross(2)    Research and
                                                      INACTINE    without need for blood                        development
                                                                  typing
-----------------------------------------------------------------------------------------------------------------------------------
Wound Care                VITEX Fibrin Sealant        SD; UVC;    Tissue sealant,               U.S. Surgical   Phase III clinical
                                                      Quenchers   controlling bleeding                          trials; BLA filing
                                                                  and wound care                                anticipated
                                                                                                                during 2000
-----------------------------------------------------------------------------------------------------------------------------------
Red Blood Cell            VITEX RBCC                  Pc 4;       Treatment for anemia and      Pall            Pentose red cell
Concentrates                                          INACTINE    genetic disorders                             IND filed August
                                                      (3)                                                       1999
-----------------------------------------------------------------------------------------------------------------------------------

                                     III-5

(1) SD technology is used by VITEX's customers under non-exclusive licenses from the NYBC to virally inactivate certain plasma derivatives manufactured from fractions supplied to them by VITEX.

(2) The Red Cross has a right of first offer to distribute this product.

(3) VITEX has pursued a program for viral inactivation for red cells based on a technology employing a light-activated compound, Pc4. VITEX expects to scale back this approach and, following the merger, concentrate on the Pentose INACTINE technology. The Pentose red cell program will be implemented under the Pall collaboration.

Plasma Derivatives

     VITEX Plasma Fractions. VITEX is currently producing and selling commercial quantities of its VITEX Plasma Fractions, principally to Bayer, one of the four major providers of plasma derivatives worldwide. Bayer purifies and produces virally inactivated fractions using SD technology and packages these plasma fractions as final plasma derivatives products. Because most blood products processors have been licensed by the NYBC to use SD technology in the manufacture of virally inactivated plasma derivatives, VITEX's strategy has been to be a supplier to, rather than a competitor of, these plasma fractionators. VITEX's Processing Agreement with Bayer is structured as a multi-year "take-or-pay" supply agreement.

     Plasma Derivatives Market. The principal products derived from plasma are albumin, Factor VIII and Factor IX and immunoglobulins. The market for plasma derivatives was estimated to be approximately $1.1 billion in the United States and approximately $4.6 billion worldwide in 1994. VITEX believes that worldwide demand for plasma derivatives is increasing at a rate of 10-20% annually, due primarily to an aging population requiring more medical care, the discovery of new clinical applications for existing products derived from plasma, and the development of new products such as fibrin sealants and other bioadhesives. While the demand for plasma derivatives is increasing, each of the four major fractionators, Bayer, Centeon, Alpha Therapeutics and Baxter, is currently operating at or near manufacturing capacity. Because of the substantial capital expenditures and time associated with the construction, validation and licensing of fractionation facilities, VITEX believes that demand for its fractionation capacity will remain high for the foreseeable future.

     The NYBC processed plasma fractions and derivatives from 1970 through 1993. Following its spin-off from the NYBC in 1995, VITEX began processing plasma fractions and has since expanded this business. The NYBC also received an establishment license from the FDA for a new manufacturing facility in 1980.
The NYBC received product licenses from the FDA for the manufacture of albumin, Factor VIII and immunoglobulins. These FDA approvals were included in the assets assigned to VITEX in January 1995.

Transfusion Plasma

     PLAS+SD. PLAS+SD, which serves as a virally inactivated substitute to FFP, was approved for marketing by the FDA on May 6, 1998. While virally inactivated plasma fractions have been commercially available since 1985, PLAS+SD is the only virally inactivated blood component, as opposed to virally inactivated plasma fraction, marketed in the United States. PLAS+SD is a transfusion plasma treated with the SD viral inactivation process to virtually eliminate the transmission of HIV, HBV, HCV and other lipid-enveloped viruses which present the most significant viral risks from blood transfusions. Its labeled uses are the same as those for FFP and include the treatment of certain coagulation factor deficits and thrombotic thrombocytopenic purpura, a disease characterized in part by a low platelet count. VITEX holds an exclusive license in North America and a non-exclusive license in the rest of the world, excluding Europe, from the NYBC to apply the proprietary SD process to the viral inactivation of plasma. The SD viral inactivation process used for PLAS+SD achieves rapid and complete viral killing of lipid-enveloped viruses transmitted by transfusion, while preserving the normal functional performance characteristics expected from FFP. Since PLAS+SD is a pooled product, it offers the advantages of relatively uniform composition from lot to lot (FFP is much more variable in its coagulation factor content), and there is a wider variety of immunoglobulins (antibodies) present that may provide some protection against other diseases, such as HAV and parvovirus B19.

     Under an agreement with the Red Cross, the Red Cross acts as the exclusive distributor of PLAS+SD in North America, provided that the Red Cross purchases from VITEX certain stated minimum quantities of PLAS+SD. Although end-customer sales of PLAS+SD have risen since the product was introduced, end-user market penetration has increased at a slower rate than anticipated. Effective October 1, 1998, the agreement with the Red Cross was amended to, among other

                                     III-6
things, provide for increased sales and marketing spending by both VITEX and the Red Cross. See "--Strategic Collaborations -- American National Red Cross."

     Transfusion Plasma Market. FFP is the component of blood used primarily in the treatment of certain coagulation factor deficits. FFP is a source of all blood clotting factors except platelets and is used to control bleeding in patients who require clotting factors, such as patients undergoing surgical transplant or other extensive medical procedures and patients with chronic liver disease or certain genetic clotting factor deficiencies. The production of FFP in 1995 is estimated to have been 2.7 million units in North America, 2.7 million units in Western Europe and 5.2 million units in Japan. The average unit selling price for FFP in North America is currently estimated by VITEX to be $50. The FFP market is currently served by the Red Cross and by more than 100 independent blood centers in the United States.

     Regulatory Status. VITEX received marketing approval for PLAS+SD from the FDA on May 6, 1998, and began commercialization of the product in June 1998.
See " - VITEX's Management's Discussion and Analysis of Financial Condition and Results of Operations." On June 16, 1999, VITEX received approval to market PLAS+SD in Canada. The SD viral inactivation process does not inactivate non-enveloped viruses. Two such non-enveloped viruses that have been reported to be transmitted by blood products include HAV and human parvovirus B19. During April 1999, in connection with PLAS+SD Phase IV safety studies, VITEX observed several seroconversions to parvovirus B19 in healthy volunteers who received PLAS+SD from production lots which were found to contain high concentrations of the virus. Although there was no evidence of clinical disease typical of parvovirus B19 associated with these seroconversions, on April 16, 1999, VITEX initiated a voluntary recall of lots of PLAS+SD that were found to contain heightened levels of parvovirus B19 DNA. See "Chapter One - The Merger - Risk Factors - Risks Relating to VITEX as a Combined Company - Vitex's market share depends on new product introductions and acceptance" and "--VITEX's Management's Discussion and Analysis of Financial Condition and Results of Operations - Overiew." PLAS+SD is screened for HAV. In addition, VITEX has developed a process to screen untreated plasma for parvovirus B19 prior to commencing the manufacturing process. This screening uses an experimental, highly sensitive Polymerase Chain Reaction ("PCR") test in order to ensure that this virus is below specified laboratory levels. VITEX has completed formal validation of this screening technique and applied to the FDA for a parvovirus B19 label claim with approval expected in early 2000.

     Universal PLAS+SD. Universal PLAS+SD is a product under development by VITEX which, in addition to having the same characteristics and benefits as PLAS+SD, would eliminate the need for matching donor and recipient blood types. Universal PLAS+SD is prepared using patented technology, exclusively licensed from the NYBC, which binds and removes specific antibodies present in donor plasma that would otherwise cause an immune response in the recipient. VITEX has established the feasibility of this approach and has initiated pre-clinical studies. VITEX filed an IND for Universal PLAS+SD on August 8, 1999.

     Universal PLAS+SD II. Universal PLAS+SD II is also under development and will add additional methods of viral inactivation to Universal PLAS+SD. VITEX is evaluating alternative technologies for use in this product, including UVC and INACTINE compounds, which are intended to inactivate known non-enveloped viruses and may offer added protection against other non-enveloped viruses that might contaminate the blood supply in the future. Although the presence of antibodies normally found in pooled plasma may provide some protection against known non-enveloped viruses, SD and these second generation technologies used in combination may provide a higher margin of blood product safety than SD technology alone. Universal PLAS+SD II is at an early stage of development and, consequently, there can be no assurance that VITEX will be able to successfully develop, secure approval for or commercialize this product.

Wound Care Products

     VITEX Fibrin Sealant. VITEX is developing its VITEX Fibrin Sealant for use during surgical procedures to augment or replace sutures or staples for wound closure. Fibrin sealants - also known as fibrin glues - are created by combining the two principal clotting factors found in blood, fibrinogen and thrombin, whose natural function is to halt bleeding and seal tissues. Fibrin sealants are biodegradable, and their use does not generally elicit an immune response frequently associated with non-biological glues. VITEX's approach to viral inactivation of its VITEX Fibrin Sealant is based on the use of its proprietary double viral inactivation system, utilizing VITEX's SD and UVC technologies. VITEX expects that its fibrin sealant will be the first doubly virally inactivated fibrin sealant available in the United States. VITEX holds an exclusive worldwide license from the NYBC to use Ultraviolet C Light technology (as further explained on page III-9) in treating fibrin sealant, fibrinogen and thrombin products. VITEX holds a non-exclusive worldwide license from the NYBC to use SD technology (as further explained on page III-8) in treating fibrin sealant, fibrinogen and thrombin products.

                                     III-7

     Fibrin Sealant Market. In Europe and Japan where fibrin sealants have been in use for many years, these products have been shown to reduce the loss of blood or other important bodily fluids and to produce less scarring when used as a tissue adhesive as compared to conventional sutures. VITEX estimates that the market for fibrin sealants in Europe and Japan was $150 million and $200 million, respectively, in 1997. VITEX estimates that the U.S. market for fibrin sealants will be in excess of $350 million within five years. The first fibrin sealant was approved for use in the U.S. during 1998.

     Regulatory Status. VITEX submitted an IND and commenced clinical trials for VITEX Fibrin Sealant in late 1995. Initial Phase II trials were designed to evaluate the safety and efficacy of VITEX Fibrin Sealant in patients who have undergone modified radical mastectomy or lumpectomy in the treatment of breast cancer. Eighty patients at five clinical sites participated in the mastectomy/lumpectomy trial which was completed in late 1996. VITEX, in collaboration with U.S. Surgical, commenced two Phase III trials at more than 20 sites in late 1997, one of which is a continuation of the evaluation of VITEX Fibrin Sealant following breast cancer surgery. The other evaluates VITEX Fibrin Sealant's ability to reduce blood loss following carotid artery surgery. VITEX completed patient enrollment of the breast surgery study at the end of September 1998 and of the carotid artery surgery study in the second quarter of 1999. VITEX plans to conduct an additional Phase III study under new FDA guidelines published in early 1999 and believes that such a trial will provide broader label claims for use in multiple surgical settings. VITEX expects to submit a BLA for fibrin sealant in the second half of 2000. During 1998, VITEX completed construction of a multi-use manufacturing suite within its existing facility to permit the production, subject to FDA approval, of commercial quantities of VITEX Fibrin Sealant. Validation of the new manufacturing area is currently underway.

Red Blood Cell Concentrates

          VITEX has pursued a program for viral inactivation for red cells based on a technology employing a light-activated compound, Pc4. VITEX expects to scale back this approach and, following the merger, concentrate on the Pentose INACTINE technology. In pre-clinical studies, the INACTINE technology has been shown to inactivate all classes of virus known to contaminate blood-derived products while preserving such products' key therapeutic properties.

          Red Blood Cell Market.   The majority of blood product transfusions
involve red blood cells. Red blood cells deliver oxygen to and remove carbon dioxide from tissues. Red blood cells are used in the care of patients with trauma, anemia and certain genetic disorders. The current worldwide market for red blood cell concentrates ("RBCC") is estimated at approximately $3.0 billion. In the United States alone, homologous (donation by someone other than the recipient) RBCC transfusions exceed 11 million annually, with an estimated market value of $1 billion. The average unit selling price for red blood cell concentrates in the U.S. is currently estimated by VITEX to be $80-90. The red blood cell concentrate market is served by the Red Cross and by more than 100 independent blood centers in the United States. VITEX has entered into strategic collaboration agreements with Pall for the development and marketing of VITEX RBCC systems that employ VITEX's technologies to broadly inactivate viruses and other pathogens in red blood cell concentrates.

          Regulatory Status.   Pentose submitted an IND to the FDA in August
1999 for INACTINE-treated red blood cells for transfusion. Assuming the merger of Pentose and VITEX is completed, VITEX and Pentose plan to commence Phase I clinical trials for this product in the fourth quarter of 1999. The Phase I clinical trials will be designed to evaluate the safety of infusing INACTINE-treated red blood cell concentrates in humans as well as to repeat red cell physiology studies previously completed in animals. VITEX and Pentose expect the Phase I study to be completed approximately 6 months following enrollment of the first patient. VITEX and Pentose further believe that in the second half of 2000 they will receive approval to proceed to the next phase of clinical trials.

Viral Inactivation Technology Platform

     VITEX's product candidates are based on a portfolio of technologies which are designed to be used either individually or in combination. Members of VITEX's scientific team developed the core VITEX viral inactivation technologies while working at the NYBC. The NYBC subsequently licensed these technologies to VITEX. In addition, VITEX continues to make substantial investments in research and development to enhance the value of its technology platform and has filed several patent applications as a result of these activities. The technologies being developed by VITEX are described below:

     The Solvent/Detergent ("SD") Technology. Most pathogenic viruses found in blood, including HBV, HCV and HIV, are protected by a lipid shell or envelope. The SD process involves the addition of a chemical solvent (a di- or trialkyl phosphate) and a detergent, which serves to enhance the contact between solvent and virus, into pools of plasma or plasma fractions, which dissolves the lipid shell of the virus, after which the virus can no longer bind to and infect cells. The process

                                     III-8
is completed by removing the SD reagents, typically by extraction with vegetable oil and hydrophobic chromatography, and sterile filtering to remove bacteria, parasites and blood leukocytes and leukocyte debris. In September 1998, the FDA's Blood Products Advisory Committee recommended leukoreduction of blood components. This recommendation is now under consideration by the FDA.

     The SD process was first applied to plasma derivatives in 1985 for use in patients with hemophilia. This process has become the most widely used method for the inactivation of lipid enveloped viruses around the world and currently is used, under license from the NYBC, by more than 50 plasma fractionators. Since 1985, it is estimated that more than 15 million doses of SD-treated Factors VIII and IX, and a total of over 35 million doses of all SD-treated products, have been administered without a single reported case of HBV, HCV or HIV transmission. Experience has demonstrated that plasma for transfusion, when treated with the SD process, retains blood protein structure and function with minimal loss of essential protein components and can be implemented cost-effectively. In support of FDA licensure for PLAS+SD in the United States, VITEX conducted eight clinical studies in over 31 medical centers. These studies were designed to evaluate the efficacy and safety of PLAS+SD when used either to replace coagulation factors in patients with a documented deficiency for which no specific coagulation factor concentrate was available, or when used to treat patients with chronic or acute TTP. These trials demonstrated that with PLAS+SD, coagulation factor recovery was normal following treatment, and bleeding ceased where it was preexistent. Clotting times decreased in accord with expectations when PLAS+SD was used to replace clotting factor deficiency. In patients with TTP, clinical symptoms resolved. Side effects were characteristic of those reported with FFP. Moreover, there was no evidence of transmission of either lipid-enveloped or non-enveloped viruses by the product.

     Ultraviolet C Light ("UVC") Technology. VITEX's proprietary short wavelength ultraviolet light irradiation technology has been shown to inactivate both enveloped and non-enveloped viruses in protein solutions. Viral inactivation occurs because viral nucleic acids are modified directly when they absorb ultraviolet light energy. Specificity results from differential absorption of UVC by nucleic acids and proteins and the much larger target size presented by nucleic acids. Quenchers added to plasma or plasma derivatives prior to treatment serve as a source of antioxidant, preventing oxidative damage to therapeutic proteins without interfering with viral inactivation.

     Initial research and development of the UVC technology was conducted by VITEX's scientists at the NYBC and is being continued at VITEX. The research and development effort includes the development of an irradiator which controls UVC intensity and provides a fluid path for the plasma or plasma derivative being treated. VITEX plans to conduct an additional Phase III clinical trials of its VITEX Fibrin Sealant which employs SD and UVC technologies. VITEX intends to file a BLA for this product in the second half of 2000.

          Affinity Chromatography technology. Affinity chromatography is a separation technique for isolating proteins from complex mixtures such as plasma. The method exploits the unique interaction of one molecule with a second, complementary binding molecule ("ligand"). The ligand is coupled to an insoluble material called a matrix and poured into a column. The complex mixture, such as plasma, is poured through the column and the targeted molecule binds to the immobilized ligand. The purified mixture pours out of the column. This chromatographic method leaves coagulation factors and other therapeutic proteins unchanged. This technology is used to produce the VITEX universal plasma in which proteins that determine blood type are removed from the plasma VITEX believes that future applications of this technology will result in the removal of virus and other pathogen removal from blood products.

Strategic Collaborations

     VITEX believes that it can efficiently accelerate the commercialization of its products by collaborating with sales, marketing, distribution and technology partners. VITEX has entered into collaborations with Bayer, the Red Cross, U.S. Surgical and Pall, for development, licensing and marketing of VITEX's products and systems. As part of these agreements, VITEX is collaborating with U.S. Surgical and Pall for the development of certain of VITEX's products and systems. VITEX may seek to establish additional collaborations with partners in other areas of strategic focus. The terms of VITEX's strategic collaborations are described below:

     Bayer Corporation. VITEX, as one of many non-exclusive licensees of SD technology for viral inactivation of plasma fractions, does not itself use the SD technology to virally inactivate plasma fractions. Rather than competing with existing suppliers of virally inactivated plasma fractions, VITEX has decided to participate in the market for virally-inactivated plasma fractions by providing plasma fractions to other parties for viral inactivation by such other parties. In February 1995, VITEX entered into an Agreement for Custom Processing (the "Processing Agreement") with Bayer, one of the largest processors of blood plasma, to supply VITEX Plasma Fractions to Bayer. This Processing Agreement was

                                     III-9
amended in January 1996, December 1997 and December 1998 to, among other things, extend the term through 2001 and increase the volume of plasma fractionated under this agreement through 1999. The term of the agreement is automatically extended for two additional one-year periods unless Bayer notifies VITEX within certain specified periods that it does not desire to extend the agreement for either one-year period. During the period from January 3, 1999 through the remainder of the term in December 2001, the contract provides for revenues to VITEX of approximately $19 million per annum, subject to VITEX meeting certain performance obligations. Assuming the arrangement is extended as permitted by the contract, VITEX will have revenue of approximately $19 million during each of the years ending December 31, 2002 and 2003. VITEX received $14.7 million in revenue from Bayer during the year ended January 2, 1999 under this agreement. Under the agreement, Bayer is obligated to provide VITEX with a specified quantity of plasma annually during the term of the agreement and VITEX is obligated to return plasma fractions to Bayer within certain specified periods. The agreement is structured as a take-or-pay arrangement under which Bayer is obligated to pay VITEX a fixed fee per liter of fractionated plasma whether or not Bayer fulfills its obligation to supply plasma to VITEX. Certain of the plasma fractions supplied to Bayer are virally inactivated by Bayer using the SD technology licensed to Bayer by the NYBC. In the event that VITEX does not provide fractions as required under the agreement, or upon the occurrence of other events of default, Bayer has certain rights to take over and operate the fractionation portion of VITEX's production facility. As security for the performance of VITEX's obligations under the Bayer agreement, VITEX granted Bayer a mortgage on VITEX's manufacturing facility, which Bayer has subordinated to a subsequent mortgage granted by VITEX to The Chase Manhattan Bank, and a security interest in substantially all of the personal property of VITEX that is necessary or useful to the processing and fractionation of Bayer supplied plasma. VITEX may terminate the agreement upon written notice of a material breach of the agreement and failure to cure by Bayer. Bayer may terminate the agreement in certain circumstances including a material breach of the agreement and failure to cure by VITEX and an event of default under VITEX's credit agreement with its institutional lender.

     American National Red Cross. In December 1997, VITEX entered into a supply, manufacturing and distribution agreement with the Red Cross (the "Red Cross Distribution Agreement") over a term of 57 months, for the Red Cross to become the exclusive distributor of VITEX's PLAS+SD in North America. Under the agreement, the Red Cross, which is the largest supplier of transfusion plasma to hospitals in the United States, providing about 45% of the transfusion plasma used annually, is required to purchase stated minimum quantities of PLAS+SD. VITEX may either terminate the agreement in its entirety or convert the exclusive rights of the Red Cross to non-exclusive rights if the stated minimum purchase requirements are not met. In addition, the Distribution Agreement requires the Red Cross to achieve certain end-user sales levels. Failure to achieve these end-user sales levels could result in termination of the Distribution Agreement by either the Red Cross or VITEX. Although the current sales by the Red Cross are below the levels required under the Agreement with VITEX, the parties are in negotiations to increase production and lower the minimum levels necessary to avoid termination of the Distribution Agreement. Once the Red Cross places its annual purchase order with VITEX, it is obligated to supply VITEX with a sufficient quantity of plasma to enable VITEX to fulfill the order. The Red Cross must pay for the amount of PLAS+SD specified in the purchase order even if it is unable to supply sufficient quantities of plasma. The Red Cross must purchase all of its virally-inactivated plasma from VITEX unless an FDA approved product has been independently shown to be safer than PLAS+SD. VITEX, in turn, is obligated to offer any excess capacity that it has to produce PLAS+SD above the stated minimum purchase requirements to the Red Cross before selling PLAS+SD to any other party. Partially in response to slower than expected market acceptance, effective October 1, 1998, the Red Cross Agreement was amended to, among other things, reduce the Red Cross's minimum annual purchase order commitment, provide higher pricing during periods of lower volume purchases, and commit increased marketing spending by both VITEX and the Red Cross. Under the amended agreement, the Red Cross is required to pay to VITEX a fixed price per unit of PLAS+SD, plus a royalty which is initially fixed. Beyond a specified volume, the royalty becomes variable, based on equal sharing of the amount by which the average selling price of the Red Cross exceeds a stated amount. Anticipated revenue under the amended agreement is approximately $50 million during the two-year period ending September 30, 2000. VITEX recorded revenue of $16.3 million during the year ended January 2, 1999 under the original and amended agreements. VITEX has granted to the Red Cross a right of first offer to acquire exclusive distribution rights to any subsequent generation of virally inactivated transfusion plasma products that are developed during the term of the agreement. VITEX and the Red Cross have each committed to spend minimum amounts for marketing PLAS+SD during the two-year period ending September 30, 2000. VITEX's spending commitment is expected to be satisfied, to a large extent, by the cost of its sales force. Additionally, a joint marketing committee will coordinate all marketing activities for PLAS+SD. The exclusive distribution agreement between VITEX and the Red Cross provides that the Red Cross will use its best efforts to ensure availability of VITEX's virally inactivated transfusion plasma products to all potential customers, including Red Cross blood centers and non-Red Cross blood centers. See "--Legal Proceedings" and "VITEX's Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Under a previous collaboration agreement, the Red Cross had made a total of $3.0 million non-interest bearing, unsecured advances to VITEX's predecessor to be used to fund improvements to the manufacturing facility. Under this previous agreement, the loan amortized at the rate of 15% per year following receipt of approval from the FDA of

                                    III-10

PLAS+SD's product license application ("PLA"), which occurred in May 1998, with a balloon payment due in year five. In conjunction with the amended agreement, the repayment schedule was modified to require repayment of 30% of the loan balance on the second anniversary date of the approval of the PLAS+SD PLA and 15% of the balance on each of the following two years, with the balance of the loan payable on the fifth anniversary of the PLAS+SD PLA. Each of VITEX and Red Cross has the right to terminate the agreement upon written notice in certain circumstances, including a material breach of the agreement which is not cured by the other party.

     United States Surgical Corporation. In September 1996, VITEX and U.S. Surgical entered into an exclusive worldwide distribution agreement, which was amended in October 1996, regarding VITEX Fibrin Sealant for an initial period of 15 years. Upon entering into the agreement, U.S. Surgical paid a $3.0 million up front fee to VITEX. U.S. Surgical has agreed to fund all direct clinical and regulatory costs associated with the development and regulatory approval of VITEX Fibrin Sealant after the initial Phase II trial conducted by VITEX. In addition, in return for exclusive rights, U.S. Surgical has agreed, subject to termination upon notice, to pay a substantial portion of agreed upon research and development costs associated with any improvements or, enhancements to VITEX Fibrin Sealant. Pursuant to this agreement, VITEX granted U.S. Surgical the mutually exclusive worldwide right, until October 2011, to seek, in its own name as permitted by law, necessary government approvals for and to use, market, distribute and sell fibrin sealants, and any improvements thereto which improve the storage or reconstitution time of such products, for use in in vivo human and veterinary medical applications. This mutually exclusive distribution agreement further provides U.S. Surgical with a first option to obtain exclusive distribution rights on any enhanced products developed by VITEX as well as certain other wound care products developed in the future. U.S. Surgical must achieve certain minimum sales of the products to maintain its exclusive rights under the agreement. Under the agreement, VITEX agrees to supply U.S. Surgical's forecasted demand for the products and if it is unable to supply an agreed upon level in excess of such forecasted demand, for a stated period, U.S. Surgical has an option to make arrangements to have the excess demand for such products produced by third-party manufacturers. Either VITEX or U.S. Surgical may terminate the agreement upon written notice in certain circumstances, including a breach of the agreement by the other party which is not cured. U.S. Surgical may also terminate the agreement for any reason upon nine months' notice to VITEX. In January 1999, the agreement was amended to reflect modified pricing terms for sale of the product by VITEX to U.S. Surgical. During 1998, VITEX completed construction of a multi-use manufacturing suite, within its existing facility, to permit the production, subject to FDA approval, of commercial quantities of VITEX Fibrin Sealant. Validation of the new manufacturing area is currently underway. U.S. Surgical was acquired by Tyco Corporation in 1998.

     Pall Corporation. In February 1998, VITEX and Pall entered into a series of agreements (the "Pall Agreements") providing for, among other things, a collaboration on the development and marketing of systems employing VITEX's viral inactivation technologies for red blood cell and platelet concentrates. Pall is a leading manufacturer and supplier of filtration products, including those relating to the collection, preservation, processing, manipulation, storage and treatment of blood and blood components. Under the Pall Agreements, Pall receives exclusive worldwide distribution rights to any system incorporating any VITEX viral inactivation technology for red blood cells and platelets. Assuming the completion of the merger contemplated hereby, Pentose's INACTINE technology will be incorporated into the colloboration with Pall. The parties have also agreed to share research, development, clinical and regulatory responsibilities and will equally share profits and joint expenses from operations after each party is reimbursed for its cost of goods. Upon execution of the Pall Agreements in February 1998, Pall acquired 477,042 shares of the VITEX common stock for $4.0 million, or $8.39 per share. Pursuant to the terms of the Pall Agreements, Pall acquired $5 million of VITEX's common stock in a private placement, which closed contemporaneously with, and at the same price, terms, and conditions as VITEX's initial public offering in June, 1998. In addition, the Pall Agreements provide that Pall will purchase up to $17 million of VITEX common stock in installments tied to the achievement of specified development milestones in the development of VITEX RBCC and such equity investments by Pall will be made at the prevailing market price per share. Pursuant to the Pall Agreements, certain existing stockholders of VITEX have agreed to vote their shares to elect to the Board of Directors of VITEX a nominee designated by Pall. Certain of the Pall Agreements may be terminated in certain circumstances including an event of default by either party. In connection with the transition of Dr. Bernard Horowitz's status from employee to consultant of VITEX, Pall has the right to terminate the Pall Agreements within a one year period ending in October 2000. Based solely on informal discussions with representatives of Pall, VITEX management does not believe that Pall intends to terminate the Pall Agreements as a result of this employee transition.

Manufacturing and Supply

     VITEX currently produces all of its VITEX Plasma Fractions and PLAS+SD in its 92,000 square foot facility. In May 1998, the FDA approved VITEX's PLA, for the manufacture of PLAS+SD at VITEX's manufacturing facility. The existing manufacturing facility has sufficient capacity to meet the current minimum purchase requirements for PLAS+SD

                                    III-11
under its agreement with the Red Cross. In December 1998, VITEX completed construction of a $2.5 million multi-use manufacturing suite, within its existing facility, to permit the production, subject to FDA approval, of commercial quantities of fibrinogen and thrombin for production of VITEX Fibrin Sealant. The manufacturing suite utilizes a design which provides operational flexibility, and allows for multi-purpose production within the suite. Validation of the new manufacturing suite is currently underway. VITEX is currently utilizing all of its existing fractionating plasma capacity. Due to an industry-wide shortage of fractionation capacity, in conjunction with solicitations from Bayer and others, VITEX has expanded its fractionation capacity by 15%, subject to FDA approval, which is expected by the end of the third quarter of 1999. VITEX is currently evaluating the cost/benefit of further expansion. Through its collaboration with Pall, VITEX will cooperate in the development of red blood cell concentrate viral inactivation systems and intends to contract with third parties for the manufacture of these systems.

     VITEX's manufacturing processes are subject to extensive regulation by the FDA, including the FDA's current Good Manufacturing Practice ("cGMP") requirements. Failure to comply with such requirements would materially impair VITEX's ability to maintain commercial-scale production of its plasma fractions and PLAS+SD or achieve and maintain commercial-scale production of any future products. If VITEX is unable to achieve full scale production capability for any product, acceptance by the market of such product would be impaired and any such impairment in market acceptance would have a material adverse effect on VITEX's business, financial condition and results of operations.

     VITEX purchases certain key components for the manufacture of its products from a limited number of outside suppliers and intends to continue purchasing components from outside suppliers for its future products. VITEX currently obtains from a single supplier the customized bags for the packaging of its PLAS+SD product. However, VITEX has entered into an agreement with an additional supplier for the provision of such bags. Establishing or utilizing additional or replacement suppliers for any such components, if required, may not be accomplished quickly and could involve significant additional costs. Any failure by VITEX to obtain any components used to manufacture its products from alternative suppliers, if required, could limit VITEX's ability to manufacture its products and could have a material adverse effect on VITEX's business, financial condition and results of operations. Moreover, the inclusion of components manufactured by others could require VITEX to seek approvals from government regulatory authorities, which could result in delays in product delivery. There can be no assurance that VITEX would receive any such regulatory approvals. Any such delay would have a material adverse effect on VITEX's business, financial condition, results of operations and cash flows.

Sales, Marketing and Distribution

     As referred to in "Strategic Collaborations," VITEX has entered into agreements with Bayer, Red Cross, U.S. Surgical and Pall, for the development, licensing and marketing of VITEX's products and systems. In 1999, VITEX established its own national sales force to support the efforts of the Red Cross by increasing product awareness and accelerating market penetration. VITEX may seek to establish additional collaborations in other areas of strategic focus.

     In December 1997, and as subsequently amended effective October 1998, VITEX contracted with the Red Cross for the Red Cross to become the exclusive distributor of VITEX's PLAS+SD in North America. VITEX and the Red Cross have each committed to spend certain minimums for marketing PLAS+SD in 1999. Additionally, a joint marketing committee will coordinate all marketing activities for PLAS+SD. VITEX has entered into a distribution agreement with U.S. Surgical pursuant to which VITEX has granted U.S. Surgical the exclusive worldwide rights to market and distribute its VITEX Fibrin Sealant, subject to U.S. Surgical achieving stated minimum sales requirements for such products. Under the terms of the Pall Agreements, Pall agreed to, among other things, collaborate on the development and marketing of systems employing VITEX's viral inactivation technologies for RBCC and platelets. Under the Pall Agreements, among other things, Pall receives exclusive worldwide distribution rights to any systems incorporating any VITEX viral inactivation technology, including, if the merger contemplated hereby is consummated, INACTINEs for red blood cells and platelets.

     VITEX believes that market acceptance of VITEX's products and systems will depend, in part, on VITEX's ability to provide acceptable evidence of the safety, efficacy and cost-effectiveness of its products and systems, as well as the ability of blood centers and hospitals to obtain adequate reimbursement for such products. VITEX believes that market acceptance of its products and systems will also depend upon the extent to which physicians, patients and health care payers perceive that the benefits of using VITEX's products and systems justify the additional costs and processing requirements. There can be no assurance that VITEX's products and systems will gain any significant degree of market acceptance among blood centers, physicians, patients and health care payers, even if clinical trials demonstrate safety and efficacy and necessary regulatory approvals and health care reimbursement approvals are obtained. There can be no assurance that VITEX's strategic collaborators will market VITEX's products successfully or that any third-party collaboration will be on terms favorable to VITEX. If a collaborator with VITEX does not market a product successfully, VITEX's business would be

                                    III-12
materially adversely affected. There can be no assurance that VITEX's collaborators will be successful in gaining market acceptance for any products that VITEX may develop and a failure to do so would result in a material adverse affect on VITEX's business, results of operations and financial condition. Market acceptance of VITEX's first virally inactivated blood product, PLAS+SD, has not occurred as quickly as anticipated. See "Chapter One - The Merger - Risk Factors" and " - VITEX's Management's Discussion and Analysis of Financial Condition and Results of Operations."

Patents, Licenses and Proprietary Rights

     VITEX's success depends in part on its ability to maintain licensed patent rights, obtain patents, protect trade secrets, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of VITEX. VITEX's policy is to seek to protect its proprietary position by, among other methods, filing United States and foreign patent applications related to its proprietary technology, inventions and improvements that are important to the development of its business. VITEX believes that the protection of its proprietary technologies may create competitive barriers to entry into the viral inactivation market. VITEX intends to continue to pursue its patent filing strategy and to vigorously defend its intellectual property position against infringement.

     In connection with its spin-off from the NYBC, VITEX became the licensee of a substantial portfolio of patents and patent applications held by the NYBC. VITEX is a nonexclusive worldwide licensee under 12 issued United States patents which expire at various times from 2000 to 2009, 28 issued foreign counterpart patents and three pending foreign counterpart patent applications held by the NYBC for use of the SD process in treating plasma derivatives. VITEX is a nonexclusive worldwide licensee under two issued United States patents which expire in 2010 and 2014, four pending United States patent applications, five issued foreign counterpart patents and 19 pending foreign counterpart patent applications held by the NYBC for use of UVC technology in treating plasma derivatives. VITEX is the exclusive licensee for the U.S., Canada and Mexico and a non-exclusive licensee outside of the United States, Canada, Mexico and Europe under 16 issued United States patents which expire at various times from 2000 to 2014, four pending United States patent applications, 19 issued foreign counterpart patents and 14 pending foreign counterpart patent applications held by the NYBC for use of the SD process and UVC technology in treating transfusion plasma products. VITEX is the exclusive worldwide licensee under 10 issued United States patents which expire in 2010 and 2014, five pending United States patent applications, five issued foreign counterpart patents and 28 pending foreign counterpart patent applications held by the NYBC for use of UVC technology in treating fibrin sealant, fibrinogen and thrombin products and for the manufacture and use of fibrin sealant, fibrinogen and thrombin and the nonexclusive worldwide licensee under 12 issued United States patents which expire at various times from 2000 to 2009, 28 issued foreign counterpart patents and three pending foreign counterpart patent applications held by the NYBC for use of the S/D process in treating fibrin sealant, fibrinogen and thrombin products. Finally, VITEX is the exclusive worldwide licensee under six issued United States patents which expire at various times from 2010 to 2015, eleven pending United States patent applications, six issued foreign counterpart patents and 43 pending foreign counterpart patent applications held by the NYBC for use of light and certain compounds in virally inactivating cellular products. The rights referred to above are granted to VITEX by five license agreements between VITEX and the NYBC. The NYBC has the right to terminate any of these licenses if VITEX breaches the respective license and fails to cure such breach, fails to produce and market the relevant products within specified time frames or fails to conform to government regulations in the production of the relevant products. For exclusive licenses, the NYBC has the right to terminate the license if certain minimum payments and/or minimum royalties are not paid by VITEX. If any of the licenses between VITEX and the NYBC were terminated it would have an adverse effect upon VITEX's business, results of operations and financial condition.

     During the year ended January 2, 1999, VITEX incurred royalty and milestone related expenses amounting to $1,037,000 for use of technology licensed by the NYBC.

     In addition to being a licensee to patents and patent applications held by the NYBC, VITEX has three additional exclusive licenses for patents relating to its red cell program, and is developing its own technologies and products and pursuing patent protection for such technologies and products. VITEX has four pending United States patent application and is the co-owner of one issued United States patent.

     Proprietary rights relating to VITEX's planned and potential products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are effectively maintained as trade secrets. There can be no assurance that any patents owned by, or licensed to, VITEX will afford protection against competitors or that any pending patent applications now or hereafter filed by, or licensed, to VITEX will result in patents being issued. In addition, the laws of certain foreign countries do not protect VITEX's intellectual property rights to the same extent as do the laws of the United States. The patent positions of biopharmaceutical companies involve complex legal and factual questions and, therefore, their enforceability cannot be predicted with certainty. There can be no assurance that

                                    III-13
any of VITEX's owned or licensed patents or patent applications, if issued, will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to VITEX against competitors with similar technology. Furthermore, there can be no assurance that others will not independently develop similar technologies or duplicate any technology developed by VITEX.

     Because patent applications in the United States are maintained in secrecy until patents issue, and since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, VITEX cannot be certain that it or its licensors were the first to make the inventions covered by each of its issued, licensed or pending patent applications or that it or its licensors were the first to file for protection of inventions set forth in such patent applications. There can be no assurance that VITEX's planned or potential products will not be covered by third-party patents or other intellectual property rights, in which case continued development and marketing of such products would require a license under such patents or other intellectual property rights. There can be no assurance that such required licenses will be available to VITEX on acceptable terms, if at all. If VITEX does not obtain such licenses, it could encounter delays in product introductions while it attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed.

     VITEX may rely, in certain circumstances, on trade secrets to protect its technology. However, trade secrets are difficult to protect. VITEX seeks to protect its proprietary technology and processes, in part, by confidentiality agreements with its employees and certain contractors. There can be no assurance that these agreements will not be breached, that VITEX will have adequate remedies for any breach, or that VITEX's trade secrets will not otherwise become known or be independently discovered by competitors.

Competition

     VITEX's products and products under development will compete with current approaches to enhance blood safety, as well as with future products under development by others, including medical technology, biotechnology, pharmaceutical and hospital supply companies, national and regional blood centers, governmental organizations and agencies, academic institutions and other agencies. The industries in which VITEX competes are characterized by rapid and significant technological changes. Accordingly, VITEX's success will depend in part on its ability to respond quickly to medical and technological changes through the development and introduction of new products. Many companies and organizations that may be competitors or potential competitors of VITEX have substantially greater financial and other resources than VITEX and may have greater experience in conducting pre-clinical studies and clinical trials and obtaining regulatory approvals. In addition, other technologies or products may be developed that have an entirely different approach or means of accomplishing the intended purposes of VITEX's products, or that might render VITEX's technology and products obsolete. Furthermore, there can be no assurance that VITEX's competitors will not obtain patent protection or other intellectual property rights that would limit VITEX's ability to use VITEX's technology or commercialize products that may be developed.

     VITEX Plasma Fractions face competition from other large plasma fractionators. Additional competition in the market for plasma derivatives may come from producers of recombinant blood products. Competition in this area may have a material adverse effect on VITEX's business, financial condition and results of operations.

     Competition with PLAS+SD and VITEX's products under development may come from alternative approaches to the problem of improving the safety of blood and blood products and from alternative viral inactivation technologies. The alternative approaches to achieving safer blood component products include donor retesting, apheresis blood collection systems, the use of blood substitutes, blood salvage systems, blood cell stimulants, leukocyte filters and reduction systems and improved blood testing. All of these approaches are currently available, and each has gained some degree of market acceptance.

     In the area of viral inactivation of blood and blood components, several companies are developing technologies which are, or in the future may be, the basis for products that will directly compete with or reduce the market opportunity for PLAS+SD and VITEX's viral inactivation products which are under development. In the plasma market, treatment with methylene blue is used commercially in Europe for pathogen inactivation. Because VITEX's SD process involves pooling plasma, there may be an increased risk of transmission of pathogens not inactivated by the process, as compared with processes, such as treatment with methylene blue, which do not require pooling. In addition to methylene blue, other viral inactivation methods which may compete with VITEX's SD, UVC and affinity chromatography technologies include patented viral inactivation compounds, including psoralens, developed by Cerus Corporation. Additionally, ozone sterinetics technology under development may compete with VITEX's viral inactivation technology. VITEX believes that the primary

                                    III-14
competitive factors in the market for viral inactivation systems will include the breadth and effectiveness of viral inactivation processes, compatibility of processes with cells and proteins, ease of use, the scope and enforceability of patent or other proprietary rights, product price, product supply and marketing and sales capability. In addition, the length of time required for products to be developed and to receive regulatory and, in some cases, reimbursement approval is an important competitive factor. VITEX believes it competes favorably with respect to these factors, although there can be no assurance that it will be able to continue to do so. Any failure by VITEX to compete effectively with these alternative products and technologies would have a material adverse effect on VITEX's business, financial condition, results of operations and cash flows.

     VITEX's wound care product candidates will compete with existing wound care techniques, such as sutures and synthetic glues, which do not carry the risk of viral contamination as well as a fibrin sealant product of Baxter Healthcare (Immuno) which was licensed for sale in the U.S. in 1998. VITEX may face competition from many other companies seeking to develop and market fibrin sealants. VITEX believes several other companies are developing competitive wound care products, including synthetic glues and other alternatives to sutures. There can be no assurance that any of these alternative viral inactivation systems or wound care products will not achieve widespread acceptance. For VITEX's products to gain market acceptance, VITEX may need to demonstrate that its products are superior in performance, safer or more cost-effective than other existing or future technologies or products.

Government Regulation

     VITEX and its products are comprehensively regulated by the FDA and, in some instances, by state and local governments, and by foreign regulatory authorities. The FDA regulates drugs, medical devices and biologics under the Federal Food, Drug and Cosmetic Act and other laws, including, in the case of biologics, the Public Health Service Act. These laws and implementing regulations govern, among other things, the development, testing, manufacturing, record keeping, storage, labeling, advertising, promotion and pre-market approval of such products.

     The PLA for VITEX Plasma Fractions was approved initially by the FDA in 1970 and amended from time to time thereafter. The first of VITEX's virally inactivated products, PLAS+SD, received marketing approval by the FDA on May 6, 1998. VITEX believes that its VITEX Fibrin Sealant, like VITEX Plasma Fractions and PLAS+SD, will be regulated by the FDA as a biologic, while its RBCC system incorporating INACTINE technology (assuming the merger contemplated hereby is consummated) may be regulated as a medical device. However, despite VITEX's expectations of how a given product will be regulated, it is possible that the FDA will decide to regulate any one or more of VITEX's products as biologics, as medical devices, as "combination products," including drugs or biologics and one or more medical devices, or as drugs or biologics with one or more medical devices requiring separate approval or clearance. Whether the FDA regulates VITEX's products as biologics or as one or more of the other alternatives, it is likely that the FDA's Center for Biologics Evaluation and Review will be principally responsible for regulating VITEX's products.

     Before a new drug may be marketed in the United States, the FDA must approve an NDA for the product. Before a biologic may be marketed in the United States, the FDA must approve a BLA covering both the product and the facility. Prior to the FDA Modernization Act of 1997, the FDA had to approve a PLA for the product and an establishment license application ("ELA") for the facility at which the product is manufactured. Before a medical device may be marketed in the United States, the FDA must agree that the medical device is substantially equivalent to another device that was on the market prior to 1976 pursuant to a 510(k) notice or approve a pre-market application ("PMA") for the product. Before a combination product may be marketed in the United States, it must have an approved NDA, BLA (or PLA/ELA) or PMA, depending on which statutory authority the FDA elects to use.

     Despite the multiplicity of statutory and regulatory possibilities, the steps required before approval are essentially the same whether the product is ultimately regulated as a drug, a biologic, a medical device or a combination product. The steps required before a drug, biologic or medical device may be approved for marketing in the United States pursuant to an NDA, BLA or PMA, respectively, generally include:

     .  pre-clinical laboratory and animal tests;

     . submission to the FDA of an investigational new drug exemption ("IND"), for drugs or biologics, or an investigational device exemption ("IDE"), for medical devices, for human clinical trials, which must become effective before such trials may begin;

                                    III-15

     .  appropriate tests in humans to show the product's safety;

     . adequate and well-controlled human clinical trials to establish the product's efficacy for its intended indications;

     .  submission to the FDA of an NDA, BLA or PMA, as appropriate; and

     . FDA review of the NDA, BLA or PMA in order to determine, among other things, whether the product is safe and effective for its intended uses.

In addition, the FDA inspects the facilities at which the product is manufactured and will not approve the product unless the facilities and the process used to manufacture the product comply with cGMP requirements.

     VITEX believes that, in deciding whether a viral inactivation system is safe and effective, the FDA is likely to take into account whether it adversely affects the therapeutic efficacy of treated blood components as compared to the therapeutic efficacy of blood components not treated with the system, and that the FDA will evaluate the system's safety and other risks against the benefits of using the system in a blood supply that has become safer in recent years.

     There can be no assurance that the clinical study design employed by VITEX to demonstrate safety and efficacy will ultimately be acceptable to the FDA. Moreover, even if the FDA considers the study design to be acceptable in principle, there can be no assurance that the FDA will find the data submitted sufficient to demonstrate safety and efficacy.

     Even if regulatory approval or clearance is granted, the FDA could significantly limit the indicated use for which a product could be marketed.
The testing and review process requires substantial time, effort and financial resources, and is generally lengthy, expensive and uncertain. The approval process may be affected by a number of factors, including the availability of alternative treatments and the risks and benefits demonstrated in clinical trials. Additional animal studies or clinical trials may be requested during the FDA review period and may delay marketing approval. After FDA approval for the initial indications, further clinical trials may be necessary to obtain approval for the use of the product for additional indications. The FDA may also require post-marketing testing which can involve significant expense.
Later discovery of previously unknown problems with a product may result in labeling changes and other restrictions on the product, including withdrawal of the product from the market. See "Chapter One -- The Merger -- Risk factors -- Risks Relating to VITEX and Pentose as a Combined Company -- VITEX's market share depends on a new product introductions and acceptance" and " - VITEX's Management Discussion and Analysis of Financial Condition and Results of Operations - Overview." In addition, the policies of the FDA may change, and additional regulations may be promulgated which could prevent or delay regulatory approval of VITEX's planned products. There can be no assurance that any approval or clearance will be granted on a timely basis, if at all. Any failure to obtain or delay in obtaining such approvals or clearances, and any significant limitation on the approved indications for any product, could have a material adverse effect on VITEX's business, financial condition and results of operations.

     A drug, biologic or medical device, its manufacturer, and the holder of the NDA, BLA (or PLA/ELA), PMA or 510(k) for a product are subject to comprehensive regulatory oversight, both before and after approval or clearance is obtained. Violations of regulatory requirements at any stage, including during the preclinical and clinical trial process, during the review process or after the product is approved for marketing, could result in various adverse consequences, including the FDA's requiring that a clinical trial be delayed or suspended, the FDA's delay in approving or refusing to approve a product, withdrawal of an approved product from the market and the imposition of criminal penalties. For example, the holder of an NDA, BLA (or PLA/ELA), PMA or 510(k) is required to report certain adverse reactions to the FDA, and must comply with certain requirements concerning advertising and promoting the product. Also, the FDA periodically inspects manufacturing facilities to assess compliance with cGMP, and the product must continue to be manufactured in compliance with cGMP regulations after approval. In particular, until VITEX achieves commercial production levels of its PLAS+SD product, the test results for each lot of this product will be subject to FDA review prior to release for its intended use. Accordingly, manufacturers must continue to expend time, monies and efforts on regulatory compliance, including cGMP compliance. In addition, new government requirements may be established that could delay or prevent regulatory approval or clearance of VITEX's product candidates under development or otherwise alter the applicable law or regulations. There can be no assurance that the FDA will determine that the facilities and manufacturing procedures of VITEX or any other third-party manufacturer of VITEX's planned products will conform to cGMP requirements. On April 16, 1999, VITEX initiated a voluntary recall certain lots of PLAS+SD.

                                    III-16

     In addition to the regulatory requirements applicable to VITEX and its products, there are also regulatory requirements applicable to VITEX's prospective customers, which are primarily entities that ship blood and blood products in interstate commerce. Such entities are regulated by the FDA pursuant to the Food, Drug and Cosmetic Act and the Public Health Service Act and implementing regulations. Blood centers and others that ship blood and blood products interstate will likely be required to obtain approved license supplements from the FDA before shipping products processed with VITEX's viral inactivation systems. This requirement and/or FDA delays in approving such supplements may deter some blood centers from using VITEX's products, and blood centers that do submit supplements may face disapproval or delays in approval that could provide further disincentives to use of the systems. The regulatory impact on potential customers could have a material adverse effect on VITEX's business, financial condition and results of operations.

     VITEX is subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. As the production volumes of PLAS+SD increase, VITEX may be required to obtain a permit amendment from regulatory authorities to increase the associated volume of permitted discharge. Although VITEX has submitted an application to obtain this permit amendment and is actively pursuing it, there can be no assurance that such permit amendment will be obtained in a timely manner, if at all. There can be no assurance that VITEX will not be required to incur significant costs to comply with environmental and health and safety regulations in the future. VITEX's research and development involves the controlled use of hazardous materials, including certain hazardous chemicals, viruses and radioactive materials. Although VITEX believes that its safety procedures for handling and disposing of such materials comply with the standard prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. In the event of such an accident, VITEX could be held liable for any damages that result and any such liability could exceed the resources of VITEX.

Health Care Reimbursement

     VITEX's ability to successfully commercialize its products is dependent in part on the extent to which appropriate levels of reimbursement for VITEX's products and related treatments are obtained from government authorities, private health insurers, third party payers, and other organizations such as managed care organizations ("MCOs"). Failure by doctors, hospitals and other users of VITEX's products or systems to obtain appropriate levels of reimbursement could adversely affect VITEX's ability to sell its products and systems. There are widespread public and private efforts to control health care costs, and it is unlikely that these efforts will be abandoned in the near future. Third-party payers are increasingly challenging the pricing of medical products and services. The trend toward managed care health in the U.S., the growth of MCOs and legislative proposals to reform health care and government insurance programs could significantly influence the purchase of medical products and services, resulting in lower prices and reduced demand for VITEX's products. Such cost containment measures and health care reform could affect VITEX's ability to sell its products, which VITEX expects will cost more than corresponding blood products that are not virally inactivated, and may have a material adverse effect on VITEX. Significant uncertainty exists about the reimbursement status of newly approved medical products and services, including VITEX's PLAS+SD product. There can be no assurance that reimbursement in the United States or foreign countries will be available for any of VITEX's products, that any reimbursement granted will be maintained or that limits on reimbursement available from third-party payers will not reduce the demand for, or negatively affect the price of, VITEX's products. The unavailability or inadequacy of third-party reimbursement for VITEX's products would have a material adverse effect on VITEX's business, financial condition, results of operations and cash flows.

Research and Development

     VITEX believes that continued and timely development of new products and enhancements to existing products are necessary to maintain its competitive position. To this end, VITEX relies on a combination of its own internal expertise and strategic alliances with its collaborators and other companies to enhance its research and development efforts. In addition to new product candidates generated by internal research and development activities, VITEX actively monitors external research and development programs, such as those undertaken by Pentose relating to INACTINE, in search of complementary and advanced technology for potential acquisition or license arrangement.

     Research and development expense, which includes technology license fees paid to third parties, amounted to $7.5 million, $5.9 million and $4.4 million for the years ended January 2, 1999 and December 31, 1997 and 1996, respectively. Such amounts are net of collaborator reimbursement in the amount of $2.3 million, $1.2 million and $1 million for the years ended January 2, 1999 and December 31, 1997 and 1996, respectively.

                                    III-17

     The field of transfusion medicine and therapeutic use of blood products is characterized by rapid technological change. Product development involves a high degree of risk, and there can be no assurance that VITEX's product development efforts will result in any commercial success.

Environmental Regulation; Use of Hazardous Substances

     VITEX is subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens, and wastes. VITEX has made, and will continue to make, the necessary expenditures for environmental compliance and protection. Expenditures for compliance with environmental laws have not had, and are not expected to have, a material effect on VITEX's financial position, results of operations or cash flows. VITEX's research and development activities involve the controlled use of hazardous materials. Although VITEX believes that its safety procedures for handling and disposing of such materials comply with the standards proscribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. In the event of such an accident, VITEX could be held liable for any damages that result and such liability could exceed the resources of VITEX.

Customers

     VITEX's revenues are derived from the sale of plasma fractions, principally to Bayer, and transfusion plasma to the Red Cross. During the year ended January 2, 1999, revenue from sales to Bayer and the Red Cross comprised 43.4% and 48.4%, respectively, of VITEX's total revenues during such period. During the 26 weeks ended July 3, 1999, revenue from sales to Bayer and the Red Cross comprised 48.3% and 51.7%, respectively, of VITEX's total revenues during such period.

Employees

     As of July 3, 1999, VITEX had 268 employees, of which 37 were engaged in research and development, 202 were engaged in manufacturing, 15 were engaged in sales and marketing and 14 were engaged in other activities. VITEX's competitive position in the blood products industry depends, in part, on its continued ability to recruit and retain qualified scientists, managerial and technical employees who are in considerable demand. There can be no assurance that VITEX will be able to continue to attract and retain qualified personnel in sufficient numbers to meet its needs. None of VITEX's employees is represented by a labor union and VITEX has never experienced a work stoppage, slowdown, or strike. VITEX considers its employee relations to be good.

Properties

     VITEX's primary executive offices and manufacturing facility are contained within a 92,000 square foot VITEX-owned building in Melville, New York. VITEX has made, and is continuing to make, improvements to this facility to accommodate VITEX Plasma Fractions and PLAS+SD production requirements, and to produce sufficient quantities of VITEX Fibrin Sealant to meet regulatory filing requirements and to support initial product demand. VITEX currently leases 12,000 square feet of space in New York, New York to accommodate its research and development activities.

     VITEX believes that its current facilities, combined with anticipated additions and improvements currently under construction, are adequate for all present and foreseeable future uses.

Legal Proceedings

     VITEX is a party to certain legal proceedings which are discussed below. While it is impossible to predict accurately or to determine the eventual outcome of these matters, VITEX believes that the outcome of these proceedings will not have a material adverse effect upon VITEX's business, financial condition or results of operations.

     VITEX is aware that in the course of ongoing litigation between the NYBC and a third party, the third party has asserted claims against NYBC based on breach of a contract that was executed in 1988 by those parties and rights under which were assigned to VITEX in 1995. The third party has claimed that it is entitled to payments from the NYBC based on improvements in albumin throughput yields attributable to certain filtration technology licensed to the NYBC by the third party. VITEX understands that the NYBC believes it has meritorious defenses against this third party's claims and, in any event, as part of the assignment of NYBC's rights under the disputed contract by the NYBC to VITEX, VITEX assumed no responsibility for pre-existing contract liabilities. However, there can be no assurance that the third party will not assert

                                    III-18
claims against VITEX under that contract which are similar in nature to the claims being asserted against the NYBC. No such claims have been asserted to date. VITEX believes that it would have meritorious defenses against any such claims.

     On March 23, 1998, VITEX received a Civil Investigative Demand ("CID") from the Antitrust Division of the U.S. Department of Justice (the "Justice Department") as part of the Justice Department's investigation into possible antitrust violations in the sale, marketing and distribution of blood products. A CID is a formal request for information and a customary initial step of any Justice Department investigation. The Justice Department is permitted to issue a CID to anyone whom the Justice Department believes may have information relevant to an investigation. Therefore, the receipt of a CID does not mean that the recipient is the target of an investigation, nor does it presuppose that there is a probable cause to believe that a violation of the antitrust laws has occurred or that any formal complaint ultimately will be filed. VITEX believes that the primary focus of the CID relates to VITEX's PLAS+SD product and to the Supply, Manufacturing and Distribution Collaboration Agreement between VITEX and the American National Red Cross. Following VITEX's response in April 1998 to the CID, VITEX has not received notice of any further activity with respect to this matter.

     On August 27, 1998, the Appellate Division of the Supreme Court of New York awarded VITEX a summary judgment against its insurance carrier, reversing a lower court decision which denied VITEX's previous claim for recovery of costs incurred in 1996 as a result of a plasma processing loss. VITEX had recorded a special charge in 1996 to recognize reimbursement due to Bayer Corporation for the plasma loss ($4.1 million) and to write off processing costs ($1.0 million). VITEX has filed a claim with the insurer to recover these and related costs. On October 27, 1998, the insurance carrier filed a motion to appeal the decision of the Appellate Court. Such appeal was subsequently rejected. The insurance carrier has since taken its appeal to the New York Court of Appeals which has declined to hear the matter. The case has now been returned to the New York Supreme Court for assessment of damages. The ultimate outcome of this matter can not be determined at the present time.

                                    III-19

VITEX'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                 OF OPERATIONS

Overview

     V.I. Technologies, Inc. ("VITEX") is a leading developer of a broad portfolio of blood products and systems using its proprietary viral inactivation technologies. VITEX's technologies are intended to address the risks of viral contamination in blood products, including plasma, plasma derivatives, red blood cells and platelets. Viral inactivation processes have the potential to eliminate viruses that are enveloped by lipid membranes such as hepatitis B virus ("HBV"), hepatitis C virus ("HCV") and HIV, the virus that causes AIDS, non-enveloped viruses such as hepatitis A virus ("HAV") and parvovirus B19 and other known and unknown pathogens.

     On July 28, 1999, VITEX announced that it had signed an Agreement and Plan of Merger and Reorganization pursuant to which Pentose Pharmaceuticals, Inc., a privately held company developing viral inactivation products, would be merged with and into VITEX. The agreement, which is subject to approval by stockholders of both companies, is structured as an all stock transaction under which Pentose stockholders will acquire 34% of the outstanding shares of the combined company. The transaction will be treated as a purchase for accounting purposes and a portion of the transaction value will be written off as in-process research and development. Pentose is developing a proprietary viral inactivation technology, called INACTINE compounds, that in preclinical studies have inactivated all classes of viruses known to infect blood -- both enveloped and non-enveloped viruses -- in a highly selective manner. Pentose's most advanced INACTINE development program is for use in red blood cells. Pentose has filed an investigational new drug ("IND") application for this program and, assuming the merger is consummated, VITEX intends to begin clinical trials within the next three months. INACTINEs also have applicability for viral inactivation of plasma and platelets.

     VITEX reported a net loss of $3,168,000 for the second quarter ended July 3, 1999, including one-time costs of $2,918,000 related to a recall of certain lots of PLAS+SD, and its accumulated deficit to that date was $35,617,000. Operating results will vary from period to period and, accordingly, the results for the thirteen and twenty-six weeks ended July 3, 1999 may not necessarily be indicative of results to be expected in future periods. The significant risk factors that affect VITEX are described on pages I-12 to I-17 of this Joint Proxy Statement/Prospectus and in VITEX's annual report on Form 10-K for the year ended January 2, 1999.

     VITEX's revenues are derived from the manufacture and sale of plasma fractions and transfusion plasma:

     . Plasma Fractions. VITEX produces plasma fractions principally for Bayer Corporation ("Bayer") under terms of a processing agreement the initial term of which extends through 2001. Under this agreement, Bayer is obligated to provide VITEX with a specified quantity of plasma annually and VITEX is obligated to return plasma fractions to Bayer within certain specified periods. The agreement is structured as a take-or-pay arrangement under which Bayer is obligated to pay VITEX a fixed fee per liter of fractionated plasma whether or not Bayer fulfills its obligation to supply plasma to VITEX. In the event that VITEX does not provide fractions as required under the agreement, or upon the occurrence of other events of default, Bayer has certain rights to take over and operate the fractionation portion of VITEX's production facility.

     . VITEX is currently utilizing all of its existing fractionation plasma capacity. Due to an industry-wide shortage of fractionation capacity, in conjunction with solicitations from Bayer and others, VITEX expanded its fractionation capacity by 15% in the third quarter of 1999. VITEX is also examining the cost/benefit of further expansion. Although VITEX believes that it can achieve attractive margins on the increased volume, there can be no assurance of this.

     . Transfusion Plasma. PLAS+SD, the first of VITEX's virally inactivated products, received marketing clearance from the FDA on May 6, 1998. Commercial scale production of PLAS+SD, a pooled transfusion plasma which utilizes VITEX's solvent/detergent ("SD") viral inactivation technology to inactivate lipid-enveloped viruses, began in June 1998. PLAS+SD is the only FDA-approved virally inactivated blood component available for use in the United States. The product is sold under an exclusive Amended and Restated Supply, Manufacturing and Distribution Collaboration Agreement, dated October 1, 1998 ("Distribution Agreement") with the American National Red Cross ("Red Cross") which expires in 2002. Under the Distribution Agreement, the Red Cross, which is the largest supplier of transfusion plasma to hospitals in the United States, providing about 45% of the transfusion plasma used annually, is required to purchase minimum stated quantities of PLAS+SD to maintain its exclusive rights. Once the Red Cross places

                                    III-20
        its annual purchase order with VITEX, it is obligated to supply VITEX with a sufficient quantity of plasma to enable VITEX to fulfill the order. The Red Cross must pay for the amount of PLAS+SD specified in the purchase order even if the Red Cross is unable to supply sufficient quantities of plasma. In the past, there has been variability in the rate of plasma supply from the Red Cross. This situation could recur in future periods, which could negatively impact the timing of revenue recognition, production scheduling and ultimately, production costs. Under the Distribution Agreement, the Red Cross is required to pay to VITEX a fixed price per unit of PLAS+SD, plus a royalty which is initially fixed. Beyond a specified volume, the royalty becomes variable, based on equal sharing of the amount by which the average selling price by the Red Cross exceeds a stated amount. VITEX and the Red Cross have each committed to spend minimum amounts for marketing PLAS+SD during the two-year period ending September 2000. VITEX's spending commitment is expected to be satisfied, to a large extent by the cost of its sales force hired in January 1999.

        VITEX is delivering PLAS+SD under the second purchase order of the Red Cross Distribution Agreement. Under the agreement, the Red Cross is required to purchase stated minimum quantities of PLAS+SD. VITEX may either terminate the agreement in its entirety or convert the exclusive rights of the Red Cross to non-exclusive rights if the stated minimum purchase requirements are not met. The Distribution Agreement also requires the Red Cross to achieve certain end-user sales levels.
        Failure to achieve these end-user sales levels could result in termination of the Distribution Agreement by either the Red Cross or VITEX. Although the current sales by the Red Cross are below the levels required under the Distribution Agreement with VITEX, the parties are in negotiations to increase production and lower the minimum levels so as to avoid termination of the Distribution Agreement. Although end customer sales of PLAS+SD have risen since the product was introduced, end-user market penetration has increased at a slower rate than anticipated. VITEX recently established its own national sales force to support the efforts of the Red Cross by increasing product awareness among users in an attempt to accelerate market penetration. While measurement of the success of the sales force is premature since the sales force has been in the field only since late January 1999, preliminary results have shown an upward trend in sales. However, there can be no assurance that PLAS+SD will continue to increase or maintain its current level of market acceptance among blood centers, physicians, patients and health care payers.

        During April 1999, in connection with PLAS+SD Phase IV safety studies, VITEX observed several seroconversions to parvovirus B19 in healthy volunteers who received PLAS+SD from production lots which were found to contain high concentrations of the virus. Although there was no evidence of clinical disease typical of parvovirus B19 associated with these seroconversions, on April 16, 1999, VITEX initiated a voluntary recall of lots of PLAS+SD that were found to contain heightened levels of parvovirus B19 DNA. PLAS+SD is screened for HAV. In addition, VITEX has developed a process to screen untreated plasma for parvovirus B19 prior to commencing the manufacturing process. This screening uses an experimental, highly sensitive Polymerase Chain Reaction ("PCR") test in order to ensure that this virus is below specified laboratory levels. VITEX has completed formal validation of this screening technique and applied to the FDA for a parvovirus B19 label claim with approval expected in early 2000.

        Results for the quarter ended July 3, 1999 include one-time costs associated with the recall amounting to $2,918,000, or $0.24 per share. In the condensed statements of operations, the charge related to product recall of $2,645,000 includes the write-off of inventory lots with heightened levels of parvovirus B19, production testing, other direct recall expenses and a reserve for an equitable sharing of recall costs incurred by VITEX'S exclusive distributor, the Red Cross. The Red Cross had requested reimbursement of the costs it incurred as a result of the recall. While VITEX believes it is not contractually liable for Red Cross costs in this situation, covering a portion of such costs is consistent with the spirit of the collaboration Costs associated with idle production facilities during the recall period, in the amount of $273,000, are included in cost of sales.

  VITEX's other virally inactivated blood product candidates are all under development and include:

     . Universal PLAS+SD. Universal PLAS+SD is a product under development by VITEX which is intended to improve upon PLAS+SD by eliminating the need for matching donor and recipient blood types. Universal PLAS+SD is prepared using patented technology, exclusively licensed from the New York Blood Center ("NYBC"), which binds and removes specific antibodies present in donor plasma that would otherwise cause an immune response in the recipient. VITEX has established the feasibility of this approach and filed an IND for Universal PLAS+SD on August 8, 1999.

     . Universal PLAS+SD II. Universal PLAS+SD II adds additional methods of viral inactivation to Universal PLAS+SD. VITEX is evaluating alternative technologies, including ultraviolet light and INACTINE compounds, which are intended to inactivate known non-enveloped viruses, such as parvovirus B19 and HAV,

                                    III-21
        and which may offer added protection against other non-enveloped viruses that might contaminate the blood supply in the future. Although the presence of antibodies normally found in pooled plasma may protect against known non-enveloped viruses, SD and these second generation technologies used in combination may provide a higher margin of blood product safety than SD technology alone. Universal PLAS+SD II is at an early stage of development and, consequently, there can be no assurance that VITEX will be able to successfully develop, secure approval for or commercialize this product candidate.

     . VITEX Fibrin Sealant. VITEX is developing its VITEX Fibrin Sealant for use during surgical procedures to augment or replace sutures or staples for wound closure. Fibrin sealants - also known as fibrin glues - are created by combining the two principal clotting factors found in blood, fibrinogen and thrombin, whose natural function is to halt bleeding and seal tissues. Fibrin sealant are biodegradable, and their use does not generally elicit an immune response frequently associated with non-biological glues. VITEX expects that its fibrin sealant will be the first double virally inactivated fibrin sealant available in the United States. This product has completed Phase II clinical trials for two indications (non-healing rectal fistula and modified radical mastectomy) and completed enrollment for Phase III clinical trials for use during breast cancer surgery. Enrollment for an additional Phase III clinical trial, which is intended to evaluate the product's ability to reduce blood loss following carotid artery surgery, was completed during the second quarter of 1999.

        VITEX's fibrin sealant development is jointly funded by United States Surgical Corporation ("U.S. Surgical"), which has entered into an exclusive worldwide distribution agreement with VITEX. Under the terms of the agreement, U. S. Surgical must achieve certain minimum product sales to maintain its exclusive distribution rights. VITEX has agreed to supply U. S. Surgical's forecasted demand for the product. Either VITEX or U.S. Surgical may terminate the agreement upon written notice in certain circumstances, including a breach of the agreement by the other party. U.S. Surgical may also terminate the agreement for any reason upon nine months notice to VITEX. During 1998, VITEX completed construction of a multi-use manufacturing suite, within its existing facility, to permit the production, subject to FDA approval, of commercial quantities of VITEX Fibrin Sealant. Validation of the new manufacturing area is currently underway. U.S. Surgical was acquired by Tyco Corporation in 1998. The effects, if any, of this acquisition on the development programs and the eventual success of the product cannot be assessed at this time.

     . VITEX Red Blood Cell Concentrates. VITEX has been working to develop virally inactivated red blood cell concentrates ("RBCC") based on the use of light-activated compounds that respond to specific wavelengths of light and has entered into an agreement with Pall Corporation regarding the development and distribution of systems for the viral inactivation of RBCC. Assuming the completion of the merger contemplated hereby, VITEX intends to focus its future efforts in red cells on the INACTINE technology. VITEX will incorporate this technology into the agreement with Pall Corporation.

        Pentose submitted an IND to the FDA in August 1999 for INACTINE-treated red blood cells for transfusion. VITEX and Pentose expect to commence Phase I clinical trials in the fourth quarter of 1999. The Phase I clinical trials will be designed to evaluate the safety of infusing INACTINE-treated red blood cell concentrates in humans as well as to repeat red cell physiology studies previously completed in animals. VITEX and Pentose expect the Phase I study to be completed within approximately 6 months following enrollment of the first patient. VITEX and Pentose further believe that in the second half of 2000 they will receive approval to proceed to the next phase of clinical trials.

     The field of transfusion medicine and therapeutic use of blood products is characterized by rapid technological change. Product development involves a high degree of risk, and there can be no assurance that VITEX's product development efforts will result in any commercial success.

Results of Operations

Thirteen Weeks and Twenty-Six Weeks Ended July 4, 1998 Compared to Thirteen and Twenty-Six Weeks Ended July 3, 1999

Revenue

     Revenue increased $1.4 million in the second quarter of 1999 to $9.4 million, compared to $7.9 million during the second quarter of 1998. For the twenty-six weeks ended July 3, 1999, revenue increased to $20.5 million from $12.1 million

                                    III-22
for the twenty-six weeks ended July 4,1998. The increase for both the quarter and twenty-six weeks was primarily due to the initiation of sales of PLAS+SD, which was approved by the FDA in May 1998. Sales of plasma fractions were also higher for the quarter and year-to-date, as a result of increased processing volume and higher unit pricing in accordance with VITEX's processing agreement with Bayer.

Cost of Sales

     Cost of sales amounted to $5.3 million in the second quarter of 1999, compared to $5.4 million during the second quarter of 1998. For the twenty-six weeks ended July 3, 1999, cost of sales increased to $11.4 million from $10.1 million for the twenty-six weeks ended July 4, 1998. The year-to-date increase was primarily due to processing costs related to the production of PLAS+SD. Cost of sales during the second quarter of 1999 includes $0.3 million of costs associated with idle production facilities during the recall period. Cost of sales in the corresponding periods of the prior year included additional processing costs related to the production ramp-up of PLAS+SD.

     As a percentage of revenue, cost of sales was 57% (54% excluding idle facility costs) and 56% (54% excluding idle facility costs), respectively, for the quarter and twenty-six weeks ended July 3, 1999. This was an improvement from 67% and 84% for the comparative 1998 periods, as sales of PLAS+SD did not commence until VITEX received marketing approval from the FDA in May 1998. Product gross margin was 43% in the second quarter of 1999, compared to 33% for the second quarter of 1998. Product gross margin was 44% for the twenty-six weeks ended July 3, 1999 compared to 16% for twenty-six weeks ended July 4, 1998. Since the initial recall, VITEX has been developed and validated a process to screen untreated plasma for parvovirus B19 prior to commencing the manufacturing process and applied to the FDA for a parvovirus B19 label claim with approval expected in early 2000. VITEX expects that the resulting increase in production costs due to the new testing will be relatively modest.

Research and Development

     Research and development costs increased $0.4 million in the second quarter of 1999 to $2.1 million, compared to $1.7 million during the second quarter of 1998. For the twenty-six weeks ended July 3, 1999, research and development costs increased to $4.1 million from $3.4 million for the twenty-six weeks ended July 4, 1998. The increase in research and development costs for the thirteen and twenty-six weeks ended July 3, 1999 was due to expanded activities in VITEX's red blood cell and plasma programs, and an increase in expenditures for PLAS+SD Phase IV clinical trial studies. In connection with the Pentose merger, VITEX anticipates incurring a restructuring charge in the third fiscal quarter of approximately $2.5 million as it integrates its research programs with the Pentose programs.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased $0.3 million in the second quarter of 1999 to $2.5 million, compared to $2.2 million during the second quarter of 1998. For the twenty-six weeks ended July 3, 1999, selling general and administrative expenses increased to $5 million from $3.5 million for the twenty-six weeks ended July 4, 1998. The increase for the thirteen and twenty-six weeks ended July 3, 1999, was principally due to marketing costs associated with PLAS+SD and the hiring of new personnel, including the national sales force in January 1998. Although VITEX is reducing its general and administrative expenses in certain areas, expected increases in sales and marketing expenditures relating to PLAS+SD will likely offset these reductions, resulting in a similar level of selling, general and administrative expenditures throughout the remainder of the year.

Charge Related to Product Recall

     As further described above, the results for the second quarter of 1999 included one-time costs associated with a recall amounting to $2,918,000, or $0.24 per share. In the condensed statements of operations, the charge related to product recall of $2,645,000 includes the write-off of inventory lots with heightened levels of parvovirus B19, production testing, other direct recall expenses and a reserve for an equitable sharing of recall costs incurred by VITEX's exclusive distributor, the Red Cross. The Red Cross has requested reimbursement of the costs it incurred as a result of the recall. While VITEX believes it is not contractually liable for Red Cross costs in this situation, covering a portion of such costs is consistent with the spirit of the collaboration.

                                    III-23

Charge Related to Research Collaboration

     During the first quarter of 1998, VITEX recorded a one-time charge of $2.2 million in connection with its research collaboration with Pall Corporation. See "--Strategic Collaborations - Pall Corporation" for a detailed description of the Pall collaboration. The charge occurred in connection with an equity investment in VITEX made by Pall under the collaboration agreement and reflects the difference between the amount paid for the shares issued to Pall and the fair market value of the common stock at that date.

Net Interest Expense

     VITEX earned net interest income of $0.1 million during the quarter ended July 3, 1999, compared to the second quarter of 1998 when VITEX incurred net interest expense of $0.3 million. During the twenty-six weeks ended July 3, 1999, VITEX earned net interest income of $0.1 million compared to the twenty-six weeks ended July 4,1998, when VITEX incurred net interest expense of $0.7 million. The change reflects the reduced level of debt outstanding during 1999, combined with the interest earned on cash balances, including the proceeds from VITEX's initial public offering. Included in net interest income during the thirteen and twenty-six weeks ended July 3, 1999 are non-cash charges of $70,000 and $140,000, respectively, representing the accretion of the balance of VITEX's non-interest bearing advance from the Red Cross.

Year Ended January 2, 1999 Compared to Year Ended December 31, 1997

Revenue

     Revenue increased $18 million during the year ended January 2, 1999 to $33.8 million compared to $15.8 million during fiscal 1997. The increase was primarily due to sales of PLAS+SD which received marketing clearance from the FDA on May 6, 1998. Commercial scale production and sale of PLAS+SD began in June 1998. Also contributing to the increase in revenue was an increase in sales of plasma fractions as a result of higher processing volume, partially offset by a decrease in unit pricing in accordance with VITEX's processing agreement with Bayer. The processing agreement also specifies a price increase, effective January 1, 1999, in an amount equal to the increase in the consumer price index.

Cost of Sales

     Cost of sales increased $7.6 million during the year ended January 2, 1999 to $23.9 million, compared to $16.3 million during fiscal 1997. The increase was primarily due to processing and start-up costs related to the production of PLAS+SD.

     Product gross margin was approximately 29.3% for the year ended January 2, 1999. This was a significant improvement from fiscal 1997, which did not contain revenue from the sale of PLAS+SD. As a result of manufacturing cost reductions, product yield improvements and higher pricing negotiated under the amended collaboration agreement with the Red Cross agreement, product gross margin was approximately 40.8% during the thirteen weeks ended January 2, 1999.

Research and Development

     Research and development costs increased $1.6 million during the year ended January 2, 1999 to $7.5 million, compared to $5.9 million during fiscal 1997. The increase in research and development costs is primarily due to the expanded activities in VITEX's red blood cell program, advanced stage development spending for its fibrin sealant program and additional new product research activities. Further increases in research and development expenditures are expected to continue during fiscal 1999. Research and development costs are recorded net of collaborator reimbursement which amounted to $2.3 and $1.2 million for the years ended January 2, 1999 and December 31, 1997, respectively.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased $2.6 million during the year ended January 2, 1999 to $7 million, compared to $4.4 million during fiscal 1997. The increase is principally due to administrative costs associated with the hiring of new personnel, including the national sales force which was hired in December 1998, marketing costs associated with PLAS+SD, and legal expenses associated with renegotiating and amending collaborator agreements and a response to a Civil Investigative Demand from the U.S. Department of Justice. VITEX and the Red Cross have each committed to spend certain minimum amounts for marketing PLAS+SD during the two year period ending September 30,

                                    III-24

2000. VITEX's spending commitment is expected to be satisfied, to a large extent, by the cost of its sales force. VITEX expects that its selling, general and administrative expenses will increase during fiscal 1999 as a result of this increased level of sales and marketing commitment.

Charge Related to Research Collaboration

     During the year ended January 2, 1999, VITEX recorded a one-time charge of $2.2 million in connection with its research collaboration with Pall Corporation. The charge occurred in connection with an equity investment in VITEX made by Pall under the collaboration agreement and reflects the difference between the amount paid for the shares issued to Pall and the fair market value of the common stock at that date.

Net Interest Expense

     During the years ended January 2, 1999 and December 31, 1997, VITEX incurred net interest expense of $0.3 million and $1 million, respectively, reflecting the levels of debt outstanding during such periods, offset by interest earned on cash balances, including the proceeds from VITEX's initial public offering. During the quarter ended January 2, 1999 VITEX recorded a non-cash gain of $0.6 million relating to the discounting of the $3 million non-interest bearing advance from the Red Cross. The advance was discounted upon finalization of the repayment terms contained in the amended Red Cross Agreement.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

Revenues

     Total revenues decreased from $17.9 million in 1996 to $15.8 million in 1997, a decrease of $2.1 million. This decrease was due principally to the receipt by VITEX in 1996 of a one-time licensing fee of $3.0 million which was partially offset by increases in processing and product revenues of $0.9 million in 1997. The increase in processing and product revenues reflects an increase in processing volume partially offset by a decrease in unit pricing under VITEX's processing agreement with Bayer.

Cost of Sales

     Cost of sales increased from $10.6 million in 1996 to $16.3 million in 1997, an increase of $5.7 million. Cost of sales includes costs related to processing fractionated products and those costs formerly classified as facility costs which amounted to $1.4 and $6 million in 1996 and 1997, respectively. Fractionation production gross margin, excluding facility costs relating to PLAS+SD ramp-up costs, decreased from 38.7% in 1996 to 34.7% in 1997. The gross margin in 1996 reflects unrecovered processing costs of $1.0 million incurred by VITEX in processing Bayer's plasma during an equipment malfunction. Exclusive of this $1.0 million charge, the gross margin was 45.4% in 1996. The decrease in gross margin in 1997 was due to a decrease in unit pricing under the Processing Agreement with Bayer, increased maintenance costs related to scheduled servicing of VITEX's plasma fractionation assets and increased materials costs.

Research and Development

     Research and development costs increased from $4.4 million in 1996 to $5.9 million in 1997, an increase of $1.5 million. The increase is due principally to the expanded activities in VITEX's RBCC programs, expanded clinical trials for VITEX Fibrin Sealant and additional development activities.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased from $2.5 million in 1996 to $4.4 million in 1997, an increase of $1.9 million. The increase represents costs associated with the initiation of market research activities, education and other pre-marketing activities in connection with the anticipated commercial introduction of PLAS+SD. In addition, during 1997, VITEX incurred $0.7 million of non-recurring severance costs and $0.2 million of debt refinancing costs.

Net Interest Expense

     Net interest expense increased from $0.5 million in 1996 to $1 million in 1997 due to additional debt financing.

                                    III-25

Liquidity and Capital Resources

     VITEX has historically financed its operations primarily through sales of common stock, issuance of long-term debt and capital lease financing arrangements. In addition to these financing methods, VITEX generates cash from revenues derived under its Processing Agreement with Bayer Corporation and the sale of PLAS+SD to the Red Cross. VITEX also receives research and development funding, under a collaboration agreement from U. S. Surgical, for the direct costs associated with clinical and regulatory activities for the development of its fibrin sealant and from Pall Corporation, as part of a cost sharing agreement, in connection with the research collaboration described previously.

     At July 3, 1999, VITEX had working capital of $25.7 million, including cash and cash equivalents of $27.5 million, compared to working capital of $33.1 million, including cash and cash equivalents of $35.3 million, at January 2, 1999. At December 31, 1997, there was a working capital deficit of $2.8 million, including cash and cash equivalents of $5.3 million. The increase in cash balances was primarily due to VITEX's initial public offering in 1998, which provided cash of $45.6 million. The primary objectives for VITEX's investment of cash balances are safety of principal and liquidity. Available cash balances are invested in money market funds with portfolios of investment grade corporate and U.S. government securities.

     During the twenty-six weeks ended July 3, 1999, VITEX used $2.0 million of cash to fund its operations, primarily as a result of an increase in receivables due to sales of PLAS+SD, partially offset by an increase in accounts payable and accrued expenses, reflecting accruals for the charge taken as a result of the product recall. Cash used in investing activities of $4.2 million during the twenty-six weeks ended July 3, 1999, was primarily related to VITEX's renovation of its production facility, while cash used in financing activities of $1.7 million was primarily related to scheduled repayments of VITEX's long-term debt and capital lease obligations.

     In connection with the Pentose merger, VITEX will record a restructuring charge in the third quarter of approximately $2.5 million for the anticipated costs of rationalizing its research and development programs with those of Pentose.

     On June 15, 1998, VITEX completed an initial public offering ("IPO") of 3,000,000 shares of VITEX's common stock, raising net proceeds of approximately $32.2 million. On July 10, 1998, the underwriters of VITEX's IPO partially exercised their over-allotment option for an additional 325,000 shares, raising net proceeds of $3.6 million. In conjunction with the collaboration agreement between VITEX and Pall, Pall purchased $9 million of VITEX's common stock in two private placements which occurred during 1998. The first placement, which occurred in February 1998, amounted to $4 million, and the second amounted to $5 million and closed contemporaneously with, and at the same price, terms and conditions as the IPO.

     In order to maintain its exclusive marketing and distribution rights for PLAS+SD, the Red Cross is required to purchase stated minimum quantities amounting to approximately $50 million during the two-year period ending September 30, 2000. VITEX and the Red Cross have each committed to spend minimum amounts for marketing PLAS+SD during the two-year period ending September 30, 2000. VITEX's spending commitment is expected to be largely satisfied by the cost of its sales force established in December 1998 to support the Red Cross in promoting product awareness and accelerating market penetration of the PLAS+SD product.

     U.S. Surgical has agreed to fund all future direct clinical and regulatory costs associated with the development and regulatory approval of VITEX Fibrin Sealant. In addition, U.S. Surgical has agreed to pay a portion of agreed upon research and development costs for improvements and enhancements to VITEX Fibrin Sealant.

     Under its collaboration with Pall, VITEX and Pall have agreed to equally share research, development, clinical and regulatory costs. Profits will be shared equally after each party is reimbursed for its cost of goods. The agreements provide that Pall will purchase up to $17.0 million of VITEX common stock in installments tied to the achievement of specified development milestones. These equity investments will be made at the prevailing market price.

     Under VITEX's license agreements with the NYBC, VITEX is required to pay aggregate minimum royalties of $1,500,000 in 1999, $2,200,000 in 2000, $2,400,000 in 2001 and $2,800,000 in each year thereafter in order to maintain its exclusive licenses. VITEX is also required to make specified payments to the NYBC to maintain its exclusive licenses if certain research and development milestones are not met by VITEX.

     In December 1997, VITEX entered into a credit agreement with a bank providing for a term loan in the principal amount of $10.8 million. The proceeds under this term loan were used to repay the outstanding balance of existing term

                                    III-26
loans aggregating $10.5 million. This loan bears interest at VITEX's option at LIBOR plus 2.75% to 1.75%, or the base rate of the bank, as defined, plus margins of up to 0.5% as determined based on defined earnings ratios. As of July 3, 1999, VITEX was using one-month LIBOR (5.18%) plus 2.75%. Under this loan, interest is payable monthly and the principal balance is payable in 16 equal consecutive quarterly installments of $0.7 million commencing March 31, 1998 and continuing until maturity on December 31, 2001. The credit agreement contains default provisions, including financial covenants which provide restrictions on capital investments, the payment of cash dividends and, among other things, requires VITEX to maintain minimum cash balances of $2.0 million and leverage and coverage ratios as defined. VITEX is in compliance with, or has obtained waivers under, such covenants.

     Under VITEX's capital and operating leases, annual minimum rental payments and related interest expense over the next five years is approximately $4.4 million.

     Prior to 1995, the Red Cross made to VITEX's predecessor a total of $3.0 million of non-interest bearing, unsecured advances to be used to fund improvements to the manufacturing facility. In conjunction with the amended Red Cross Agreement, the repayment schedule was modified to require repayment of 30% of the loan balance on the second anniversary date of the approval of the PLAS+SD PLA and 15% of the balance on each of the following two years, with the balance of the loan payable on the fifth anniversary of the PLAS+SD PLA, which is June 2003. During the quarter ended January 2, 1999, VITEX recorded a non-cash gain of $0.6 million to discount the advances to their net present value.

     At July 3, 1999, VITEX had net operating loss carryforwards for federal income tax reporting purposes of approximately $28 million and has available research and development credit carryforwards for federal income tax reporting purposes of approximately $0.5 million, which are available to offset future taxable income, if any. These carryforwards expire beginning in 2010. VITEX's ability to use such net operating loss and research and development credit carryforwards is limited by change in control provisions under Section 382 of the Internal Revenue Code. See note 10 to VITEX's financial statements included herein.

     VITEX believes that its existing funds and funds expected to be generated from operations will be sufficient to meet cash requirements in the foreseeable future.

Quantitative and Qualitative Disclosures About Market Risk

     VITEX's earnings and cash flows are subject to fluctuations due to changes in interest rates primarily on its investment of available cash balances in money market funds with portfolios of investment grade corporate and U.S. government securities and, secondarily, its long-term debt arrangements. Under its current policies, VITEX does not use interest rate derivative instruments to manage exposure to interest rate changes.

Year 2000

     Some of VITEX's older computer software programs were written using two digit fields rather than four digit fields to define the applicable year (i.e., "98" in the computer code refers to the year "1998"). As a result, time-sensitive functions of those software programs may misinterpret dates after January 1, 2000, to refer to the twentieth century rather than the twenty-first century (i.e., "02" could be interpreted as "1902" rather than "2002" (the "Year 2000 Issue"). This could cause system failures or miscalculation, resulting in inaccuracies in computer output or disruptions of operations, including, among other things, inaccurate processing of financial information and/or temporary inability to process transactions, manufacture products, or engage in similar normal business activities.

     VITEX's plan to resolve the Year 2000 Issue involves the following four phases: assessment, testing, remediation and maintenance. To date VITEX has fully completed its assessment of all systems that could be significantly affected by the Year 2000 Issue. The completed assessment indicated that most of VITEX's significant information, financial reporting and manufacturing systems were at risk. Affected manufacturing systems include program logic controllers used in various aspects of the manufacturing process.

     VITEX has fully remediated all information and financial reporting systems and critical manufacturing systems. VITEX is continuing to develop its contingency plan for critical applications, which primarily involve manual workaround procedures. The contingency plan is expected to be completed by October 1999.

     VITEX has no systems which directly interface with either customers or vendors. VITEX has queried, and is in the process of collecting responses from, its important suppliers and contractors that do not share information systems with

                                    III-27

VITEX (external agents).  To date, VITEX is not aware of any external agent
Year 2000 issue that would materially impact VITEX's results of operations, liquidity, or capital resources. However, VITEX has no means of ensuring that external agents will be Year 2000 ready. The inability of external agents to complete their Year 2000 resolution process in a timely fashion could materially impact VITEX. The effect of non-compliance by external agents is not determinable.

     VITEX will utilize both internal and external resources to reprogram, replace, test, and implement hardware and software for Year 2000 modifications. The total cost of the Year 2000 project is estimated at $450,000 and is being funded through operating cash flows. Through August 31, 1999, VITEX had incurred costs of approximately $175,000, all of which has been expensed, relating to all phases of the Year 2000 project and costs of approximately $250,000 attributable to the purchase of new software and operating equipment, which costs have been capitalized. The remaining $25,000 relates to continued Year 2000 compliance monitoring and repair of hardware and software and will be expensed as incurred.

     VITEX's plan to complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, and other factors. There can be no guarantee that these estimates will be achieved and actual results could differ materially.

New Accounting Standards

     In June 1999, the Financial Accounting Standards Board issued SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." SFAS 137 amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," which was issued in June 1998 and was to be effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 137 defers the effective date of SFAS 133 to all fiscal quarters of fiscal years beginning after June 15, 2000. Earlier application is permitted. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. While management has not determined the impact of the new standard, it is not expected to be material to VITEX.

Forward-Looking Statements

     VITEX's Management's Discussion and Analysis of Financial Condition and Results of Operations includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. All statements other than statements of historical information provided herein are forward-looking statements and may contain information about financial results, economic conditions, trends and known uncertainties. These forward-looking statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, market acceptance of VITEX's products, and the impacts of competitive products and pricing. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

     Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. VITEX undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise
after the date hereof.   In addition to the disclosure contained herein set
forth above under the heading "Risk Factors" on pages I-13 through I-18, readers should carefully review any disclosure of risks and uncertainties contained in other documents VITEX has filed with the Securities and Exchange Commission pursuant to the Exchange Act, including its annual report on Form 10-K for the year ended January 2, 1999.


                                  MANAGEMENT

Directors And Executive Officers

The following table provides information concerning directors and executive officers of VITEX as of September 1, 1999:

NAME                            AGE     POSITION
----                            ---     --------

John R. Barr                     42     President, Chief Executive Officer and Director

                                    III-28

Thomas T. Higgins                48     Chief Financial Officer and Executive Vice President, Operations

David Tendler                    62     Chairman of the Board of Directors

Richard A. Charpie, Ph.D (1)     48     Director

Jeremy Hayward-Surry (1)         57     Director

Bernard Horowitz, Ph.D.          55     Director

Irwin Lerner (2)                 69     Director

Peter Parker (2)                 48     Director

Damion E. Wicker, M.D. (2)       39     Director

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     John R. Barr joined VITEX as President, Chief Executive Officer and a Director in November 1997. Previously, Mr. Barr served as President of North American Operations at Haemonetics Corporation from 1995 to 1997 where he had responsibility for Haemonetics' blood bank, commercial plasma and blood bank services businesses. He also managed the global manufacturing and North American research and development functions and served as a member of the Board of Directors of Haemonetics. Prior to joining Haemonetics in 1990, he held various positions at Baxter Healthcare Corporation. Mr. Barr has an undergraduate degree in Biomedical Engineering from the University of Pennsylvania and an M.M. from the Kellogg School of Management at Northwestern University.

     Thomas T. Higgins has served as Chief Financial Officer and Executive Vice President, Operations of VITEX since June 1998. Prior to joining VITEX, Mr. Higgins was with the Cabot Corporation from 1985 to 1997, most recently as President of Distrigas of Massachusetts Corporation, a subsidiary of the Cabot Corporation with revenues of $190 million. Also in 1997, Mr. Higgins was Executive Vice President and Chief Operating Officer of Cabot's Liquefied Natural Gas Division. From 1989 to 1997, Mr. Higgins served the Cabot Corporation in Asia, as Vice President and General Manager of the Pacific Asia Carbon Black Division in Malaysia (1996-1997), Managing Director in Indonesia (1990-1995) and Director of New Ventures in Japan (1989-1990). Prior to joining Cabot Corporation, Mr. Higgins was with Price Waterhouse. Mr. Higgins holds a B.B.A. from Boston University.

     David Tendler has served as a Director and Chairman of VITEX since December 1994. In 1985, Mr. Tendler founded his own international consulting firm, Tendler Beretz LLC, and has since remained as President and Chief Executive Officer. In 1981, he was named Chairman and CEO of Phibro Corporation, which subsequently acquired Salomon Brothers - at which point Mr. Tendler became Co-Chairman and CEO of Phibro-Salomon. He joined Philipp Brothers (the predecessor to Englehard Minerals & Chemicals Corp./Phibro Corp.) in 1960, managed Far Eastern operations for more than seven years, and was promoted to President of Phibro in 1975. He remains active in the private equity and consulting businesses, and in various charitable organizations, including service as a director of BioTechnology General Corporation and a member of the Board of Trustees and the Executive Committee of the NYBC. Mr. Tendler has a B.B.A. from the City University of New York.

     Richard A. Charpie, Ph.D. has served as a Director of VITEX since November 1995. Dr. Charpie served as the Chief Executive Officer of VITEX from August 1997 to November 1997. He was the Vice President of VITEX from November 1997 until January 1998. Dr. Charpie has been the Managing General Partner of Ampersand Ventures and all of its affiliated partnerships since he founded Ampersand Ventures in 1988 as a spin-off of the venture capital group of PaineWebber Incorporated. Currently, Dr. Charpie serves as a director of AutoCyte, Inc. and of several privately-held companies, including Pentose. Dr. Charpie holds an M.S. in Physics and a Ph.D. in Applied Economics and Finance, both from The Massachusetts Institute of Technology.

     Jeremy Hayward-Surry has served as a Director of VITEX since December 1997. He has been the President of Pall Corporation since July 1994 and a member of its Board of Directors since April 1993. Mr. Hayward-Surry was also the

                                    III-29

Treasurer and Chief Financial Officer of Pall from August 1992 until December 1997 and Executive Vice President of Pall from 1992 to July 1994. Mr. Hayward-Surry is a Fellow of the Institute of Chartered Accountants in England and Wales.

     Bernard Horowitz, Ph.D. has served as a Director of VITEX since February 1995. Dr. Horowitz joined VITEX as Executive Vice President, Chief Scientific Officer in 1995 and, effective July 31, 1999, resigned his employment to assume a consultant position with VITEX. Prior to joining VITEX, Dr. Horowitz was the NYBC's Vice President for Commercial Development and a Laboratory Head in the NYBC's Lindsley F. Kimball Research Institute. Additionally, he has served as a scientific consultant to the National Institutes of Health, the Food and Drug Administration, the National Hemophilia Foundation and the International Association of Biological Standardization. Dr. Horowitz received his B.S. in Biology from the University of Chicago and his Ph.D. from Cornell University Medical College.

     Irwin Lerner has served as a Director of VITEX since September 1996. He is the former Chairman of the Board of Directors, Chairman of the Executive Committee, President and Chief Executive Officer of Hoffmann-LaRoche Inc., having retired in September 1993 after being an employee of Hoffman-LaRoche for over 31 years. Mr. Lerner is the Chairman of the Board of Medarex, Inc. and serves on the boards of Humana Inc., Inhale Therapeutic Systems, Public Service Enterprise Group, Covance Inc. and Axys Pharmaceuticals. He has been a member of the Board of Project Hope and has chaired the New Jersey Governor's Council for a Drug-Free Workplace. He served for twelve years on the Board of Pharmaceutical Manufacturers Association (now PhRMA), including chairing the Association's FDA Issues Committee and the PMA Foundation. Mr. Lerner has served on the Boards of the National Committee for Quality Health Care, the Partnership for New Jersey and the Center for Advanced Biotechnology and Medicine of Rutgers University. He received his B.S. and M.B.A. degrees from Rutgers University, where he is currently the Distinguished Executive-in-Residence at the Graduate School of Management.

     Peter D. Parker has served as a Director of VITEX since November 1995. After fourteen years at AMAX, a metals company, Mr. Parker joined Ampersand Ventures in 1989 to lead its first specialty materials venture capital partnership, Ampersand Specialty Materials Ventures Limited Partnership and is a general partner of Ampersand Ventures. He currently serves as a director of Lighting Technologies International, Pentose and Pentose Development Corporation and as the chairman of MicroPack Corporation and Protein Ingredient Technologies. He holds an M.S. in Chemical Metallurgy from Columbia University.

     Damion E. Wicker, M.D. has served as a Director of VITEX since May 1997. Dr. Wicker is a General Partner of Chase Capital Partners. Previously, Dr. Wicker was President of Adams Scientific since July 1991, and, prior to that, held positions with MBW Venture Partners and Alexon, Inc. Dr. Wicker was also a Commonwealth Fund Medical Fellow for the National Institute of Health. He currently is a director of Landec Corporation and several privately- held health care companies. Dr. Wicker received a B.S. with Honors from The Massachusetts Institute of Technology, an M.D. from Johns Hopkins University and holds an M.B.A. from The Wharton School of the University of Pennsylvania.

     The Board is divided into three classes. Each year the stockholders are asked to elect members of a class of directors for a term of three years and until their respective successors are duly elected and qualified. Currently, the terms of office for Class I Directors (Messrs. Barr, Charpie and Lerner) will expire on the date of the Annual Meeting in 2002; the terms of office for the Class II Directors (Messrs. Hayward-Surry, Parker and Wicker) will expire on the date of the Annual Meeting in 2000; and the terms of office for the Class III Directors (Messrs. Horowitz and Tendler) will expire on the date of the Annual Meeting in 2001.

New Director and Officer Following the Merger

     The Board has appointed Dr. Samuel K. Ackerman to the Board and has appointed him Executive Vice President, with each such appointment subject to the closing of the merger. Dr. Ackerman would be a Class III Director and his term would expire at the 2001 Annual Meeting. With the addition of Dr. Ackerman, the Board will consist of a total of nine Directors, seven of whom have principal occupations outside VITEX, one of whom is the President and Chief Executive Officer of VITEX and one of whom is Executive Vice President of VITEX.

     Samuel K. Ackerman, M.D. co-founded Pentose in June 1995 and has served as President, Chief Executive Officer and Director of Pentose since February 1997. He previously served as Vice President, Development and Regulatory Affairs of OraVax, Inc. from December 1993 to January 1997. From May 1986 to November 1993 he was Senior Vice President, Medical and Regulatory Affairs of XOMA Corporation and before that directed the Investigational New Drug Division of the Center for Biologics Evaluation and Research of the Food and Drug Administration.

                                    III-30

Board Committees and Meetings

     During the fiscal year ended January 2, 1999, ("fiscal year 1998"), the Board of Directors held eight meetings. The Board has two committees: an Audit Committee and a Compensation Committee. There is no Nominating Committee or any committee performing the functions of a nominating committee.

     The Audit Committee consists of Dr. Charpie and Mr. Hayward-Surry, with Mr. Hayward-Surry serving as Chairman. Neither Dr. Charpie nor Mr. Hayward-Surry are current employees of VITEX. Dr. Charpie was employed by VITEX from August 1997 through November 23, 1997 as Chief Executive Officer and from November 24, 1997 through January 23, 1998 as a Vice President. The primary function of the Audit Committee is to assist the Board of Directors in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of VITEX and of the reliability of VITEX's financial controls and financial reporting systems. The Audit Committee reviews the general scope of VITEX's annual audit, the fee charged by VITEX's independent accountants and other matters relating to internal control systems. The Audit Committee met twice in fiscal year 1998.

     The Compensation Committee of the Board of Directors is currently composed of Mr. Lerner, Mr. Parker and Dr. Wicker, with Mr. Lerner serving as Chairman. None of the Compensation Committee members are employees of VITEX. The Compensation Committee determines the compensation to be paid to all executive officers of VITEX, including the Chief Executive Officer. The Compensation Committee's duties include the administration of VITEX's 1998 Equity Incentive Plan and will include administration of the 1999 Supplemental Stock Option Plan if the merger is approved and the plan is adopted by the stockholders. The Compensation Committee met twice in fiscal year 1998.

     Each of the Directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

     There are no family relationships between any director, executive officer, or person nominated or chosen by VITEX to become a director or executive officer of VITEX.

Compensation of Directors

     Mr. Tendler receives $40,000 a year for his services as Chairman of VITEX's Board of Directors. Mr. Lerner receives $1,000 for each meeting of the Board or of any committee of the Board which he attends. All members of VITEX's Board receive reimbursement of expenses associated with their attendance of meetings of the Board or of any committee thereof of which they are a member.

     In addition, Directors who are not VITEX employees receive grants of options pursuant to VITEX's 1998 Director Stock Option Plan. Under this plan, each such Director who was a member of the VITEX Board on October 9, 1998 automatically received an initial grant of an option to purchase 15,000 shares of common stock, exercisable in four equal installments on the six month, two-year, three-year and four-year anniversaries of the grant date. Each non-employee Director of VITEX also received an additional grant of options on October 9, 1998 to purchase 2,000 shares of common stock, fully exercisable on the first anniversary of the date of the grant.

     Accordingly, Mr. Tendler, Dr. Charpie, Mr. Parker, Mr. Lerner and Dr. Wicker each received an automatic initial grant of options on October 9, 1998 to purchase 15,000 shares of common stock and an additional automatic initial grant of options on October 9, 1998 to purchase 2,000 shares of common stock.

     Mr. Hayward-Surry is prohibited by his employer from receiving stock options from VITEX and has not received any grants under the 1998 Director Plan. In 1998, Mr. Hayward-Surry received cash compensation in the form of a $2,335 annual retainer and a $2,000 per meeting fee for a total of $4,335.

     Each non-employee Director of VITEX who is elected to the VITEX Board after October 9, 1998 is entitled to the same initial automatic grant of an option to purchase 15,000 shares of common stock as those members of the Board who were Directors on October 9, 1998. Further, each non-employee Director of VITEX who is reelected or continues in office as a VITEX Director following a VITEX stockholders meeting at which any Directors are elected or re-elected will automatically receive an option to purchase 2,000 shares of VITEX common stock. This grant becomes fully exercisable on the first anniversary of the date of the grant.

                                    III-31

Executive Compensation

     The following table provides certain summary information concerning compensation (including salary, bonuses, stock options, and certain other compensation) paid by VITEX for services in all capacities for fiscal years ended January 2, 1999, December 31, 1997 and December 31, 1996 to its Chief Executive Officer and to each of the other persons who served as executive officers of VITEX during fiscal year 1998 and whose salary plus bonus exceeded $100,000 in fiscal year 1998 (all four being hereinafter referred to as the "Named Executive Officers").

Summary Compensation Table

                                                                                       Long-Term
                                                               Annual                  Compensation
                                                            Compensation               Awards
                                                            ------------               ------
Name and                                        Year        Salary($)      Bonus ($)   Securities     All Other
                                                ----        ---------      ---------
Principal Position                                                                     Underlying     Compensation
                                                                                       Options (1)    ($) (2)
                                                                                       -----------    -------
John R. Barr                                    1998        280,000        145,000             0            0
President and Chief                             1997 (3)     16,154              0       367,621        6,635 (4)
Executive Officer

Thomas T. Higgins                               1998 (5)     94,098         64,750       100,000            0
Executive Vice
President, Operations
and Chief Financial
Officer

Bernard Horowitz, Ph.D.                         1998        190,000         53,555             0            0
Executive Vice                                  1997        182,262         36,960       125,223
President and Chief                             1996        166,231              0             0            0
Scientific Officer

Joanne M. Leonard                               1998 (6)     11,258         50,000        21,469      115,000 (7)
                                                1997        144,709         23,186         7,155            0
                                                1996        118,846              0             0            0

(1) All stock options in this column were granted under the 1998 Equity Incentive Plan, which is administered by the Compensation Committee. Each of these options has an exercise price equal to fair market value on the date of the grant, vests in four equal annual installments on the first four anniversaries of the date of grant, and expires either ten years from the date of grant or in four equal installments ten years from the dates of vesting.

(2) Excludes perquisites and other personal benefits, securities or property which, in the aggregate, are less than the lesser of $50,000 or ten percent (10%) of the total of the annual salary and bonus reported for the Named Executive Officer for the year.

(3) Mr. Barr became President and Chief Executive Officer of VITEX in November 1997. The information shown in this table for 1997 reflects compensation earned by Mr. Barr from November 24, 1997 through December 31, 1997.

(4)  Consists of reimbursement of relocation expenses.

(5) Mr. Higgins became Executive Vice President, Operations and Chief Financial Officer of VITEX in June 1998. His annual salary is $185,000.

(6) Ms. Leonard served as Vice President, Chief Financial Officer and Treasurer of VITEX until June 30, 1998.

(7) Includes a one-time payment of $93,000 upon Ms. Leonard's resignation from VITEX, made pursuant to a Letter Agreement between VITEX and Ms. Leonard dated June 24, 1998, as amended.

                                    III-32

Stock Option Grants in Fiscal Year 1998

     The following table sets forth information concerning individual grants of options to purchase common stock made to each Named Executive Officer during fiscal year 1998. Mr. Barr and Dr. Horowitz were not granted any options to purchase common stock in fiscal 1998.

                                                                                           Potential
                                     Individual Grants                                    Realizable
                      -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -        Value at
                                                                                        Assumed Annual
                                                                                        Rates of Stock
                                     Percentage                                             Price
                                      of Total                                           Appreciation
                     Number of        Options                                             for Option
                     Securities      Granted to                                            Term (3)
                     Underlying     Employees in     Exercise or
                     Options        Fiscal Year      Base Price
Name                 Granted(#)(1)   1998(2)         ($/Share)     Expiration Date     5%($)    10%($)
                     ----------     ------------     -----------   ---------------     -----    -----
Thomas T. Higgins     100,000(4)       15.6%          $11.63                (5)      731,404    1,853,522
Joanne M. Leonard      21,469(6)        3.3%          $11.18         2/15/2000        13,311       27,266

(1)  See Note (1) to the Summary Compensation Table.

(2) Options to purchase an aggregate of 642,344 shares were granted to all employees in fiscal 1998.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on VITEX's common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect VITEX's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of VITEX's common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(4) This figure consists of two option grants. Each of the two options becomes exercisable in four equal annual installments on each of the first four anniversaries of the date of grant.

(5) An option to purchase 35,392 shares of common stock expires on June 26, 2008. Each portion of an option to purchase 64,608 shares of common stock expires ten years after it becomes exercisable, i.e. the first annual installment which becomes exercisable on June 26, 1999 will expire on June 26, 2009, the second annual installment which becomes exercisable on June 26, 2000 will expire on June 26, 2010, the third annual installment which becomes exercisable on June 26, 2001 will expire on June 26, 2011 and the fourth annual installment which becomes exercisable on June 26, 2002 will expire on June 26, 2012.

(6) These options became fully vested pursuant to acceleration provisions contained in a Letter Agreement between VITEX and Ms. Leonard dated June 24, 1998. The expiration date for these options was extended to February 15, 2000 pursuant to an Amendment Agreement between VITEX and Ms. Leonard dated October 9, 1998.

                                    III-33

1998 Aggregated Option Exercises and Fiscal Year End Option Values

     Presented below is information with respect to the number of shares issued upon option exercises by the Named Executive Officers during fiscal 1998 and the value realized by the Named Executive Officers upon such exercises. The table also provides information about the number and value of unexercised stock options to purchase VITEX's common stock held by each Named Executed Officer as of January 2, 1999.

                                                                 Number of Securities     Value of Unexercised
                                                                Underlying Unexercised        In-the-Money
                                                                     Options at                Options at
                                  Shares                         January 2, 1999(#)       January 2, 1999($)
                               Acquired on        Value             Exercisable/             Exercisable/
          Name                 Exercise (#)   Realized ($) (1)      Unexercisable          Unexercisable(2)
          ----                 ------------   ---------------       ------------           ----------------

John R. Barr                         0                 0         91,905 / 275,716      182,431 / 547,296
Thomas T. Higgins                    0                 0              0 / 100,000            0 / 0
Bernard Horowitz                80,722           634,642        118,295 / 149,820      721,080 / 609,892
Joanne M. Leonard                    0                 0         55,459 /       0      257,483 /       0

(1) Based on the difference between the option exercise price of such options and the closing price of the underlying common stock on the date of exercise.

(2) Based on the difference between the option exercise price and the closing price of the underlying common stock on December 31, 1998, which closing price was $10.375.

Employment Agreements and Severance and Change of Control Arrangements

     Mr. Barr is party to a letter agreement with VITEX, dated November 10, 1997, pursuant to which he serves as President and Chief Executive Officer. Under this agreement, Mr. Barr is entitled to annual base compensation of $280,000, subject to increase by the Board, and is also entitled to a performance bonus based upon the achievement of financial and other performance goals.

     Dr. Horowitz is a party to an employment agreement with VITEX which was entered into on January 15, 1998. Pursuant to this agreement, VITEX agreed to employ Dr. Horowitz as Executive Vice President and Chief Scientific Officer for a four-year term commencing February 1, 1995, with automatic one-year renewals thereafter unless either party terminates the agreement. Under the terms of this agreement, Dr. Horowitz: (1) is entitled to an annual salary of $170,000 subject to increase by the Board; (2) is entitled to a grant of stock options for 223,613 shares of common stock at an exercise price of $2.80 per share vesting in equal annual installments over a four year period commencing February 1, 1995; (3) is entitled to a grant of stock options for 125,224 shares of common stock at an exercise price of $8.39 per share vesting in equal annual installments over a four-year period commencing December 12, 1997; and (4) is entitled to benefits and bonuses at the discretion of the Board, including an annual bonus based on the performance of VITEX targeted at 25% of Dr. Horowitz' annual salary. VITEX also agreed to use its best efforts to cause Dr. Horowitz to be a member of its Board of Directors throughout the term of the agreement. Dr. Horowitz resigned as an employee of VITEX effective July 31, 1999 and executed a Separation Agreement and General Release on September __, 1999. Under the separation agreement, Dr. Horowitz will receive from VITEX a severance payment equal to his current annual salary of $198,918. This severance payment is to be made in two equal installments six months apart. In addition, the stock options granted to Dr. Horowitz in 1995 to purchase 223,614 shares (at $2.795 per share) and in 1997 to purchase 125,224 shares (at $8.39 per share) of VITEX common stock will fully vest, to the extent they have not previously vested, on October 1, 1999.

     Mr. Higgins is a party to a letter agreement with VITEX, dated June 15, 1998, pursuant to which he serves as Executive Vice President, Operations and Chief Financial Officer. Under this agreement, Mr. Higgins is entitled to annual base compensation of $185,000, subject to increase by the Board, and is also entitled to a performance bonus based upon the achievement of financial and other performance goals. In addition, the letter agreement provided for a grant of an option to purchase 100,000 shares of common stock. This grant will vest in four equal annual installments, with the first installment vesting one year from the date of grant.

     Ms. Leonard, VITEX's former Vice President, Chief Financial Officer and Treasurer, entered into a Letter Agreement with VITEX effective as of June 24, 1998 (the "Letter Agreement") terminating her employment with VITEX. Pursuant to the Letter Agreement, Ms. Leonard received a payment of $165,000, including a $50,000 bonus and a one time payment upon resignation of $93,000. In addition, the Letter Agreement provided for accelerated vesting of Ms. Leonard's

                                    III-34
options to purchase 55,459 shares of VITEX's common stock. These options will expire on February 15, 2000 pursuant to an Amendment Agreement between VITEX and Ms. Leonard dated October 9, 1998.

Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee are Messrs. Lerner and Parker and Dr. Wicker. No member of the Compensation Committee has at any time been an officer or employee of VITEX. No executive officer of VITEX served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of VITEX's Board of Directors or Compensation Committee.

     Mr. Parker, a member of the Compensation Committee, is a general partner of ASMC III MCLP LLP, the general partner of the general partner of ASMC-III and ASMC-III CF, which two funds own an aggregate of approximately 52% of the common stock of Pentose on an as converted to common stock basis. VITEX made certain payments to Pentose in 1998 and 1999 for evaluation and licensing of certain technologies of Pentose as described above in "Chapter One - The Merger - Existing Relationship Between VITEX and Pentose." Mr. Parker is also a director of Ampersand Venture Management Corporation. VITEX made payments for management advisory services to Ampersand Venture Management Corporation in 1998 as described above in "Chapter One - The Merger - Interests of Certain Persons in the Merger." Dr. Wicker, a member of the Compensation Committee, is a general partner of Chase Capital Partners, an affiliate of CB Capital Investors, L.P., which purchased 1,797,893 shares of VITEX common stock at $8.39 per share in April 1997, and of the Chase Manhattan Bank, which made a term loan in the principal amount of $10,750,000 to VITEX in December 1997. See "Chapter One - The Merger-Transactions between VITEX and its Directors, Officers or Principal Shareholders."

                                    III-35

                        PRINCIPAL STOCKHOLDERS OF VITEX

     The following table sets forth certain information with respect to beneficial ownership of VITEX's shares of common stock as of July 30, 1999, (1) by each person (or group of affiliated persons) who is known by VITEX to own beneficially more than five percent of VITEX's outstanding shares of common stock, (2) by each of VITEX's executive officers named in the Summary Compensation Table (the "Named Executive Officers"), (3) by each of VITEX's Directors; and (iv) by all current Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                Percentage              Percentage of
                                                                               Outstanding              Outstanding
                                                                               Common Stock             Common Stock
                                                 Number of Shares             Owned Prior to           Owned After the
           Name of Beneficial Owner            Beneficially Owned (1)           Merger                  Merger (2)
           ------------------------            ---------------------          --------------           ---------------
5% Stockholders

New York Blood Center, Inc.(3)                        3,434,703                     27.6%                       18%
 310 East 67/th/ Street
 New York, NY 10021-6295
Ampersand Funds(4)                                    2,638,357                     21.2%                31.7% (20)
 55 William Street, Suite 240
 Wellesley, MA 02481
CB Capital Investors, L.P.(5)                         1,801,470                     14.5%                      9.6%
 c/o Chase Capital Partners
 380 Madison Avenue
 12th Floor
 New York, NY 10017
Pall Corporation(6)                                     925,070                      7.4%                      4.9%
 2200 Northern Boulevard
 East Hills, NY 11548
Massachusetts Financial Services Company (7)            830,797                      6.7%                      4.4%
 500 Boylston Street
 Boston, MA 02116

Other Named Executive Officers
John R. Barr(8)                                          91,905                        *                         *
Bernard Horowitz, Ph.D.(9)                              247,719                      2.0%                      1.3%
Thomas T. Higgins(10)                                    29,442                        *                         *
Joanne M. Leonard(11)                                    55,459                        *                         *

Other Directors
David Tendler (12)                                    3,441,953                     27.6%                     18.2%
Richard A. Charpie (13)                               2,634,607                     21.2%                31.7% (21)
Jeremy Hayward-Surry (14)                                     0                        *                         *
Irwin Lerner (15)                                        17,167                        *                         *
Peter D. Parker (16)                                  2,634,607                     21.2%                31.7% (22)
Damion Wicker, M.D. (17)                                                            14.5%                      9.6%
Person who will become a Director if the
 merger is approved
Samuel K. Ackerman, M.D. (18)                                 0                        *                       5.4%

All Current Directors and Executive                   8,244,763                     64.8%                     60.6%

                                    III-36

                                                                                Percentage              Percentage of
                                                                               Outstanding              Outstanding
                                                                               Common Stock             Common Stock
                                                 Number of Shares             Owned Prior to           Owned After the
           Name of Beneficial Owner            Beneficially Owned (1)           Merger                  Merger (2)
           ------------------------            ---------------------          --------------           ---------------

Officers as a Group (9 persons) (19)
* Indicates less than one percent

(1) Beneficial ownership of common stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or which become exercisable on or before September 28, 1999 are deemed to be beneficially owned and outstanding by the person holding such options and, in accordance with the rules of the Securities and Exchange Commission, are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Assumes the issuance of 6,414,100 shares of VITEX common stock in the merger.

(3) Mr. Tendler, a Director of VITEX, is a member of the Board of Trustees and Executive Committee of the NYBC. In addition to Mr. Tendler, the members of the Board of Trustees of the NYBC are Ted Athanassiades, Andrew G. Bodnar, M.D., J.D., Jo Ivey Boufford, M.D., William W. Crouse, Jesse R. Gottlieb, Robert L. Jones, M.D., Edward D. Miller, Howard P. Milstein, John R. Mullen, Paddy Mullen, Samuel Posner, Alan D. Schwartz, Norman C. Selby, David A. Silverman, M.D., Howard Sloan, William I. Spencer and Morton Spivack, M.D .

(4) Consists of 1,087,281 shares held by Ampersand Specialty Materials and Chemicals III Limited Partnership ("ASMC III"), 17,679 shares held by Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership ("ASMC III CF"), 1,052,343 shares held by Ampersand Specialty Materials and Chemicals II Limited Partnership ("ASMC II"), 331,488 shares held by Laboratory Partners I Limited Partnership ("Lab Partners") and 142,066 shares held by Laboratory Partners Companion Fund Limited Partnership ("Lab Partners CF") and includes 3,750 shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999 by each of Richard A. Charpie and Peter D. Parker. ASMC-III MCLP LLP is the general partner of ASMC-III Management Company Limited Partnership, which itself is the general partner of both ASMC III and ASMC III CF and has voting and investment control over the shares held by those two entities. ASMC-II MCLP LLP is the general partner of ASMC-II Management Company Limited Partnership, which itself is the general partner of ASMC II and has voting and investment control over the shares held by ASMC II. Ampersand Lab Partners MCLP LLP is the general partner of Ampersand Lab Partners Management Company Limited Partnership, which itself is the general partner of both Lab Partners and Lab Partners CF and has voting and investment control over the shares held by those two entities. The general partners of ASMC-III MCLP LLP, who share voting and investment control over the shares controlled by ASMC-III MCLP LLP, are Richard A. Charpie, Peter
     D. Parker, Stuart A. Auerbach, K. Kachadurian, David J. Parker and Charles
     D. Yie. Richard A. Charpie, Peter D. Parker, Stuart A. Auerbach, Charles D. Yie and Robert A. Charpie are the general partners of ASMC-II MCLP LLP and Ampersand Lab Partners MCLP LLP and share voting and investment control over the shares controlled by those entities. Richard A. Charpie is the managing general partner of each of ASMC-II MCLP LLP, ASMC-III MCLP LLP, and Ampersand Lab Partners MCLP LLP. Richard A. Charpie and Peter D. Parker are Directors of VITEX.

(5) Dr. Wicker, a Director of VITEX, is a general partner of Chase Capital Partners, which is a limited partner of CB Capital Investors, L.P. CB Capital Investors, Inc., a wholly-owned subsidiary of Chase Manhattan Bank, is the general partner of CB Capital Investors, L.P. The Chase Manhattan Bank is a wholly-owned subsidiary of Chase Manhattan Corporation. The key officers and the directors of CB Capital Investors, Inc. are Jeffrey C. Walker (Chief Executive Officer and director), Donald J. Hofmann (President and director), George E. Kelts (Vice President), Mitchell J. Blutt, M.D. (Secretary) and Robert C. Carroll (Assistant Secretary).

(6) Mr. Hayward-Surry, a Director of VITEX, is the president and a director of Pall Corporation. As disclosed in the Definitive Proxy Statement filed by Pall with the Securities and Exchange Commission via EDGAR on October 19, 1998, the executive officers of Pall are Jeremy Hayward-Surry (President), Eric Krasnoff (Chief Executive Officer), Gerhard Weich (Group Vice President) and Samuel T. Wortham (Group Vice President) and the directors of Pall are

                                    III-37

     Abraham Appel, John H. F. Haskell, Ulric Haynes, Jr., Jeremy
     Hayward-Surry, Eric Krasnoff, Edwin W. Martin, Jr., Katharine L. Plourde, Chesterfield F. Seibert, Heywood Shelley, Alan B. Slifka and James D. Watson.

(7) Based on the information provided in the Schedule 13G filed by Massachusetts Financial Services Company ("MFS") with the Securities and Exchange Commission on February 11, 1999. MFS has sole voting power over 812,097 shares and sole dispositive power over 830,797 shares.

(8) Consists entirely of shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999.

(9) Includes 174,196 issuable upon the exercise of outstanding options exercisable on or before September 28, 1999. Pursuant to a Separation Agreement and General Release dated September __, 1999, options granted to Mr. Horowitz in 1995 and 1997 for an aggregate of 348,838 shares will vest, to the extent they have not previously vested, on October 1, 1999.

(10) Includes 25,000 shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999.

(11) Consists entirely of shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999.

(12) Consists of the 3,434,703 shares held by the NYBC, 3,500 shares held by Mr. Tendler, and includes 3,750 shares issuable upon the exercise of outstanding options held by Mr. Tendler and exercisable on or before September 28, 1999. Mr. Tendler may be considered the beneficial owner of the shares held by the NYBC. Mr. Tendler disclaims beneficial ownership of such shares.

(13) Consists of the shares described in note (4), excluding the 3,750 shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999 by Mr. Parker. Dr. Charpie may be considered the beneficial owner of the shares described in note (4). Dr. Charpie disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(14) Excludes the shares held by Pall Corporation.

(15) Includes 5,986 shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999.

(16) Consists of the shares described in note (4), excluding the 3,750 shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999 by Dr. Charpie. Mr. Parker may be considered the beneficial owner of the shares described in note (4). Mr. Parker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(17) Consists of the shares held by CB Capital Investors, L.P. and 3,750 shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999. Dr. Wicker may be considered the beneficial owner of the shares held by CB Capital Investors, L.P.. Dr. Wicker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(18) Consists entirely of 1,013,971 shares of VITEX common stock issued in connection with the merger for 1,699,867 shares of Pentose common stock.

(19) Includes 367,546 shares issuable upon the exercise of outstanding options exercisable on or before September 28, 1999. Excludes Ms. Leonard, whose employment with VITEX ended in June 1998.

(20) Calculated based upon the shares described in note (4) and 3,338,492 shares of VITEX common stock to be issued in connection with the merger for 4,182,000 shares of Pentose Series A Preferred Stock and 1,325,253 shares of Pentose Series B Preferred Stock held by ASMC III and for 68,000 shares of Pentose Series A Preferred Stock and 21,549 shares of Pentose Series B Preferred Stock held by ASMC III CF.

                                    III-38

(21) Calculated as described in note (20), but excluding 3,750 shares issuable upon the exercise of outstanding options exercisable on or before Sept. 28, 1999 by Mr. Parker. Dr. Charpie may be considered the beneficial owner of the shares described in note (4). Dr. Charpie disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(22) Calculated as described in note (20), but excluding 3,750 shares issuable upon the exercise of outstanding options exercisable on or before September
     28, 1999 by Dr. Charpie.   Mr. Parker may be considered the beneficial
     owner of the shares described in note (4). Mr. Parker disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

                                    III-39

                                CHAPTER FOUR--
                      OTHER INFORMATION REGARDING PENTOSE

                              BUSINESS OF PENTOSE

     Pentose Pharmaceuticals, Inc. ("Pentose") is developing for commercialization innovative technology to enhance blood safety based on the chemistry of nucleic acids (DNA and RNA).

     The safety of the world's blood supply is increasingly threatened by known and unknown viruses and other pathogens. Infectious microorganisms originate in blood donors whose infections, undetected by current testing procedures, pass into the blood they donate. Recipients of the blood may then become infected with potentially life-threatening infection. Although HIV and hepatitis B and C are less a threat today than previously, other dangerous pathogens remain in the blood supply. These include viruses such as hepatitis A and parvovirus B19. In addition to known viruses, Pentose believes that unknown viruses with undetermined pathogenicity are being routinely passed by blood products, such as a recently discovered transfusion-transmissible virus. Since most blood-derived products cannot currently be sourced other than through blood donors, there is an urgent need to reduce the infectivity of the donated blood supply.

     In pre-clinical studies, Pentose's proprietary INACTINE(TM) technology has been shown to inactivate all classes of virus known to contaminate blood-derived products while preserving such product's key therapeutic properties. INACTINE technology is being developed to improve the safety of blood components for transfusion (red blood cells, platelets and plasma) and of products manufactured from human blood plasma such as gamma globulin and coagulation factors ("plasma derivatives"). Pentose believes that the combined market for blood components and plasma derivatives currently exceeds $10 billion worldwide. Pentose estimates the market for effective viral inactivation of such products to be in excess of $2 billion worldwide.

     INACTINE products are low molecular weight compounds that selectively bind and irreversibly modify nucleic acids, including both DNA and RNA. Thus, they inactivate viruses while sparing proteins and cells that have critical therapeutic value. INACTINE compounds have been demonstrated in pre-clinical studies to inactivate a broad spectrum of viruses, both enveloped and non-enveloped viruses.

     Pentose expects clinical studies with INACTINE treated red blood cells for transfusion to begin in the fourth quarter of 1999. Preclinical studies are underway for transfusion plasma and selected plasma derivatives, and clinical studies are anticipated to begin in 2000.

     Pentose's strategy is to build value by product development rather than product discovery, focusing on promising technologies to improve blood safety. To advance products generated by its technology platform, Pentose has recruited and trained a qualified technical and management team with expertise in nucleic acid chemistry, virology and pharmaceutical product development. Pentose currently employs 24 people, nine of whom hold Ph.D.s or M.D.s, at its facility in Cambridge, Massachusetts.

     Pentose plans to commercialize its products through partnerships with blood products companies, including those involved in collection, processing, distribution and marketing of blood products worldwide. Pentose intends to pursue worldwide or regionally exclusive deals with members of this group for rights to use INACTINE technology in conjunction with their blood transfusion products.

     Pentose has sought and is aggressively pursuing global protection for its INACTINE technology. Pentose has one issued United States patent and numerous pending United States and foreign patent applications. Pentose intends to continue to pursue its patent strategy and to vigorously defend its intellectual property against infringement.


SUIT BY LICENSOR OF PAPIRINE TECHNOLOGY

     On September 3, 1999, a complaint was filed naming Pentose as a defendant in an action in the Superior Court of the Commonwealth of Massachusetts for Middlesex County. The complaint named Edward I. Budowsky--a founder of, consultant to and holder of approximately thirteen percent of the capital stock of Pentose--as a co-defendant. The plaintiffs are an individual who entered into an Exclusive License Agreement dated as of August 1997 in which Pentose was granted a license to certain "Papirine" compounds (the "Licensor"), and his spouse. Earlier in 1999, Pentose transferred its rights under the Exclusive License Agreement with the Licensor to Pentose Development Corporation ("PDC") as part of a spinoff to PDC of the Papirine technology and certain related assets and liabilities. See "-- Pentose's Management's Discussion and Analysis-- Overview." PDC is an early stage biotechnology company, formed to develop and commercialize the Papirine technology, the stockholders of which are the stockholders of Pentose. The complaint alleges, among other things, that (1) the Licensor's spouse holds rights to the Papirine technology which rights have not been licensed to Pentose, and (2) that the Licensor signed the 1997 Exclusive License Agreement and an agreement granting him certain rights to Pentose stock held by Dr. Budowsky in reliance on false representations by Pentose and Dr. Budowsky. Dr. Budowsky had also previously licensed his interest in the Papirine technology to Pentose. The complaint seeks damages in an amount to be determined at trial, attorneys fees, treble damages under the Massachusetts consumer protection statute, reformation of an agreement among Pentose, the Licensor and Dr. Budowsky granting the Licensor rights to Pentose stock and other relief. Pentose believes that the claims of the Licensor and his spouse are without merit and intends to defend this action vigorously. Pentose does not believe that this action will have a material adverse effect on Pentose's or the surviving corporation's financial condition or results of operations. Because this action is in the initial stage and discovery is just beginning, Pentose cannot assure that it will be successful in defending this lawsuit. PDC has agreed, subject to the negotiation and execution of definitive documents, to:

      . indemnify Pentose and, following the merger, VITEX, against any liabilities resulting from this lawsuit to the extent such liabilities exceed $100,000;

      . maintain cash assets in an amount of not less than $1.5 million until September 1, 2000 to support its indemnification obligation; and

      . release any claims against Pentose in connection with the litigation or the transfer of Papirine technology.


   PENTOSE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                            RESULTS OF OPERATIONS

Overview

     Pentose Pharmaceuticals, Inc., located in Cambridge, Massachusetts, is a privately-held venture-backed company which is developing for commercialization innovative technology to enhance blood safety based on the chemistry of nucleic acids. In 1998, Pentose made meaningful scientific progress in its INACTINE programs for viral inactivation by demonstrating in pre-clinical research that its INACTINE compounds were effective in inactivating enveloped and non-enveloped viruses in blood plasma and red blood cell concentrates. In August 1999, Pentose filed an IND with the FDA for red blood cell concentrates virally inactivated with INACTINE. Pentose has, in part, funded this development program with U.S. federal Small Business Innovation Research grants.

     During 1998, Pentose executed an option and license agreement with VITEX covering the use of INACTINE in conjunction with solvent detergent in pooled plasma for transfusion. During the first six months of 1999, Pentose concluded an agreement with an offshore plasma fractionation company that covers the use of INACTINE in therapeutic proteins derived from plasma.

     Since its incorporation, Pentose has also been developing a compound to treat cutaneous and genital warts, known as PEN203. This compound is the subject of three Phase II clinical trials in the United States and Europe. During the second quarter of 1999, Pentose transferred the assets related to this development program to a newly formed corporation, Pentose Development Corporation, and distributed equity in the new company to the Pentose stockholders.

Results of Operations

     Pentose was incorporated in 1995, but did not commence significant operations until February 1997. Since inception, Pentose has generated no revenue from product sales and has incurred losses, including net losses of $2.5 million for the six months ended June 30, 1999, and of $3.9 million for the year ended December 31, 1998, resulting in an accumulated deficit of $8.8 million as of June 30, 1999. Pentose expects to incur significant additional operating losses over the next several years and expects cumulative losses to increase substantially due to pre-clinical and clinical testing, and development of marketing, sales and production capabilities.

Six Months Ended June 30, 1999 Compared to Six Months  Ended June 30, 1998

     During the first six months of 1999, Pentose's total revenues increased by $225,000 or 300% over the same period in 1998. The increase was due principally to the recognition of a license payment from VITEX during the first six months of 1999.

     Research and development expenses increased during the six-month period ended June 30, 1999 by $857,000 or 67% in comparison to the same period ended June 30, 1998. The increase was due primarily to the addition of eight new technical staff, significant investments in pre-clinical toxicology studies and other outside services in advance of an IND filing for INACTINE and bulk manufacture of research quantities of INACTINE.

     General and administrative expenses increased during the first six months of 1999 by $171,000 or 34% over the same period of 1998. The increase was due primarily to the addition of two new staff in the second half of 1998, an increased allocation of management expense to general and administrative activities and slightly increased employee benefit costs.

     During the six month period ended June 30, 1999, net interest income increased by $50,000 or 357% over the same period in 1998. The increase was a result of income earned on the funds raised in July 1998.

     Pentose's net loss for the six month period ended June 30, 1999 increased by $755,000 or 44% over the net loss incurred during the same period of 1998. The increase in net loss was as a result of increased expenses which were not offset by increased revenues and income.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

     During the year ended December 31, 1998, Pentose realized revenues for the first time since inception. Pentose's 1998 revenues of $424,500 consisted of federal grant funds, an option payment from VITEX and payments from a collaborator for certain experimental work done by Pentose on its behalf.

     During the year ended December 31, 1998, Pentose's research and development expenses increased by $2.1 million or 159.6% over the prior year, primarily as a result of initiation of clinical trials for PEN203, the addition of five new technical staff and pre-clinical development activities related to INACTINE. General and administrative expenses increased by $314,000 or 37% for the year ended December 31, 1998 in comparison to the year ended December 31, 1997, due primarily to the addition of two new staff in 1998, a full year of rent expense compared to eight months in 1997 and additional travel costs associated with business development activities.

     Pentose's net interest income increased by $22,000 during fiscal 1998 in comparison to fiscal 1997, due primarily to interest earned on the proceeds of the $7,000,000 venture capital equity financing consummated in July 1998.

     During fiscal 1998, Pentose's net loss increased by $1.9 million or 94.0% over the net loss during fiscal 1997, as a result of significantly increased expenses not being offset by revenues.

Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996

     During the year ended December 31, 1997, Pentose's research and development expenses increased by $1.1 million or 580% over the year ended December 31, 1996, due principally to the commencement of operations in February 1997. During 1996 spending on research and development was limited to outside contractors. By the end of 1997 Pentose had hired six full time scientific staff, had leased 5,200 square feet of laboratory and office space and begun aggressive development of both PEN203 and its INACTINE compounds.

     During the year ended December 31, 1997, general and administrative expenses increased by $699,000 or 466% over the prior year, due principally to commencement of operations in February 1997. General and administrative spending in 1996 was predominantly legal fees for patents and other outside costs. During fiscal 1997, Pentose recruited and hired two full time staff in the general and administrative functions, leased 5,200 square feet of laboratory and office space and hired additional consultants to the business.

     In 1997, Pentose's net loss increased $1.7 million or 629% over net loss in 1996 as a result of the its increased expenditures.

Liquidity and Capital Resources

     At June 30, 1999, Pentose had cash and cash equivalents and marketable securities of $2.6 million, a decrease of $2.7 million since December 31, 1998. The decrease is primarily attributable to the use of cash in operations principally to fund research and development activities and invested in property and equipment. Pentose's cash requirements have been and are expected to continue to be significant. As a result of Pentose's failure to generate sufficient cash flow to fund its operations, Pentose has, to date, been dependent upon additional equity investments by its stockholders to satisfy its working capital needs.

     Pentose expects that its current funds and interest income will be sufficient to fund its operations through February 2000. Although management continues to pursue additional funding arrangements, no assurance can be given that such financing will be available to Pentose. If Pentose is unable to enter into one or more additional corporate collaborations that produce revenue for Pentose, or secure additional financing, Pentose's financial condition will be adversely affected. If additional funds are raised by issuing equity securities, further dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders.

     Pentose's working capital and other cash needs will depend heavily on the success of Pentose's clinical trials and its development programs. Success in early-stage clinical trials would lead to an increase in working capital requirements. Pentose's actual cash requirements may vary materially from those now planned because of the results of research and development, clinical trials, product testing, relationships with strategic partners, acquisition of new products and technologies, changes in the focus and direction of Pentose's research and development programs, competitive and technological advances, the process of obtaining U.S. FDA or other regulatory approvals and other factors.

     At December 31, 1998 Pentose had available net operating loss carryforwards of approximately $6,183,000 for federal income tax purposes. The utilization of such net loss carryforwards may be limited as a result of the proposed merger.

     On July 28, 1999, Pentose entered into an Agreement and Plan of Merger to merge into VITEX. The merger agreement provides, as more fully discussed elsewhere in this Joint Proxy Statement/Prospectus, that each outstanding share of Pentose stock will be exchanged for shares of VITEX common stock.

Quantitative and Qualitative Disclosures About Market Risk

     Pentose's earnings and cash flows are subject to fluctuations due to changes in interest rates primarily from its investment of available cash balances in money market funds with portfolios of investment grade corporate and U.S. government securities. Under its current policies, Pentose does not use interest rate derivative instruments to manage exposure to interest rate changes.

New Accounting Standards

     In June 1999, the Financial Accounting Standards Board issued SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133." SFAS 137 amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," which was issued in June 1998 and was to be effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 137 defers the effective date of SFAS 133 to all fiscal quarters of fiscal years beginning after June 15, 2000. Earlier application is permitted. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. While management has not determined the impact of the new standard, it is not expected to be material to Pentose.

Year 2000

     Pentose is currently assessing the potential impact of the year 2000 on its information technology and non-information technology systems. The year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of Pentose's programs or systems that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in a miscalculation or system failures. Pentose's most critical uncertainty relates to its third party vendors' information technology systems not being year 2000 compliant. At this time, Pentose is not aware of any year 2000 issues relating to its third party vendors. If any of Pentose's third party vendors are not year 2000 complaint, Pentose may receive inaccurate information from banks, government agencies, contracted research organizations, vendors, etc. Pentose believes it has in place an adequate internal control structure to handle these issues if they were to occur.

                       PRINCIPAL STOCKHOLDERS OF PENTOSE

     The following table and footnotes sets forth certain information regarding the beneficial ownership of Pentose's common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as of July 31, 1999 and the percentage which such ownership bears to the total number of outstanding shares of each class and all classes as of that date by (1) persons known to Pentose to be beneficial owners of more than 5% of any such stock, (2) the chief executive officer (who is Pentose's only executive officer), and (3) the chief executive officer and Directors as a group.

                                                            Number of Shares Beneficially Owned
-------------------------------------------------------------------------------------------------------------------
                                         Common Stock       Series A           Series B       Percent of
                                                         Preferred Stock    Preferred Stock   Total Voting Power(2)
Name                                     (% of Class)     (% of Class)        (% of Class)
-------------------------------------------------------------------------------------------------------------------
Ampersand Funds
55 William Street
Wellesley, MA  02181(3)...............             0          4,250,000          1,346,802            52.0%
                                                                    (94%)              (57%)

JAFCO Funds
Tekko Building 1-8-2
Marunouchi, Chiyoda-ku
Tokyo 100-0005 JAPAN(4)...............             0                  0          1,010,101             9.4%
                                                                                       (43%)

Edward Budowsky
1404 Commonwealth Ave, #10
Boston, MA  02135.....................     1,416,556                  0                  0            13.2%
                                                 (36%)
Thomas Monath, M.D
21 Sinn Road
Harvard, MA  01451....................       679,947                  0                  0             6.3%
                                                 (17%)

Richard A. Charpie(5).................             0          4,250,000          1,346,802            52.0%
                                                                    (94%)              (57%)

Peter D. Parker(5)....................             0          4,250,000          1,346,802            52.0%
                                                                    (94%)              (57%)

Samuel K. Ackerman....................     1,699,867                  0                  0            15.8%
                                                 (44%)

All executive officers and directors
as a group (3 persons)(6).............     1,699,867          4,250,000          1,346,802            67.9%
                                                 (44%)              (94%)              (57%)

*  Less than 1%

     (1) The inclusion of any shares deemed beneficially owned does not constitute an admission by the person named that he is the beneficial owner of those shares. Although the Series A Preferred Stock and Series B Preferred Stock is convertible into common stock, it is not reflected on an as-converted basis in the common stock column because, as a voting security, it is reflected in its own column. To the best of Pentose's knowledge, unless otherwise indicated, the beneficial owners named have sole voting and investment power with respect to the shares held.

     (2) The common stock, Series A Preferred Stock and Series B Preferred Stock vote together as a single class except as required by law or under Pentose's Certificate of Incorporation. The merger is treated as a liquidation unless the holders of a majority of Series A Preferred Stock and Series B Preferred Stock voting together as a class, elect not to treat it as a liquidation. By written consent dated September 14, 1999, the holders of a majority of the preferred stock have elected not to treat the merger as a liquidation.

     (3) Consists of the following shares: (1) 4,182,000 shares of Series A Preferred Stock and 1,325,253 shares of Series B Preferred Stock held by Ampersand Specialty Materials and Chemicals III Limited Partnership ("ASMC III") and (2) 68,000 shares of Series A Preferred Stock and 21,549 shares of Series B Preferred Stock held by Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership ("ASMC III CF").

     (4) Consists of the following shares of Series B Preferred Stock: (1) 202,021 shares held by JAFCO Co., Ltd., (2) 138,370 shares held by JAFCO R-3 Investment Enterprise Partnership, (3) 83,022 shares held by JAFCO JS-3 Investment Enterprise Partnership, (4) 124,533 shares held by JAFCO G-6(A) Investment Enterprise Partnership, (5) 124,533 shares held by JAFCO G-6(B) Investment Enterprise Partnership, (6) 168,811 shares held by JAFCO G-7(A) Investment Enterprise Partnership and (7) 168,811 shares held by JAFCO G-7(B) Investment Enterprise Limited Partnership.

     (5) Consists of shares held by ASMC III and ASMC III CF. Dr. Charpie is managing general partner and Mr. Parker is a general partner of ASMC-III MCLP LLP, the general partner of ASMC III Management Company Limited Partnership, which is the general partner of both ASMC III and ASMC III CF. Each of Dr. Charpie and Mr. Parker disclaim beneficial ownership of the shares held by ASMC III and ASMC III CF, except to the extent of his proportional pecuniary interest therein.

     (6)  See note 5 above.

                                 CHAPTER FIVE
                           CERTAIN LEGAL INFORMATION

                       COMPARISON OF STOCKHOLDER RIGHTS

     Both VITEX and Pentose are incorporated in the state of Delaware. If the merger is consummated, holders of Pentose preferred and common stock will become holders of VITEX common stock, and the rights of former Pentose stockholders will be governed by Delaware law and VITEX's certificate of incorporation and by-laws. The rights of Pentose stockholders under Pentose's certificate of incorporation and by-laws differ in limited respects from the rights of VITEX stockholders under VITEX's certificate of incorporation and by-laws. These differences are summarized in the table below.

----------------------------------------------------------------------------------------------------------------------------
                    VITEX Stockholder Rights                             Pentose Stockholder Rights
----------------------------------------------------------------------------------------------------------------------------
Corporate           The rights of VITEX stockholders are currently       The rights of Pentose stockholders are currently
Governance:         governed by Delaware law and the certificate of      governed by Delaware law and the certificate of
                    incorporation and by-laws of VITEX.                  incorporation and by-laws of Pentose.

                    Upon consummation of the merger, the rights of       Upon consummation of the merger, the rights of
                    VITEX stockholders will continue to be governed by   Pentose stockholders will be governed by Delaware
                    Delaware law and the certificate of incorporation    law and the certificate of incorporation and
                    and by-laws of VITEX.                                by-laws of VITEX.
----------------------------------------------------------------------------------------------------------------------------
Authorized          The authorized capital stock of VITEX consists of    The authorized capital stock of Pentose consists
Capital Stock:      29 million shares of VITEX common stock and 1        of 12 million shares of Pentose common stock and 8
                    million shares of preferred stock.  If the merger    million shares of Pentose preferred stock, 4.5
                    is completed and the stockholders have approved      million of which are designated as "Series A
                    the charter amendment, the authorized capital        Preferred Stock" and 3.5 million of which are
                    stock will consist of 35 million shares of common    designated as "Series B Preferred Stock."
                    stock and 1 million shares of preferred stock.
                    See "Chapter Six - VITEX Special Meeting Proposals
                    - Item 3 - Amendment of VITEX's Certificate of
                    Incorporation."
----------------------------------------------------------------------------------------------------------------------------
Number of           VITEX's certificate of incorporation provides that   Pentose's by-laws provide that the authorized
Directors:          the number of directors shall be determined by the   number of directors shall be five.
                    Board of Directors but that it shall never be
                    fewer than three.
----------------------------------------------------------------------------------------------------------------------------
Classification of   VITEX's certificate of incorporation provides that   Pentose's by-laws do not provide for a classified
Board of            the Board of Directors shall be divided into three   Board of Directors; each director serves until his
Directors:          classes as nearly equal in number as possible,       successor is duly elected and qualified or until
                    with each class serving a staggered three-year       his earlier death, resignation or removal.
                    term.
----------------------------------------------------------------------------------------------------------------------------
Removal of          Under VITEX's certificate of incorporation, a        Under Pentose's by-laws, unless otherwise
Directors:          director may be removed for cause by a vote of the   restricted by statute, any director or the entire
                    holders of a majority of shares entitled to vote     Board of Directors may be removed, with or without
                    for the election of directors.   A director may      cause, by the holders of a majority of shares then
                    not be removed without cause.                        entitled to vote on the election of directors.
----------------------------------------------------------------------------------------------------------------------------
Stockholder         According to VITEX's certificate of incorporation,   According to Pentose's by-laws, any action
Action by           the power of stockholders to act by consenting in    required or permitted to be taken at any annual or
Written Consent:    writing without a meeting is specifically denied.    special stockholders meeting may be taken without
                                                                         a meeting if a consent in writing, setting forth
                                                                         the action to be taken, is signed by the holders
                                                                         of outstanding stock having not less than the
                                                                         minimum number of votes that would be necessary to
                                                                         authorize or take such an action at a meeting in
                                                                         which all shares entitled to vote were present and
                                                                         voted.
----------------------------------------------------------------------------------------------------------------------------
Notice of           Under VITEX's by-laws, written notice of             Under Pentose's by-laws, written notice of annual
Business at         stockholder meetings, including annual meetings,     meetings need not specify the purposes for which
Annual              must include a statement of the purposes for which   the meeting is called, and "any proper business"
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                    VITEX Stockholder Rights                             Pentose Stockholder Rights
----------------------------------------------------------------------------------------------------------------------------
Meetings:           the meeting is called. Also, stockholder-proposed    may be transacted during such meetings.
                    business may only be transacted if the proposing
                    stockholder provides timely written notice to an
                    officer of the corporation.
----------------------------------------------------------------------------------------------------------------------------
Certain Business    Under VITEX's certificate of incorporation, the      The Pentose certificate of incorporation provides
Combinations:       affirmative vote of two-thirds of all voting         that a consolidation, merger, or sale of
                    shares is necessary to engage in any transaction,    substantially all of the corporation's assets
                    the effect of which is to combine the                shall constitute a liquidation or dissolution of
                    corporation's assets and business with that of       the corporation, unless a majority of the holders
                    another corporation that is the beneficial owner     of outstanding Pentose preferred stock, elect
                    of 5% or more of the outstanding shares of VITEX     otherwise.
                    stock eligible to vote in the election of the
                    Board of Directors. Two-thirds stockholder
                    approval is not necessary, however, if the
                    combination is approved by a majority of the Board
                    of Directors, provided that the directors voting
                    in favor of such resolution include a majority of
                    the persons who were duly elected and acting
                    members of the Board of Directors prior to the
                    time the other corporation became a beneficial
                    owner of 5% or more of the shares of VITEX stock
                    eligible to vote in the election of the Board of
                    Directors.  Entities affiliated with Ampersand
                    Ventures are expected to own approximately 32% of
                    VITEX common stock if the merger is consummated.
                    If such ownership increases above 33 1/3%, such
                    entities shall have the ability to effectively
                    block any action requiring a vote of two-thirds of
                    the shares eligible to vote.
----------------------------------------------------------------------------------------------------------------------------
Liquidation         Under VITEX's certificate of incorporation,          In the event of a liquidation or dissolution,
Rights:             holders of VITEX Common stock are entitled to        holders of Pentose Series A and Series B Preferred
                    share ratably in the remaining assets of the         Stock are entitled to be paid an amount equal to
                    corporation, after payment to the preferred stock    the initial purchase price per share for each
                    holders of all amounts to which such preferred       series of preferred stock plus an amount equal to
                    holders are entitled.                                all declared but unpaid dividends, subject to an
                                                                         adjustment for stock splits, stock dividends,
                                                                         combinations, and other changes in the preferred
                                                                         stock before any payment is made to the holders of
                                                                         common stock. Also, after the owners of common
                                                                         stock have been paid an amount equal to the price
                                                                         per share originally paid for each share, any
                                                                         remaining assets of Pentose will not be
                                                                         distributed to holders of common stock until
                                                                         holders of Series A Preferred Stock have received
                                                                         at least $5.00 per share and Series B Preferred
                                                                         Stock have received at least $14.85 per share.
----------------------------------------------------------------------------------------------------------------------------
Conversion          There are no shares of preferred stock issued or     Each share of Pentose preferred stock is
Rights:             outstanding.  Under the VITEX certificate of         convertible at the option of the holder at a
                    incorporation, the VITEX Board of Directors has      conversion price, set initially by the certificate
                    the authority to establish conversion rights with    of incorporation at $1.00 per share of common
                    respect to any issuance of preferred stock.          stock for Series A Preferred Stock and $2.97 per
                                                                         share of common stock for the Series B Preferred
                                                                         Stock. The conversion price is subject to
                                                                         adjustment in case of the issuance of diluting
                                                                         options, convertible securities, dividends, or
                                                                         shares of common stock; consolidation of
                                                                         outstanding shares of common stock; and merger or
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                    VITEX Stockholder Rights                             Pentose Stockholder Rights
----------------------------------------------------------------------------------------------------------------------------
                                                                         reorganization of Pentose.
----------------------------------------------------------------------------------------------------------------------------
Redemption Rights:  Under VITEX's certificate of incorporation,          Under the Pentose certificate of incorporation, on
                    holders of common stock have no redemption rights.   July 15/th/ in each of 2003, 2004, and 2005, each
                    The VITEX Board of Directors has the authority to    holder of Pentose preferred stock has the right to
                    establish redemption rights with respect to future   require the corporation to redeem up to 33.3%,
                    issuances of preferred stock; there are currently    50%, and 100%, respectively, of the shares of
                    no shares of preferred stock issued or outstanding.  preferred stock held by the holder on that date.
                                                                         The redemption price is equal to the initial
                                                                         purchase price per share for each series of
                                                                         preferred stock plus an amount equal to all
                                                                         declared but unpaid dividends, subject to an
                                                                         adjustment for stock splits, stock dividends,
                                                                         combinations, and other changes in the preferred
                                                                         stock. Redemption rights are waivable by the
                                                                         holders of a majority of the Pentose preferred
                                                                         stock.
----------------------------------------------------------------------------------------------------------------------------
Voting Rights:      Under the VITEX certificate of incorporation,        Holders of Pentose preferred stock, voting
                    holders of VITEX common stock elect the Board of     separately as a class, are entitled to nominate
                    Directors as a class.                                and elect three of the five (60%) members of the
                                                                         Board of Directors, but in no event less than the
                                                                         number of directors constituting at least 40% of
                                                                         the total number of directors.
----------------------------------------------------------------------------------------------------------------------------
Dividend            Under VITEX's certificate of incorporation,          Under the Pentose certificate of incorporation,
Rights:             holders of common stock are entitled to receive      Common Stock holders will not receive any
                    such dividends as may be declared by the VITEX       dividends until the holders of preferred stock
                    Board of Directors. The Board has the authority to   have first received a distribution on each
                    establish dividend rights with respect to future     outstanding share of preferred stock in an amount
                    issuance of preferred stock.                         at least equal to the product of (1) the per share
                                                                         amount, if any, of the dividends or other
                                                                         distributions to be declared multiplied by (2) the
                                                                         number of whole shares of common stock into which
                                                                         such share of preferred stock is convertible.
----------------------------------------------------------------------------------------------------------------------------
Appraisal           Because VITEX is quoted on the Nasdaq Stock          Pentose is incorporated under Delaware law, and
Rights:             Market, VITEX stockholders are not entitled to       the Delaware General Corporate Law governs the
                    appraisal rights under the Delaware General Law in   availability of appraisal rights with respect to
                    connection with the merger.                          any acquisition of Pentose.  Under (S)262 of the
                                                                         Delaware General Corporate Law, Pentose
                                                                         stockholders are entitled to an appraisal by the
                                                                         Court of Chancery of the fair value of their
                                                                         shares, exclusive of any element of value arising
                                                                         from the merger, if they:

                                                                         (1) file written notice with Pentose of their
                                                                         intention to exercise such appraisal rights prior
                                                                         to the Pentose special meeting;

                                                                         (2) continues to hold their shares through the
                                                                         effective time of the merger;

                                                                         (3) do not vote in favor of the merger.

                                                                         Stockholders who follow the procedures set forth
                                                                         in Section 262 are entitled to have their Pentose
                                                                         stock purchased by the surviving corporation for
                                                                         cash at the fair value of the shares of Pentose
                                                                         stock as determined by the Delaware Court of
                                                                         Chancery.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                    VITEX Stockholder Rights                             Pentose Stockholder Rights
----------------------------------------------------------------------------------------------------------------------------
                                                                         See "Chapter One - The Merger - The Merger
                                                                         Agreement - Appraisal Rights."
----------------------------------------------------------------------------------------------------------------------------

                      DESCRIPTION OF VITEX CAPITAL STOCK

     The following summary of the current terms of the capital stock of VITEX and the terms of the capital stock of VITEX to be in effect after completion of the merger is not meant to be complete and is qualified by reference to the VITEX charter and VITEX by-laws. Copies of the VITEX charter and VITEX by-laws are incorporated by reference and will be sent to holders of shares of VITEX common stock, Pentose common stock and Pentose preferred stock upon request. See "Chapter Eight -- Additional Information for Stockholders -- Where You Can Find More Information."

Authorized Capital Stock

     Prior to Completion of the Merger. Under the VITEX charter, VITEX's authorized capital stock consists of 29,000,000 shares of VITEX common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.

     Following Completion of the Merger. If the merger is completed, the VITEX charter will be amended to increase the authorized number of shares of VITEX common stock to 35,000,000. See "Chapter Six - VITEX Special Meeting Proposals-
Item 3 - Amendment of VITEX's Certificate of Incorporation."

VITEX Common Stock

     VITEX Common Stock Outstanding. The outstanding shares of VITEX common stock are, and the shares of VITEX common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Each holder of VITEX common stock is entitled to one vote for each share of VITEX common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

     Dividend Rights; Rights upon Liquidation. The holders of VITEX common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the VITEX Board, subject to any preferential dividend rights granted to the holders of any then outstanding VITEX preferred stock. In the event of liquidation, each share of VITEX common stock is entitled to share pro rata in any distribution of VITEX's assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding VITEX preferred stock.

     Preemptive Rights. Holders of VITEX common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

VITEX Preferred Stock

     VITEX Preferred Stock Outstanding. There are no shares of preferred stock issued or outstanding.

     Blank Check Preferred Stock. Under the VITEX charter, the VITEX Board has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, limitations, and restrictions of any such class or series, including the dividend rights, dividend rates, voting rights, the rights and terms of redemption, redemption prices, the rights and terms of conversion, liquidation preferences, sinking fund terms, the number of shares constituting any such class or series, and the designation of such class or series. VITEX believes that the power to issue preferred stock will provide flexibility in connection with possible corporate transactions. The issuance of preferred stock could adversely affect the voting power of the holders of common stock and restrict their rights to receive payment upon liquidation and could have the effect of delaying, deferring or preventing a change of control of VITEX. See "--Description of VITEX Capital Stock - Anti-Takeover Measures." VITEX has no present plans to issue any shares of preferred stock.

Stock Purchase Warrant

     In connection with the sale of common stock to CB Capital Investors, L.P. on April 29, 1997, VITEX issued a warrant to purchase 32,361 shares of Common Stock to Bear, Stearns & Co. Inc., the placement agent. This warrant has an exercise price of $0.028 per share, is exercisable on or after April 29, 1998, will expire after April 29, 2002, and was to have been automatically exercised upon the consummation of VITEX's initial public offering. The processing of such automatic conversion has not been completed to date. The warrant also granted the holder registration rights with respect to the shares of common stock issued upon the exercise of the warrant.

     In connection with the execution of a lease with The Trustees of Columbia University in the City of New York ("TCU") on June 21, 1996, VITEX issued warrants to purchase 3,577 shares of common stock to TCU as additional consideration under the lease. This warrant has an exercise price of $2.80 per share, and is exercisable at any time during the term of the lease, including renewal periods (June 21, 1996 to October 31, 2001 or to October 31, 2006 if the longest possible renewal period under the lease is exercised). The warrant also grants the holder registration rights with respect to the shares of common stock issued upon the exercise of the warrant.

Anti-Takeover Measures

     In addition to the Board of Directors' ability to issue shares of preferred stock, the VITEX charter and by-laws contain several other provisions that are commonly considered to discourage unsolicited takeover bids. The VITEX charter includes a provision classifying the Board of Directors into three classes with staggered three-year terms and a provision prohibiting stockholder action by written consent except as otherwise provided by law. Under the charter and by-laws, the Board of Directors may enlarge the size of the Board and fill any vacancies on the Board. The charter requires the prior approval of the holders of at least 66 2/3% of the outstanding capital stock of VITEX for VITEX to enter into certain transactions with entities that own 5% or more of VITEX's common stock, such as:

     .    the merger of VITEX with or into such entity;

     . the sale or disposition of all or substantially all of VITEX's assets to such entity;

     . the issuance or transfer by VITEX of its securities having a market value in excess of $500,000 to such entity; and

     . engaging in any other business combination transaction with such entity.

The prohibitions described in the preceding sentence do not apply to transactions approved by a majority of the Board of Directors, provided the Directors voting in favor of such resolution include a majority of the persons who were Directors prior to the time such entity became a 5% stockholder of VITEX. Further, provisions of the charter provide that the stockholders may amend the by-laws or certain provisions of the charter only with the affirmative vote of 66 2/3% of VITEX's capital stock. The by-laws provide that nominations for Directors may not be made by stockholders at any annual or special meeting unless the stockholder intending to make a nomination notifies VITEX, a specified period in advance, of its intention to do so and furnishes certain information. The by-laws also provide that special meetings of VITEX's stockholders may be called only by the President or the Board of Directors and require advance notice of business to be brought by a stockholder before the annual meeting.

     VITEX is subject to the provisions of Section 203 of the Delaware General Corporation Law, a law regulating corporate takeovers (the "Anti-Takeover Law"). In certain circumstances, the Anti-Takeover Law prevents certain Delaware corporations, including those whose securities are listed on the Nasdaq National Market, from engaging in a "business combination" (which includes a merger or sale of more than ten percent of the corporation's assets) with an "interested stockholder" (a stockholder who owns 15% or more of the corporation's outstanding voting stock) for three years following the date on which such stockholder became an "interested stockholder" subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both Directors and officers or by certain employee stock plans). A Delaware corporation subject to the Anti-Takeover Law may "opt out" of the Anti-Takeover Law with an express provision either in its certificate of incorporation or by-laws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares; such an amendment is effective following expiration of twelve months from adoption. VITEX has not "opted out" of the Anti-Takeover Law.

     The foregoing provisions of the charter and by-laws and Delaware law could have the effect of discouraging others from attempting hostile takeovers of VITEX and, as a consequence, they may also inhibit temporary fluctuations in the market price of the common stock that might result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in the management of VITEX. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Transfer Agent

     The transfer agent and registrar for the common stock is The American Stock Transfer and Trust Company. Its telephone number is (212) 936-5100.

Nasdaq National Market Listing

     It is a condition to the merger that the shares of VITEX common stock issuable in the merger be approved for listing on the Nasdaq Stock Market at or prior to the closing, subject to official notice of issuance.

                               TRADEMARK MATTERS

     PLAS+SD, PLAS+SD II, VITEX, VITEX Fibrin Sealant and Solvent Detergent Technology are trademarks of VITEX. INACTINE is a trademark of Pentose. All other trademarks or tradenames referred to in this Joint Proxy
Statement/Prospectus are the property of their respective owners.

                                 LEGAL MATTERS

     The validity of the VITEX common stock to be issued to Pentose stockholders pursuant to the merger will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. It is a condition to the completion of the merger that VITEX and Pentose receive opinions from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Palmer & Dodge LLP, respectively, with respect to the tax treatment of the merger. See "Chapter One -- The Merger -- The Merger Agreement-Conditions to the Merger" and "The Merger Transaction - Material Federal Income Tax Consequences of the Merger."

                                    EXPERTS

     The financial statements of VITEX as of January 2, 1999 and December 31, 1997, and for each of the years in the three-year period ended January 2, 1999, included in this Joint Proxy Statement/Prospectus have been audited by KPMG LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Pentose as of December 31, 1998 and for the year then ended included in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of Pentose as of December 31, 1997 and for the years ended December 31, 1997 and 1996 included in this Joint Proxy Statement/Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Chapter Six - VITEX Special Meeting Proposals

                                 CHAPTER SIX--
                        VITEX SPECIAL MEETING PROPOSALS

                         ITEM 1--VITEX MERGER PROPOSAL

     For summary and detailed information regarding the VITEX merger proposal, see "Chapter One - The Merger."

  THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MERGER, THE MERGER AGREEMENT AND THE ISSUANCE OF UP TO 6,414,110 SHARES OF VITEX COMMON
                                     STOCK

              ITEM 2--ADOPTION OF SUPPLEMENTAL STOCK OPTION PLAN

Approval of 1999 Supplemental Stock Option Plan

     The Board of Directors has adopted, subject to stockholder approval and the approval of the merger, the 1999 Supplemental Stock Option Plan (the "New Plan"). Up to 1,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the New Plan.

General
--------

     The New Plan enables VITEX to offer competitive compensation so as to attract and retain top quality personnel, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of VITEX. Stock options granted under the New Plan are a significant element of compensation for VITEX, as they are in the biotechnology industry generally. Competition for the best personnel in the biotechnology industry is intense. The Board of Directors believes that it is essential for VITEX's future strength to continue to offer competitive equity compensation to employees. The primary purpose of the New Plan is to compensate former employees of Pentose in a manner substantially consistent with past Pentose practices.

     The New Plan permits the grant of incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock and stock units (collectively, "Awards") to employees, directors and consultants of VITEX. The New Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which determines the persons to whom, and the times at which, Awards are granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award. The Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The New Plan may be amended or terminated at any time by the Board of Directors, subject to approval by the stockholders when such approval is deemed to be necessary or advisable by the Board.

     Although the Compensation Committee has discretion in granting Awards, the exercise price of any incentive stock option ("ISO") may not be less than 100% of the fair market value of VITEX's common stock on the date of the grant for grants to employees who own 10% or less of VITEX's capital stock, and not less than 110% of the fair market value of VITEX's common stock on the date of the grant for grants to employees who own more than 10% of VITEX's capital stock. In the case of nonstatutory stock options, the exercise price may not be less than 110% of the fair market value of VITEX's common stock on the date of the grant for grants to persons who own more than 10% of VITEX's capital stock and not less than 85% of the fair market value of VITEX's common stock on the date of the grant for grants to all other persons. No ISO granted under the 1998 Equity Plan is transferable by the optionee other than by will or the laws of descent or distribution. Other Awards are transferable to the extent provided by the Compensation Committee. The term of any ISO granted under the New Plan may not exceed ten years, and no ISO may be granted under the New Plan more than ten years from the Plan's adoption.

     Options are generally granted subject to forfeiture restrictions that lapse over time during the optionee's employment. Vested options are generally cancelled if not exercised within a specified time after termination of the optionee's employment.

         FEDERAL INCOME TAX CONSEQUENCES RELATING TO NEW PLAN OPTIONS

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the New Plan. If the optionee does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then, upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain, and any loss sustained will be a long- term capital loss. No deduction would be allowed to VITEX for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of common stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and VITEX would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to VITEX. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee upon the grant of a nonstatutory option. Upon exercise of a nonstatutory stock option, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and VITEX is entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for VITEX.

Votes Required to Approve the Adoption of the New Plan

     The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting will be required to adopt the 1999 Supplemental Stock Option Plan.

     The Board of Directors considers VITEX's ongoing program of granting stock options broadly across the employee base to be very important to VITEX's ability to compete for top talent and a significant incentive to promote VITEX's success and, therefore, in the best interests of VITEX's stockholders.

   THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ITEM 2

          ITEM 3--AMENDMENT OF VITEX'S CERTIFICATE OF INCORPORATION'

     At the VITEX meeting, holders of VITEX stock will be asked to approve the amendment of VITEX's Restated Certificate of Incorporation. The amendment will increase the number of authorized shares of VITEX common stock to 35,000,000. Approval by VITEX stockholders of the merger, including the related issuance of VITEX common stock, as described under "Chapter One - The Merger - The Merger Transaction - General," is a condition to effecting the VITEX charter amendment, but approval of the VITEX charter amendment is not a condition to completing the merger.

     Increase of Authorized Common Stock. VITEX's charter currently authorizes 29,000,000 shares of common stock and 1,000,000 shares of preferred stock. On September 1, 1999, 12,450,920 shares of VITEX common stock were issued and outstanding.

     To complete the merger, VITEX expects that approximately 6,414,110 VITEX shares will be required to be issued to holders of Pentose common stock, that approximately 600,000 VITEX shares will be required to be reserved for issuance under Pentose employee stock options and other stock-based awards and for similar purposes and that approximately 32,000 VITEX shares will be required to be reserved for issuance under Pentose warrants.

     VITEX has sufficient shares to complete the merger and for the issuance of all shares authorized under VITEX's existing option plans and the proposed 1999 supplemental Stock Option Plan. At present, VITEX has no plans to issue shares for any other purpose. However, the VITEX Board of Directors believes it is desirable to have additional shares available for other corporate purposes that might arise in the future. For example, shares could also be used for acquisitions or to raise capital. Under some circumstances, it is also possible for a company to use unissued shares for antitakeover purposes, but VITEX has no present intention to take any such action.

     Whether or not any future issuance of shares unrelated to the merger would be submitted for stockholder vote depends upon the nature of the issuance, legal and stock exchange requirements, and the judgment of VITEX's Board at the time.


   THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ITEM 3

Chapter Seven - Pentose Annual Meeting Proposals

                                CHAPTER SEVEN--
                       PENTOSE SPECIAL MEETING PROPOSAL

                        ITEM 1--PENTOSE MERGER PROPOSAL

     For summary and detailed information regarding the Pentose merger proposal, see "Chapter One - The Merger."

  PENTOSE MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE MERGER AND THE MERGER
                                   AGREEMENT

                                     VII-1

Chapter Eight - Additional Information for Stockholders

                                CHAPTER EIGHT--
                    ADDITIONAL INFORMATION FOR STOCKHOLDERS

                         FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal for VITEX's annual meeting in 2000 must be sent to the Secretary at the address of VITEX's principal executive office given under "The Companies" on page I-2. The deadline for receipt of a proposal to be considered for inclusion in VITEX's proxy statement is December 22, 1999. The deadline for notice of a proposal for which a stockholder will conduct his or her own solicitation is the date not less than 50 days nor more than 75 days prior to the annual meeting, unless less than 65 days notice or public disclosure is given, in which case the stockholder's notice of proposal to VITEX must be received within 15 days after such notice or disclosure is given. If VITEX does not receive notice of any matter to be considered for presentation at the annual meeting within such time, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended.

     On request, the Secretary will provide detailed instructions for submitting proposals.

     SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     VITEX files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. VITEX's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     VITEX filed a registration statement on Form S-4 to register with the SEC the VITEX common stock to be issued to Pentose stockholders in the merger. This Joint Proxy Statement/Prospectus is a part of that registration statement and constitutes a prospectus of VITEX in addition to being a proxy statement of VITEX and Pentose for the meetings. As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     VITEX has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to VITEX, and Pentose has supplied all such information relating to Pentose.

     You should rely only on the information contained in this Joint Proxy Statement/Prospectus to vote on the VITEX proposals and the Pentose proposal. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus is dated _______, 1999. You should not assume that the information contained in the Joint Proxy Statement/Prospectus is accurate as of any date other than such date, and neither the mailing of this Joint Proxy Statement/Prospectus to stockholders nor the issuance of VITEX common stock in the merger shall create any implication to the contrary.

                                    VIII-1

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                       Page
                                                                                                                       ----
V.I. TECHNOLOGIES, INC.

                AUDITED FINANCIAL STATEMENTS

                    Report of Independent Auditors.................................................................      F-2

                    Balance Sheets as of January 2, 1999 and December 31, 1997.....................................      F-3

                    Statements of Operations for the Years Ended January 2, 1999, December 31, 1997
                         and December 31, 1996.....................................................................      F-4

                    Statements of Stockholders' Equity for the Years Ended January 2, 1999,
                         December 31, 1997 and December 31, 1996...................................................      F-5

                    Statement of Cash Flows for the Years Ended January 2, 1999, December 31, 1997
                         and December 31, 1996.....................................................................      F-6

                    Notes to Financial Statements..................................................................      F-7

                INTERIM FINANCIAL STATEMENTS

                    Condensed Balance Sheets as of July 3, 1999 (unaudited) and January 2, 1999....................      F-18

                    Condensed Statements of Operations for the thirteen and twenty-six weeks
                         ended July 3, 1999 and July 4, 1998 (unaudited)...........................................      F-19

                    Condensed Statement of Stockholders' Equity....................................................      F-20

                    Condensed Statements of Cash Flows for the twenty-six weeks ended
                         July 3, 1999 and July 4, 1998 (unaudited).................................................      F-21

                    Notes to Condensed Financial Statements (unaudited)............................................      F-22

PENTOSE PHARMACEUTICALS, INC.

                    Reports of Independent Public Accountants......................................................      F-24

                    Balance Sheets as of December 31, 1997 and 1998 and June 30, 1999..............................      F-26

                    Statements of Operations for the years ended December 31, 1996, 1997 and 1998, six months ended June 30, 1998 and 1999 and the cumulative period from
                         inception (June 8, 1995) through June 30, 1999............................................      F-27

                    Statements of Redeemable Convertible Preferred Stock and Stockholders'
                         Deficit from inception through June 30, 1999..............................................      F-28

                    Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998, six months ended June 30, 1998 and 1999 and the cumulative period from
                         inception through June 30, 1999...........................................................      F-29

                    Notes to Financial Statements..................................................................      F-30

                                                                    EXHIBIT 13.1


                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
V.I. Technologies, Inc.:

We have audited the accompanying balance sheets of V.I. Technologies, Inc. as of January 2, 1999 and December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 2, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of V.I. Technologies, Inc. as of January 2, 1999 and December 31, 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended January 2, 1999, in conformity with generally accepted accounting principles.

The Company changed from a calendar year to a 52-53 week fiscal year ending on the Saturday closest to December 31, beginning with the year ended January 2, 1999.


                                            KPMG LLP

Melville, New York
January 15, 1999

                            V.I. TECHNOLOGIES, INC.
                                 Balance Sheets



                                                                        January 2,              December 31,
                                                                           1999                    1997
                                                                      ---------------         -----------------
ASSETS
Current assets:
 Cash and cash equivalents.....................................         $ 35,264,447              $  5,250,019
 Trade receivables.............................................            3,966,758                 1,355,573
 Other receivables.............................................              593,982                   894,947
 Due from related parties, net.................................              313,216                        --
 Inventory.....................................................            2,512,213                   574,957
 Prepaid expenses and other current assets.....................              987,131                   320,815
                                                                        ------------              ------------
    Total current assets.......................................           43,637,747                 8,396,311
Property, plant and equipment, net.............................           30,820,902                29,049,897
Other assets, net..............................................              766,488                   720,593
                                                                        ------------              ------------
                                                                        $ 75,225,137              $ 38,166,801
                                                                        ============              ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
 Current portion of long-term debt.............................         $  2,687,500              $  2,687,500
 Current portion of capital lease obligations..................            1,272,357                   964,055
 Current portion of advances from customer.....................                   --                   337,500
 Accounts payable and accrued expenses.........................            6,575,396                 6,814,016
 Due to related parties, net...................................                   --                   367,763
                                                                        ------------              ------------
    Total current liabilities..................................           10,535,253                11,170,834
Long-term debt, less current portion...........................            5,375,000                 8,062,500
Capital lease obligations, less current portion................            3,323,874                 4,592,588
Advances from customer, less current portion...................            2,356,349                 2,662,500

Commitments and contingencies

Stockholders' equity:
 Preferred stock, par value $.01 per share; authorized
  1,000,000 shares; no shares issued and outstanding...........                   --                        --
 Common stock, par value $.01 per share; authorized
  29,000,000 shares; issued and outstanding 12,359,148 at
  January 2, 1999 and 7,852,723 at December 31, 1997...........              123,592                    78,527
 Additional paid-in-capital....................................           86,574,660                38,298,387
 Note receivable from stockholder..............................                   --                   (35,000)
 Accumulated deficit...........................................          (33,063,591)              (26,663,535)
                                                                        ------------              ------------
    Total stockholders' equity.................................           53,634,661                11,678,379
                                                                        ------------              ------------
                                                                        $ 75,225,137              $ 38,166,801
                                                                        ============              ============




    The accompanying notes are an integral part of the financial statements.

                            V.I. TECHNOLOGIES, INC.
                            Statements of Operations



                                                               Year ended
                                                                January 2,                  Years Ended December 31,
                                                                  1999                   1997                      1996
                                                               ------------          -------------             ------------

Revenues:
 Product sales.........................................        $ 33,755,499          $  15,843,046             $ 14,898,914
 Licensing fee.........................................                  --                     --                3,000,000
                                                               ------------          -------------             ------------
      Total revenues...................................          33,755,499             15,843,046               17,898,914

Costs and expenses, including related party amounts
 of $2,302,000, $784,000 and $817,000 during the
 year ended January 2, 1999 and December 31, 1997
 and 1996, respectively:
 Cost of sales.........................................          23,859,984             16,325,810               10,588,272
 Research and development, net.........................           7,506,895              5,912,233                4,366,989
 Selling, general and administrative expenses..........           6,950,983              4,352,731                2,477,405
 Special charge related to products....................                  --                     --                4,100,000
 Charge related to research collaboration..............           2,202,000                     --                       --
                                                               ------------          -------------             ------------
     Total operating costs and expenses................          40,519,864             26,590,774               21,532,666

Loss from operations...................................          (6,764,367)           (10,747,728)              (3,633,752)

Interest income........................................           1,217,363                366,167                  125,795
Interest expense.......................................          (1,496,703)            (1,318,084)                (617,228)
Discount on customer advance, net......................             643,651                     --                       --
                                                               ------------          -------------             ------------
     Total interest income (expense), net..............             364,311               (951,917)                (491,433)
                                                               ------------          -------------             ------------

Net loss...............................................         ($6,400,056)          ($11,699,645)             ($4,125,185)
                                                               ============          =============             ============

Basic and diluted net loss per share...................              ($0.61)                ($1.62)                  ($0.84)
                                                               ============          =============             ============

Weighted average common shares used in computing
 basic and diluted net loss per share:.................          10,453,652              7,240,923                4,897,271




    The accompanying notes are an integral part of the financial statements.

                            V.I. TECHNOLOGIES, INC.
                       Statements of Stockholders' Equity
           Years ended January 2, 1999 and December 31, 1997 and 1996


                                                                                          Note
                                                     Common Stock        Additional    Receivable
                                                 ---------------------    Paid-In         From       Accumulated    Stockholders'
                                                   Shares     Amount      Capital     Stockholder      Deficit          Equity
                                                 ----------  ---------  ------------  ------------  --------------  --------------

Balance at December 31, 1995...................   4,472,271   $ 44,722   $19,426,278     $     --    $(10,838,705)   $  8,632,295

Issuance of shares of common stock in
 connection with a loan agreement..............     129,964      1,300       361,950           --              --         363,250

Issuance of shares of common stock upon
 exercise of stock options and warrants........   1,440,072     14,401     4,010,599           --              --       4,025,000

Issuance of warrant to purchase 3,577
 shares of common stock in connection
 with a lease agreement........................          --         --        10,000           --              --          10,000

Net loss.......................................          --         --            --           --      (4,125,185)     (4,125,185)
                                                 ----------   --------   -----------  -----------   -------------    ------------
Balance at December 31, 1996...................   6,042,307     60,423    23,808,827           --     (14,963,890)      8,905,360

Issuance of shares of common stock in
 connection with a private placement,
 net of issuance costs of $859,000.............  1,797,894     17,979    14,073,435           --              --      14,091,414

Compensation expense in connection with
 issuance of stock options.....................          --         --       381,250           --              --         381,250

Issuance of shares of common stock upon
 exercise of stock options.....................      12,522        125        34,875      (35,000)             --              --

Net loss.......................................          --         --            --           --     (11,699,645)    (11,699,645)
                                                 ----------   --------   -----------  -----------   -------------    ------------
Balance at December 31, 1997...................   7,852,723     78,527    38,298,387      (35,000)    (26,663,535)     11,678,379

Issuance of shares of common stock in
 connection with Initial Public
 Offering, including exercise
 of underwriter's over-allotment
 option, net of issuance cost
 of $1,239,000.................................   3,325,000     33,250    35,835,068           --              --      35,868,318



Issuance of shares of common stock in
 connection with private placements............     925,070      9,251     8,990,749           --              --       9,000,000

Charge in connection with research
 collaboration.................................         --         --     2,202,000           --              --       2,202,000

Issuance of shares of common stock to New
 York Blood Center in satisfaction of
 obligation....................................      35,778        358       299,643           --              --         300,000

Compensation expense in connection with
 acceleration of option vesting................          --         --       289,452           --              --         289,452



Issuance of shares of common stock upon
 exercise of stock options.....................     220,577      2,206       659,362       35,000              --         696,568

Net loss.......................................          --         --            --           --    $ (6,400,056)   $ (6,400,056)
                                                 ----------   --------   -----------  -----------   -------------    ------------
Balance at January 2, 1999.....................  12,359,148   $123,592   $86,574,660     $     --    $(33,063,591)   $ 53,634,661
                                                 ==========   ========   ===========  ===========   =============    ============





    The accompanying notes are an integral part of the financial statements.

                            V. I. TECHNOLOGIES, INC.
                            Statements of Cash Flows


                                                           Year ended
                                                            January 2,                 Years ended December 31,
                                                              1999                   1997                   1996
                                                           ------------          -------------          ------------

Cash flows from operating activities:
 Net loss............................................      ($ 6,400,056)         ($11,699,645)          ($4,125,185)
 Adjustments to reconcile net loss to net cash
 (used in) provided by operating activities:
   Depreciation and amortization.....................         3,408,886             2,985,572             2,308,964
   Processing reserve................................                --                    --             4,100,000
   Debt refinancing costs............................                --               190,385                    --
   Compensation expense in connection with
    stock options....................................           289,452               381,250                    --
   Charge related to research collaboration..........         2,202,000                    --                    --
   Discount on customer advance......................          (643,651)                   --                    --
  Changes in operating accounts:
   Trade receivables.................................        (2,611,185)             (106,446)             (811,463)
   Other receivables.................................           300,965             1,072,766            (1,736,234)
   Inventory.........................................        (1,937,256)             (133,470)              117,047
   Prepaid expenses and other current assets.........          (886,236)              147,855              (246,926)
   Accounts payable and accrued expenses.............            61,373            (2,910,566)            1,463,268
   Due to related parties, net.......................          (680,979)              365,595               (75,737)
                                                          -------------         -------------          ------------
Net cash (used in) provided by operating activities..        (6,896,687)           (9,706,704)              993,734
                                                          -------------         -------------          ------------

Cash flows from investing activities:
 Additions to property, plant and equipment..........        (5,005,863)           (3,858,031)           (9,402,114)
 Other investing activities..........................                --              (124,589)             (277,032)
                                                          -------------         -------------          ------------
Net cash used in investing activities................        (5,005,863)           (3,982,620)           (9,679,146)
                                                          -------------         -------------          ------------

Cash flows from financing activities:
 Proceeds from issuance of common stock, net of
  issuance costs.....................................        45,564,890            14,091,414             4,025,000
 Proceeds from issuance of long-term debt............                --            10,750,000             5,000,000
 Proceeds from issuance of notes payable.............                --             1,472,797             2,847,167
 Advances from customer..............................                --             1,000,000             1,012,000
 Principal repayment of long-term debt...............        (2,687,500)          (12,500,000)           (2,500,000)
 Principal repayment of capital lease obligations....          (960,412)             (627,231)                   --
 Principal repayment of note payable.................                --                    --              (256,000)
                                                          -------------         -------------          ------------
Net cash provided by financing activities............        41,916,978            14,186,980            10,128,167
                                                          -------------         -------------          ------------
Net increase in cash and cash equivalents............        30,014,428               497,656             1,442,755

Cash and cash equivalents, beginning of year.........         5,250,019             4,752,363             3,309,608
                                                          -------------         -------------          ------------

Cash and cash equivalents, end of year...............     $  35,264,447         $   5,250,019          $  4,752,363
                                                          =============         =============          ============




    The accompanying notes are an integral part of the financial statements.

                            V.I. TECHNOLOGIES, INC.
                         Notes to Financial Statements
                                January 2, 1999


1. Organization and Business Overview

V.I. Technologies, Inc. (VITEX or the Company) is a leading developer of a broad portfolio of blood products and systems which use its proprietary viral inactivation technologies. The Company's technologies are intended to reduce the risks of viral contamination in blood products, including plasma, plasma derivatives and red blood cells.

The Company's predecessor, Melville Biologics, Inc., was formed more than 15 years ago by New York Blood Center, Inc. (NYBC), a world leader in research and development in the fields of hematology and transfusion medicine, to process plasma fractions and derivatives, and to facilitate its research efforts. Effective January 1, 1995, pursuant to a transfer agreement between the Company and the NYBC, the NYBC transferred to the Company substantially all of the assets of the predecessor Company, including a cGMP manufacturing facility used primarily to produce plasma fractions and related operating and product licenses and certain other specified tangible and intangible assets, as well as various contracts and the assumption of certain obligations of the NYBC related to such assets and contracts. As a result of its spin-off from the NYBC, the Company became the licensee of a substantial portfolio of patents and patent applications held by the NYBC, including those related to the use of the SD viral inactivation technology. In exchange for these net assets, the NYBC received all of the issued and outstanding Common Stock of the Company.

Reverse Stock Split

In anticipation of the Company's initial public offering (IPO) which is further described in note 8, effective February 23, 1998, the Board of Directors authorized and the stockholders approved a 1-for-2.795 reverse split of the Company's common stock. All share and per share amounts have been restated to reflect the reverse stock split.

Change of Fiscal Year-End

On August 10, 1998, the Company changed from a calendar year to a 52-53 week fiscal year ending on the Saturday closest to December 31, beginning with the fiscal year ending January 2, 1999.


2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist primarily of money market funds invested in portfolios of investment grade corporate and U.S. government obligations and are carried at cost which approximates market value.

Inventory

Costs incurred in connection with plasma fractionation processing and the production of PLAS+SD are included in inventory and expensed upon recognition of related revenues. Such costs include direct labor and processing overheads. The processed plasma is supplied and owned by the Company's customers and, as such, is not included in inventory. Inventory is stated at the lower of cost, as determined using the average cost method, or net realizable value.

Property, Plant and Equipment

Property, plant and equipment are stated at cost and are being depreciated on a straight-line basis over the estimated useful lives of the respective assets, which approximates seven to 25 years for building and manufacturing equipment, and three to five years for all other tangible assets. During the fourth quarter of the year ended January 2, 1999, the Company extended the estimated useful life of its manufacturing facility located in Melville, New York, based on a re-assessment of the building's utility, in conjunction with ongoing facility renovation and expansion to accommodate additional products and capacity. The useful life of the building, which the Company had previously been depreciating over 10 years, was increased to a remaining life of 25 years. The effect of this change was to reduce depreciation expense and net loss during the year ended January 2, 1999 by $194,000 or $0.02 per share.

Revenue Recognition

Revenue from plasma fractionation processing and the production of PLAS+SD is recognized in the period in which the related services have been rendered and upon satisfaction of certain quality control requirements. Revenue recognized in the accompanying statements of operations is not subject to repayment or future performance obligations.

The Company's plasma fractionation processing revenues are principally derived from Bayer, while PLAS+SD is sold to the Red Cross for subsequent distribution to hospitals and other medical facilities. Revenue derived from sale of product to Bayer and the Red Cross amounted to approximately 43% and 48%, respectively, of total revenue during the year ended January 2, 1999. At January 2, 1999, amounts owed from Bayer and the Red Cross amounted to 57% and 37%, respectively, of net trade receivables. The Company does not require collateral or other security to ensure collection.

Research and Development

All research and development costs are charged to operations as incurred. Research and development is recorded net of collaborator reimbursement, which amounted to $2.3 million, $1.2 million, and $1 million during the years ended January 2, 1999 and December 31, 1997 and 1996, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the amounts of existing assets and liabilities carried on the financial statements and their respective tax bases and the benefits arising from the realization of operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share is the same as basic net loss per share since the inclusion of potential common stock equivalents (stock options and warrants) in the computation would be anti-dilutive.

Fair Value of Financial Instruments

The fair value of the Company's capital lease obligations are estimated using discounted cash flow analyses, based upon the Company's estimated current incremental borrowing rate for similar types of securities. For all other financial instruments, the carrying value approximates fair value due to the short maturity or variable interest rate applicable to such instrument (see note
7).

Reclassifications

Certain amounts contained in prior year financial statements have been reclassified to conform with current year's presentation.

3. Inventory

  Inventory consists of the following components:

                                                          January 2,    December 31,
                                                             1999           1997
                                                             ----           ----

  Work-in-process...................................        $1,382,000       $211,000
  Supplies..........................................         1,130,000        364,000
                                                            ----------       --------
                                                            $2,512,000       $575,000
                                                            ==========       ========


4. Property, Plant and Equipment

Property, plant and equipment consists of the following components:

                                                          January 2,       December 31,
                                                             1999              1997
                                                             ----              ----

  Land...............................................      $   638,000       $   638,000
  Building and related improvements..................       22,135,000        21,573,000
  Manufacturing and laboratory equipment.............       13,911,000        12,898,000
  Office furniture and equipment.....................        1,242,000           581,000
  Construction in progress...........................        2,769,000                --
                                                           -----------       -----------
                                                            40,695,000        35,690,000
  Accumulated depreciation and amortization..........       (9,874,000)       (6,640,000)
                                                           -----------       -----------
                                                           $30,821,000       $29,050,000
                                                           ===========       ===========

Interest capitalized in connection with construction activities totaled $370,000 and $306,000 in 1997 and 1996, respectively. No amounts were capitalized during the year ended January 2, 1999.

The cost of manufacturing equipment held under a capital lease (see note 7) amounted to $6,184,000 at January 2, 1999 and December 31, 1997, and accumulated depreciation relating to such equipment amounted to $618,000 at January 2, 1999 and $206,000 at December 31, 1997.


5. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following components:

                                                                             January 2,     December 31,
                                                                                1999            1997
                                                                                ----            ----

  Trade accounts payable..........................................             $1,701,000       $2,503,000
  Accrued pooling and transportation fees.........................                544,000               --
  Refunds due to customer.........................................                444,000               --
  Amounts payable to Bayer Corporation (see note 7)...............                     --        3,075,000
  Accrued marketing...............................................                195,000               --
  Accrued employee compensation...................................              1,681,000          788,000
  Accrued operating taxes.........................................                726,000               --
  Other...........................................................              1,284,000          448,000
                                                                               ----------       ----------
                                                                               $6,575,000       $6,814,000
                                                                               ==========       ==========


6. Long-Term Debt

On December 22, 1997, the Company entered into a credit agreement (the "Credit Agreement") with a bank providing for a term loan in the principal amount of $10,750,000 (the "New Term Loan"). The proceeds under the New Term Loan were used to repay the outstanding balance of existing term loans aggregating $10,500,000 previously provided by other banks, and related expenses associated with executing the New Term Loan. The New Term Loan bears interest at the Company's option at either LIBOR plus 2.75% to 1.75% or the base rate of the bank, as defined, plus margins of up to 0.5%, as determined based on defined earnings ratios. As of January 2, 1999, the Company was using one-month LIBOR (5.1%) plus 2.75%. Under the New Term Loan, interest is payable monthly and the principal balance is payable in sixteen equal consecutive quarterly installments of $671,875 commencing March 31, 1998 and continuing until maturity on December 31, 2001. Amounts outstanding under the Term Loan were $8,062,000 at January 2, 1999 and $10,750,000 at December 31, 1997. The Credit Agreement contains default provisions, including financial covenants which provide restrictions on capital investments and the payment of cash dividends and, among other things, requires the Company to maintain minimum cash balances of $2,000,000 and leverage and coverage ratios, as defined. The Company is in compliance with these covenants.

Under the New Term Loan, the Company granted the bank a mortgage upon, and security interest in, substantially all of the property owned by the Company, including the real property, building and fixtures, equipment, inventory, accounts receivable, cash and certain intangible assets, subject to Bayer's security interest in the Bayer Collateral (see note 11) and the security interests of a third party under a Master Equipment Lease Agreement (see note
7).


7. Capital Lease Obligation

On April 8, 1996, the Company entered into a Master Equipment Lease Agreement ("the Master Lease") under which the Company borrowed $6,200,000 to be used for leasing production equipment. The Master Lease contains escalating monthly lease payments over a five-year period. The Master Lease also contains an early purchase option and an option to purchase the equipment at 15.0% of the equipment cost at the end of the lease term. The effective interest rate is approximately 16.2% per annum.

Future minimum payments under the capital lease obligation is as follows:

   1999.....................................................   $1,762,000
   2000.....................................................    1,807,000
   2001.....................................................    1,613,000
   2002.....................................................      359,000
                                                               ----------
   Total minimum lease payments.............................    5,541,000
   Less amounts representing interest.......................     (945,000)
                                                               ----------
   Present value of minimum lease payments..................    4,596,000
   Less current maturities..................................    1,272,000
                                                               ----------
   Long-term portion........................................   $3,324,000
                                                               ==========

The fair value of the Company's capital lease obligation was approximately $4,983,000 at January 2, 1999.


8. Stockholders' Equity

Common Stock

Pursuant to the Transfer Agreement between the Company and the NYBC (see note
1), the Company issued to the NYBC 35 shares of no par value common stock, representing all shares of common stock then issued and outstanding. On October 26, 1995, these shares were exchanged for 35 shares of common stock, $0.01 par value.

On October 26, 1995, the Board of Directors approved a dividend of 26,833 shares to be paid on each share of common stock then outstanding. Further, a Warrant to purchase 715,563 shares of common stock at an exercise price of $2.80 per share was issued to the NYBC in connection with the Company's recapitalization. This warrant was exercised by the NYBC in September 1996.

Also on October 26, 1995, the Company completed a $5,000,000 private placement of 1,788,909 shares of common stock, par value $0.01 per share, to Ampersand. Both the NYBC and Ampersand have certain registration rights as defined in the Common Stock Purchase Agreement. In connection with the private placement, Ampersand also received a Warrant to purchase an additional 715,563 shares of common stock at $2.80 per share which it exercised in September 1996.

On June 21, 1996, in connection with a term loan facility in which the Company borrowed $5,000,000 from a bank, Ampersand was issued 126,387 shares of common stock, par value $0.01 per share, as consideration for providing a Letter of Credit, and an affiliate of the bank was issued 3,577 shares of common stock, par value $0.01 per share, as part of an up front fee for providing the loan. The fair market value of these equity instruments was estimated at $2.80 per share and amortized on a straight-line basis over the term of the related term loan facility.

On April 29, 1997, the Company completed a $14,950,000 private placement of 1,797,894 shares of common stock, par value $0.01 per share, to CBC, less issuance costs of $858,586. In addition, the Company issued a contingent stock purchase warrant exercisable into 1% of the Company's fully diluted shares for every $1,000,000 in subsequent private equity capital raised, after giving effect to such financing, subject to a cap of 5% of the fully diluted equity of the Company. This warrant expired upon consummation of the IPO. The Company issued a warrant to purchase 32,361 shares of common stock to the private placement agent with an estimated fair market value of $270,000. This warrant was exercised upon consummation of the IPO.

In October 1997, the NYBC and the Company agreed to amend a license agreement whereby the NYBC would receive common stock of the Company in lieu of cash payable to the NYBC in connection with certain royalty payments due under the license agreement totaling $300,000 (see note 12). The amendment was approved by the Company's Board of Directors in January 1998, and pursuant to a Stock Purchase Agreement dated January 23, 1998, the Company issued 35,778 shares of common stock, par value $0.01 per share to the NYBC.

On June 15, 1998, the Company completed an initial public offering (IPO) of 3,000,000 shares of the Company's common stock, par value $0.01 per share, at $12.00 per share, raising gross proceeds of $36,000,000 before underwriter's commissions and expenses. On July 10, 1998, the underwriters of the IPO partially exercised their over-allotment option for an additional 325,000 shares priced at $12.00 per share, raising additional gross proceeds of $3,900,000 before underwriters' commissions and expenses. In conjunction with the collaboration agreement between the Company and Pall, during 1998, Pall acquired $9 million of the Company's common stock in two private placements, the second of which closed contemporaneously with, and at the same price, terms and conditions as the IPO. The Company is required to reserve 2,504,472 shares of common stock in connection with future sales under the Pall collaboration agreement (see note 11). The net proceeds received by the Company have been and will be used to fund costs associated with the marketing and distribution of PLAS+SD, clinical trials, research and development, working capital, and capital investments, including the expansion of the manufacturing facility and other corporate purposes.

Preferred Stock

The Company's Certificate of Incorporation was restated during 1998 to increase the number of shares of preferred stock authorized from 500 shares to 1,000,000 shares. The preferred stock may be issued from time to time in one or more series, with such designations, rights and preferences as shall be determined by the Board of Directors. No preferred stock was outstanding as of January 2, 1999.


9. Stock Plans

Employee Stock Purchase Plan

In February 1998, the Company adopted its 1998 Employee Stock Purchase Plan (the 1998 Purchase Plan) under which employees may purchase shares of common stock at a discount from fair market value. The 1998 Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Rights to purchase common stock under the 1998 Purchase Plan are granted at the discretion of the Compensation Committee of the Board of Directors, which determines the frequency and duration of individual offerings under the 1998 Purchase Plan and the dates when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment. The purchase price per share of common stock to the purchaser under the 1998 Purchase Plan is 85% of the lesser of the Company's common stock fair market value at the beginning of the offering period or on the applicable exercise date and may be paid through payroll deductions, periodic lump sum payments or both. The 1998 Purchase Plan terminates in February 2008. There are 89,445 shares of common stock reserved for issuance under the 1998 Purchase Plan, of which 9,184 shares of common stock were issued during the year ended January 2, 1999.

Director Stock Option Plan

In February 1998, the Company adopted and the Board of Directors and the stockholders of the Company approved the 1998 Director Stock Option Plan (the 1998 Director Plan). All of the Directors who are not employees of the Company (the Eligible Directors) are currently eligible to participate in the 1998 Director Plan. Each non-employee who is initially elected to the Company's Board of Directors shall, upon his initial election by the Company's stockholders, automatically be entitled to an option to purchase 15,000 shares of common stock. In addition, each Eligible Director will be entitled to receive an annual option to purchase 2,000 shares of common stock. During the year of plan adoption, each of the Company's existing directors, as permitted by his affiliate or employer, was granted an option to purchase 17,000 shares of common stock. Directors who were prohibited by their employer from receiving stock options from the Company were compensated through alternative arrangements.

The options vest over a four-year period with 25% of the grant vesting after six months, and 25% vesting at the end of the second, third and fourth year thereafter, provided that the optionholder is still a Director of the Company at the opening of business on such date. The 1998 Director Plan has a term of ten years. The exercise price for the Options is equal to the last sale price for the common stock on the business day immediately preceding the date of grant. The exercise price may be paid in cash or shares. The Director Plan provides for the grant of up to 89,445 options (4,445 options available for future grants as of January 2, 1999) to purchase shares of common stock of the Company. In February 1999, the Company approved an increase in the maximum number of options which may be granted under the Director Plan to 150,000. Such increase is subject to stockholder approval.

Equity Incentive Plan

The Company's 1995 Equity Incentive Plan was originally adopted in October 1995 and was amended and restated in February 1998, as the 1998 Equity Incentive Plan (the 1998 Equity Plan). The amendment in February 1998 increased the shares of common stock reserved from 1,788,908 to 2,146,690 (201,672 options available for future grants as of January 2, 1999). The 1998 Equity Plan permits the granting of both incentive stock options and nonstatutory stock options. The option price of the shares for incentive stock options cannot be less than the fair market value of such stock at the date of grant. Options are exercisable over a period determined by the Board of Directors, but not longer than ten years after the grant date. All stock options issued to-date have been granted at the fair market value of the stock on the respective grant dates.

Stock Based Compensation Plans

The Company continues to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (APB 25) and related interpretations when accounting for its stock-based compensation plans. Under APB 25, because the exercise price of the Company's employee stock options is set equal to the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net loss and net loss per share for each of the years in the three year period ended January 2, 1999 was determined as if the Company had accounted for its stock options using the fair value method estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: volatility of 67% during the year ended January 2, 1999 and no volatility during 1997 and 1996; expected dividend yield of 0%; risk-free interest rate of 6.0% during the years ended January 2, 1999 and December 31, 1997 and 5.5% during the year ended December 31, 1996; and an expected life of five years during the year ended January 2, 1999 and ten years during the years ended December 31, 1997 and 1996.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:


                                            Year ended            Years ended December 31,
                                            January 2,            ------------------------
                                               1999               1997                1996
                                               ----               ----                ----
Net loss:
 As reported..............................   ($6,400,000)       ($11,700,000)         ($4,125,185)
 Pro forma................................   ($7,408,000)       ($11,975,000)         ($4,265,743)
Basic and diluted net loss per share:
 As reported..............................        ($0.61)             ($1.62)              ($0.84)
 Pro forma................................        ($0.71)             ($1.65)              ($0.87)

Information as to options for shares of common stock granted as December 31, 1996 and 1997 and January 2, 1999 is as follows:

                                                                        Years ended December 31,
                                          Year ended January 2,         ------------------------
                                                1999                 1997                     1996
                                                ----                 ----                     ----
                                                    Weighted-              Weighted-            Weighted-
                                                     average                average              average
                                                    exercise               exercise             exercise
                                         Options      price     Options      price    Options     price
                                         -------    ---------   -------    ---------  --------  ---------
Outstanding, beginning of year...       1,373,300      $ 5.05    812,880       $2.80  677,280       $2.80
Granted..........................         642,344       10.09    678,487        7.85  165,832        2.80
Exercised........................        (220,577)       2.80    (12,522)       2.80   (8,944)       2.80
Forfeited........................         (92,092)       9.40   (105,545)       7.01  (21,288)       2.80
                                        ---------              ---------              -------
Outstanding, end of year.........       1,702,975        7.15  1,373,300        5.05  812,880        2.80
                                        =========              =========              =======
Exercisable at end of year.......         484,398        4.33    385,957        2.82  164,713        2.80
                                        =========              =========              =======

Weighted average fair value of
 options granted during the year                       $ 6.16                  $3.94                $1.12

The following table summarizes the information on stock options outstanding at January 2, 1999:

                                                   Options Outstanding                          Options Exercisable
                                                   -------------------                          -------------------
                                                        Weighted-
                                                         average           Weighted-                         Weighted-
Range of                                                remaining           average                           average
exercise                              Number           contractual         exercise          Number           exercise
prices                              outstanding           life               price         Exercisable         price
--------------------------------------------------------------------------------------------------------------------------
$2.80 - $2.80                             519,929                  7.3           $ 2.80          334,284             $2.80
$3.88 - $3.88                             125,173                  9.8             3.88                -                 -
$8.39 - $8.39                             583,002                  8.7             8.39          150,114              8.39
$9.19 - $9.19                              10,000                  9.8             9.19                -                 -
$11.18  $11.18                            306,947                  9.2            11.18                -                 -
$11.63 - $11.63                           141,499                  9.4            11.63                -                 -
$17.58 - $17.58                            15,216                  9.6            17.58                -                 -
                                        ---------                                                -------

                                        1,702,975                                                484,398
                                        =========                                                =======


10. Income Taxes

The Company's deferred tax assets were as follows at:

                                                      January 2,           December 31,
                                                         1999                  1997
                                                         ----                  ----
  Deferred tax assets:
    Net operating loss carryforward..............    $ 12,334,000         $  6,474,000
    Start-up expenditures........................       1,490,000            2,125,000
    Depreciation and amortization................         305,000            1,603,000
    Replacement cost of plasma...................              --            1,261,000
    Other, net...................................       1,312,000            1,495,000
                                                     ------------         ------------
       Total.....................................      15,441,000           12,958,000
  Valuation allowance............................     (15,441,000)         (12,958,000)
                                                     ------------         ------------
  Net deferred taxes.............................    $         --         $         --
                                                     ============         ============

At January 2, 1999 and December 31, 1997, a valuation allowance has been applied to offset the respective deferred tax assets in recognition of the uncertainty that such tax benefits will be realized. The valuation allowance increased by $2,500,000 during the year ended January 2, 1999 and $5,200,000 and $1,800,000 during the years ended December 31, 1997 and 1996, respectively.

At January 2, 1999, the Company has available net operating loss carryforwards for federal and state income tax reporting purposes of approximately $27,900,000, and has available research and development credit carryforwards for federal income tax reporting purposes of approximately $445,000, which are available to offset future taxable income, if any. These carryforwards expire beginning in 2010. The Company experienced a change in ownership during July 1998, which resulted in approximately $22,800,000 of the Federal net operating loss being subject to an annual limitation of approximately $7,400,000.


11. Collaborations

Bayer. On February 7, 1995, the Company entered into an Agreement for Custom Processing (the Processing Agreement) with Bayer, a world leader in the manufacturing and marketing of plasma products, whereby the Company fractionates plasma for Bayer in return for a contracted fee. Under the Processing Agreement, as amended in January 1996, December 1997 and December 1998, Bayer contracted for an initial term through December 31, 2001 at minimum production volumes, as defined. Bayer has two one-year options to extend the term under essentially the same terms and conditions. The Processing Agreement provides for annual price increases based on increases in the consumer price index.

The Processing Agreement contains defined default provisions and, in the case of a continuing event of default, Bayer may: (i) terminate the Processing Agreement; (ii) suspend its obligations under the Processing Agreement; or (iii) take over the operation of fractionating its plasma. In the event of such a takeover, Bayer continues to be responsible for payment to the Company at the Base Processing Fee in effect for all volumes of plasma actually processed, subject to the requirement that Bayer use its best efforts to achieve the minimum production volumes specified in the Processing Agreement, deducting therefrom all reasonable expenses paid related to the processing operation. The Company is currently in compliance with its obligations under the Processing Agreement.

The Company and Bayer executed, concurrently with the execution of the Processing Agreement, a Reimbursement and Security Agreement, a Mortgage, a Lease Agreement and a Sublease Agreement (Reimbursement Agreement), which was subsequently superseded by a Security Agreement (Security Agreement) upon the Company's refinancing of its long-term debt on December 22, 1997 (see note 6). The agreements secure certain obligations of the Company to Bayer, including Bayer's march-in rights relating to the Processing Agreement, a priority security interest in all of the equipment and other personal property owned by the Company involved in the Company's plasma fractionation operation, and a subordinated security interest in the Company's real property, building, fixtures and equipment.

On July 17, 1998, the Company repaid, in full, amounts owed to Bayer under the settlement agreement between the Company and Bayer, whereby the Company agreed to pay damages of $4.1 million to compensate Bayer for its loss of plasma caused by an equipment malfunction which occurred in 1996, while the Company was processing plasma for Bayer. Amounts payable under the settlement agreement were $1,937,000 at July 17, 1998 and $3,075,000 at December 31, 1997, respectively, and carried interest at a rate of prime plus 3% at the time the amount was repaid. The Company has commenced a legal proceeding to recover these and related costs from its insurer (see note 15).

American National Red Cross. In December, 1997, the Company entered into a Supply, Manufacturing, and Distribution Agreement (Red Cross Agreement) with the American National Red Cross (Red Cross) over a term of 57 months for the Red Cross to become the exclusive distributor of the Company's virally inactivated transfusion plasma product, PLAS+SD. Under the agreement, the Red Cross, which is the largest supplier of transfusion plasma to hospitals in the United States, providing approximately 45% of the transfusion plasma used annually, is required to purchase stated minimum quantities of PLAS+SD to maintain its exclusive rights. Once the Red Cross places its annual purchase order with the Company, it is obligated to supply the Company with a sufficient quantity of plasma to enable the Company to fulfill such order. The Red Cross must pay for the amount of PLAS+SD specified in the purchase order even if it is unable to supply sufficient quantities of plasma. The Red Cross must purchase all of its virally inactivated plasma from the Company unless an FDA approved product has been independently shown to be safer than the PLAS+SD. The Company, in turn, is obligated to offer any excess capacity that it has to produce PLAS+SD above the stated minimum purchase requirements to the Red Cross before selling PLAS+SD to any other party. Effective October 1, 1998, the Red Cross Agreement was amended to, among other things, reduce the Red Cross's minimum annual purchase order commitment required to maintain its exclusive marketing and distribution rights, provide for higher prices during periods of lower volume purchases, and commit increased marketing spending by both the Company and the Red Cross. Under the amended agreement, the Red Cross is required to pay to the Company a fixed price per unit of PLAS+SD, plus a royalty which is initially fixed. Beyond a specified volume, the royalty becomes variable, based on equal sharing of the amount by which the average selling price of the Red Cross exceeds a stated amount. The Company has granted to the Red Cross a right of first refusal for exclusive distribution rights to any subsequent generation of virally inactivated transfusion plasma that is developed during the term of the agreement. The Company and the Red Cross have each committed to spend minimum amounts for marketing PLAS+SD during the two year period ending September 30, 2000. The Company's spending commitment is expected to be satisfied, to a large extent, by the cost of its sales force. Additionally, a joint marketing committee will coordinate all marketing activities for PLAS+SD. The exclusive distribution agreement between the Company and the Red Cross provides that the Red Cross will use its best efforts to insure universal availability of the Company's virally inactivated plasma products to all potential customers, including both Red Cross blood centers and non-Red Cross blood centers.

Under a previous collaboration agreement, the Red Cross had made a total of $3.0 million non-interest bearing, unsecured advances to the Company's predecessor to be used to fund improvements to the its manufacturing facility. Under this previous agreement, the loan amortized at the rate of 15% per year following receipt of marketing approval of PLAS+SD with a balloon payment due in year five. In conjunction with the amended agreement, the repayment schedule was modified to reflect repayment of 30% of the loan balance on the second anniversary date of the approval of the PLAS+SD PLA and 15% of the balance on each of the following two years, with the balance of the loan payable on the fifth anniversary of the PLAS+SD PLA. Upon finalization of the repayment terms, the Company discounted the advance to its net present value using an interest rate of 7.75%, resulting in a gain of $644,000. Such gain is included in the accompanying statement of operations for the year ended January 2, 1999. Each of the Company and Red Cross has the right to terminate the agreement upon written notice in certain circumstances, including failure to achieve minimum end-user sales or a material breach of the agreement which is not cured by the other party.

United States Surgical Corporation. In September 1996, as amended in October 1996, the Company entered into an Exclusive Distribution Agreement with United States Surgical Corporation ("U.S. Surgical") regarding the Company's fibrin sealant for a period of 15 years. U.S. Surgical is primarily engaged in the development, manufacture and commercialization of surgical wound products for hospitals throughout the world. In connection with entering into the agreement, U.S. Surgical paid a $3,000,000 up front fee to the Company. U.S. Surgical has agreed to fully fund all direct clinical and regulatory costs associated with the development and regulatory approval of the Company's fibrin sealant. In addition, U.S. Surgical has agreed, subject to termination upon notice, to pay a substantial portion of agreed upon research and development costs for improvements or, in return for exclusive rights, enhancements to the Company's fibrin sealant. Pursuant to this agreement, the Company granted U.S. Surgical the mutually exclusive worldwide right, until October 2011, to seek, in its own name as permitted by law, necessary government approvals for and to use, market, distribute and sell fibrin sealants, and any improvements thereto. U.S. Surgical must achieve certain minimum product sales to maintain its exclusive rights under the agreement. In accordance with the agreement, the Company has agreed to supply U.S. Surgical's forecasted demand for the products and if it is unable to supply such forecasted demand, plus an excess of up to 25% over such forecasted demand, U.S. Surgical has an option to make arrangements to have the excess demand for such products produced by third-party manufacturers until the later of one year or the Company's supply of such demand. Either the Company or U.S. Surgical may terminate the agreement upon written notice in certain circumstances, including a breach of the agreement, or for any reason upon nine months' notice to the Company.

Pall. On February 19, 1998, the Company and Pall entered into a series of agreements (the Pall Agreements) providing for, among other things, a collaboration on the development and marketing of systems employing the Company's Light Activated Compounds and Quencher viral inactivation technologies for red blood cell and platelet concentrates. Pall is a leading manufacturer and supplier of filtration products, including those relating to the collection, preservation, processing, manipulation, storage and treatment of blood and blood products. Under the Pall Agreements, Pall receives exclusive worldwide distribution rights to all the Company's systems incorporating viral inactivation technology for red blood cells and platelets. The parties have also agreed to share research, development, clinical and regulatory responsibilities and will equally share profits and joint expenses from operations after each party is reimbursed for its cost of goods. Upon execution of the Pall Agreements, Pall made a $4,000,000 equity investment representing 477,042 shares at $8.39 per share. Pursuant to the terms of the Pall Agreements, Pall also acquired $5,000,000 of the Company's Common Stock in a private placement, which closed contemporaneously with, and at the same price, terms, and conditions as the IPO. In addition, the Pall Agreements provide that Pall will purchase up to $17,000,000 worth of the Company's common stock in installments tied to the achievement of specified development milestones. Such equity investments by Pall will be made at the prevailing market price per share. Certain of the Pall Agreements may be terminated in certain circumstances including an event of default by either party which, in the case of the Company, includes the termination of the Company's current Chief Scientific Officer. During the year ended January 2, 1999, the Company recorded a one-time charge to operations and an increase to stockholder's equity of $ 2.2 million representing the difference between the purchase price paid by Pall and the estimated fair value of the common stock on the date of purchase.


12. Related-Party Transactions

License Agreements

The Company has entered into various license agreements with the NYBC. Under these agreements, the Company has been granted exclusive and non-exclusive worldwide licenses under the NYBC patents relating to viral inactivation and other technologies. The Company also has rights of first negotiation for the license to any NYBC improvements not otherwise exclusively licensed in the field of viral inactivation for use with certain products, as defined.

Under the license agreements, the Company is required to pay royalties to the NYBC on the Company's revenues derived from the use of these licenses, as defined. The Company is required to pay aggregate minimum royalties to maintain its exclusive licenses of $1,500,000 in fiscal 1999, $2,200,000 in fiscal 2000, $2,400,000 in fiscal 2001 and $2,800,000 in each year thereafter. Royalty and milestone payments in the amount of $1,037,000 were payable to the NYBC during the year ended January 2, 1999, while $600,000 was payable to the NYBC in 1997, of which $300,000 was paid in cash and the balance paid pursuant to a Stock Purchase Agreement, whereby the Company issued 35,778 shares of common stock to the NYBC (see note 8). The Company also is required to meet certain research and development milestones, as defined, to maintain its exclusive licenses. Further, the Company is required to spend a minimum annual amounts towards the further development, evaluation and registration of products, as defined. If minimum royalties are not paid or if any milestone is not met, as defined for a given country, the NYBC may terminate the license for that country and may terminate other such licenses if the licenses in all covered countries have been individually terminated.

The NYBC may terminate any license by reasonable notice if the Company fails to cure a breach, conform to government regulations, or sell products within a specified number of years, as defined. Upon termination, all rights revert to the NYBC. The Company is currently in compliance with all such obligations and covenants.

Other Services

The Company leased, through November 30, 1996, approximately 6,000 square feet of laboratory space from NYBC. Rental payments made to the NYBC were $532,000 in 1996. In November 1996, the Company moved its research and development laboratories to another location in New York City (see note 15).

The NYBC sponsors certain scientific research at the Company. NYBC payments of $96,000, $104,000 and $705,000 for the years ended January 2, 1999 and December 31, 1997 and 1996, respectively, have been netted against research and development expenses in the accompanying statements of operations.

Ampersand has provided certain management advisory services to the Company, including the provision of an interim Chief Executive Officer. Amounts payable to Ampersand for such services totaled $156,000 and $134,000 during the years ended January 2, 1999 and December 31, 1997, respectively.

During the year ending January 2, 1999, the Company had purchased approximately $1,076,000 of production related materials and supplies from Pall.

13. Supplemental Disclosure of Cash Flow Information

Information on cash paid for interest and non-cash investing and financing activities are as follows:


                                                                       Year Ended     Years Ended December 31,
                                                                       January 2,     ------------------------
                                                                          1999           1997           1996
                                                                          ----           ----           ----

 Cash paid during the year for interest.............................    $1,560,000      $1,511,000     $  924,000

 Non-cash investing and financing activities:
  Note receivable from stockholder..................................            --          35,000             --

  Conversion of notes payable to capital lease obligations..........            --       2,847,000      1,864,000

  Debt financing costs included in accounts
    payable and accrued expenses....................................            --         170,000             --

  Reimbursable construction costs included
    in other receivables and accounts
    payable and accrued expenses....................................            --              --        231,000

  Capital improvements and equipment costs
    included in property, plant and equipment and
    accounts payable and accrued expenses...........................       410,000          47,000        425,000

  Issuance of common stock to New York
    Blood Center in satisfaction of obligation......................    $  300,000      $       --     $       --



14. Profit Sharing 401(k) Plan

Effective January 1, 1995, the Company established a 401(k) Profit Sharing Plan (the "401(k) Plan") which covers substantially all employees. All eligible employees may elect to contribute a portion of their wages to the 401(k) Plan, subject to certain limitations. No employer contributions were made during the years ended January 2, 1999 or December 31, 1997 and 1996.


15. Commitments and Contingencies

Lease Commitments

Future minimum lease payments under operating leases at January 2, 1999 are as follows:

   1999 .........................................................  $570,000
   2000 .........................................................   584,000
   2001 .........................................................   590,000
   2002 .........................................................   160,000
   2003 .........................................................   125,000

Rent expense was approximately $444,000, $415,000 and $107,000 during the years ended January 2, 1999 and December 31, 1997 and 1996, respectively.

Supply Commitments

At January 2, 1999, the Company had entered into certain raw material supply agreements for initial terms extending through the end of fiscal 1999. Under the agreements, the Company is obligated to purchase minimum quantities at pricing levels, as defined, totaling $780,000 over the term of the agreements. The party to one of the supply agreements is an affiliate of Pall (see note 11).

Litigation

The Company is aware that in the course of ongoing litigation between the NYBC and a third party, the third party has asserted claims against NYBC based on breach of a contract that was executed in 1988 by those parties and rights under which were assigned to the Company in 1995. The third party has claimed that it is entitled to payments from the NYBC based on improvements in albumin throughput yields attributable to certain filtration technology licensed to the NYBC by the third party. The Company understands that the NYBC believes it has meritorious defenses against this third party's claims and, in any event, as part of the assignment of NYBC's rights under the disputed contract by the NYBC to the Company, the Company assumed no responsibility for pre-existing contract liabilities. However, there can be no assurance that the third party will not assert claims against the Company under that contract which are similar in nature to the claims being asserted against the NYBC. No such claims have been asserted to date. The Company believes that it would have meritorious defenses against any such claims.

On March 23, 1998, the Company received a Civil Investigative Demand (CID) from the Antitrust Division of the U.S. Department of Justice (the Justice Department) as part of the Justice Department's investigation into possible antitrust violations in the sale, marketing and distribution of blood products. A CID is a formal request for information and a customary initial step of any Justice Department investigation. The Justice Department is permitted to issue a CID to anyone whom the Justice Department believes may have information relevant to any investigation. Therefore, the receipt of a CID does not mean that the recipient is the target of an investigation, nor does it presuppose that there is a probable cause to believe that a violation of the antitrust laws has occurred or that any formal complaint ultimately will be filed. The Company believes that the primary focus of the CID relates to the Company's PLAS+SD product and to the Supply, Manufacturing and Distribution Collaboration Agreement between VITEX and the American National Red Cross. Following the Company's response to the CID, there has been no further activity with respect to this matter.

On August 27, 1998, the Appellate Division of the Supreme Court of New York awarded the Company a summary judgement against its insurance carrier, reversing a lower court decision which denied the Company's previous claim for recovery of costs incurred in 1996 as a result of a plasma processing loss. The Company had recorded a special charge in 1996 to recognize reimbursement due to Bayer Corporation for the plasma loss ($4.1 million) and to write off processing costs ($1.0 million). The Company has filed a claim with the insurer to recover these and related costs. On October 27, 1998, the insurance carrier filed a motion to appeal the decision of the Appellate Court. Such appeal was subsequently rejected. The insurance carrier has since stated its intention to take the appeal to a higher court. The ultimate outcome of this matter can not be determined at the present time.

While it is impossible to predict accurately or to determine the eventual outcome of these matters, the Company believes that the outcome of these proceedings will not have a material adverse effect on the Company's financial position, statement of operations or cash flows.

16. Quarterly Financial Data (Unaudited, in thousands, except per share data)

Fiscal 1998 Quarter Ended                    January 2, 1999       October 3, 1998     July 4, 1998     April 4, 1998
                                             ---------------       ---------------     ------------     -------------
Product sales                                        $10,028               $11,660          $ 7,946           $ 4,121
Gross margin from product sales                        4,091                 3,842            2,583              (621)
Net Income                                             1,025                   486           (1,696)           (6,215)
Earnings per share:
Basic and diluted                                       0.08                  0.04            (0.18)            (0.76)
                                                     -------               -------          -------           -------

Fiscal 1997 Quarter Ended                  December 31, 1997    September 30, 1997    June 30, 1997    March 31, 1997
                                           -----------------    ------------------    -------------    --------------
Product sales                                        $ 4,510               $ 3,171          $ 4,429           $ 3,733
Gross margin from product sales                        1,075                (2,249)             427               264
Net Income                                            (4,044)               (4,361)          (1,374)           (1,921)
Earnings per share:
Basic and diluted                                      (0.52)                (0.56)           (0.19)            (0.32)
                                                     -------               -------          -------           -------

                            V.I. TECHNOLOGIES, INC.
                           CONDENSED BALANCE SHEETS
              (In thousands, except for share and per share data)


                                                                             July 3,
                                                                              1999           January 2,
                                                                          (Unaudited)          1999
                                                                          -----------       -----------
                ASSETS
Current assets:
    Cash and cash equivalents                                              $ 27,470          $ 35,265
    Trade receivables                                                         5,980             3,967
    Other receivables, net                                                      838               594
    Due from related parties, net                                                92               313
    Inventory                                                                 3,098             2,512
    Prepaid expenses and other current assets                                 1,050               987
                                                                           --------          --------
        Total current assets                                                 38,528            43,638

Property, plant and equipment, net                                           33,504            30,821
Other assets, net                                                               503               766
                                                                           --------          --------
        Total assets                                                       $ 72,535          $ 75,225
                                                                           --------          --------

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt                                     $  3,587          $  2,687
     Current portion of capital lease obligations                             1,272             1,272
     Accounts payable and accrued expenses                                    7,989             6,576
                                                                           --------          --------
        Total current liabilities                                            12,848            10,535

Long-term debt, less current portion                                          5,627             7,731
Capital lease obligations, less current portion                               2,712             3,324
                                                                           --------          --------
        Total liabilities                                                    21,187            21,590
                                                                           --------          --------

Stockholders' equity:
     Preferred stock, par value $.01 per share; authorized
       1,000,000 at July 3, 1999 and January 2, 1999;
       no shares issued and outstanding                                           -                -
     Common stock, par value $.01 per share; authorized 29,000,000 shares; issued and outstanding 12,447,628 at July 3, 1999 and
       12,359,148 at January 2, 1999                                            125              124
     Additional paid-in-capital                                              86,840           86,575
     Accumulated deficit                                                    (35,617)         (33,064)
                                                                           --------          --------
        Total stockholders' equity                                           51,348           53,635
                                                                           --------          --------
        Total liabilities and stockholders' equity                         $ 72,535          $ 75,225
                                                                           --------          --------



               The accompanying notes are an integral part of the condensed financial statements.

                            V.I. TECHNOLOGIES, INC.
                      CONDENSED STATEMENTS OF OPERATIONS
              (In thousands, except for share and per share data)
                                  (Unaudited)

                                                                 Thirteen Weeks        Twenty-six Weeks
                                                                     Ended                   Ended
                                                               July 3,    July 4,     July 3,   July 4,
                                                                1999       1998        1999      1998
                                                             --------------------    ------------------
Revenue                                                      $ 9,352     $ 7,946      $20,494   $12,067

Costs and expenses:
     Cost of sales                                             5,326       5,363       11,386    10,105
     Research and development, net                             2,104       1,748        4,115     3,395
     Selling, general and administrative expenses              2,496       2,214        4,989     3,538
     Charge related to product recall                          2,645           -        2,645
     Charge related to research collaboration                      -           -            -     2,202
                                                             -------     -------      -------   -------
Total operating costs and expenses                            12,571       9,325       23,135    19,240
                                                             -------     -------      -------   -------
Loss from operations                                          (3,219)     (1,379)      (2,641)   (7,173)

Interest income (expense), net                                    51        (317)          88      (738)
                                                             -------     -------      -------   -------
Net loss                                                     $(3,168)    $(1,696)     $(2,553)  $(7,911)
                                                             -------     -------      -------   -------
Basic and diluted net loss per share                         $ (0.25)    $ (0.18)     $ (0.21)  $ (0.91)
                                                             -------     -------      -------   -------

Weighted average shares used in calculation of
     basic and diluted net loss per share                     12,435       9,381       12,421     8,738




                The accompanying notes are an integral part of the condensed financial statements.

                           V. I. TECHNOLOGIES, INC.
                  CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                       (In thousands, except share data)
                                  (Unaudited)


                                                    Common     Common     Additional
                                                    Stock      Stock       Paid-In      Accumulated    Stockholders'
                                                   (Shares)   (Amount)     Capital        Deficit         Equity
                                                  ----------  ---------  -----------  --------------  --------------
Balance at January 2, 1999                        12,359,148     $124        $86,575       $(33,064)        $53,635

Compensation expense in connection with
acceleration of option vesting                              -        -              4              -               4
Issuance of shares of common stock upon
   exercise of stock options and purchase under
   the Employee Stock Purchase Plan                   88,480        1            261              -             262
Net loss                                                   -        -              -         (2,553)         (2,553)
                                                  ----------  --------   -----------  -------------   -------------
Balance at July 3, 1999                           12,447,628      $125       $86,840       $(35,617)        $51,348
                                                  ==========  ========   ===========  =============   =============

      The accompanying notes are an integral part of the financial statements.

                           V. I. TECHNOLOGIES, INC.
                      CONDENSED STATEMENTS OF CASH FLOWS
                                (In thousands)
                                  (Unaudited)

                                                                             Twenty-six Weeks Ended
                                                                              July 3,       July 4,
                                                                               1999          1998
                                                                             --------      --------
Cash flows (used in) operating activities:
   Net loss                                                                  $(2,553)      $(7,911)
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
      Depreciation and amortization                                            1,551         2,014
      Compensation expense in connection with acceleration of
        option vesting                                                             4           281
      Charge related to research collaboration                                     -         2,202
      Accretion of interest on customer advance                                  140             -
   Changes in operating accounts:
      Trade receivables                                                       (2,013)       (2,631)
      Other receivables, net                                                    (244)           82
      Due to/from related parties                                                221          (492)
      Inventory                                                                 (586)       (2,172)
      Prepaid expenses and other current assets                                  116          (238)
      Deferred revenue                                                             -         1,868
      Accounts payable and accrued expenses                                    1,413         2,617
                                                                             -------       -------
Net cash used in operating activities                                         (1,951)       (4,380)
                                                                             -------       -------
Cash flows used in investing activities:
   Additions to property, plant and equipment                                 (4,150)         (900)
                                                                             -------       -------
Net cash used in investing activities                                         (4,150)         (900)
                                                                             -------       -------
Cash flows (used in) provided by financing activities:
   Proceeds from sale of common stock, net of
      issuance costs                                                               -        41,634
   Proceeds from issuance of common stock upon exercise
      of options                                                                 262           136
   Principal repayment of long-term debt                                      (1,344)       (1,344)
   Principal repayment of capital lease obligations                             (612)         (427)
                                                                             -------       -------
Net cash (used in) provided by financing activities                           (1,694)       39,999
                                                                             -------       -------
Net (decrease) increase in cash and cash equivalents                          (7,795)       34,719

Cash and cash equivalents at beginning of year                                35,265         5,250
                                                                             -------       -------
Cash and cash equivalents at end of period                                   $27,470       $39,969
                                                                             =======       =======


   The accompanying notes are an integral part of the condensed financial statements.

                            V.I. TECHNOLOGIES, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies

     Basis of Presentation

     The accompanying unaudited condensed financial statements of V.I. Technologies, Inc. (the Company or VITEX) have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q and
     Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all material adjustments (consisting of normal recurring accruals)) necessary for a fair presentation have been included. Operating results for the thirteen and twenty-six weeks ended July 3, 1999 are not necessarily indicative of the results that may be expected for the year ended January 1, 2000. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended January 2, 1999.

     Certain reclassifications were made to prior year amounts to conform to the 1999 presentation.

     Stock Split

     In February 1998, the Board of Directors authorized and the stockholders approved a 1-for-2.795 reverse split of the Company's common stock, which became effective on February 23, 1998. All share and per share amounts included in the accompanying condensed financial statements and footnotes have been restated to reflect the reverse stock split.

     Fiscal Year

     As reported in the Company's Form 8-K filed August 11, 1998, the Company changed from a calendar year to a 52-53 week fiscal year ending on the Saturday closest to December 31, beginning with the fiscal year ending January 2, 1999.

     Research and Development

     All research and development costs are charged to operations as incurred. Reimbursement for research and development costs incurred in accordance with collaborative agreements is recognized as an offset to research and development costs in the period in which the eligible costs are incurred by the Company. Such reimbursement totaled $0.4 million and $0.1 million for the thirteen weeks ended July 3, 1999 and July 4, 1998, respectively, and $1.4 million and $0.5 million for the twenty-six weeks ended July 3, 1999 and July 4, 1998 respectively.

     Earnings(Loss)Per Share

     Basic earnings (loss) per share is computed on the basis of the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed on the basis of the weighted average number of the common shares outstanding plus the effect of outstanding stock options and Warrants calculated using the "treasury stock" method. Earnings(loss) per share for the thirteen and twenty-six weeks ended July 3, 1999 and July 4, 1998 do not include the assumed exercise of stock options and warrants because the effect of such inclusion would be antidilutive. As of July 3, 1999, the Company had 1,812,270 options and warrants outstanding.

3.  Inventory

    Inventory consists of the following (in thousands):



                                        July 3,          January 2,
                                           1999                1999
                                        --------          ----------


                  Work in process        $1,733              $1,382
                  Supplies                1,365               1,130
                                         -------            -------
                                         $3,098              $2,512
                                         -------            -------

4.  Charge Related to Product Recall

    On April 16, 1999, the Company initialed a voluntary recall of lots of PLAS+SD which were found to contain a heightened presence of parvovirus B19. This recall which was a precautionary measure, was completed on May 12,1999. Results for the quarter included one-time costs associated with the the recall amounting to $2,918,000 or $0.24 per share. In the accompanying condensed statements of operations, the charge related to product recall of $2,645,000 includes the write-off of inventory lots with heightened levels of parvovirus B19, production testing, other direct recall expenses and a reserve for an equitable sharing of recall costs incurred by the Company's exclusive distributor of PLAS+SD, the American National Red Cross (Red Cross). The Red Cross has requested reimbursement of the costs it incurred as a result of the recall. While the Company believes it is not contractually liable for Red Cross costs in this situation, covering a portion of such costs is consistent with the spirit of the collaboration. Discussions with the Red Cross on this issue are ongoing and expected to be resolved shortly. Costs associated with idle production facilities during the recall period, in the amount of $273,000, are included in costs of sales.

    Since the initial recall, the Company has been developing and validating a process to screen untreated plasma for parvovirus B19 prior to commencing the manufacturing process. This screening will use an experimental, highly sensitive Polymerase Chain Reaction (PCR) test in order to ensure that this virus is below specified laboratory levels. The Company is completing formal validation of the technique and intends to apply to the FDA for a parvovirus B19 label claim with approval expected in early 2000.

5.  Subsequent Event

    On July 28, 1999, the Company and Pentose Pharmaceuticals, Inc. (Pentose), a privately held company, signed a definitive agreement to merge. The proposed merger, which is subject to shareholder approval by both companies, is structured as an all stock transaction with an estimated value of $40 million. Pentose shareholders will receive shares of common stock of the Company such that, postmerger, they will own 34% of outstanding shares of the combined company. The transaction will be accounted for under the purchase method of accounting by the Company.

                    Report of Independent Public Accountants



To the Stockholders and Board of Directors of Pentose Pharmaceuticals, Inc.:

We have audited the accompanying balance sheet of Pentose Pharmaceuticals, Inc. (a Delaware corporation in the development stage) as of December 31, 1998 and the related statements of operations, redeemable convertible preferred stock and stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and performs the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                        /s/ Arthur Andersen LLP

Boston, Massachusetts
March 29, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Pentose Pharmaceuticals, Inc.:


In our opinion, the accompanying balance sheet and the related statements of operations and redeemable convertible preferred stock and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Pentose Pharmaceuticals, Inc. at December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the financial statements of Pentose Pharmaceuticals, Inc. for any period subsequent to December 31, 1997.


                                    /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
May 1, 1998,
     except as to the information in Note 3
     for which the date is July 15, 1998

                        PENTOSE PHARMACEUTICALS, INC.
                        (A Development Stage Company)

                                Balance Sheets

                                                                            December 31,                 June 30,
                                                                      1997                1998             1999
                                                                                                        (unaudited)
                                  Assets
Current Assets:
  Cash and cash equivalents                                           $ 2,265,346    $ 1,483,254         $   657,023
  Marketable securities                                                         -      3,792,970           1,917,772
  Prepaid expenses                                                         53,216         42,514              62,833
  Other current assets                                                          -              -              70,858
                                                                      -----------    -----------         -----------
     Total current assets                                               2,318,562      5,318,738           2,708,486
                                                                      -----------    -----------         -----------
Property and Equipment, at cost:
  Laboratory equipment                                                    300,858        486,213             662,580
  Office and computer equipment                                            53,371        134,934             174,439
                                                                      -----------    -----------         -----------
                                                                          354,229        621,147             837,019
  Less--Accumulated depreciation                                           47,192        148,349             219,182
                                                                      -----------    -----------         -----------
                                                                          307,037        472,798             617,837
                                                                      -----------    -----------         -----------
Long-Term Deposit (Note 6)                                                150,000        150,000             137,933
                                                                      -----------    -----------         -----------
     Total assets                                                     $ 2,775,599    $ 5,941,536         $ 3,464,256
                                                                      ===========    ===========         ===========

                     Liabilities and Stockholders' Equity

Current Liabilities:
  Current portion of capital lease obligations (Note 6)               $    67,911    $   127,062         $   149,692
  Accounts payable                                                        268,567        111,752             209,770
  Accrued expenses (Note 9)                                                91,130        244,838              67,235
                                                                      -----------    -----------         -----------
     Total current liabilities                                            427,608        483,652             426,697
                                                                      -----------    -----------         -----------
Long-Term Capital Lease Obligations, net of current portion
(Note 6)                                                                  260,197        345,123             380,422
                                                                      -----------    -----------         -----------

Commitments (Note 6)

Redeemable Convertible Preferred Stock (Note 3):
  Series A redeemable convertible preferred stock, $0.001 par value-
   Authorized--4,500,000 shares
   Issued and outstanding--4,500,000 shares (liquidation preference
   of $4,500,000)                                                       4,459,528      4,500,000           4,500,000
  Series B redeemable convertible preferred stock, $0.001 par value-
   Authorized--3,500,000 shares
   Issued and outstanding--2,356,903 shares in 1999 (stated at
    liquidation value)                                                          -      7,000,000           7,000,000
                                                                      -----------    -----------         -----------
     Total redeemable convertible preferred stock                       4,459,528     11,500,000          11,500,000
                                                                      -----------    -----------         -----------

Stockholders' Deficit:
  Common stock, $0.001 par value-
   Authorized--12,000,000 shares
   Issued--4,362,992 shares
   Outstanding--3,896,367 shares                                            4,363          4,363               4,363
  Treasury stock, at cost--466,625 shares                                    (467)          (467)               (467)
  Deficit accumulated during the development stage                     (2,375,630)    (6,391,135)         (8,846,759)
                                                                      -----------    -----------         -----------
     Total stockholders' deficit                                       (2,371,734)    (6,387,239)         (8,842,863)
                                                                      -----------    -----------         -----------
     Total liabilities and stockholders' deficit                      $ 2,775,599    $ 5,941,536         $ 3,464,256
                                                                      ===========    ===========         ===========

  The accompanying notes are an integral part of these financial statements.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                            Statements of Operations



                                                                                                               Cumulative from
                                 --------Years Ended December 31,--------          Six-Month Periods Ended        Inception
                                                                                           June 30,             (June 8, 1995)
                                                                                                                through June 30,
                                    1996           1997           1998             1998              1999            1999
                                                                               (Unaudited)        (Unaudited)     (Unaudited)
Revenues                         $  -          $  -           $   424,500        $    75,000       $   300,000    $   724,500
                                 ----------    -----------    -----------        -----------       -----------    -----------

Operating Expenses:

  Research and development          189,424      1,284,983      3,335,794          1,286,390         2,143,115      6,962,768

  General and administrative        149,946        849,382      1,162,704            501,239           672,725      2,874,865
                                 ----------    -----------    -----------        -----------       -----------    -----------


     Total operating expenses       339,370      2,134,365      4,498,498          1,787,629         2,815,840      9,837,633
                                 ----------    -----------    -----------        -----------       -----------    -----------


     Operating loss                (339,370)    (2,134,365)    (4,073,998)        (1,712,629)       (2,515,840)    (9,113,133)
                                 ----------    -----------    -----------        -----------       -----------    -----------



Other Income (Expense):

  Interest income                    66,427        138,664        182,660             34,432            91,925        480,052
  Interest expense                   (6,291)       (27,284)       (49,378)           (20,218)          (27,536)      (112,366)
  Other expense                           -        (10,264)        (4,319)            (2,642)           (4,173)       (18,756)
                                 ----------    -----------    -----------        -----------       -----------    -----------
     Other income, net               60,136        101,116        128,963             11,572            60,216        348,930
                                 ----------    -----------    -----------        -----------       -----------    -----------
     Net loss                    $ (279,234)    (2,033,249)    (3,945,035)       $(1,701,057)      $(2,455,624)   $(8,764,203)
                                 ==========    ===========    ===========        ===========       ===========    ===========
Basic and Diluted Net Loss per        $(.07)         $(.52)        $(1.01)             $(.44)            $(.63)
  Share                          ==========    ===========    ===========        ===========       ===========
Basic and Diluted Weighted        4,127,762      3,896,367      3,896,367          3,896,367         3,896,367
  Average Common Shares          ==========    ===========    ===========        ===========       ===========

  Outstanding

   The accompanying notes are an integral part of these financial statements.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

 Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit
              from Inception (June 8, 1995) through June 30, 1999


                                                                                                     ----Stockholders' Deficit----

                                          ---------Redeemable Convertible Preferred Stock--------
                                                    Series  A                     Series B                      Common Stock
                                      Number of                        Number of                        Number of
                                        Shares           Amount          Shares          Amount          Shares             Amount
   Common stock issued to
     founders                                 -       $         -              -      $         -        4,362,992         $ 4,363

   Net loss                                   -                 -              -                -                -               -
                                     ----------       -----------     ----------      -----------       ----------         -------
Balance, December 31, 1995                    -                 -              -                -        4,362,992           4,363

   Repurchase of common stock                 -                 -              -                -                -               -

   Issuance of Series A
      redeemable convertible
      preferred stock, net of
      issuance costs of  $52,658      4,500,000         4,447,342              -                -                -               -

   Accretion of Series A
      redeemable convertible
      preferred stock                         -             3,584              -                -                -               -

   Net loss                                   -                 -              -                -                -
                                     ----------       -----------     ----------      -----------       ----------         -------
Balance, December 31, 1996            4,500,000         4,450,926              -                -        4,362,992           4,363

   Issuance of warrants                       -                 -              -                -                -               -

   Accretion of Series A
      redeemable convertible
      preferred stock                         -             8,602              -                -                -               -

   Net loss                                   -                 -              -                -                -               -
                                     ----------       -----------     ----------      -----------       ----------         -------
Balance, December 31, 1997            4,500,000         4,459,528              -                -        4,362,992           4,363

   Issuance of Series B
      redeemable convertible
      preferred stock, net of
      issuance costs of $29,998               -                 -      2,356,903        7,000,000                -               -

   Accretion of Series A
      redeemable convertible
      preferred stock                         -            40,472              -                -                -               -

   Net loss                                   -                 -              -                -                -               -
                                     ----------       -----------     ----------      -----------       ----------         -------
Balance, December 31, 1998            4,500,000         4,500,000      2,356,903        7,000,000        4,362,992           4,363

   Net loss (unaudited)                       -                 -              -                -                -               -
                                     ----------       -----------     ----------      -----------       ----------         -------
Balance, June 30, 1999
   (Unaudited)                        4,500,000       $ 4,500,000      2,356,903      $ 7,000,000        4,362,992         $ 4,363
                                     ==========       ===========     ==========      ===========       ==========         =======

                                          --------------------------Stockholders' Deficit---------------------------
                                                                                      Deficit
                                                                                    Accumulated
                                          Additional    -----Treasury Stock-----    During the            Total
                                           Paid-in      Number of                   Development        Stockholders'
                                           Capital       Shares       Amount           Stage             Deficit
   Common stock issued to
     founders                             $    -            -       $    -       $          -       $      4,363

   Net loss                                    -            -            -            (51,061)           (51,061)
                                          ------    ---------       ------       ------------       ------------
Balance, December 31, 1995                     -            -            -            (51,061)           (46,698)

   Repurchase of common stock                  -     (466,625)        (467)                 -               (467)

   Issuance of Series A
      redeemable convertible
      preferred stock, net of
      issuance costs of  $52,658               -            -            -                  -                  -

   Accretion of Series A
      redeemable convertible
      preferred stock                          -            -            -             (3,584)            (3,584)

   Net loss                               ------    ---------       ------       ------------       ------------

Balance, December 31, 1996                     -     (466,625)        (467)          (333,879)          (329,983)

   Issuance of warrants                      100            -            -                  -                100

   Accretion of Series A
      redeemable convertible
      preferred stock                       (100)           -            -             (8,502)            (8,602)

   Net loss                                    -            -            -         (2,033,249)        (2,033,249)
                                          ------    ---------       ------       ------------       ------------
Balance, December 31, 1997                     -     (466,625)        (467)        (2,375,630)        (2,371,734)

   Issuance of Series B
      redeemable convertible
      preferred stock, net of
      issuance costs of $29,998                -            -            -            (29,998)           (29,998)

   Accretion of Series A
      redeemable convertible
      preferred stock                          -            -            -            (40,472)           (40,472)

   Net loss                                    -            -            -         (3,945,035)        (3,945,035)
                                          ------    ---------       ------       ------------       ------------
Balance, December 31, 1998                     -     (466,625)        (467)        (6,391,135)        (6,387,239)

   Net loss (unaudited)                        -            -            -         (2,455,624)        (2,455,624)
                                          ------    ---------       ------       ------------       ------------
Balance, June 30, 1999
   (Unaudited)                            $    -     (466,625)      $ (467)      $ (8,846,759)      $ (8,842,863)
                                          ======    =========       ======       ============       ============

   The accompanying notes are an integral part of these financial statements.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                                    Cumulative from
                                                                                                                        Inception
                                                                                        For the Six-Month Periods    (June 8, 1995)
                                                 For the Years Ended December 31,             Ended June 30,        through June 30,
                                               1996          1997            1998           1998          1999             1999
                                                                                           (unaudited)   (unaudited)   (unaudited)
CASH FLOWS FROM OPERATING
ACTIVITIES:
   Net loss                                    $(279,234)   $(2,033,249)   $(3,945,035)   $(1,701,057)   $(2,455,624)   $(8,764,203)
 Adjustments to reconcile net loss to net
 cash used by operating activities-
   Depreciation and amortization                       -         47,192        101,157         40,828         70,833        219,182
   Conversion of interest payable to
     preferred stock                               6,900              -              -              -              -          6,900
   Changes in current assets and
     liabilities-
     Prepaid expenses                              1,651        (47,642)        10,702          9,015        (20,319)       (62,833)
     Other current assets                              -              -              -              -        (70,858)       (70,858)
     Accounts payable                             33,753        199,032       (156,815)      (187,276)        98,018        209,770
     Accrued expenses                             14,974         73,831        153,708        (62,913)      (177,603)        67,235
                                              ----------    -----------    -----------    -----------    -----------    -----------

        Net cash used by operating
        activities                              (221,956)    (1,760,836)    (3,836,283)    (1,901,403)    (2,555,553)    (8,394,807)
                                              ----------    -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                   -         (3,497)       (45,255)       (18,172)       (95,557)      (144,309)
  (Investments in) sale of marketable
     securities                                        -              -     (3,792,970)             -      1,875,198     (1,917,772)
  Long-term deposit                                    -       (150,000)             -              -         12,067       (137,933)
                                              ----------    -----------    -----------    -----------    -----------    -----------

        Net cash (used in) provided by
        investing activities                           -       (153,497)    (3,838,225)       (18,172)     1,791,708     (2,200,014)
                                              ----------    -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING
ACTIVITIES:
  Proceeds from issuance of common
    stock and warrants                                 -            100              -              -              -          4,463

  Repurchase of common stock                        (467)             -              -              -              -           (467)
  Net proceeds from issuance of preferred
    stock                                      4,040,442              -      6,970,002              -              -     11,010,444
  Proceeds from promissory notes                 250,000              -              -              -              -        400,000
  Principal payments of capital lease
    obligations                                        -        (22,624)       (77,586)       (32,873)       (62,386)      (162,596)
                                              ----------    -----------    -----------    -----------    -----------    -----------

        Net cash provided by (used in)
        financing activities                   4,289,975        (22,524)     6,892,416        (32,873)       (62,386)    11,251,844
                                              ----------    -----------    -----------    -----------    -----------    -----------

        Net (decrease) increase in cash
        and cash equivalents                   4,068,019     (1,936,857)      (782,092)    (1,952,448)      (826,231)       657,023

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD                              134,184      4,202,203      2,265,346      2,265,346      1,483,254              -
                                              ----------     ----------     ----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS, END OF
PERIOD                                        $4,202,203     $2,265,346     $1,483,254    $   312,898    $   657,023     $  657,023
                                              ==========     ==========     ==========    ===========    ===========     ==========

SUPPLEMENTAL DISCLOSURES OF
NONCASH ITEMS:
  Accretion of preferred stock to
    liquidation value                         $    3,584     $    8,602     $   70,470    $    20,236    $               $   82,656
                                              ==========     ==========     ==========    ===========    ===========     ==========
  Conversion of promissory notes and
     accrued interest into preferred stock    $  406,900     $        -     $        -    $         -    $   120,315     $  406,900
                                              ==========     ==========     ==========    ===========    ===========     ==========
  Equipment acquired under capital lease
     obligations                              $        -     $  350,732     $  221,663    $    16,797    $               $  692,710
                                              ==========     ==========     ==========    ===========    ===========     ==========

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
  Cash paid for interest                      $    1,609     $   27,284     $   49,378    $    19,524    $    27,536     $   78,271
                                              ==========     ==========     ==========    ===========    ===========     ==========

   The accompanying notes are an integral part of these financial statements.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to unaudited Periods)



(1)  Organization

     Pentose Pharmaceuticals, Inc. (the Company), a Delaware corporation, was incorporated on June 8, 1995. The Company is a development-stage enterprise engaged in the development and commercialization of novel small-molecule drugs for treatment of human viral disease and for the inactivation of viruses in blood-derived and biological products.

     The Company is subject to risks common to companies in the industry including, but not limited to, development by the Company or its competitors of new technological innovations, uncertainty of product development and commercialization, lack of marketing and sales history, dependence on key personnel, protection of proprietary technology, the ability to raise additional financing and compliance with the Food and Drug Administration government regulations.

(2)  Summary of Significant Accounting Policies

     The accompanying financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in the accompanying financial statements and notes.

     (a)  Interim Financial Statements

          The accompanying balance sheet as of June 30, 1999, the statements of operations, cash flows for the six months ended June 30, 1998 and 1999 and for the period from inception (June 8, 1995) to June 30, 1999 and the statement of redeemable convertible preferred stock and stockholders' deficit for the six months ended June 30, 1999 are unaudited, but, in the opinion of management, have been prepared on a basis substantially consistent with the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of these interim periods. The results of the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the entire year.

     (b)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

  (c)  Net Loss Per Share

       Basic and diluted net loss per common share was determined by dividing net loss by the weighted average common shares outstanding during the period. Basic and diluted net loss per share are the same, as common stock issuable upon the exercise of outstanding common stock options and warrants and the conversion of redeemable convertible preferred stock would be antidilutive, as the Company has recorded a net loss for all periods presented.

  (d)  Cash and Cash Equivalents

       The Company considers all highly liquid investments with original maturities of three months or less at the time of acquisition to be cash equivalents. Cash equivalents, which include commercial paper and money market accounts, are stated at cost, which approximates market.

  (e)  Marketable Securities

       Marketable securities include U.S. Treasury notes with original maturity dates greater than three months and remaining maturity dates of less than one year. The Company accounts for its investments in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. In accordance with SFAS No. 115, the Company has classified its investments as held-to-maturity. These investments that the Company has the positive intent and ability to hold to maturity are reported at amortized cost, which approximates market value.

  (f)  Property and Equipment

       Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, as follows:

                                                           Estimated
                        Asset Classification              Useful Life
            Laboratory equipment                           5-7 years
            Office and computer equipment                  3-7 years

       Maintenance and repairs are charged to expense as incurred, while major betterments are capitalized. When assets are retired or otherwise disposed of, the assets and related allowances for depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in income.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

   (g)  Research and Development Contract Revenue

        Revenues from research and development agreements and government grants are recorded as earned over the term of the agreement. Milestone revenues are recognized upon the attainment of the milestone.

   (h)  Research and Development Costs

        Research and development costs are expensed as incurred.

   (i)  Income Taxes

        Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis carrying amounts of assets and liabilities using current statutory rates. A valuation reserve against deferred taxes is recorded, based upon weighted available evidence, if it is more likely than not that some or all of the deferred tax assets will not be realized.

   (j)  Concentrations of Credit Risk

        SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet risk and credit risk concentrations. The Company has no significant off-balance-sheet risk and credit risk concentrations. The Company maintains its cash, cash equivalents and short-term investments with several financial institutions and invests in investment-grade securities.

   (k)  Financial Instruments

        The estimated fair values of the Company's consolidated financial instruments, which include cash equivalents, marketable securities and accounts payable approximate their carrying value due to the short maturity of these instruments.

        The estimated fair value of the Company's capital lease obligations approximates its carrying value based upon the current rates offered to the Company for similar arrangements.

   (l)  Comprehensive Income

        In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

        circumstances from nonowner sources. The Company does not have any items of comprehensive income other than net loss.

(3)  Redeemable Convertible Preferred Stock

     The Company has two series of redeemable, convertible preferred stock outstanding: Series A, which was issued on August 6, 1996 for $1.00 per share and Series B, which was issued on July 15, 1998 for $2.97 per share. As part of the Series A transaction, $400,000 of notes payable plus accrued interest of $6,900 were converted into 406,900 shares of Series A redeemable convertible preferred stock.

     The rights and preferences of the Series A and B redeemable convertible preferred stock are as follows:

     Conversion

     Each share of preferred stock is convertible into one share of common stock at the option of the holder at any time. The conversion rate is subject to adjustment for events such as stock splits, stock dividends or stock issuance.

     Automatic conversion is required if at any time the Company shall effect an initial public offering in which net proceeds are at least $10 million and the price per share is at least $4.00 per share.

     Voting

     Each share of Series A and Series B Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which each share of Series A and Series B Preferred Stock could be converted.

     Liquidation and Redemption Preferences

     In the event of a liquidation, dissolution or winding up of the Company, the holders of Series A and Series B convertible redeemable preferred shares are entitled to a liquidation preference over the Company's common stock. The liquidation preference equals the original issuance price plus any declared and unpaid dividends. In the event that the amount available for distribution is not sufficient to pay both the Series A and B shareholders, the assets will be distributed on a pro rata basis.

     On the fifteenth day of July 2003, 2004 and 2005, each holder of Series A and Series B Preferred Stock shall have the right to require the Company to redeem up to 33.3%, 50% and 100%, respectively, of the shares of Series A and Series B Preferred Stock held by each holder on such date, or such lesser number of shares of Series A and Series B Preferred Stock as the holder may determine. The per-share redemption price shall be equal to the original purchase price plus any declared and unpaid dividends. The Company's obligation to redeem shares of Series A and Series B Preferred Stock on each respective redemption date shall be waived if the holders of a majority of the then-outstanding shares of

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

     Series A and Series B Preferred Stock shall request such waiver by written notice to the Company at least 10 days prior to such redemption date.

     Dividends

     The Company shall not declare or pay any distributions by dividend or otherwise, payable other than in common stock, until the holders of the Series A and Series B Preferred Stock then outstanding shall have first received, or simultaneously receive, a distribution on each outstanding share of Series A and Series B Preferred Stock equal to the per share amount set aside for the common stock multiplied by the number of whole shares of common stock into which the shares of Series A and Series B Preferred Stock is then convertible. No dividends were declared in the fiscal years 1997 and 1998.

(4)  Stockholders' Equity

     (a)  Common Stock

          On June 8, 1995, the founders of the Company purchased 4,362,992 shares of the Company's common stock at par in connection with the Company's formation.

          On July 30, 1996, the Company declared a 1.13324464-to-1 split of the common shares. All share data in these financial statements have been restated to reflect the split. The number of shares authorized was amended from 15,000,000 to 9,500,003 in 1996. The number of shares authorized was amended from 9,500,003 to 12,000,000 in 1998.

          During 1996, a total of 466,625 shares were repurchased from one of the founding stockholders for $467.

          Dividends may be declared and paid on common stock shares at the discretion of the Company's Board of Directors. No dividends have been declared since the Company's inception on June 8, 1995.

          Each share of common stock is entitled to one vote on all matters voted on by the stockholders of the Company.

     (b)  Warrants

          During 1997, the Company granted warrants for $100 to an equipment leasing company in connection with its equipment line of credit, to purchase 25,000 shares of common stock. The exercise price of the warrants is $1.00 per share and expires on March 31, 2004. The fair value of the warrants of $100 has been recorded as additional paid-in capital.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)


       During 1998 and 1999, the Company granted additional warrants to an equipment leasing company to purchase a total of 3,366 shares of common stock at $2.97 per share. The warrant for 1,683 shares expires on September 30, 2005 and the warrant for the remaining shares expires on March 31, 2006. No amounts were allocated to the warrants as their fair value was not material.

       During 1999, the Company granted warrants to another equipment leasing company to purchase 25,000 shares of common stock at an exercise price of $3.00 per share. The warrants expire on April 30, 2004. No amounts were allocated to the warrants as their fair value was not material.

  (c)  Stock Option Plan

       The Company adopted a stock option plan (the Plan) in 1996. In accordance with the Plan, incentive stock options (ISO's) and nonqualified stock options can be granted to qualified individuals by the Board of Directors of the Company. ISO's are granted to employees of the Company at not less than fair market value of the shares on the date of grant, as determined by the Company's Board of Directors, vest over five-year period, and are exercisable over a period not to exceed 10 years from the date of the grant. ISO's granted to employees who hold greater than 10% of the voting power of the outstanding stock shall be granted options at a price not less than 110% of fair market value of the shares and the exercise period shall not exceed five years from the date of the grant. Nonqualified options are granted to employees, directors and other advisors to the Company on terms set forth by the Board of Directors on an individual case basis.

       During 1997, 97,500 options were granted pursuant to this Plan at an exercise price of $0.10, subject to accelerated vesting based upon the achievement of goals set forth by the Company. These options become fully vested at various periods from the grant date or immediately upon achievement by the Company of such goals, and expire 10 years from the grant date. There was no compensation charge related to these options for the years ended December 31, 1998 and 1997. As of June 30, 1999, there are 21,172 shares available for future grant under the Plan.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

       A summary of option activity for the years ended December 31, 1997 and 1998 and for the six months ended June 30, 1999 is as follows:

                                                                                                Weighted-
                                                                             Exercise           Average
                                                         Number of           Price Per          Exercise
                                                          Options             Option             Price
                Outstanding at December 31, 1996           45,328          $      0.01          $ 0.01
                  Granted                                 315,000                 0.10            0.10
                                                          -------

                Outstanding at December 31, 1997          360,328            0.01-0.10            0.09
                  Granted                                 363,000            0.10-0.30            0.29
                                                          -------

                Outstanding at December 31, 1998          723,328            0.01-0.30            0.19
                  Granted                                 310,000                 0.30            0.30
                  Canceled                                (54,500)           0.10-0.30            0.29
                                                          -------          -----------          ------

                Outstanding at June 30, 1999              978,828          $ 0.01-0.30          $ 0.22
                                                          =======          ===========          ======

                Exercisable at June 30, 1999              495,596          $ 0.01-0.30          $ 0.19
                                                          =======          ===========          ======

       The following table represents weighted-average price and life information about significant option groups outstanding and exercisable at June 30, 1999:

                              -----------Options Outstanding-----------



                                                                 Weighted-Average
                         Range of                                  Remaining
                         Exercise        Number        Number     Contractual
                          Prices      Outstanding   Exercisable      Life
                         $  0.01         45,328        33,996      6.9 years
                            0.10        328,000       174,100      8.4 years
                            0.30        605,500       287,500      9.42 years
                                        -------       -------

                                        978,828       495,596
                                        =======       =======

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

  (d)  Pro Forma Disclosures of Stock-Based Compensation

       The Company adopted the disclosure provision of SFAS No. 123, Accounting for Stock-Based Compensation, and has applied APB Opinion 25 and related interpretations in accounting for the Plan. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value of the grant dates as calculated in accordance with SFAS No. 123, the Company's net loss for the years ended December 31, 1997 and 1998, and for the six months ended June 30, 1998 and 1999 would have been as follows:

                        ---------------------December 31,---------------------   -------------June 30,--------------
                              1996               1997               1998               1998               1999
       Net Loss:
        Reported             $ (279,234)      $ (2,033,249)      $ (3,945,035)      $ (1,701,057)      $ (2,455,624)
        Pro forma              (279,234)        (2,033,532)        (3,949,720)        (1,702,321)        (2,461,132)

       Basic and Diluted Net Loss Per Share:
        Reported             $     (.07)      $       (.52)      $      (1.01)      $       (.44)      $       (.63)
        Pro forma                  (.07)              (.52)             (1.01)              (.44)              (.63)

       The fair value of each option granted during 1997, 1998 and 1999 was estimated on the date of grant using the Black-Scholes option pricing model using the following weighted average assumptions:

                              ----------December 31,-----------   --------June 30,---------
                                 1996      1997       1998          1998          1999
        Expected life         7 years    5 years     5 years       5 years       5 years
        Expected volatility         -          -             -             -             -
        Risk-free interest       6.78%      5.79%   5.42%-5.63%   5.42%-5.63%   4.57%-5.89%
         rate
        Dividend yield              -          -             -             -             -

       The weighted-average grant-date fair value of options granted during the years ended December 31, 1996, 1997 and 1998, and for the six months ended June 30, 1998 and 1999, is $0.00, $0.03, $0.07, $0.06 and $0.07,
       respectively.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

(5)  Income Taxes

     At December 31, 1997 and 1998, the significant components of the deferred tax assets and liabilities include the Company's net operating loss, and timing differences arising from organizational and startup costs. At December 31, 1997 and 1998, the Company recorded a full valuation allowance against net deferred tax assets of approximately $940,000 and $2,822,000, respectively, to reflect management's uncertainty that the benefit from these assets will be recognized in future years.

     As of December 31, 1997 and 1998, the Company has net operating loss carryforwards of approximately $2,100,000 and $6,183,000, respectively, which expire through 2018 for federal income tax purposes. Changes in the Company's ownership, defined in the Internal Revenue Code, may limit the Company's ability to utilize net operating loss and tax credit carryforwards.

(6)  Commitments

     (a)  Leases

          The Company leases its facility under a noncancelable operating lease which expires on March 31, 2000. A security deposit of $150,000 to be applied toward rental payments in the final months of the lease term has been made and is classified as a deposit on the balance sheet. Future minimum lease payments for the respective years ending December 31, are as follows:

                      1999                          $130,000
                      2000                            32,500
                                                    --------
                           Total                    $162,500
                                                    ========


          Rent expense for the years ended December 31, 1996, 1997 and 1998 and for the six months ended June 30, 1998 and 1999 was approximately $0, $98,000, $141,000, $76,000 and $70,000, respectively.

          The Company has recorded long-term capital lease obligations for certain equipment leased under a $700,000 equipment line of credit. The cost of this equipment included in fixed assets was $350,732, $426,766 and $621,267 at December 31, 1997 and 1998 and June 30, 1999,
          respectively, with an associated accumulated amortization of $47,055, $145,539 and $205,380, respectively. The Company has an option to purchase all of the leased equipment for the fair market value of the equipment at the end of the lease. Interest expense was approximately $6,000, $27,000, $49,000, $20,000 and $28,000 for the years ended
          December 31, 1996, 1997, 1998 and for the six months ended June 30, 1998 and 1999, respectively.

          Borrowings are payable over a 24- to 42-month period and bear interest at 12.6%. Borrowings under the equipment line of credit are collateralized by the equipment acquired.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

       Future lease payments are as follows:

         1999                                               $180,991
         2000                                                179,291
         2001                                                176,584
         2002                                                 80,391
         2003                                                  1,347
                                                            --------

              Total minimum lease payment                    618,604

         Less--Amount representing interest                  146,419
                                                            --------
                Present value of minimum lease payments      472,185

         Less--Current portion                               127,062
                                                            --------

              Long-term obligation                          $345,123
                                                            ========

     (b)  Other

          The Company has entered into agreements under which it has committed to make certain royalty payments based on future sales and to pay yearly fees for licensing, consulting and research services. As of December 31, 1998, the future annual commitment for 1999 and 2000 is $100,000 and $50,000, respectively, in addition to royalty payments and certain other payments to be made upon the achievement of specific milestones.

(7)  Corporate Collaborations

     In October 1998, the Company and V.I. Technologies, Inc. (Vitex) entered into an option, development, manufacture and license agreement relating to the Company's proprietary Inactine technology. Upon execution of the agreement, the Company received a nonrefundable payment of $250,000 for granting Vitex the exclusive right to evaluate and consider licensing the technology. This payment was recorded as revenue in the accompanying statement of operations. In 1999, Vitex paid an additional option fee of $250,000. Vitex has until October 1999 to determine if they are going to license the technology.

     During 1998, the Company also received a nonrefundable payment of $75,000 from another Company to provide evaluation materials. This payment was recorded as revenue in the accompanying statement of operations. This agreement expired during 1998.

     During 1998, the Company also recorded revenue of $99,500 relating to a government research project grant.

     During 1999, the Company received a nonrefundable payment of $50,000 from another company to license the Company's proprietary Inactine technology.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

(8)  Employee Benefit Plan

     The Company instituted a 401(k) savings plan in 1997 pursuant to which employees may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code. Substantially all of the Company's employees are eligible to participate in this plan. Participants may contribute up to 15% of their annual compensation to the plan, subject to certain limitations. The Company matches a discretionary amount as determined by the Board of Directors. The Company contributed $0, $2,919, $8,704, $0 and $8,449 to this plan during the years ended December 31, 1996, 1997 and 1998, and during the six months ended June 30, 1998 and 1999, respectively.

(9)  Accrued Expenses

     Accrued expenses in the accompanying balance sheets consist of the following:

                                     December 31,        June 30,
                                  1997         1998        1999

           Compensation         $56,886     $179,700     $     -
           Other                 34,244       65,138      67,235
                                -------     --------     -------

                                $91,130     $244,838     $67,235
                                =======     ========     =======

(10) Spinoff of Pentose Development Corporation

     In April 1999, Pentose Development Corporation (PDC) was incorporated as a wholly owned subsidiary of the Company. In June 1999, the Company transferred its existing technology and know-how relating to its Paprine program to PDC. Subsequent to this transfer, the Company distributed the stock of PDC to its shareholders based on these respective ownership interests. There was no accounting relating to these transfers and the carrying value of the assets transferred was zero.

     In addition, the Company and PDC have entered into a services agreement whereby the Company will perform research and other services on behalf of PDC for a fee. During the six months ended June 30, 1999, the Company billed PDC approximately $70,000 for these services.

                         PENTOSE PHARMACEUTICALS, INC.
                         (A Development Stage Company)

                         Notes to Financial Statements
                (Including Data Applicable to Unaudited Periods)

                                  (Continued)

(8)  Employee Benefit Plan

     The Company instituted a 401(k) savings plan in 1997 pursuant to which employees may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code. Substantially all of the Company's employees are eligible to participate in this plan. Participants may contribute up to 15% of their annual compensation to the plan, subject to certain limitations. The Company matches a discretionary amount as determined by the Board of Directors. The Company contributed $0, $2,919, $8,704, $0 and $8,449 to this plan during the years ended December 31, 1996, 1997 and 1998, and during the six months ended June 30, 1998 and 1999, respectively.

(9)  Accrued Expenses

     Accrued expenses in the accompanying balance sheets consist of the following:

                                     December 31,        June 30,
                                  1997         1998        1999

           Compensation         $56,886     $179,700     $     -
           Other                 34,244       65,138      67,235
                                -------     --------     -------

                                $91,130     $244,838     $67,235
                                =======     ========     =======

(10) Spinoff of Pentose Development Corporation

     In April 1999, Pentose Development Corporation (PDC) was incorporated as a wholly owned subsidiary of the Company. In June 1999, the Company transferred its existing technology and know-how relating to its Paprine program to PDC. Subsequent to this transfer, the Company distributed the stock of PDC to its shareholders based on these respective ownership interests. There was no accounting relating to these transfers and the carrying value of the assets transferred was zero.

     In addition, the Company and PDC have entered into a services agreement whereby the Company will perform research and other services on behalf of PDC for a fee. During the six months ended June 30, 1999, the Company billed PDC approximately $70,000 for these services.

(11) Subsequent Event

     On September 3, 1999, a complaint was filed naming Pentose as a defendant in a legal action. The complaint named Edward I. Budowsky - a founder of, consultant to and stockholder of Pentose - as a co-defendant. The plaintiffs are an individual who entered into an Exclusive License Agreement dated as of August 1997 in which Pentose was granted a license to certain "Papirine" compounds (the "Licensor"), and his spouse. The complaint alleges, among other things, that (1) the Licensor's spouse holds rights to the Papirine technology which rights have not been licensed to Pentose, and (2) that the Licensor signed the 1997 Exclusive License Agreement and an agreement granting him certain rights to Pentose stock held by Dr. Budowsky in reliance on false representations by Pentose and Dr. Budowsky. Dr Budowsky had also previously licensed his interest in the Papirine technology to Pentose. The complaint seeks damages in an amount to be determined at trial, attorneys fees, treble damages under the Massachusetts statute, reformation of an agreement among Pentose, the Licensor and Dr. Budowsky granting the Licensor rights to Pentose stock and other relief. Pentose believes that the claims of the Licensor and his spouse are without merit and intends to defend this action vigorously. Pentose does not believe that this action will have a material adverse effect on Pentose's or the Surviving Corporation's financial condition or results of operations. Because this action is in the initial stage and discovery is just beginning, Pentose cannot assure that it will be successful in defending this lawsuit. PDC as agreed, subject to the negotiation and execution of definitive documents, to:

        . indemnify Pentose and, following the merger, Vitex, against any liabilities resulting from this lawsuit to the extent such liabilities exceed $100,000;

        . to maintain cash assets in an amount of not less than $1.5 million until September 1, 2000 to support its indemnification obligation; and

        . release any claims against Pentose in connection with the litigation or the transfer of Papirine technology.

                                                                         ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                 BY AND AMONG


                            V.I. TECHNOLOGIES, INC.


                                      AND


                   PENTOSE PHARMACEUTICALS, INC. ("PENTOSE")

                                      AND

                                    CERTAIN

                                 STOCKHOLDERS

                                      OF

                                    PENTOSE



                           Dated as of July 28, 1999

                               TABLE OF CONTENTS

ARTICLE I THE MERGER................................................................    2
     SECTION 1.01. THE MERGER.......................................................    2
     SECTION 1.02. EFFECTIVE TIME...................................................    2
     SECTION 1.03. EFFECT OF THE MERGER.............................................    2
     SECTION 1.04. CERTIFICATE OF INCORPORATION; BY-LAWS............................    2
     SECTION 1.05. DIRECTORS AND OFFICERS...........................................    3
     SECTION 1.06. EFFECT ON CAPITAL STOCK..........................................    3
     SECTION 1.07. EXCHANGE OF CERTIFICATES.........................................    4
     SECTION 1.08. STOCK TRANSFER BOOKS.............................................    5
     SECTION 1.09. NO FURTHER OWNERSHIP RIGHTS IN PENTOSE COMMON STOCK..............    5
     SECTION 1.10. LOST, STOLEN OR DESTROYED CERTIFICATES...........................    5
     SECTION 1.11. TAX CONSEQUENCES.................................................    6
     SECTION 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION.......................    6
     SECTION 1.13. MATERIAL ADVERSE EFFECT..........................................    6
     SECTION 1.14. DISSENTERS' RIGHTS...............................................    6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PENTOSE................................    6
     SECTION 2.01. ORGANIZATION OF PENTOSE..........................................    6
     SECTION 2.02. CAPITAL STRUCTURE................................................    7
     SECTION 2.03. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK........................    7
     SECTION 2.04. AUTHORITY........................................................    8
     SECTION 2.05. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW  NOT
                   APPLICABLE...                                                        9
     SECTION 2.06. PENTOSE FINANCIAL STATEMENTS.....................................    9
     SECTION 2.07. ABSENCE OF CERTAIN CHANGES OR EVENTS.............................    9
     SECTION 2.08. TAXES............................................................    9
     SECTION 2.09. INTELLECTUAL PROPERTY............................................   10
     SECTION 2.10. COMPLIANCE; PERMITS; RESTRICTIONS................................   11
     SECTION 2.11. LITIGATION.......................................................   11
     SECTION 2.12. BROKERS' AND FINDERS' FEES.......................................   11
     SECTION 2.13. EMPLOYEE BENEFIT PLANS...........................................   11
     SECTION 2.14. ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT........   12
     SECTION 2.15. ENVIRONMENTAL MATTERS............................................   12
     SECTION 2.16. LABOR MATTERS....................................................   13
     SECTION 2.17. AGREEMENTS, CONTRACTS AND COMMITMENTS............................   13
     SECTION 2.18. CHANGE OF CONTROL PAYMENTS.......................................   14
     SECTION 2.19. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS...............   14
     SECTION 2.20. BOARD APPROVAL...................................................   15
     SECTION 2.21. MINUTE BOOKS.....................................................   15
ARTICLE III REPRESENTATIONS AND WARRANTIES OF VITEX.................................   15
     SECTION 3.01. ORGANIZATION OF VITEX............................................   15
     SECTION 3.02. VITEX CAPITAL STRUCTURE..........................................   15
     SECTION 3.03. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK........................   16
     SECTION 3.04. AUTHORITY........................................................   16
     SECTION 3.05. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT
                   APPLICABLE....                                                      17
     SECTION 3.06. SEC FILINGS; VITEX FINANCIAL STATEMENTS..........................   17
     SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS.............................   18
     SECTION 3.08. BROKERS' AND FINDERS' FEES.......................................   18
     SECTION 3.09. BOARD APPROVAL...................................................   18
     SECTION 3.10. TAX MATTERS......................................................   18

     SECTION 3.11. INTELLECTUAL PROPERTY............................................   18
     SECTION 3.12. FULL DISCLOSURE..................................................   19
     SECTION 3.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS...............   19
ARTICLE IV CONDUCT OF BUSINESS PENDING THE MERGER...................................   20
     SECTION 4.01. CONDUCT OF BUSINESS BY PENTOSE...................................   20
     SECTION 4.02. NO SOLICITATION BY PENTOSE.......................................   22
     SECTION 4.03. CONDUCT OF BUSINESS BY VITEX.....................................   23
ARTICLE V ADDITIONAL AGREEMENTS.....................................................   24
     SECTION 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT;
                   OTHER.............                                                  24
     SECTION 5.02. MEETINGS OF STOCKHOLDERS.........................................   24
     SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY...........................   25
     SECTION 5.04. CONSENTS; APPROVALS..............................................   25
     SECTION 5.05. STOCK OPTIONS AND WARRANTS.......................................   26
     SECTION 5.06. PENTOSE AFFILIATE AGREEMENT......................................   26
     SECTION 5.07. LOCK-UP AGREEMENT................................................   26
     SECTION 5.08. INDEMNIFICATION BY SURVIVING CORPORATION AND INSURANCE...........   27
     SECTION 5.09. NOTIFICATION OF CERTAIN MATTERS..................................   28
     SECTION 5.10. FURTHER ACTION/TAX TREATMENT.....................................   28
     SECTION 5.11. PUBLIC ANNOUNCEMENTS.............................................   28
     SECTION 5.12. LISTING OF VITEX COMMON STOCK....................................   28
     SECTION 5.13. CONVEYANCE TAXES.................................................   28
     SECTION 5.14. ACCOUNTANTS' LETTERS.............................................   29
     SECTION 5.15. THIRD PARTY CONSENTS.............................................   29
     SECTION 5.16. TAX-FREE REORGANIZATION..........................................   29
     SECTION 5.17. BOARD OF DIRECTORS OF VITEX......................................   29
     SECTION 5.18. OFFICERS OF VITEX AND OPERATION OF PENTOSE BUSINESS..............   29
     SECTION 5.19. FORM S-8.........................................................   29
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.......................   30
     SECTION 6.01  TITLE; ABSENCE OF CERTAIN AGREEMENTS.............................   30
     SECTION 6.02  ORGANIZATION, GOOD STANDING AND POWER............................   30
     SECTION 6.03  AUTHORITY - GENERAL..............................................   30
     SECTION 6.04  BROKERS..........................................................   30
     SECTION 6.05  ACCURACY OF REPRESENTATIONS AND WARRANTIES OF PENTOSE............   31
ARTICLE VII CONDITIONS TO THE MERGER................................................   31
     SECTION 7.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER......   31
     SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF VITEX....................   32
     SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PENTOSE..................   33
ARTICLE VIII TERMINATION............................................................   34
     SECTION 8.01. TERMINATION......................................................   34
     SECTION 8.02. NOTICE OF TERMINATION; EFFECT OF TERMINATION.....................   35
     SECTION 8.03. FEES AND EXPENSES................................................   35
ARTICLE IX INDEMNIFICATION..........................................................   36
     SECTION 9.01  DEFINITIONS......................................................   36
     SECTION 9.02. INDEMNIFICATION GENERALLY........................................   37
     SECTION 9.03. LIMITATIONS ON INDEMNIFICATION...................................   37
     SECTION 9.04. ASSERTION OF CLAIMS..............................................   38
     SECTION 9.05. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS.........................   38
     SECTION 9.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................   39
ARTICLE X GENERAL PROVISIONS........................................................   39
     SECTION 10.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
                    AGREEMENTS..........                                               39
     SECTION 10.02. NOTICES.........................................................   39

     SECTION 10.03. CERTAIN DEFINITIONS.............................................   40
     SECTION 10.04. AMENDMENT.......................................................   41
     SECTION 10.05. WAIVER..........................................................   41
     SECTION 10.06. HEADINGS........................................................   41
     SECTION 10.07. SEVERABILITY....................................................   41
     SECTION 10.08. ENTIRE AGREEMENT................................................   41
     SECTION 10.09. ASSIGNMENT......................................................   41
     SECTION 10.10. PARTIES IN INTEREST.............................................   42
     SECTION 10.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE...........   42
     SECTION 10.12. GOVERNING LAW...................................................   42
     SECTION 10.13. COUNTERPARTS....................................................   42

SCHEDULES
---------

Schedule 1                  Certain Pentose Stockholders

Pentose Disclosure Schedule
     Section 2.02           List of outstanding options and warrants
     Section 2.04           List of material consents, waivers and approvals for authority
     Section 2.09           Pentose Intellectual Property rights
     Section 2.11           Notice of Litigation
     Section 2.17           Agreements, contracts and commitments
     Section 2.18           Change of control payments
     Article IV             Exceptions to restrictions on conduct of business
     Section 4.02           Exceptions to no solicitation by Pentose
     Section 5.06           Identification of "affiliates" of Pentose
Vitex Disclosure Schedule
     Section 3.04           List of material consents, waivers and approvals for authority
     Section 3.11           Vitex Intellectual Property rights
     Article IV             Exceptions to restrictions on conduct of business

EXHIBITS
--------


Exhibit A-1  Pentose Affiliate Agreement
Exhibit A-2  Pentose Shareholder Affiliate Agreement


                             Index of Defined Terms


Adopted Employee Stock Option Plan............................          5.05(a)

Affiliate.....................................................           9.1(a)

affiliates....................................................         10.03(a)

Agreement.....................................................         Preamble

Alternative Transaction.......................................          8.03(d)


Ampersand.......................................................           5.07

business combination............................................     2.05, 3.05

business day....................................................       10.03(b)

Certificate of Merger...........................................           1.02

Code............................................................       Recitals

Company Returns.................................................           2.08

Confidentiality Agreement.......................................        5.03(a)

consenting corporation..........................................           2.08

Delaware Law....................................................       Recitals

Effective Time..................................................           1.02

employee benefit plan...........................................        2.13(a)

Encumbrance.....................................................           6.01

ERISA Affiliate.................................................        2.13(a)

Event of Indemnification........................................         9.1(b)

Exchange Act....................................................        2.04(b)

Exchange Ratio..................................................        1.06(a)

Former Pentose Director.........................................           5.17

Former Vitex Directors..........................................           5.17

Fraud Claim.....................................................         9.1(b)

GAAP............................................................           2.06

Governmental Entity.............................................        2.04(b)

Hazardous Material..............................................        2.15(a)

Hazardous Material Activities...................................        2.15(b)

incentive stock option..........................................           2.08

Indemnified Parties.............................................        5.08(b)

Indemnified Persons.............................................         9.1(c)

Indemnifying Persons............................................         9.1(d)

Injunction......................................................        7.01(c)

ISO.............................................................        5.05(b)

Losses..........................................................         9.1(e)

Material Adverse Effect.........................................           1.13

Merger..........................................................       Recitals

Merger Consideration............................................        1.07(b)



Nasdaq...................................................               1.06(f)

Other Filings............................................                  5.01

person...................................................              10.03(c)

personal holding company.................................                  2.08

plan of reorganization...................................                  1.11

Proxy Statement..........................................                  2.19

Pentose..................................................              Preamble

Pentose Acquisition Proposal.............................                  4.02

Pentose Affiliate........................................                  5.06

Pentose Affiliate Agreement..............................                  5.06

Pentose Balance Sheet....................................                  2.06

Pentose Common Stock.....................................              Recitals

Pentose Contract.........................................              2.17 (l)

Pentose Disclosure Schedule..............................   Article II Preamble

Pentose Employee Plans...................................               2.13(a)

Pentose Environmental Permits............................               2.15(c)

Pentose Financials.......................................                  2.06

Pentose IP Rights........................................               2.09(a)

Pentose IP Rights Agreements.............................               2.09(b)

Pentose Option...........................................               5.05(a)

Pentose Permits..........................................               2.10(b)

Pentose Shareholder Agreement............................                  5.07

Pentose Stock Option Plan................................               1.06(c)

Pentose Stockholders' Meeting............................                  2.19

Registration Statement...................................               2.04(b)

SEC......................................................               2.04(b)

Securities Act...........................................               2.04(b)

Series A and Series B Preferred Stock....................              Recitals

Shares...................................................               1.06(a)

Stockholders.............................................              Preamble

subsidiary...............................................              10.03(d)

Survival Date............................................                   9.5

Surviving Corporation....................................               1.01(a)


Tax.....................................................                   2.08

Taxes...................................................                   2.08

Terminating Breach......................................                8.01(f)

Third Party.............................................                8.03(d)

Third Party Claim.......................................                    9.4

transferee..............................................                   2.08

Vitex...................................................               Preamble

Vitex Balance Sheet.....................................                3.06(b)

Vitex Common Stock......................................                1.06(a)

Vitex Disclosure Schedule...............................   Article III Preamble

Vitex Employee Stock Purchase Plan......................                   3.02

Vitex Financials........................................                3.06(b)

Vitex IP Rights.........................................                3.11(a)

Vitex IP Rights Agreements..............................                3.11(b)

Vitex SEC Reports.......................................                3.06(a)

Vitex Stock Option Plans................................                   3.02

Vitex Stockholders' Meeting.............................                   2.19

Warrants................................................                1.06(d)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, (the "Agreement") is made as of July 28, 1999, by and among V.I. Technologies, Inc., a Delaware corporation ("Vitex"), Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose") and the stockholders of Pentose listed on Schedule 1 hereto (the "Stockholders").


                                   RECITALS:

     WHEREAS, the Boards of Directors of Vitex and Pentose have each determined that it is advisable and in the best interests of their respective stockholders for Vitex to enter into a business combination with Pentose upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Vitex and Pentose have each approved the merger (the "Merger") of Pentose with and into Vitex in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), and upon the terms and subject to the conditions set forth herein;

     WHEREAS, pursuant to the Merger, each outstanding share of Pentose's common stock, $.00l par value per share (the "Pentose Common Stock"), on a fully converted basis, assuming conversion on a one-for-one basis of all issued and outstanding shares of Series A and Series B Convertible Preferred Stock, both $.001 par value per share ("Pentose Preferred Stock") shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

     WHEREAS, Vitex and Pentose intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code; and

     WHEREAS, Vitex, Pentose and the Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Vitex, Pentose and the Stockholders hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

SECTION 1.01.  THE MERGER.

     (a) Effective Time. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Pentose shall be merged with and into Vitex, the separate corporate existence of Pentose shall cease, and Vitex shall continue as the surviving corporation. Vitex as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The business of Vitex within the Surviving Corporation will be managed as set forth in Section 5.18 immediately after the Effective Time.

     (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
8.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, unless another date, time or place is agreed to in writing by the parties hereto.

SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").

SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Pentose shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Pentose shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

SECTION 1.04.  CERTIFICATE OF INCORPORATION; BY-LAWS.

     (a) Certificate of Incorporation. The Certificate of Incorporation of Vitex, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time to increase the number of authorized shares of capital stock of the Surviving Corporation.

     (b) By-Laws. The By-Laws of Vitex, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Vitex immediately prior to the Effective Time, together with Dr. Samuel K. Ackerman, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Vitex immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, except as otherwise provided in Section 5.18.

SECTION 1.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Vitex, Pentose or the holders of any of the following securities:

     (a) Conversion of Securities. Each share of Pentose Common Stock and of Pentose Preferred Stock (the "Shares") issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Section 1.06(e), into the right to receive a percentage of a share (the "Exchange Ratio") of validly issued, fully paid and nonassessable common stock of Vitex, $.0l par value per share ("Vitex Common Stock") equal to the quotient of (i) the number of shares as will equal thirty-four percent (34%) of the issued and outstanding shares of Vitex Common Stock as of the Effective Time (giving effect to the issuance of shares of such stock pursuant to this Section 1.06(a)) divided by (ii) the number of issued and outstanding Shares as of the Effective Time. For example, on the basis of the number of shares of Vitex Common Stock and Shares currently issued and outstanding the calculation of the Exchange Ratio would be as follows:

  Exchange Ratio =     x        = .5963
                  -------------
                    10,753,773
     where x  = .34  (12,447,791+ x)
     x = 6,413,176

     All calculations pursuant to this Agreement shall be rounded to the nearest one-ten thousandth (.0001)

     (b) Cancellation. Each Share held in the treasury of Pentose and each Share owned by Vitex or by any direct or indirect wholly owned subsidiary of Vitex immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

     (c) Stock Option Plan. All options to purchase Pentose Common Stock then outstanding under Pentose's 1996 Stock Option Plan (the "Pentose Stock Option Plan") shall be assumed by Vitex in accordance with Section 5.05.

     (d) Warrants. All warrants to purchase Pentose Common Stock (the "Warrants") then outstanding shall be assumed by Vitex in accordance with
Section 5.05.

     (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Vitex Common Stock or Pentose Common Stock), reorganization, recapitalization or other like change with respect to Vitex Common Stock or Pentose Common Stock occurring after the date hereof and prior to the Effective Time.

     (f) Fractional Shares. No fraction of a share of Vitex Common Stock will be issued, but in lieu thereof each holder of Pentose Common Stock who would otherwise be entitled to a fraction of a share of Vitex Common Stock (after aggregating all fractional shares of Vitex Common Stock to be received by such holder) shall receive from Vitex an amount of cash (rounded up to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Vitex Common Stock for the ten (10) most recent days that Vitex Common Stock has traded ending on the second trading day immediately prior to the Effective Time, as reported on the Nasdaq Stock Market ("Nasdaq") as reported in the Wall Street Journal.

SECTION 1.07.  EXCHANGE OF CERTIFICATES.

     (a) Certificates. Vitex shall supply, or shall cause to be supplied, to or for the account of the holders of the Shares, for exchange in accordance with this Section 1.07, certificates evidencing the Vitex Common Stock issuable pursuant to Section 1.06 in exchange for outstanding Shares.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Vitex will have certificates available for exchange as set forth in Section (a) hereof. Upon surrender of a certificate representing Shares (a "Certificate") for cancellation to Vitex, together with a letter of transmittal in the form provided by Vitex, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Vitex Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional shares of Vitex Common Stock to which such holder is entitled pursuant to Section 1.06(f) (the Vitex Common Stock, dividends, distributions and cash described in this clause (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of Pentose as of the Effective Time, Vitex Common Stock and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to Vitex, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Vitex Common Stock into which such Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06.

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to Vitex Common Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Vitex Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Vitex Common Stock.

     (d) Transfers of Ownership. If any certificate for shares of Vitex Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed, signature guaranteed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Vitex or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Vitex Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Vitex or any agent designated by it that such tax has been paid or is not payable.

     (e) No Liability. Notwithstanding anything to the contrary in this Section 1.07, neither Vitex nor Pentose shall be liable to any holder of Pentose Common Stock or Vitex Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Pentose shall be closed, and there shall be no further registration of transfers of Pentose Common Stock thereafter on the records of Pentose.

SECTION 1.09. NO FURTHER OWNERSHIP RIGHTS IN PENTOSE COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

SECTION 1.10. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, Vitex shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Vitex Common Stock as may be required pursuant to Section 1.06; provided, however, that Vitex may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Vitex or with respect to the Certificates alleged to have been lost, stolen or destroyed.

SECTION 1.11. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

SECTION 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Vitex and Pentose in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Pentose, the officers and directors of Pentose are fully authorized in the name of the corporation or otherwise to take, and will take, all such lawful and necessary action.

SECTION 1.13. MATERIAL ADVERSE EFFECT. When used in this Agreement with respect to Pentose, or Vitex, as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Pentose or Vitex, as the case may be.

SECTION 1.14. DISSENTERS' RIGHTS. Any Shares held by persons who have not voted in favor of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights under Delaware Law ("Dissenting Shares") shall not be converted into Vitex Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Pentose agrees that, except with the prior written consent of Vitex, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for Shares shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Vitex shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing Shares of the Merger Consideration to which such shareholder would otherwise be entitled under this Article I.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PENTOSE

     Pentose hereby represents and warrants to Vitex that, except as set forth in the written disclosure schedule delivered by Pentose to Vitex (the "Pentose Disclosure Schedule") or pursuant to transactions and agreements contemplated hereby:

SECTION 2.01. ORGANIZATION OF PENTOSE. Pentose is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in the Commonwealth of Massachusetts. Pentose's only corporate offices are located in the Commonwealth of Massachusetts. Pentose has no subsidiaries. Pentose has delivered or made available a true and correct copy of the Certificate of Incorporation and By-laws of Pentose, each as amended to date, to counsel for Vitex.

SECTION 2.02. CAPITAL STRUCTURE. The authorized capital stock of Pentose consists of 12,000,000 shares of Common Stock, par value $.0l per share, of which there are 3,896,870 issued and outstanding as of the date hereof and 8,000,000 shares of Preferred Stock, par value $.001 per share, of which 4,500,000 shares of Series A Convertible Preferred Stock, par value $.001 per share, and 2,356,903 shares of Series B Convertible Preferred Stock, par value $.001 per share (collectively, the "Pentose Preferred Stock"), are issued and outstanding as of such date. All outstanding shares of Pentose capital stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or By-laws of Pentose or any agreement or document to which Pentose is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. As of the date hereof, Pentose had reserved an aggregate of 1,000,000 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Pentose Stock Option Plan, under which options were outstanding for an aggregate of 975,828 shares. As of the date hereof Pentose has reserved 53,366 shares for issuance to holders of warrants upon exercise of such warrants. All shares of Pentose Common Stock subject to issuance as aforesaid, including shares of Pentose Common Stock issuable upon the conversion of shares of the Pentose Preferred Stock, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.02 of the Pentose Disclosure Schedule lists each outstanding option and warrant to acquire shares of Pentose Common Stock, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date, the vesting schedule and termination date of such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. Each share of Pentose Preferred Stock is convertible into Pentose Common Stock on a one share for one share basis.

SECTION 2.03. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 2.02 and except for the convertibility of the Pentose Preferred Stock into Pentose Common Stock, there are no equity securities of any class of Pentose, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.03 of the Pentose Disclosure Schedule, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Pentose is a party or by which it is bound obligating Pentose to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Pentose or obligating Pentose to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 2.02, there are no registration rights and, to the knowledge of Pentose, there are no voting trusts, proxies or other agreements or understanding with respect to any equity security of any class of Pentose.

SECTION 2.04.  AUTHORITY.

     (a) Pentose has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pentose, subject only to the approval of this Agreement by Pentose's stockholders as described in Section 5.02 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Pentose Common Stock and Pentose Preferred Stock, voting together on an as-converted basis, is required for Pentose's stockholders to approve this Agreement. In addition, the consent of the holders of 51% of the Pentose Preferred Stock is required in accordance with Section 2.04 of the Pentose Disclosure Schedule. This Agreement has been duly executed and delivered by Pentose and, assuming the due authorization, execution and delivery by Vitex, constitutes the valid and binding obligation of Pentose, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the performance of this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Pentose, (ii) subject to obtaining the approval of Pentose's stockholders of the Merger as contemplated in Section 5.02 and compliance with the requirements set forth in Section 2.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Pentose or by which its properties is bound or affected, or (iii) subject to obtaining the consents set forth in Section 2.04 of the Pentose Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Pentose's rights or alter the rights of obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Pentose pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Pentose is a party or by which Pentose or its properties are bound or affected. Section 2.04 of the Pentose Disclosure Schedule lists all material consents, waivers and approvals under any of Pentose's agreements, contracts, license or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Pentose in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"),
(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement (as defined in Section 2.19) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Pentose or Vitex or have a material adverse effect on the ability of the parties to consummate the Merger.

SECTION 2.05. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT APPLICABLE. The restrictions contained in Section 2.03 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section
203) do not apply to the execution, delivery or performance of this Agreement by Pentose or to the consummation by Pentose of the Merger or the other transactions contemplated by this Agreement.

SECTION 2.06. PENTOSE FINANCIAL STATEMENTS. The audited consolidated financial statements (including any related notes thereto) representing the financial condition of Pentose as of December 31, 1998 and the unaudited financial statements (including the notes thereto) representing the financial condition of Pentose as of March 31, 1999 (the "Pentose Financials"), (including any related notes thereto), were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Pentose as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements
(i) were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount, and (ii) do not include footnotes required by GAAP. The balance sheet of Pentose as of December 31, 1998 is hereinafter referred to as the "Pentose Balance Sheet." Except as disclosed in the Pentose Financials, Pentose does not have any liabilities (absolute, accrued, contingent or otherwise) as of the date hereof, of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Pentose taken as a whole, except liabilities (i) provided for in the Pentose Balance Sheet, or (ii) incurred since the date of the Pentose Balance Sheet in the ordinary course of business consistent with past practices.

SECTION 2.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Pentose Balance Sheet through the date of this Agreement and except as set forth in Schedule 2.07, there has not been: (i) any Material Adverse Effect on Pentose, (ii) any material change by Pentose in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(iii) any revaluation or disposition by Pentose of any of its assets having a Material Adverse Effect on Pentose, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

SECTION 2.08. TAXES. Pentose and each other corporation (if any) included in any consolidated or combined tax return in which Pentose has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon due; (ii) have paid and shall timely pay all Taxes of Pentose (or such other corporation) required to have been paid by Pentose (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete at the time of filing. All Taxes of Pentose attributable to all taxable periods ending on or before the Closing Date to the extent not required to have been previously paid, have been adequately provided for on the Pentose Financials and Pentose will not accrue a Tax Liability from the date of the Pentose Financials up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business. Pentose has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to Pentose that are still in effect. Except as contested in good faith, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Pentose Financials (as appropriate) and Pentose has received no notification that any proposed additional Taxes have been asserted. Pentose (i) has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and (ii) is not a "personal holding company" within the meaning of Section 542 of the Code and (iii) has not been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Pentose has not agreed to, nor to the best of its knowledge is it required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Pentose will not incur a Tax liability resulting from Pentose ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. Each granted option that was designated as an "incentive stock option" on the applicable books and records of Pentose qualified as an "incentive stock option" within the meaning of the Section 422 of the Code on the date in which such option was granted. As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

SECTION 2.09.  INTELLECTUAL PROPERTY.

     (a) Pentose owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted, which intellectual property is listed on Section 2.09 of the Pentose Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the "Pentose IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Pentose.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Pentose IP Rights (the "Pentose IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Pentose IP Rights or impair the right of Pentose or the Surviving Corporation to use, sell or license any Pentose IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Pentose.

     (c) Except as set forth in Section 2.09 of the Pentose Disclosure Schedule
(i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Pentose violates any license or agreement between Pentose and any third party or, infringes any intellectual property right of any other party; (ii) to the knowledge of Pentose, no third party is materially infringing upon, or violating any license or agreement with Pentose relating to any Pentose IP Rights; and
(iii) to the knowledge of Pentose there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Pentose IP Rights, nor has Pentose received any written notice asserting that any Pentose IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

     (d) Pentose has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Pentose IP Rights.

SECTION 2.10.  COMPLIANCE; PERMITS; RESTRICTIONS.

     (a) Pentose is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Pentose or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Pentose is a party or by which Pentose or its properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Pentose. No investigation or review by any governmental or regulatory body or authority is pending or threatened against Pentose, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

     (b) Pentose holds all material permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary to the operation of the business of Pentose taken as a whole (collectively, the "Pentose Permits"). Pentose and its subsidiaries are in compliance with the terms of the Pentose Permits, except where the failure to so comply would not have a Material Adverse Effect on Pentose.

SECTION 2.11. LITIGATION. Except as set forth in Section 2.11 of the Pentose Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Pentose has received any notice of assertion nor, is there a threatened action, suit, proceeding, claim arbitration or investigation against Pentose.

SECTION 2.12. BROKERS' AND FINDERS' FEES. Pentose has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 2.13.  EMPLOYEE BENEFIT PLANS.

     (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or contributed to by Pentose or any trade or business (an "ERISA Affiliate") which is under common control with Pentose within the meaning of Section 414 of the Code (the "Pentose Employee Plans"), Pentose has made available to Vitex a true and complete copy of, to the extent applicable,

(i) such Pentose Employee Plan, (ii) the most recent annual report (Form 5500),
(iii) each trust agreement related to such Pentose Employee Plan, (iv) the most recent summary plan description for each Pentose Employee Plan for which such description is required, (v) the most recent actuarial report relating to any Pentose Employee Plan subject to Title IV of ERISA and (vi) the most recent United States Internal Revenue Service ("IRS") determination letter issued with respect to any Pentose Employee Plan.

     (b) Each Pentose Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Pentose Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Pentose Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Pentose nor any ERISA Affiliate of Pentose has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with the termination of any plan covered or previously covered by Title IV of ERISA. No Pentose Employee Plan is a Multiemployer Plan as defined in Section 3(37) of ERISA.

     (c) With respect to the employees and former employees of Pentose, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code or other laws. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(l) of the Code.

SECTION 2.14.  ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

     Pentose has good and valid title to, or, in the case of leased properties and assets, valid leasehold interest in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Pentose Financials and except for liens for taxes not yet due and payable.

SECTION 2.15.  ENVIRONMENTAL MATTERS.

     (a) Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies and any such materials held as allowed in subsection (b) hereof, are present, as a result of the deliberate actions of Pentose, or, to Pentose's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Pentose has at any time owned, operated, occupied or leased.

     (b) Hazardous Material Activities. Pentose has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has Pentose disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Material Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits. Pentose currently holds all environmental approvals, permits, licenses, clearances and consents (the "Pentose Environmental Permits") necessary for the conduct of Pentose's Hazardous Material Activities and other businesses of Pentose as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Pentose.

     (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, threatened concerning any Pentose Environmental Permit, Hazardous Material or any Hazardous Material Activity of Pentose. Pentose is not aware of any fact or circumstance which could involve Pentose in any environmental litigation or impose upon Pentose any environmental liability.

SECTION 2.16. LABOR MATTERS. There are no activities or proceedings of any labor union to organize any employees of Pentose and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Pentose. Pentose is and has been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA (as defined below), WARN or any similar state or local law).

SECTION 2.17.  AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth in
Section 2.17 of the Pentose Disclosure Schedule, Pentose is not a party to or is bound by:

     (a) any collective bargaining agreements;

     (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

     (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Pentose on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Pentose's ability to terminate employees at will;

     (d) any benefit or compensation agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan;

     (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Pentose and any of its officers or directors;

     (f) any agreement, contract or commitment containing any covenant limiting the freedom of Pentose to engage in any line of business or compete with any person;

     (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

     (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

     (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

     (j) any joint marketing or development agreement;

     (k) any distribution agreement (identifying any that contain exclusivity provisions); or

     (l) any other agreement, contract or commitment (including real and personal property leases) which involve payment by Pentose under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     Neither Pentose, nor to Pentose's knowledge any other party to a Pentose Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Pentose is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "Pentose Contract") in such manner as would permit any other party to cancel or terminate any such Pentose Contract, or would permit any other party to seek damages.

SECTION 2.18. CHANGE OF CONTROL PAYMENTS. Section 2.18 of the Pentose Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Pentose as a result of or in connection with the Merger.

SECTION 2.19. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The written information supplied by Pentose for inclusion in the Registration Statement (as defined in Section 2.04(b)) shall not at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Pentose Financials to be supplied by Pentose for inclusion in the Registration Statement will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto. The written information supplied by Pentose for inclusion in the proxy statement/prospectus to be sent to the stockholders of Pentose and the stockholders of Vitex and in connection with the vote of Pentose's stockholders to consider the approval of this Agreement (the "Pentose Stockholders' Meeting") and in connection with the meeting of Vitex's stockholders to consider the approval of this Agreement and the issuance of shares of Vitex Common Stock pursuant to the terms of the Merger (the "Vitex Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Vitex's stockholders, and at the time of the Vitex Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Vitex Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Pentose or any of its affiliates, officers or directors should be discovered by Pentose which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Pentose shall promptly inform Vitex. Notwithstanding the foregoing, Pentose makes no representation or warranty with respect to any information supplied by Vitex which is contained in any of the foregoing documents.

SECTION 2.20. BOARD APPROVAL. The Board of Directors of Pentose has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Pentose and its stockholders, and (ii) to recommend that the stockholders of Pentose approve this Agreement.

SECTION 2.21. MINUTES BOOKS. The minute books of Pentose and its subsidiaries made available to counsel for Vitex are the only minute books of Pentose and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Pentose.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF VITEX

     Vitex hereby represents and warrants to Pentose that except as set forth in the written disclosure schedule delivered by Vitex to Pentose (the "Vitex Disclosure Schedule") or pursuant to transactions and agreements contemplated hereby:

SECTION 3.01. ORGANIZATION OF VITEX. Vitex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in New York. Vitex has no subsidiaries. Vitex's only offices are located in New York. Vitex has delivered or made available a true and correct copy of the Certificate of Incorporation and By-laws of Vitex, each as amended to date, to counsel for Pentose.

SECTION 3.02. VITEX CAPITAL STRUCTURE. The authorized capital stock of Vitex consists of 29,000,000 shares of Common Stock, par value $.0l per share, of which there were 12,447,791 shares issued and outstanding as of July 2, 1999 and 1,000,000 shares of Preferred Stock, par value $.0l per share, of which no shares are issued or outstanding. All outstanding shares of the Common Stock of Vitex are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or By-laws of Vitex or any agreement or document to which Vitex is a party or by which it is bound. As of July 3, 1999 Vitex had reserved an aggregate of 2,248,737 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Vitex Amended and Restated 1998 Equity Incentive Plan, and 1998 Amended Director Stock Option Plan, (collectively, the "Vitex Stock Option Plans"), under which options are outstanding for 1,841,530 shares. All shares of the Common Stock of Vitex subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. As of July 3, 1999, there were 29 participants in Vitex's 1998 Employee Stock Purchase Plan (the "Vitex Employee Stock Purchase Plan").

SECTION 3.03. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 3.02, there are no equity securities of any class of Vitex, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Vitex owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Vitex, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.02, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements or any character to which Vitex or any of its subsidiaries is a party or by which it is bound obligating Vitex or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Vitex or obligating Vitex to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Vitex there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Vitex.

SECTION 3.04.  AUTHORITY.

     (a) Vitex has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Vitex, subject only to the approval of the Merger by the holders of at least two-thirds of the outstanding shares of Vitex's Common Stock as contemplated in Section 5.02 and to the approval by the holders of a majority of the outstanding shares of Vitex's Common Stock of certain related matters as contemplated in Section 5.02 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Vitex and, assuming the due authorization, execution and delivery of this Agreement by Pentose, this Agreement constitutes the valid and binding obligation of Vitex, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Vitex does not, and the performance of this Agreement by Vitex will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Vitex or the equivalent organizational documents of any of its other subsidiaries, (ii) to the best knowledge of Vitex, subject to obtaining the approval of the Merger by Vitex's stockholders as contemplated in
Section 5.02 and compliance with the requirements set forth in Section 3.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Vitex or by which its properties are bound or affected, or
(iii) subject to obtaining the consents set forth in Section 3.04 of the Vitex Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Vitex's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Vitex pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Vitex is a party or by which Vitex or its properties are bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Vitex. Section 3.04 of the Vitex Disclosure Schedule lists all material consents, waivers and approvals under any of Vitex' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Vitex in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the Vitex Common Stock on Nasdaq,
(vi) the filing of an amendment to Vitex's Certificate of Incorporation with the Secretary of State of the State of Delaware, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Pentose or Vitex or have a Material Adverse Effect on the ability of the parties to consummate the Merger.

SECTION 3.05. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT APPLICABLE. The restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section
203) do not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

SECTION 3.06.  SEC FILINGS; VITEX FINANCIAL STATEMENTS.

     (a) Vitex has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has made available to Pentose such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Vitex may file subsequent to the date hereof) are referred to herein as the "Vitex SEC Reports." As of their respective dates, the Vitex SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Vitex SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The audited consolidated financial statements (including, any related notes thereto) contained in the Vitex SEC Reports or delivered to Pentose representing the financial condition of Vitex as of January 2, 1999 and the unaudited financial statements (including the notes thereto) representing the financial condition of Vitex as of April 3, 1999 (the "Vitex Financials"), (x) complied with the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form l0-Q under the Exchange Act) and (z) fairly presented the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Vitex as of January 2, 1999 is hereinafter referred to as the "Vitex Balance Sheet." Except as disclosed in the Vitex Financials, Vitex has no liabilities as of the date hereof (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Vitex except liabilities (i) provided for in the Vitex Balance Sheet, or (ii) incurred since the date of the Vitex Balance Sheet in the ordinary course of business consistent with past practices.

SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Vitex Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Vitex, (ii) any material change by Vitex in its accounting methods, principles or practices, except as required by concurring changes in GAAP, or (iii) any revaluation or disposition by Vitex of any of its assets having a Material Adverse Effect on Vitex.

SECTION 3.08. BROKERS' AND FINDERS' FEES. Vitex has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 3.09. BOARD APPROVAL. The Board of Directors of Vitex has, as of the date of this Agreement, determined to recommend that the Stockholders of Vitex approve this Agreement and the issuance of the Vitex Common Stock in the Merger.

SECTION 3.10. TAX MATTERS. Vitex has no plan or intention to (a) reacquire any of the Vitex Common Stock issued in the Merger or (b) sell or otherwise dispose of any of the assets of Pentose acquired in the Merger, except for dispositions made in the ordinary course of business or transfers to subsidiaries described in Section 368(a)(2)(C) of the Code.

SECTION 3.11.  INTELLECTUAL PROPERTY.

     (a) Vitex has the right to use and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted as set forth on the Vitex Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the "Vitex IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Vitex.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Vitex IP Rights (the "Vitex IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Vitex IP Rights or impair the right of Vitex or the Surviving Corporation to use, sell or license any Vitex IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Vitex.

     (c) Except as set forth in Section 3.11 of the Vitex Disclosure Schedule
(i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Vitex violates any license or agreement between Vitex and any third party or, infringes any intellectual property right of any other party; (ii) to the knowledge of Vitex, no third party is materially infringing upon, or violating any license or agreement with Vitex relating to any Vitex IP Rights and (iii) to the knowledge of Vitex there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Vitex IP Rights, nor has Vitex received any written notice asserting that any Vitex IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

     (d) Vitex has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Vitex IP rights.

SECTION 3.12. FULL DISCLOSURE. The representation and warranties of Vitex in this Agreement, taken together with the Vitex SEC Reports, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading.

SECTION 3.13. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The Registration Statement (as defined in Section 2.04(b)) shall not at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Registration Statement shall, as of the time it becomes effective under the Securities Act be prepared in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder applicable thereto. The information in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Pentose's stockholders, and at the time of the Pentose Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Pentose Stockholders' Meeting which as become false or misleading. The Proxy Statement will comply as to form in all material respect with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Vitex or any of its affiliates, officers or directors should be discovered by Vitex which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Vitex shall promptly inform Pentose, and Vitex shall promptly commence preparation of such amendment or supplement in accordance with Section 5.01. Notwithstanding the foregoing, Vitex makes no representation or warranty with respect to any information supplied by Pentose which is contained in any of the foregoing documents.

                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 4.01. CONDUCT OF BUSINESS BY PENTOSE. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Pentose agrees, except
(i) as provided in Section 4.01 of the Pentose Disclosure Schedule, or (ii) to the extent that Vitex otherwise consents in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Pentose agrees to confer with Vitex, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except as provided in Article IV of the Pentose Disclosure Schedule, without the prior written consent of Vitex, Pentose shall not do any of the following:

     (a) amend or otherwise change its Certificate of Incorporation or By-Laws;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of shares of common stock issuable pursuant to the exercise of employee stock options under the Pentose Employee Stock Option Plan or the Warrants, which options, warrants or rights are outstanding on the date hereof).

     (c) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

     (d) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Pentose Employee Plans (including the Pentose Stock Option Plan) or the Warrants or authorize cash payments in exchange for any options granted under any of such plans;

     (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(iii) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing;

     (f) sell, transfer, license, sublicense or otherwise dispose of any Pentose IP Rights, or amend or modify any existing agreements with respect to any Pentose IP Rights, or Pentose IP Rights Agreements;

     (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract, lease or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000, taken as a whole (except pursuant to a capital expenditures budget approved in writing by both parties); or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(g);

     (h) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees who are not officers in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee, or establish, adopt, enter into or amend any Pentose Employee Plan;

     (i) take any action, other than as required by GAAP, to change accounting policies or procedures;

     (j) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any tax, except to the extent the amount of any such settlement has been reserved for on its most recent Pentose Financials;

     (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Pentose, or incurred in the ordinary course of business and consistent with past practice;

     (l) except as may be required by law, take any action to terminate or amend any of its Employee Plans other than in connection with the Merger;

     (m) enter into any material partnership arrangements, joint development agreements or strategic alliances;

     (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (m) above, or any action which would make any of the representations or warranties of Pentose, contained in this Agreement untrue or incorrect or prevent Pentose from performing or cause Pentose not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     If Pentose wishes to obtain the consent of Vitex to take actions for which prior consent is required pursuant to this Section 4.01, it shall request such consent in writing by telecopy to the attention of the Chief Executive Officer and the Chief Financial Officer of Vitex. A consent signed by either such officer shall be deemed sufficient for purposes hereof. In addition, if Vitex receives such a request but does not respond in writing (which may include an e-mailed response) to such request within 3 business days after the date the request is telecopied, Vitex shall be deemed to have consented to the requested action for all purposes of this Agreement.

SECTION 4.02.  NO SOLICITATION BY PENTOSE.

          (i) Except as set forth in Section 4.02 of the Pentose Disclosure Schedule, without the prior written consent of Vitex, Pentose shall not, directly or indirectly, through any officer, director, employee, representative or agent of Pentose, solicit, or encourage or have negotiations with respect to (including by way of furnishing information) the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Pentose (any of the foregoing inquiries or proposals being referred to herein as a "Pentose Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Pentose from referring any third party to this Section 4.02. Nothing contained in this Section
     4.02 or any other provision of this Agreement shall prevent the Board of Directors of Pentose from taking any of the foregoing actions if the Board of Directors of Pentose determines in good faith that such action is necessary in order to exercise its fiduciary duties (after receiving a written opinion of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties).

          (ii) Pentose shall immediately notify Vitex after receipt of any Pentose Acquisition Proposal or any request for nonpublic information relating to Pentose in connection with a Pentose Acquisition Proposal or for access to the properties, books or records of Pentose by any person or entity that informs the Board of Directors of Pentose that it is considering making, or has made, an Acquisition Proposal. Such notice to Vitex shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (iii) Pentose shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Vitex) conducted heretofore with respect to any of the foregoing. Pentose agrees not to release any third party from any confidentiality or standstill agreement relating to a Pentose Acquisition Proposal to which Pentose is a party.

          (iv) Pentose shall ensure that the officers, directors and employees of Pentose and any investment banker or other advisor or representative retained by Pentose are aware of the restrictions described in this Section, and shall be responsible for any breach of this Section 4.02 by such bankers, advisors and representatives.

SECTION 4.03. CONDUCT OF BUSINESS BY VITEX. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Vitex agrees, except (i) as provided in Article IV of the Vitex Disclosure Schedule, or (ii) to the extent that Pentose otherwise consents in writing, to carry on its business diligently and in accordance with good commercial practice. In furtherance of the foregoing and subject to applicable law, Vitex agrees to notify Pentose, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except as provided in Article IV of the Pentose Disclosure Schedule, without the prior written consent of Pentose, Vitex shall not do any of the following:

     (a) amend or otherwise change its Certificate of Incorporation or By-Laws;
or

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of options or shares of common stock issuable pursuant to the exercise of employee stock options under the Vitex Employee Stock Option Plans or pursuant to the Vitex Employee Stock Purchase Plan provided that the Vitex Board may grant rights under the Vitex Employee Stock Purchase Plan for subsequent offering periods consistent with past practice.)

     (c) (i) declare, set aside, make or pay any dividend or other distribution (whether in case, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(iii) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing.

     (d) sell, transfer, license, sublicense or otherwise dispose of any Vitex IP Rights, or amend or modify any existing agreements with respect to any Vitex IP Rights, or Vitex IP Rights Agreement.

     (e) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.03(a), (b), (c) or (d), or any action which would make any of the representations or warranties of Vitex contained in this Agreement untrue or incorrect or prevent Vitex from performing or cause Vitex not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     If Vitex wishes to obtain the consent of Pentose to take actions for which prior consent is required pursuant to this Section 4.03, it shall request such consent in writing by telecopy to the attention of the Chief Executive Officer of Pentose. A consent signed by such officer shall be deemed sufficient for purposes hereof. In addition, if Pentose receives such a request but does not respond in writing (which may include an e-mailed response) to such request within 3 business days after the date the request is telecopied, Pentose shall be deemed to have consented to the requested action for all purposes of this Agreement.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

SECTION 5.01.  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER.

As promptly as practicable after the execution of this Agreement, Vitex will prepare and file with the SEC, the Proxy Statement and Vitex will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Vitex will respond to any comments of the SEC and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. Pentose will cooperate with all reasonable requests of Vitex in connection with the preparation, filing and response to comments on the Registration Statement and Proxy Statement. As promptly as practicable after the execution of this Agreement, Pentose and Vitex will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Vitex will notify Pentose promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply Pentose with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Pentose or Vitex, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Pentose and Vitex, such amendment or supplement. Management and the Board of Directors of Pentose shall recommend to its shareholders approval of this Agreement and the transactions contemplated hereby, together with any matters incident thereto, and shall oppose any third party proposal or other action that is inconsistent with this Agreement or the consummation of the transactions contemplated hereby, unless the Board of Directors of Pentose, following receipt of written advice of Pentose's outside legal counsel, reasonably determines that such recommendation or opposition, as the case may be, could constitute a breach of the exercise of its fiduciary duty. Subject to the foregoing, the Proxy Statement will include the recommendation of the Board of Directors of Pentose for the approval of this Agreement and the Merger. Management and the Board of Directors of Vitex shall recommend to its shareholders approval of this Agreement and the transactions contemplated hereby unless the Board of Directors of Vitex, following receipt of written advice of Vitex's outside legal counsel, reasonably determines that such recommendation could constitute a breach of the exercise of its fiduciary duty. Subject to the foregoing, the Proxy Statement will include the recommendation of the Board of Directors of Vitex for the approval of this Agreement and the Merger.

SECTION 5.02. MEETINGS OF STOCKHOLDERS. Promptly after the date hereof, Pentose will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to obtain a consent of stockholders, or to convene the Pentose Stockholders' Meeting to be held as promptly as practicable, and in any event within 30 days after the declaration of effectiveness of the Registration Statement and delivery of the Prospectus contained therein to the Stockholders, for the purpose of (i) voting upon this Agreement and (ii) obtaining the election by the holders of a majority of the outstanding shares of Pentose Preferred Stock not to treat the merger contemplated hereby as a liquidation, dissolution or winding up of Pentose under Section (B)(2)(c) of Article Fourth of Pentose's Certificate of Incorporation. Promptly after the date hereof, Vitex will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Vitex Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of (i) voting upon this Agreement, (ii) the issuance of shares of Vitex Common Stock by virtue of the Merger, (iii) the increase in the number of shares of Vitex Common Stock subject to the Vitex Amended and Restated 1998 Incentive Plan and (iv) the increase in the number of authorized shares of capital stock. Vitex and Pentose will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the foregoing proposals and to take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law to obtain such approvals, except to the extent that the Board of Directors of such party determines that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

SECTION 5.03.  ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, Pentose and Vitex shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Pentose and Vitex each shall (and Pentose shall cause its subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality and standstill agreement (the "Confidentiality Agreement") between Vitex and Pentose.

     (b) Pentose shall provide to Vitex promptly as available its audited financial statements for the fiscal year ended December 31, 1998 and its unaudited financial statements for the quarter ended June 30, 1999.

     (c) Vitex shall provide to Pentose promptly as available a draft of its Form 10-Q for the quarter ended July 3, 1999.

SECTION 5.04. CONSENTS; APPROVALS. Pentose and Vitex shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and Pentose and Vitex shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Pentose and Vitex and the consummation by them of the transactions contemplated hereby. Pentose and Vitex shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement.

SECTION 5.05.  STOCK OPTIONS AND WARRANTS.

     (a) At the Effective Time, Pentose's obligations with respect to each outstanding option or warrant to purchase Shares of Pentose Common Stock (each, a "Pentose Option") under the Pentose Stock Option Plan or pursuant to the Warrants whether vested or unvested, will be assumed by Vitex. Each Pentose Option so assumed by Vitex under this Agreement shall continue to have, and be subject to, substantially the same terms and conditions set forth in the Pentose Stock Option Plan (which shall be adopted upon substantially the same terms and conditions by Vitex) (the "Adopted Employee Stock Option Plan") and the agreement or Warrant pursuant to which such Pentose Option was issued as in effect immediately prior to the Effective Time, except that (i) such Pentose Option will be exercisable for that number of Shares of Vitex Common Stock equal to the product of the number of Shares of Pentose Common Stock that were purchasable, including those not yet vested, under such Pentose Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of Shares of Vitex Common Stock, and (ii) the per share exercise price for the shares of Vitex Common Stock issuable upon exercise of such assumed Pentose Option will be equal to the quotient determined by dividing the exercise price per share of Pentose Common Stock at which such Pentose Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

     (b) It is the intention of the parties that Pentose Options assumed by Vitex qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent such Pentose Options qualified as ISO's prior to the Effective Time.

     (c) After the Effective Time, Vitex will issue to each holder of an outstanding Pentose Option a document evidencing the foregoing assumption by Vitex.

     (d) Vitex will reserve sufficient shares of Vitex Common Stock for issuance under this Section 5.05 hereof.

SECTION 5.06. PENTOSE AFFILIATE AGREEMENT. Set forth in Section 5.06 of the Pentose Disclosure Schedule is a list of those persons who may be deemed to be, in Pentose's reasonable judgment, affiliates of Pentose within the meaning of Rule 145 promulgated under the Securities Act (a "Pentose Affiliate"). Pentose will provide Vitex with such information and documents as Vitex reasonably requests for purposes of reviewing such list. Pentose will use its best efforts to deliver or cause to be delivered to Vitex prior to the Closing Date from each Pentose Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit A-1 (the "Pentose Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Vitex will be entitled to place appropriate legends on the certificate evidencing any Vitex Common Stock to be received by a Pentose Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Vitex Common Stock, consistent with the terms of the Pentose Affiliate Agreement.

SECTION 5.07. LOCK-UP AGREEMENT. Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund

Limited Partnership (collectively "Ampersand") and its affiliates and Dr. Samuel
K. Ackerman shall enter into in lieu of the Pentose Affiliate Agreement, a modification thereof substantially in the form attached hereto as Exhibit A-2 (the "Pentose Shareholder Affiliate Agreement") pursuant to which such parties agree not to sell, assign or otherwise transfer the shares of Vitex Common Stock they receive pursuant to the terms of this Agreement until the earlier to occur (the "Lock-Up") of (i) the date which is the first anniversary of the Effective Time or (ii) the day upon which the closing stock price for Vitex Common Stock, as quoted on the Nasdaq Stock Market National Market System as reported in the Wall Street Journal for each of the previous 20 consecutive trading days, has been in excess of $12 per share. The foregoing Lock-Up restrictions on the sale of shares of Vitex Common Stock shall not apply to any such shares which represent shares exchanged for up to 673,400 shares of Pentose Common Stock held by Dr. Ackerman, provided that such shares may only be transferred to Ampersand.

SECTION 5.08.  INDEMNIFICATION BY SURVIVING CORPORATION AND INSURANCE.

     (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of Pentose which exist prior to the date hereof to indemnify Pentose's present and former directors and officers and their heirs, executors and assigns. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and By-laws of Pentose, which provisions will not be amended, repealed or otherwise modified for a period of one year from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Pentose, unless such modification is required by law.

     (b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present or former director or officer of Pentose and his or her heirs, executors and assigns (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of Pentose occurring prior to the Effective Time (including without limitation actions or omissions relating to the Merger) and for a period of one year after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and
(iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its prior written consent; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such one-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     (c) This Section 5.08 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Pentose, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

SECTION 5.09. NOTIFICATION OF CERTAIN MATTERS. Pentose shall give prompt notice to Vitex, and Vitex shall give prompt notice to Pentose, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Pentose or Vitex, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) and 6.03(a) unless the failure to give such notice results in material prejudice to the other party.

SECTION 5.10. FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Vitex and Pentose shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of
Section 368 of the Code.

SECTION 5.11. PUBLIC ANNOUNCEMENTS. Vitex and Pentose shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the National Association of Securities Dealers, Inc. if it has used all reasonable efforts to consult with the other party.

SECTION 5.12. LISTING OF VITEX COMMON STOCK. Vitex shall file a Notification Form for Listing of Additional Shares together with the applicable fee covering the Vitex Common Stock to be issued in the Merger with Nasdaq prior to the Effective Time.

SECTION 5.13. CONVEYANCE TAXES. Vitex and Pentose shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

SECTION 5.14. ACCOUNTANTS' LETTERS. Upon reasonable notice from Vitex, Pentose shall use its best efforts to cause Arthur Andersen LLP to deliver to Vitex a letter covering such matters as are customarily addressed in accountant's "comfort" letters in a form mutually agreeable to Vitex and Pentose.

SECTION 5.15. THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Vitex and Pentose will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

SECTION 5.16. TAX-FREE REORGANIZATION. Vitex and Pentose will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Vitex and Pentose will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

SECTION 5.17. BOARD OF DIRECTORS OF VITEX. The Board of Directors of Vitex shall recommend to the stockholders of Vitex and shall use all other reasonable efforts to take all actions necessary (i) to cause the Board of Directors of the Surviving Corporation, immediately after the Effective Time, to consist of 9 persons, eight of whom shall have served on the Board of Directors of Vitex immediately prior to the Effective Time (the "Former Vitex Directors"), and Samuel K. Ackerman (the "Former Pentose Director"). If, prior to the Effective Time, any of the Pentose or Vitex designees shall decline or be unable to serve as a Pentose or Vitex director, Pentose (if such person was designated by Pentose) or Vitex (if such person was designated by Vitex) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

SECTION 5.18. OFFICERS OF VITEX AND OPERATION OF PENTOSE BUSINESS. At the Effective Time, John R. Barr will continue to serve as the Chief Executive Officer and President of the Surviving Corporation, and Thomas T. Higgins will continue to serve as Chief Financial Officer and Executive Vice President-Operations of the Surviving Corporation. Dr. Ackerman agrees that he will remain employed at the Surviving Corporation until the acceptable resolution, in the Surviving Corporation's sole reasonable discretion, of Dr. Chapman's one-year post-employment obligations to Baxter, if any. At the Effective Time Samuel K. Ackerman shall serve as an Executive Vice President and John Chapman shall serve as the Vice President for Blood Product Research of the Surviving Corporation. At the Effective Time the operations of the previous business of Pentose will remain generally intact and will be conducted in the greater Boston, MA area.

SECTION 5.19. FORM S-8. Vitex agrees to file a registration statement on Form S-8 for the shares of Vitex Common Stock issuable with respect to assumed Pentose Stock Options except for any issued and outstanding warrants no later than sixty (60) business days after the Effective Time.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each of the Stockholders separately represents and warrants to Vitex as follows:

SECTION 6.01 TITLE; ABSENCE OF CERTAIN AGREEMENTS. Such Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the Shares set forth opposite the name of such Stockholder in Schedule 1 hereto, with the full power and authority to vote such Shares and transfer and otherwise dispose of such Shares, and any and all rights and benefits incident to the ownership thereof free and clear of all liens, restrictions or encumbrances of any nature whatsoever (an "Encumbrance") and except as set forth on the Pentose Disclosure Schedule, there are no agreements or understandings between such Stockholder and Pentose and/or any other Stockholder or any other person with respect to the voting, sale or other disposition of such Shares or any other matter relating to the Shares.

SECTION 6.02 ORGANIZATION, GOOD STANDING AND POWER. In the case of any Stockholder that is not a natural person, such Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

SECTION 6.03 AUTHORITY - GENERAL. Such Stockholder has full and absolute power and authority to enter into this Agreement and this Agreement has, in the case of a Stockholder that is not a natural person, been duly authorized by all requisite action on the part of such Stockholder; and this Agreement has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Subject to obtaining the consents set forth in
Section 2.04 of the Pentose Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof or thereof will (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any encumbrance upon or against any assets, rights or property of Pentose (or against any Shares), under any term, condition or provision of (x) any agreement or instrument to which such Stockholder is a party, or by which such Stockholder is a party, or by which such Stockholder or any of his or its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Stockholder or any of his or its properties, assets or rights or (z) in the case of any Stockholder that is not a natural person, such Stockholder's Charter or by-laws, as amended through the date hereof.

SECTION 6.04 BROKERS. No Stockholder has, nor have any of their officers, directors, securityholders or employees (if any), employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

SECTION 6.05 ACCURACY OF REPRESENTATIONS AND WARRANTIES OF PENTOSE. Such stockholder has carefully read and reviewed this Agreement and the Schedules and Exhibits hereto. To the best knowledge of such Stockholder, after due inquiry, the representations and warranties of Pentose set forth in this Agreement, as modified by the Pentose Disclosure Schedule, are true, correct and complete in all material respects and Pentose is not in breach or violation thereof.


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

SECTION 7.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Vitex or Pentose, threatened by the SEC;

     (b) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved and adopted, by the requisite vote, under applicable law, by the stockholders of Pentose and Vitex, respectively; and the issuance of shares of Vitex Common Stock by virtue of the Merger shall have been approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of Vitex;

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

     (d) Tax Opinions. Vitex shall have received a written opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Pentose shall have received a written opinion of Palmer & Dodge LLP, both in form and substance reasonably satisfactory to each to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Vitex and Pentose and agree to provide reasonable and customary representations in connection with the issuance of such opinions.

     (e) Nasdaq Listing. A Notification Form for Listing of Additional Shares covering the shares of Vitex Common Stock to be issued in the Merger shall have been filed with Nasdaq and the applicable fee paid by Vitex.

SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF VITEX. The obligations of Vitex to effect the Merger are also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Pentose contained in this Agreement (together with the Pentose Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) or (iii) failures to be true and correct that would not have a Material Adverse Effect on Pentose; and Vitex shall have received a certificate to such effect signed by the President of Pentose;

     (b) Agreements and Covenants. Pentose shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Vitex shall have received a certificate to such effect signed by the President of Pentose;

     (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, including those set forth in
Section 2.04 of the Pentose Disclosure Schedule, and all filings required to be made, by Pentose for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Pentose;

     (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit the ownership or operation by Vitex or the Surviving Corporation, of all or a material portion of the business or assets of Vitex or the Surviving Corporation, or seeking to compel Vitex or the Surviving Corporation, or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Vitex or the Surviving Corporation, as a result of the Merger or the transactions contemplated by this Agreement;

     (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Pentose or any subsidiary of Pentose having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

     (f) Affiliate Agreements. Vitex shall have received from each person who is identified in Section 5.06 of the Pentose Disclosure Schedule as an "affiliate" of Pentose an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect;

     (g) Legal Opinion. Vitex shall have received a legal opinion from Palmer & Dodge LLP, counsel to Pentose, in a form reasonably acceptable to Vitex;

     (h) Transfer of Material Agreements. Pentose shall have received all consents and approvals required to the Merger under those Agreements set forth in Schedule 2.04 of the Pentose Disclosure Schedule.

     (i) Fairness Opinion. Vitex has received written opinion from Warburg Dillon Read LLC, dated as of the date of the effective date hereof and as of the effective date of the Registration Statement, that the Merger is fair to Vitex's stockholders from a financial point of view.

     (j) Amended Agreement. Vitex has received an executed amendment or agreement, in a form reasonably acceptable to it that the tax liability of Pentose pursuant to the Tax Indemnity Agreement by and among Pentose and the stockholders named therein, dated June 18, 1999, be limited to no more than $50,000.

     (k) Shareholder Agreement. Vitex shall have received the executed Pentose Shareholder Affiliate Agreement from each of Ampersand and its affiliates and Dr. Samuel K. Ackerman pursuant to Section 5.07 hereof.

     (l) Dissenters' Rights. Dissenting Shareholders shall not have exercised dissenters' rights with respect to more than 5% of the Shares.

SECTION 7.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PENTOSE. The obligation of Pentose to effect the Merger is also subject to the following conditions:

     (a) Representations and Warranties. The representations and warranties of Vitex contained in this Agreement (together with the Vitex Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for
(i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) failures to be true and correct that would not have a Material Adverse Effect on Vitex; and Pentose shall have received a certificate to such effect signed by the President and Chief Financial Officer of Vitex;

     (b) Agreements and Covenants. Vitex shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent any such non-performance or non-compliance would not have a Material Adverse Effect on Vitex, and Pentose shall have received a certificate to such effect signed by the President and Chief Financial Officer of Vitex;

     (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, including those set forth in
Section 2.04 of the Pentose Disclosure Schedule, and all filings required to be made, by Vitex or Pentose for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Vitex or Pentose; and

     (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Pentose or any of its stockholders from consummating the Merger or otherwise complying with the terms of this Agreement;

     (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Vitex having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     (f) Legal Opinion. Pentose shall have received a legal opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Vitex, in a form reasonably acceptable to Pentose.


                                  ARTICLE VIII

                                  TERMINATION

SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Pentose and Vitex:

     (a) by mutual written consent duly authorized by the Boards of Directors of Vitex and Pentose; or

     (b) by either Vitex or Pentose if the Merger shall not have been consummated by January 31, 2000 (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

     (c) by either Vitex or Pentose if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

     (d) by either Vitex or Pentose, if the required approvals of the stockholders of Vitex or Pentose contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

     (e) by Vitex, if the Board of Directors of Pentose shall have withheld, withdrawn or modified in a manner adverse to Vitex its recommendation in favor of the Merger or by Pentose, if the Board of Directors of Vitex shall have withheld, withdrawn or modified in any manner adverse to Pentose its recommendation in favor of the Merger, or

     (f) by Vitex or Pentose, upon a breach of any, covenant or agreement on the part of Pentose or Vitex, respectively, set forth in this Agreement, in either case, such that the conditions set forth in Section 7.02(b), or Section 7.03(b), would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of five (5) days from its occurrence by Vitex or Pentose, as the case may be, through the exercise of its reasonable best efforts and for so long as Vitex or Pentose, as the case may be, continues to exercise such reasonable best efforts, neither Pentose nor Vitex, respectively, may terminate this Agreement under this
Section 8.01(f) unless such 5-day period expires without such Terminating Breach having been cured; or

     (g) by Pentose, if there shall have occurred any Material Adverse Effect with respect to Vitex since the date of this Agreement; or

     (h) by Vitex, if there shall have occurred any Material Adverse Effect with respect to Pentose since the date of this Agreement; or

     (i) by either Vitex or Pentose, if any representation or warranty on the part of the other party set forth in this Agreement proves to have been untrue on the date hereof, if such failure to be true is reasonably likely to have a Material Adverse Effect.

SECTION 8.02. NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 8.01 above will be effective immediately upon the delivery of written notice by the terminating party to the other party hereto. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Sections 8.02, 8.03 and 9.01 hereof, and
(ii) nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

SECTION 8.03.  FEES AND EXPENSES.

     (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     (b) Pentose shall pay Vitex a fee of $1,000,000 upon the earliest to occur of the following events:

          (i) the termination of this Agreement by Vitex pursuant to Section 8.01(i); or

          (ii) the termination of this Agreement by Pentose or Vitex pursuant to
     Section 8.01(d) as a result of the failure to receive the requisite vote for approval and adoption by the stockholders of Pentose, if Pentose subsequently enters into an Alternative Transaction.

     (c) Vitex shall pay Pentose a fee of $1,000,000, upon the termination of this Agreement by Pentose pursuant to Section 8.01(i).

     (d) As used herein, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Vitex or its affiliates or any affiliate of Pentose (a "Third Party"), acquires more than 50 percent of the outstanding shares from Pentose, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Pentose pursuant to which any Third Party acquires more than 50 percent of the outstanding equity securities of Pentose, or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets of Pentose having a fair market value equal to more than 50 percent of the fair market value of all the assets of Pentose, immediately prior to such transaction, provided that such transaction is completed or agreed to be completed within six months of termination of this Agreement.

     (e) The fee payable pursuant to Sections 8.03(b)(i) and 8.03(c), shall be paid within one business day after the first to occur of the events described in the applicable section. The fee payable pursuant to Section 8.03(b)(ii) shall be paid on the date of the closing of the Alternative Transaction giving rise to such fee.

     (f) In the event of any termination of this Agreement, other than pursuant to (i) Section 8.01(a) or (ii) any event involving a fee being paid by Pentose under Section 8.03 b(i) or (ii) or by Vitex under Section 8.03 (c) then, within 30 days after such termination, Vitex shall, at the request of Pentose, purchase up to $2,000,000 in shares of Pentose capital stock, at the price and upon the other terms and conditions of the next round of equity financing for Pentose ("Equity Financing"). In the event such Equity Financing has not occurred within 30 days after such termination, such investment of $2,000,000 will be evidenced by a convertible promissory note with standard terms and conditions at a market rate pending the closing of the Equity Financing. In the event such Equity Financing is not completed within nine months after the termination of this Agreement, any outstanding convertible promissory note shall be automatically converted into Pentose Series B Convertible Preferred Stock at the price of $2.97 per share and having all other terms and conditions of the other purchasers of Series B Convertible Preferred Stock. The obligation of Vitex to invest and/or purchase up to $2,000,000 in Pentose capital stock will be subject to the condition that Ampersand invests and/or purchases at least an equal amount in Pentose at such time upon the same terms and conditions as the Vitex investment and/or purchase. The purchases shall be made pursuant to a purchase agreement upon terms and conditions and containing representations and warranties which are usual and customary for a private equity financing.


                                   ARTICLE IX

                                INDEMNIFICATION

     SECTION 9.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Affiliate" as to any person means any entity, directly or indirectly,
          ---------
through one or more intermediaries, controlling, controlled by or under common control with such person.

     (b) "Event of Indemnification" shall mean the untruth, inaccuracy or breach
          ------------------------
of any representation or warranty by Pentose or a Stockholder contained in
Article II or VI hereof or by Vitex contained in Article III hereof, which in any case, involves fraud or willful, intentional or reckless misrepresentation or willful omission of a material fact in connection therewith ("Fraud Claim"), including any Third Party Claims (as defined below) based on the foregoing.

     (c) "Indemnified Persons" shall mean and include (i) with respect to an
          -------------------
Event of Indemnification arising under Article II or VI, Vitex and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing, (the "Stockholder Indemnified Persons") and (ii) with respect to an Event of Indemnification arising under Article III, each of the Stockholders and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the "Vitex Indemnified Persons").

     (d) "Indemnifying Persons" shall mean and include (i) with respect to an
          --------------------
Event of Indemnification arising under Article II or VI, each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estate (the "Stockholder Indemnifying Persons") and (ii) with respect to an Event of Indemnification arising under Article III, the Surviving Corporation and its successors and assigns (the "Vitex Indemnifying Persons").

     (e) "Losses" shall mean any and all losses, claims, shortages, damages,
          ------
liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 9.02 hereof.

SECTION 9.02.  INDEMNIFICATION GENERALLY.   Subject to Section 9.03, the
Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.

SECTION 9.03. LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Section 9 shall be subject to the following terms:

     (a) No indemnification shall be payable pursuant to Section 9.02 unless and until the amount of all claims for indemnification pursuant to Article II or IV or Article III, as the case may be, exceed $100,000 in the aggregate, whereupon indemnification pursuant to such Event of Indemnification shall be payable for such claims without any deduction.

     (b) No indemnification shall be payable pursuant to Section 9.02 if on the date of this Agreement the claiming party had actual knowledge of the breach of representation, warranty or covenant giving rise to such claim and such facts could reasonably have been expected to give rise to the Losses in light of the circumstances known to the claiming party on the date of this Agreement and the claiming party failed to give notice thereof to the indemnified party.

     (c) No indemnification shall be payable pursuant to Section 9.02 for claims asserted other than as set forth in Section 9.04.

     (d) All indemnification claims by Vitex Indemnified Persons may be satisfied, at the option of the Stockholder who is the Indemnifying Person with respect to such claim, by either (i) cash or (ii) surrender of shares of Vitex Common Stock, valued at the fair market value of such shares at such time, based on the closing price of a share of Vitex Common Stock average over the 20 trading days ending on the trading day prior to the transfer to Vitex Indemnified Persons.

     (e) No Stockholder (nor any of such Stockholder's successors, assigns, heirs and legal representatives or estates) shall be liable for the fraud or willful, intentional or reckless misrepresentation or willful omission of a material fact by another Stockholder.

     (f) A Stockholder Indemnifying Person's indemnification obligations for Losses shall not be in excess of the value of the Merger Consideration received by such Stockholder, valued as set forth in Section 9.03(d). The Vitex Indemnifying Persons indemnification obligations for Losses shall not be in excess of the value of the Merger Consolidation delivered to the Stockholders, valued as set forth in Section 9.03(d).

     (g) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

SECTION 9.04. ASSERTION OF CLAIMS. No claim shall be brought under Section 9.02 hereof unless the Indemnified Persons, or any of them, at any time prior to the first anniversary of this agreement, give the applicable Indemnifying Person or Persons (a) a written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or
(b) written notice pursuant to Section 9.05 of any third party claim, the existence of which might give rise to such a claim. The failure so to provide such notice to the Indemnifying Persons Stockholder will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior to the Survival Date for the Fraud Claim involved.

SECTION 9.05. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

     (a) The Indemnified Persons shall promptly give written notice to the applicable Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the applicable Indemnifying Persons will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

     (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims, provided that no Third Party Claim may be settled without the consent of the Indemnifying Persons. The Stockholder and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

SECTION 9.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Vitex, Pentose and the Stockholders shall be deemed to be a condition to the Merger and shall not survive beyond the Effective Time, provided, however, that Fraud Claims shall survive in accordance with the
--------  -------
applicable statute of limitations related to such Fraud Claims and shall be indemnified as set forth in Section 9.02. For convenience of reference, the date upon which any Fraud Claim shall terminate is referred to herein as the "Survival Date."

                                   ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 10.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the Pentose Disclosure Schedule or the Vitex Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided such relevance is reasonably apparent. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Sections 5.05, 5.06, 5.07, 5.08, 5.10, 5.11, 5.17 and 5.19 shall survive the Effective Time indefinitely and those set forth in Section 8.03 shall survive termination indefinitely. The Confidentiality Agreement shall remain in full force and effect and shall survive termination of this Agreement as provided therein.

SECTION 10.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

     (a)  If to Vitex:


          V.I. Technologies, Inc.
          155 Duryea Road
          Melville, New York 11747
          Attn: John R. Barr, President

          With a copy to:

          Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          One Financial Center
          Boston, MA 02110
          Attn:  William T. Whelan, Esq.


     (b)  If to Pentose:

          Pentose Pharmaceuticals, Inc.
          45 Moulton Street
          Cambridge, MA 02138
          Attn: Dr. Samuel K. Ackerman, President

          With a copy to:

          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02108
          Attn: Lynnette C. Fallon, Esq.

     (c)  If to the Stockholders:

          to their address
          as set forth on the
          stock records of Vitex

          With a copy to:

          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02108
          Attn: Lynnette C. Fallon, Esq.

SECTION 10.03.  CERTAIN DEFINITIONS.  For purposes of this Agreement, the term:

     (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which Pentose or Vitex, as the case may be, (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

     (b) "business day" means any day other than a day on which banks in Boston are required or authorized to be closed;

     (c) "knowledge" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person (including the officers, directors and Stockholders) could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director or key employee of an entity shall be imputed to be the knowledge of such entity.

     (d) "person" means a person, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     (e) "subsidiary" or "subsidiaries" of Pentose, the Surviving Corporation, Vitex or any other person means any corporation, partnership, joint venture or other legal entity of which Pentose, the Surviving Corporation, Vitex or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 10.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Pentose and Vitex, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 10.05. WAIVER. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound

SECTION 10.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 10.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, including the letter of intent dated April 14, 1999 (other than the Confidentiality Agreement between Vitex and Pentose dated April 14, 1999), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 10.09. ASSIGNMENT. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

SECTION 10.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 10.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any 'such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 10.12. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

SECTION 10.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Vitex and Pentose have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              V.I. TECHNOLOGIES, INC.



                              By: /s/ John R. Barr
                                  -----------------------------------------
                              Name:   John R. Barr
                              Title:  President and Chief Executive Officer

                              PENTOSE PHARMACEUTICALS, INC.


                              By: /s/ Samuel K. Ackerman
                                  -----------------------------------------
                              Name:   Samuel K. Ackerman, M.D.
                              Title:  President and Chief Executive Officer


                              /s/ Samuel K. Ackerman
                              ---------------------------------------------
                              Dr. Samuel K. Ackerman


                              AMPERSAND SPECIALTY MATERIALS
                              AND CHEMICAL III LIMITED PARTNERSHIP

                              By:  ASMC-III Management Company Limited
                                   Partnership

                              By:  ASMC-III MCLP, LLP, its general partner


                              By:  /s/ Richard A. Charpie
                                   -----------------------------------------
                                   Name:   Richard A. Charpie
                                   Title:  Managing General Partner

                              AMPERSAND SPECIALTY MATERIALS AND
                              CHEMICALS III COMPANION FUND
                              LIMITED PARTNERSHIP

                              By:  ASMC-III Management Company Limited
                                   Partnership

                              By:  ASMC-III MCLP, LLP, its general partner

                              By:  /s/ Richard A. Charpie
                                   -----------------------------------------
                                   Name:   Richard A. Charpie
                                   Title:  Managing General Partner

                                   SCHEDULE 1

Name of Stockholder                          Number of Shares

Samuel K. Ackerman                           1,699,867
Ampersand Specialty Materials and            4,182,000   Series A Preferred Stock
Chemicals III Limited Partnership            1,325,293   Series B Preferred Stock

Ampersand Specialty Materials and               68,000   Series A Preferred Stock
Chemicals III Companion Fund                    31,549   Series B Preferred Stock


Annex A - Agreement and Plan of Merger

                                                          EXHIBIT A-1 TO ANNEX A



                     FORM OF PENTOSE PHARMACEUTICALS, INC.
                              AFFILIATE AGREEMENT


                                                    ______________________, 1999


V.I. Technologies, Inc.
155 Duryea Road
Melville, NY  11747

Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of July 28, 1999 (the "Agreement"), among V.I. Technologies, Inc. , a Delaware corporation ("VITEX"), Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose"), and the stockholders of Pentose listed on Schedule 1 thereto ("Stockholders"), Pentose will merge with and into VITEX (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of capital stock of Pentose ("Pentose Capital Stock") will be converted into the right to receive shares of the common stock, par value $.01 per share, of VITEX (the "VITEX Common Stock"), on the basis described in the Agreement.

     The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of Pentose, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by VITEX, stockholders of VITEX, Pentose, other stockholders of Pentose and their respective counsel and accountants.

     The undersigned represents and warrants to and agrees with VITEX that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

     2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of VITEX Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Pentose.

     3. The undersigned shall not make any sale, transfer or other disposition of VITEX Common Stock in violation of the Act or the Rules and Regulations.

     4. The undersigned has been advised that the issuance of shares of VITEX Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the Shareholders of Pentose the undersigned may be deemed to have been an affiliate of Pentose and the distribution by the undersigned of any VITEX Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of VITEX Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to VITEX, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                                    A-A-1-1

     5. Except as set forth in Section 10 below, VITEX is under no obligation to register the sale, transfer or other disposition of VITEX Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     6. Stop transfer instructions will be given to the transfer agent of VITEX with respect to the VITEX Shares the undersigned will receive, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) OR AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

     7. Unless the transfer by the undersigned of the VITEX Shares is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to a registration statement under the Act, VITEX reserves the right to put an appropriate legend on the certificates issued to a transferee.

     8. The legends set forth herein above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to VITEX a copy of a letter from the staff of the Commission, or an opinion of counsel representing the undersigned and reasonably satisfactory to VITEX, in form and substance reasonably satisfactory to VITEX, to the effect that such legend is not required for purposes of the Act.

     10. VITEX represents and agrees that for so long and to the extent necessary to permit the undersigned to sell the VITEX Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the VITEX Act, VITEX shall use its best efforts to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") so long as it is subject to such requirement, furnish to the undersigned upon request a written statement as to whether VITEX has complied with such reporting requirements during 12 months preceding any proposed sale under Rule 145 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144. VITEX has filed all reports required to be filed with the SEC under Section 13 of the 1934 Act during the preceding 12 months.

     11. The undersigned is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) all the shares of Pentose Capital Stock and options to purchase Pentose Capital Stock indicated on the last page hereof (the "Pentose Securities"). Except for Pentose Securities, the undersigned does not beneficially own any shares of Pentose Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other equity securities of Pentose or any options, warrants or other rights to acquire any equity securities of Pentose.

     12. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     13. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

     14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein (without giving effect to the conflicts of law principles thereunder).

     15. Counsel to and accountants for the parties shall be entitled to rely upon this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    A-A-1-2

                              Shares beneficially owned by Affiliate:

                              ________ shares of Pentose Common Stock

                              ________ shares of Pentose Series A Redeemable Convertible Preferred Stock

                              ________ shares of Pentose Series B Redeemable Convertible Preferred Stock

                              ________ shares of Pentose Common Stock issuable upon exercise of outstanding options and warrants


                              Very truly yours,


                              --------------------------------------------------
                              (print name of Shareholder above)


                              By:_______________________________________________
                                  Name:
                                  Title:
                                  (if applicable)

Accepted this ____ day of
_____________, 1999, by

V.I. TECHNOLOGIES, INC.

By:_________________________
Name:
Title:

                    [Signature Page to Affiliate Agreement]


                                    A-A-1-3

Annex A - Agreement and Plan of Merger

                                                          EXHIBIT A-2 TO ANNEX A

                     FORM OF PENTOSE PHARMACEUTICALS, INC.
                        STOCKHOLDER AFFILIATE AGREEMENT


                                                    ______________________, 1999


V.I. Technologies, Inc.
155 Duryea Road
Melville, NY  11747

Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of July 28, 1999 (the "Agreement"), among V.I. Technologies, Inc., a Delaware corporation ("VITEX"), Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose"), and the stockholders of Pentose listed on Schedule 1 thereto ("Stockholders"), Pentose will merge with and into VITEX (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of capital stock of Pentose ("Pentose Capital Stock") will be converted into the right to receive shares of the common stock, par value $.01 per share, of VITEX (the "VITEX Common Stock"), on the basis described in the Agreement.

     The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of Pentose, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by VITEX, stockholders of VITEX, Pentose, other stockholders of Pentose and their respective counsel and accountants.

     The undersigned represents and warrants to and agrees with VITEX that:

     1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

     2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of VITEX Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for Pentose.

     3. The undersigned shall not make any sale, transfer or other disposition of VITEX Common Stock in violation of the Act or the Rules and Regulations.

     4. The undersigned has been advised that the issuance of shares of VITEX Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the Shareholders of Pentose the undersigned may be deemed to have been an affiliate of Pentose and the distribution by the undersigned of any VITEX Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of VITEX Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to VITEX, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     5. Except as set forth in Section 10 below, VITEX is under no obligation to register the sale, transfer or other disposition of VITEX Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                                    A-A-2-1

     6. Stop transfer instructions will be given to the transfer agent of VITEX with respect to the VITEX Shares the undersigned will receive, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) OR AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

     7. Unless the transfer by the undersigned of the VITEX Shares is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to a registration statement under the Act, VITEX reserves the right to put an appropriate legend on the certificates issued to a transferee.

     8. The legends set forth herein above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to VITEX a copy of a letter from the staff of the Commission, or an opinion of counsel representing the undersigned and reasonably satisfactory to VITEX, in form and substance reasonably satisfactory to VITEX, to the effect that such legend is not required for purposes of the Act.

     10. VITEX represents and agrees that for so long and to the extent necessary to permit the undersigned to sell the VITEX Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the VITEX Act, VITEX shall use its best efforts to file, on a timely basis, all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") so long as it is subject to such requirement, furnish to the undersigned upon request a written statement as to whether VITEX has complied with such reporting requirements during 12 months preceding any proposed sale under Rule 145 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144. VITEX has filed all reports required to be filed with the SEC under Section 13 of the 1934 Act during the preceding 12 months.

     11. The undersigned is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) all the shares of Pentose Capital Stock and options to purchase Pentose Capital Stock indicated on the last page hereof (the "Pentose Securities"). Except for Pentose Securities, the undersigned does not beneficially own any shares of Pentose Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or any other equity securities of Pentose or any options, warrants or other rights to acquire any equity securities of Pentose.

     12. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     13. This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees and personal and other representatives.

     14. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed therein (without giving effect to the conflicts of law principles thereunder).

     15. Counsel to and accountants for the parties shall be entitled to rely upon this Agreement.

     16. Except as set forth in Section 17 below, the undersigned hereby irrevocably agrees that, the undersigned will not, until the earlier of (i) the date which is the first anniversary of the Effective Time (as defined in the Agreement) or (ii) the date on which the closing stock price for VITEX Common Stock as quoted on the Nasdaq National Market as reported in the Wall Street Journal has been in excess of $12 per share for each of the previous 20 consecutive trading days, directly or indirectly, sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of VITEX Common Stock received in the Merger. Prior to the expiration of such period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

                                    A-A-2-2

     17. [In Ackerman version]. The prohibition contained in Section 16 shall not apply to shares of VITEX Common Stock issued in exchange for up to 673,400 shares of Pentose Common Stock in the Merger only if such shares are transferred to Ampersand Specialty Materials and Chemicals III Limited Partnership or its affiliates ("Ampersand").

          [In Ampersand version] The provisions of Section 16 above shall also apply to any shares of VITEX Common Stock purchased by the undersigned from Samuel K Ackerman.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    A-A-2-3

                              Shares beneficially owned by Affiliate:

                              ________ shares of Pentose Common Stock

                              ________ shares of Pentose Series A Redeemable Convertible Preferred Stock

                              ________ shares of Pentose Series B Redeemable Convertible Preferred Stock

                              ________ shares of Pentose Common Stock issuable upon exercise of outstanding options and warrants


                              Very truly yours,


                              __________________________________________________
                              (print name of Shareholder above)


                              By:_______________________________________________
                                    Name:
                                    Title:
                                    (if applicable)

Accepted this ____ day of
_____________, 1999, by

V.I. TECHNOLOGIES, INC.

By:___________________________
Name:
Title:


                    [Signature Page to Affiliate Agreement]

                                    A-A-2-4

                                                                         ANNEX B



September [   ], 1999


The Board of Directors
V.I. Technologies, Inc.
155 Duryea Road
Melville, NY  11747

Dear Member of the Board:

     We understand that V.I. Technologies, Inc., a Delaware corporation ("VITEX" or the "Company"), is considering a transaction whereby the Company will merge with Pentose Pharmaceuticals, Inc., a Delaware corporation ("Pentose" or the "Target"). Pursuant to the terms of a draft Agreement and Plan of Merger and Reorganization (the "Purchase Agreement"), the Target will merge with and into the Company (the "Transaction"). Pursuant to the terms of the Purchase Agreement, each of the issued and outstanding shares of the capital stock of Target, par value of $0.001 per share ("Pentose Capital Stock) will be converted into the right to receive a percentage (the "Exchange Ratio") of a share of VITEX Common Stock, par value $.01 per share ("Company Common Stock") equal to the quotient of (i) the number of shares as will equal 34% of the issued and outstanding shares of Company Common Stock at the closing of the Transaction, giving effect to the issuance of shares in the Transaction, divided by (ii) the number of issued and outstanding shares of Pentose Capital Stock at the closing of the Transaction. In addition, all outstanding options, warrants or other stock issuance agreements of Pentose will be assumed by VITEX at the closing of the Transaction. No Company Common Stock will be issued to holders of fractional shares of Pentose Common Stock. The terms and conditions of the Transaction are more fully set forth in the Purchase Agreement.

     You have requested our opinion that, from a financial point of view, the Exchange Ratio in the Transaction is fair to the Company.

     In the past, WDR and its predecessors have provided investment banking services to the Company and received customary compensation for the rendering of such services. In the ordinary course of business, WDR, its successors and affiliates may trade securities of the Company for their own accounts and, accordingly, may at any time hold a long or short position in such securities. In addition, you have advised us that Messrs. Richard A. Charpie and Peter D. Parker are members of the Board of Directors of both the Company and the Target (Mr. Charpie is also Chairman of the Target's Board) and that affiliates of Ampersand Ventures, a venture fund managed by Messrs. Charpie and Parker, hold a 21.2% equity position in the Company and a 52.2% equity position in the Target.

     Our opinion does not address the Company's underlying business decision to effect the Transaction or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Purchase Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Purchase Agreement does not differ in any material respect from the draft that we have examined, and that the Company and the Target will comply with all the material terms of the Purchase Agreement.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company, (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by management of the Company, that were provided to us by the Company and not publicly available,
(iii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Target, including estimates and financial forecasts prepared by the managements of the Company and the Target and not publicly available, (iv) conducted discussions with members of the senior managements of the Company and the Target, (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company, (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions which we believe to be generally relevant, (vii) considered certain pro forma effects of the Transaction on the Company's financial statements and reviewed certain estimates of synergies prepared by Company management, (viii) reviewed drafts of the Purchase Agreement, and
(ix) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

     In connection with our review, at your direction, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, at your direction, relied on its being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Target, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, pro forma effects and calculations of synergies referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies. In addition, we have assumed with your approval that the future financial results referred to above will be achieved at the times and in the amounts projected by management. In rendering the opinion expressed herein, at the Company's direction, WDR has relied upon the Company and the assurances of its management concerning the accounting treatment to be given to purchased research and development and the amortization of goodwill. WDR expresses no opinion respecting this subject matter and has relied entirely upon the representations of Company management and its other advisors. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Exchange Ratio in the Transaction is fair, from a financial point of view, to the Company.

                       Very truly yours,

                       WARBURG DILLON READ LLC

                                                                         ANNEX C

V.I. TECHNOLOGIES, INC.

1999 Supplemental Stock Option Plan

as proposed for stockholder approval at ______________________, 1999 Special Meeting


                            V.I. TECHNOLOGIES, INC.
                      1999 SUPPLEMENTAL STOCK OPTION PLAN

           Adopted by the Board of Directors on _____________, 1999;
 Adopted by the Stockholders on  -  -  -  -  -  -  -  -  - -_________________.

     1.   Purposes of the Plan.  The purposes of this Stock Option Plan are to
          --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees (primarily former employees of Pentose Pharmaceuticals, Inc.) and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a) "Administrator" means the Board or any of its Committees appointed
               -------------
pursuant to Section 4 of the Plan.

          (b) "Board" means the Board of Directors of the Company.
               -----

          (c) "Code" means the Internal Revenue Code of 1986, as amended.
               ----

          (d) "Committee" means a Committee appointed by the Board of Directors
               ---------
in accordance with Section 4 of the Plan.

          (e) "Common Stock" means the Common Stock of the Company.
               ------------

          (f) "Company" means V.I. Technologies, Inc., a Delaware corporation.
               -------

          (g) "Consultant" means any person who is engaged by the Company or any
               ----------
Parent or Subsidiary to render consulting or advisory services and is compensated for such services, and any director of the Company whether compensated for such services or not. If and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (h) "Continuous Status as an Employee or Consultant" means that the
               ----------------------------------------------
employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (i) "Employee" means any person, including Officers and directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as
               ------------
amended.

          (k) "Fair Market Value" means, as of any date, the value of Common
               -----------------
Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination,; as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii) If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, or;

              (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (l) "Incentive Stock Option" means an Option intended to qualify as an
               ----------------------
incentive stock option within the meaning of Section 422 of the Code.

          (m) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an Incentive Stock Option.

          (n) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (o) "Option" means a stock option granted pursuant to the Plan.
               ------

          (p) "Optioned Stock" means the Common Stock subject to an Option.
               --------------

          (q) "Optionee" means an Employee or Consultant who receives an Option.
               --------

          (r) "Parent" means a "parent corporation", whether now or hereafter
               ------
existing, as defined in Section 424(e) of the Code.

          (s) "Plan" means this 1999 Stock Option Plan.
               ----

          (t) "Section 16(b)" means Section 16(b) of the Securities Exchange Act
               -------------
of 1934, as amended.

          (u) "Share" means a share of the Common Stock, as adjusted in
               -----
accordance with Section 11 below.

          (v) "Subsidiary" means a "subsidiary corporation", whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 11 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided,
                                                               --------
however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

     4.   Administration of the Plan.
          --------------------------

          (a)  Initial Plan Procedure.  Prior to the date, if any, upon which
               ----------------------
the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a committee appointed by the Board.

          (b)  Plan Procedure after the Date, if any, upon Which the Company
               -------------------------------------------------------------
becomes Subject to the Exchange Act.
-----------------------------------

               (i)    Administration with Respect to Directors and Officers.
                      -----------------------------------------------------
With respect to grants of Options to Employees who are also Officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with the rules under Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules under Rule I 6b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 1 6b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.

               (ii)   Multiple Administrative Bodies. If permitted by Rule 16b-
                      ------------------------------
3, the Plan may be administered by different bodies with respect to directors, non-director Officers and Employees who are neither directors nor Officers.

               (iii)  Administration With Respect to Consultants and Other
                      ----------------------------------------------------
Employees. With respect to grants of Options to Employees or Consultants who are
---------
neither directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Delaware corporate and securities laws, of the Code, and of any applicable stock exchange (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

          (c)  Powers of the Administrator.  Subject to the provisions of the
               ---------------------------
Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

               (ii) to select the Consultants and Employees to whom Options may from time to time be granted hereunder;

               (iii) to determine whether and to what extent Options are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

               (v) to approve forms of agreement for use under the Plan; (vi) to determine the terms and conditions of any award granted hereunder;

               (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

               (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted; and

               (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

          (d)  Effect of Administrator's Decision.  All decisions,
               ----------------------------------
determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5.   Eligibility.
          -----------

          (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market
Value:

               (i) of Shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which

               (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (c) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any, way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

          (d) Upon the Company or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants of Options to
Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares.

               (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.

               (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 11), the canceled Option will be counted against the limit set forth in Section 5(d)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     6.   Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board of Directors or its approval by the shareholders of the Company, as described in Section 17 of the Plan. It shall continue in effect for a term often (10) years unless sooner terminated under
Section 13 of the Plan.

     7.   Term of Option.  The term of each Option shall be the term stated in
          --------------
the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8.   Option Exercise Price and Consideration.
          ---------------------------------------

          (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option

                    (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                    (B) granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9.   Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Shareholder.  Any Option
               -----------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and fill payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Employment or Consulting Relationship.  In the
               ----------------------------------------------------
event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the date three (3) months and one day from the date of such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, of at least thirty (30) days, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c)  Disability of Optionee.  In the event of termination of an
               ----------------------
Optionee's consulting relationship or Continuous Status as an Employee as a result of his or her disability, Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the day three months and one day following such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)  Death of Optionee.  In the event of the death of an Optionee, the
               -----------------
Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If; at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e)  Rule 16b-3.  Options granted to persons subject to Section 16(b)
               ----------
of the Exchange Act must comply with Rule I 6b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

          (f)  Buyout Provisions.  The Administrator may at any time offer to
               -----------------
buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10.  Non-Transferability of Options.  Options may not be sold, pledged,
          ------------------------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.  Adjustments Upon Changes in Capitalization or Merger.
          ----------------------------------------------------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)  Dissolution or Liquidation.  In the event of the proposed
               --------------------------
dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          (c)  Merger.  In the event of a merger of the Company with or into
               ------
another corporation, the Option may be assumed or an equivalent option may be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If, in such event, the Option is not assumed or substituted, the Option shall terminate as of the date of the closing of the merger. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

     12.  Time of Granting Options.  The date of grant of an Option shall, for
          ------------------------
all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination.  The Board may at any time amend,
               -------------------------
alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)  Effect of Amendment or Termination.  Any such amendment or
               ----------------------------------
termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares it; in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16.  Agreements.  Options shall be evidenced by written agreements in such
          ----------
form as the Board shall approve from time to time.

     17.  Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

     18.  Information to Optionees and Purchasers.  The Company shall provide to
          ---------------------------------------
each Optionee, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Shares pursuant to the Plan while such individual owns such Shares. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

                                                                         ANNEX D

                                APPRAISAL RIGHTS
                        DELAWARE GENERAL CORPORATION LAW
                                  SECTION 262


                        DELAWARE GENERAL CORPORATION LAW

262 Appraisal Rights - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation: the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of (1)such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of (1)such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of (1)such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw (1)such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
     (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after(1) such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determinating the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that (1)such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.
The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Restated Certificate of Incorporation ("Certificate of Incorporation") of V.I. Technologies ("VITEX") and the Amended and Restated By-laws ("By-laws") of VITEX provide, among other things, that, to the fullest extent authorized by the Delaware General Corporation Law, VITEX shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, is or was, or has agreed to become, a director or officer of VITEX, or is or was serving, or has agreed to serve, at the request of VITEX, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any such action, suit or proceeding and any appeal therefrom

     Article Tenth of the Certificate of Incorporation further provides that indemnification may include payment by VITEX of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification. VITEX shall not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of VITEX.

     Section 2 of the by-laws provide that VITEX shall have the power to purchase and maintain insurance to insure the officers and directors of VITEX against any liabilities incurred by them in the discharge of their functions as such officers and directors. VITEX has purchased insurance which purports to insure the officers and directors of VITEX against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

     The Delaware General Corporation Law permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Certificate of Incorporation contains provisions limiting the liability of its directors, to the fullest extent currently permitted by the Delaware General Corporation Law for monetary damages for breach of their fiduciary duty as directors.

     While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     VITEX has entered into indemnity agreements (the "Indemnity Agreements") with certain directors of VITEX. The Indemnity Agreements provide that VITEX will pay any attorneys' fees and all other costs, expenses and obligations which the indemnitee pays or incurs because of claims made against him or her by reason of the fact that he or she is or was a director or officer of VITEX. The payments to be made under the Indemnity Agreements include, but are not limited to, expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties of amounts paid in settlement)

                                    S4-II-1
of such claims, except VITEX is not obligated to make any payment under the Indemnity Agreements which VITEX is prohibited by law from paying as indemnity, or where (a) indemnification is provided to an indemnitee under an insurance policy, except for amounts in excess of insurance coverage, and (b) the claim is one for which an indemnitee is otherwise indemnified by VITEX. If so requested by the indemnitee, VITEX shall advance all expenses to the indemnitee.

          Under Section 5.08 of the Merger Agreement, for one year after the effective time of the merger, VITEX is required to indemnify former directors and officers of Pentose Pharmaceuticals, Inc. ("Pentose") against costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of any act or omissions in such capacity [as officer or director] prior to the closing. Such indemnification shall be to the extent provided under Pentose's certificate of incorporation and by-laws in effect immediately prior to the effective time of the merger. If a claim for indemnification asserted within the one year period, all rights to indemnification in respect of such claim will continue until the disposition of all such claims.

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  List of Exhibits

Exhibit
Number         Description
               -----------
2              Agreement and Plan of Merger dated as of July 28, 1999 among the Company, Pentose and certain stockholders of Pentose (included as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

3.1            Restated Certificate of Incorporation of the Company.  Filed as Exhibit 3.8 to the Registrant's
               Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

3.2            Amended and Restated By-laws of the Company.  Filed as Exhibit 3.10 to the Registrant's
               Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.1            Specimen of Common Stock Certificate.  Filed as Exhibit 4.1 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.2            Stock Warrant between the Company and Bear, Stearns & Co. Inc., dated April 29, 1997.  Filed as
               Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

4.3            Warrant to Purchase Common Stock between the Company and the Trustees of Columbia University in
               the City of New York, dated June 21, 1996.  Filed as Exhibit 4.3 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

5              Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the securities being registered.  Filed herewith.

8.1            Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain federal income tax consequences relating to the merger. Filed herewith.

8.2            Opinion of Palmer & Dodge LLP regarding certain federal income tax consequences relating to the merger. Filed herewith.

10.1*          1998 Equity Incentive Plan. Filed with the Registrant's Definitive Proxy Statement in Schedule
               14A filed on April 16, 1999 and incorporated herein by reference.

10.2*          1998 Director Stock Option Plan. Filed with the Registrant's Definitive Proxy Statement in
               Schedule 14A filed on April 16, 1999 and incorporated herein by reference.

10.3*          1998 Employee Stock Purchase Plan.  Filed as Exhibit 10.3 to the Registrant's Registration
               Statement on Form S-1, as amended  (Registration Statement No. 333-46933) and incorporated herein by reference.

                                    S4-II-2

10.4+          Non-Exclusive License Agreement (#1) for Solvent Detergent Treated Blood Derived Therapeutic
               Products between the Company and the New York Blood Center, Inc., dated September 21, 1995.
               Filed as Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.5+          Non-Exclusive License Agreement (#2) for UV Treated Blood  Derived Therapeutic Products between the Company and the New York Blood Center, Inc., dated September 21, 1995.  Filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-1, as amended (Registration Statement No.
               333-46933) and incorporated herein by reference.

10.6+          Exclusive License Agreement (#3) for Virally Inactivated Transfusion Plasma Products between the
               Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on December 31,
               1996 and July 1, 1997.  Filed as Exhibit 10.6 to the Registrant's Registration  Statement on
               Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.7+          Exclusive License Agreement (#4) for Virally Inactivated Fibrin Sealant/Thrombin Products between the Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on
               September 27, 1996 and January 1, 1998.  Filed as Exhibit 10.7 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.8+          Exclusive License Agreement (#5) for Virally Inactivated Cellular Products between the Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on February 16, 1998.
               Filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.9           Omnibus Agreement between the Company and the New York Blood Center, Inc., dated October 26,
               1995. Filed as Exhibit 10.9 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.10+         Exclusive Distribution Agreement between the Company and United States Surgical Corporation, dated September 11, 1996, as amended on October 3, 1996.  Filed as Exhibit 10.10 to the
               Registrant's Registration Statement on Form S-1, as amended (Registration Statement No.
               333-46933) and incorporated herein by reference.

10.11+         First Amended and Restated Agreement for Custom Processing between the Company and Bayer
               Corporation, dated January 24, 1996.  Filed as Exhibit 10.11 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.12+         Modification Agreement between the Company and Bayer Corporation, dated December 22, 1997. Filed as Exhibit 10.12 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.13++        Amended and Restated Supply, Manufacturing, and Distribution Collaboration Agreement between the
               Company and the American National Red Cross, dated October 1, 1998.  Filed as Exhibit 10.13 to the Registrant's Registration on Form 10-K for the year ended January 2, 1999 and incorporated herein by reference.

10.14+         Joint Development, Marketing and Distribution Agreement between the Company and Pall
               Corporation, dated February 19, 1998.  Filed as Exhibit 10.15 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.15+         Stock Purchase Agreement between Pall Corporation and the Company, dated February 19, 1998.
               Filed as Exhibit 10.16 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.16          Registration Rights Agreement between the Company and the Investors named therein, dated February
               19, 1998.  Filed as Exhibit 10.17 to the Registrant's Registration Statement on Form S-1, as
               amended (Registration Statement No. 333-46933) and incorporated herein by reference.

                                    S4-II-3

10.17          Facility Lease Agreement between the Company and Suffolk County Industrial Development Agency,
               dated February 15, 1995.  Filed as Exhibit 10.18 to the Registrant's Registration Statement on
               Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.18          Lease Agreement between the Company and Bayer Corporation, dated February 7, 1995.  Filed as
               Exhibit 10.19 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.19          Sublease Agreement between the Company and Bayer Corporation, dated February 7, 1995.  Filed as
               Exhibit 10.20 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.20          Security Agreement between the Company and Bayer Corporation, dated December 22, 1997.  Filed as
               Exhibit 10.21 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.21          Lease between the Company and the Trustees of Columbia University in the City of New York, dated
               June 21, 1996.  Filed as Exhibit 10.22 to the Registrant's Registration Statement on Form S-1,
               as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.22+         Settlement Agreement between the Company and Bayer Corporation, dated July 1, 1997.  Filed as
               Exhibit 10.23 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.23*         Employment Agreement between the Company and Bernard Horowitz, dated January 15, 1998. Filed as
               Exhibit 10.26 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.24*         Letter Agreement between the Company and John R. Barr, dated  November 10, 1997.  Filed as
               Exhibit 10.27 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.25*         Memorandum from Rick Charpie to the Company's Vice Presidents, dated October 28, 1997.  Filed as
               Exhibit 10.28 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.26          Credit Agreement between the Company and The Chase Manhattan Bank, dated December 22, 1997.
               Filed as Exhibit 10.29 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.27          Intercreditor Agreement among the Company, Bayer Corporation and The Chase Manhattan Bank, dated
               December 22, 1997.  Filed as Exhibit 10.30 to the Registrant's Registration Statement on Form
               S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.28          Mortgage and Security Agreement among the Company, Suffolk County Industrial Development Agency
               and The Chase Manhattan Bank, dated December 22, 1997.  Filed as Exhibit 10.31 to the
               Registrant's Registration Statement on Form S-1, as amended (Registration Statement No.
               333-46933) and incorporated herein by reference.

10.29          Guaranty and Collateral Agreement between the Company and The Chase Manhattan Bank, dated
               December 22, 1997.  Filed as Exhibit 10.32 to the Registrant's Registration Statement on Form
               S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.30          Mortgage, Security Agreement and Fixture Filing among the Company, Suffolk County Industrial
               Development Agency and Bayer Corporation, dated February 15, 1995, as amended December 22, 1997.
               Filed as Exhibit 10.33 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.31          Form of Indemnification Agreement.  Filed as Exhibit 10.34 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

                                    S4-II-4

10.32          First and Second Amendments, each dated March 31, 1998, to the Omnibus Agreement (which was previously filed as Exhibit (10.9). Filed as Exhibit 10.35 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.33          Amendment No. 1 to the Joint Development Marketing and Distribution Agreement between Pall
               Corporation and the Company dated July 19, 1999.  Filed as Exhibit 4.4 to the Registrant's Report
               on Form 10-Q for the quarter ended July 3, 1999 and incorporated herein by reference.

10.34+++       Option, Development, Manufacture and License Agreement between Pentose Pharmaceuticals and the
               Company dated October 2, 1998.

10.35*         6/24/98 Letter Agreement between the Company and Joanne Leonard, dated June 24, 1998.  Filed herewith.

23.1           Consent of KPMG LLP.  Filed herewith.

23.2           Consent of Arthur Andersen LLP.  Filed herewith.

23.3           Consent of PricewaterhouseCoopers LLP.  Filed herewith.

23.4           Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as
               Exhibit 5 to this Registration Statement).

23.5           Consent of Palmer & Dodge LLP (included in the opinion filed as Exhibit 8.2 to this Registration
               Statement).

24             Power of Attorney (contained in signature page hereto).

99.1+++        Form of VITEX Proxy Card.

99.2+++        Form of Pentose Proxy.

99.3           Consent of Dr. Samuel K. Ackerman to be named as a nominee for director of VITEX Corporation.
               Filed herewith.

99.4           Consent of Warburg Dillon Read LLC.  Filed herewith.

*              Management contracts and compensatory plans or arrangements.

+              Certain confidential material contained in the document has been omitted and filed separately with SEC pursuant to Rule 406 of the Securities Act.

++             Certain confidential material contained in the document has been omitted and filed separately with the SEC pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

+++            To be filed by amendment.


                                    S4-II-5

Item 22.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and VITEX being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    S4-II-6

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on September 20, 1999.

                            V.I. TECHNOLOGIES, INC.
                                  (Registrant)

                              By: /s/  John R. Barr
                              ---------------------

                                 Name:  John R. Barr
                                 Title: President and Chief Executive Officer

                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of John R. Barr, Thomas T. Higgins, William
T. Whelan and R. Mark Chamberlin, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of V.I. Technologies, Inc. under the Securities Act of 1933, as amended, including, without limitation of the generality of the foregoing, to sign the Registration Statement in the name and on behalf of V.I. Technologies, Inc., or on behalf of the undersigned as a director or officer of V.I. Technologies, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature                                         Title                                          Date
---------                                         -----                                          ----
/s/ David Tendler                                 Chairman of the Board of Directors             September 20, 1999

David Tendler

/s/ John R. Barr                                  President, Chief Executive Officer and         September 20, 1999
                                                  Director (Principal Executive  Officer)
John R. Barr

/s/ Thomas T. Higgins                             Executive Vice President, Operations,          September 20, 1999
                                                  Treasurer and Chief Financial Officer
Thomas T. Higgins                                 (Principal Financial Officer and Principal
                                                  Accounting Officer)

/s/ Richard A. Charpie                            Director                                       September 20, 1999
                                                  --------

Richard A. Charpie

/s/ Jeremy Hayward-Surry                          Director                                       September 20, 1999
                                                  --------

Jeremy Hayward-Surry

/s/ Bernard Horowitz, Ph.D.                       Director                                       September 20, 1999
                                                  --------
Bernard Horowitz, Ph.D.


/s/ Irwin Lerner                                  Director                                       September 20, 1999
                                                  --------
Irwin Lerner

/s/ Peter D. Parker                               Director                                       September 20, 1999
                                                  --------
Peter D. Parker

/s/ Damion E. Wicker, M.D.                        Director                                       September 20, 1999
                                                  --------
Damion E. Wicker, M.D.

                                 EXHIBIT INDEX

Exhibit
Number         Description
------         -----------
2              Agreement and Plan of Merger dated as of July 28, 1999 among the Company, Pentose and certain stockholders of Pentose (included as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

3.1            Restated Certificate of Incorporation of the Company.  Filed as Exhibit 3.8 to the Registrant's
               Registration Statement on Form S-1,  as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

3.2            Amended and Restated By-laws of the Company.  Filed as Exhibit 3.10 to the Registrant's
               Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.1            Specimen of Common Stock Certificate.  Filed as Exhibit 4.1 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.2            Stock Warrant between the Company and Bear, Stearns & Co. Inc., dated April 29, 1997.  Filed as
               Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

4.3            Warrant to Purchase Common Stock between the Company and the Trustees of Columbia University in
               the City of New York, dated June 21, 1996.  Filed as Exhibit 4.3 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

5              Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the securities being registered.  Filed herewith.

8.1            Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain federal income tax consequences relating to the merger. Filed herewith.

8.2            Opinion of Palmer & Dodge LLP regarding certain federal income tax consequences relating to the merger.  Filed herewith.

10.1*          1998 Equity Incentive Plan. Filed with the Registrant's Definitive Proxy Statement in Schedule
               14A filed on April 16, 1999 and incorporated herein by reference.

10.2*          1998 Director Stock Option Plan. Filed with the Registrant's Definitive Proxy Statement in
               Schedule 14A filed on April 16, 1999 and incorporated herein by reference.

10.3*          1998 Employee Stock Purchase Plan.  Filed as Exhibit 10.3 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.4+          Non-Exclusive License Agreement (#1) for Solvent Detergent Treated Blood Derived Therapeutic
               Products between the Company and the New York Blood Center, Inc., dated September 21, 1995.
               Filed as Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.5+          Non-Exclusive License Agreement (#2) for UV Treated Blood Derived Therapeutic Products between the Company and the New York Blood Center, Inc., dated September 21, 1995.  Filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-1, as amended (Registration Statement No.
               333-46933) and incorporated herein by reference.

10.6+          Exclusive License Agreement (#3) for Virally Inactivated Transfusion Plasma Products between the
               Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on December 31,
               1996 and July 1, 1997.  Filed as Exhibit 10.6 to the Registrant's Registration Statement on
               Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.7+          Exclusive License Agreement (#4) for Virally Inactivated Fibrin Sealant/Thrombin Products between the Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on
               September 27, 1996 and January 1, 1998.  Filed as Exhibit 10.7 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.8+          Exclusive License Agreement (#5) for Virally Inactivated Cellular Products between the Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on February 16, 1998.
               Filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.9           Omnibus Agreement between the Company and the New York Blood Center, Inc., dated October 26,
               1995. Filed as Exhibit 10.9 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.10+         Exclusive Distribution Agreement between the Company and United States Surgical Corporation, dated September 11, 1996, as amended on October 3, 1996.  Filed as Exhibit 10.10 to the
               Registrant's Registration Statement on Form S-1, as amended (Registration Statement No.
               333-46933) and incorporated herein by reference.

10.11+         First Amended and Restated Agreement for Custom Processing between the Company and Bayer
               Corporation, dated January 24, 1996.  Filed as Exhibit 10.11 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.12+         Modification Agreement between the Company and Bayer Corporation, dated December 22, 1997. Filed as Exhibit 10.12 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.13++        Amended and Restated Supply, Manufacturing, and Distribution Collaboration Agreement between the
               Company and the American National Red Cross, dated October 1, 1998.  Filed as Exhibit 10.13 to the Registrant's Registration on Form 10-K for the year ended January 2, 1999 and incorporated herein by reference.

10.14+         Joint Development, Marketing and Distribution Agreement between the Company and Pall
               Corporation, dated February 19, 1998.  Filed as Exhibit 10.15 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.15+         Stock Purchase Agreement between Pall Corporation and the Company, dated February 19, 1998.
               Filed as Exhibit 10.16 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.16          Registration Rights Agreement between the Company and the Investors named therein, dated February
               19, 1998.  Filed as Exhibit 10.17 to the Registrant's Registration Statement on Form S-1, as
               amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.17          Facility Lease Agreement between the Company and Suffolk County Industrial Development Agency,
               dated February 15, 1995.  Filed as Exhibit 10.18 to the Registrant's Registration Statement on
               Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.18          Lease Agreement between the Company and Bayer Corporation, dated February 7, 1995.  Filed as
               Exhibit 10.19 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.19          Sublease Agreement between the Company and Bayer Corporation, dated February 7, 1995.  Filed as
               Exhibit 10.20 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.20          Security Agreement between the Company and Bayer Corporation, dated December 22, 1997.  Filed as
               Exhibit 10.21 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.21          Lease between the Company and the Trustees of Columbia University in the City of New York, dated
               June 21, 1996.  Filed  as Exhibit 10.22 to the Registrant's Registration Statement on Form S-1,
               as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.22+         Settlement Agreement between the Company and Bayer Corporation, dated July 1, 1997.  Filed as
               Exhibit 10.23 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.23*         Employment Agreement between the Company and Bernard Horowitz, dated January 15, 1998. Filed as
               Exhibit 10.26 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.24*         Letter Agreement between the Company and John R. Barr, dated November 10, 1997.  Filed as
               Exhibit 10.27 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.25*         Memorandum from Rick Charpie to the Company's Vice Presidents, dated October 28, 1997.  Filed as
               Exhibit 10.28 to the Registrant's Registration Statement on Form S-1, as amended (Registration
               Statement No. 333-46933) and incorporated herein by reference.

10.26          Credit Agreement between the Company and The Chase Manhattan Bank, dated December 22, 1997.
               Filed as Exhibit 10.29 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.27          Intercreditor Agreement among the Company, Bayer Corporation and The Chase Manhattan Bank, dated
               December 22, 1997.  Filed as Exhibit 10.30 to the Registrant's Registration Statement on Form
               S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.28          Mortgage and Security Agreement among the Company, Suffolk  County Industrial Development Agency
               and The Chase Manhattan  Bank, dated December 22, 1997.  Filed as Exhibit 10.31 to the
               Registrant's Registration Statement on Form S-1, as amended (Registration Statement No.
               333-46933) and incorporated herein by reference.

10.29          Guaranty and Collateral Agreement between the Company and The Chase Manhattan Bank, dated
               December 22, 1997.  Filed as Exhibit 10.32 to the Registrant's Registration Statement on Form
               S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.30          Mortgage, Security Agreement and Fixture Filing among the Company, Suffolk County Industrial
               Development Agency and Bayer Corporation, dated February 15, 1995, as amended December 22, 1997.
               Filed as Exhibit 10.33 to the Registrant's Registration Statement on Form S-1, as amended
               (Registration Statement No. 333-46933) and incorporated herein by reference.

10.31          Form of Indemnification Agreement.  Filed as Exhibit 10.34 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.32          First and Second Amendments, each dated March 31, 1998, to the Omnibus Agreement (which was previously filed as Exhibit 10.9).  Filed as Exhibit 10.35 to the Registrant's Registration
               Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.33          Amendment No. 1 to the Joint Development Marketing and Distribution Agreement between Pall
               Corporation and the Company dated July 19, 1999.  Filed as Exhibit 4.4 to the Registrant's Report
               on Form 10-Q for the quarter ended July 3, 1999 and incorporated herein by reference.

10.34+++       Option, Development, Manufacture and License Agreement between Pentose Pharmaceuticals and the
               Company dated October 2, 1998.

10.35*         6/24/98 Letter Agreement between the Company and Joanne Leonard, dated June 24, 1998.  Filed herewith.

23.1           Consent of KPMG LLP.  Filed herewith.

23.2           Consent of Arthur Andersen LLP.  Filed herewith.

23.3           Consent of PricewaterhouseCoopers LLP.  Filed herewith.

23.4           Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as
               Exhibit 5 to this Registration Statement).

23.5           Consent of Palmer & Dodge LLP (included in the opinion filed as Exhibit 8.2 to this Registration
               Statement).

24             Power of Attorney (contained in signature page hereto).

99.1+++        Form of VITEX Proxy Card.

99.2+++        Form of Pentose Proxy.

99.3           Consent of Dr. Samuel K. Ackerman to be named as a nominee for director of VITEX Corporation.
               Filed herewith.

99.4           Consent of Warburg Dillon Read LLC.  Filed herewith.

*              Management contracts and compensatory plans or arrangements.

+              Certain confidential material contained in the document has been omitted and filed separately with SEC pursuant to Rule 406 of the Securities Act.

++             Certain confidential material contained in the document has been omitted and filed separately with the SEC pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

+++            To be filed by amendment.